As filed with the Securities and Exchange Commission on April 14, 2022.

Registration No. 333-257629

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

Post-Effective Amendment No. 1

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

indie Semiconductor, Inc.

(Exact Name of Registrant as Specified in its Charter)

___________________________

Delaware	3674	87-0913788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

32 Journey
Aliso Viejo, California 92656
Telephone: (949) 608-0854
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Thomas Schiller
Chief Financial Officer and EVP of Strategy
indie Semiconductor, Inc.
32 Journey
Aliso Viejo, California 92656
Telephone: (949) 608-0854
(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Jonathan H. Talcott
E. Peter Strand
Nelson Mullins Riley & Scarborough LLP
101 Constitution Avenue NW, Suite 900
Washington, DC 20001
Telephone: (202) 689-2800

___________________________

Approximate date of commencement of the proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form S-1 (this “Registration Statement”) is a combined prospectus relating to (i) the issuance and sale of 10,150,000 shares of Class A common stock, (ii) the resale of 10,150,000 warrants and (iii) the resale of 70,846,446 shares of Class A common stock being newly registered under this Registration Statement, and the issuance and sale of 17,250,000 shares of Class A common stock upon the exercise of outstanding warrants previously registered under the Prior Registration Statement. This Registration Statement also constitutes a Post-Effective Amendment to the Prior Registration Statement. Such Post-Effective Amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

EXPLANATORY NOTE

On July 2, 2021, we filed a registration statement with the Securities and Exchange Commission (the “SEC”), on Form S-1 (File No. 333- 257629) (the “Registration Statement”). The Registration Statement was declared effective by the SEC on July 13, 2021 to initially relating to (i) the issuance and sale of 10,150,000 shares of Class A common stock, (ii) the resale of 10,150,000 warrants and (iii) the resale of 70,846,446 shares of Class A common stock being newly registered under this Registration Statement, and the issuance and sale of 17,250,000 shares of Class A common stock upon the exercise of outstanding warrants previously registered under the Prior Registration Statement. This post-effective amendment is being filed pursuant to the undertakings in Item 17 of the Registration Statement to (i) include information contained in the Registrant’s Current Report on Form 10-K that was filed with the SEC on April 8, 2022 and (ii) update certain other information in the Registration Statement.

No additional securities are being registered under this post-effective amendment. All applicable registration and filing fees were paid at the time of the original filing of the Registration Statement on July 13, 2021.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 14, 2022

indie Semiconductor, Inc.

Primary Offering of
27,400,000 shares of Class A Common Stock
Issuable Upon Exercise of Warrants

Secondary Offering of
70,846,446 shares of Class A Common Stock and
10,150,000 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of up to 27,400,000 shares of our Class A common stock, par value $0.0001 per share (“Class A common stock”). Of these shares:

•        17,250,000 shares are issuable upon the exercise of warrants (the “public warrants”) initially issued as part of the units issued in the initial public offering of Thunder Bridge Acquisition II, Ltd. (“Thunder Bridge II”);

•        8,650,000 shares are issuable upon the exercise of warrants (the “private placement warrants”) initially issued to Thunder Bridge Acquisition II LLC (the “Sponsor”) in a private placement that occurred simultaneously with the initial public offering of Thunder Bridge II; and

•        1,500,000 shares are issuable upon the exercise of warrants issued to an affiliate of the Sponsor in connection with loans it made to Thunder Bridge II prior to the closing of the Business Combination (as defined below) (the “sponsor warrants” and collectively with the public warrants and the private placement warrants, the “warrants”).

Each warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share. We will receive the proceeds from the exercise of the warrants, but not from the sale of the underlying shares of Class A common stock.

In addition, the Selling Securityholders identified in this prospectus may, from time to time in one or more offerings, offer and sell up to 70,846,446 shares of our Class A common stock, of which:

•        8,625,000 shares were exchanged in our Business Combination for shares of Class A common stock issued to the Sponsor in a private placement prior to Thunder Bridge II’s initial public offering (the “sponsor shares”);

•        37,071,446 shares are issuable upon the exchange of an equal number of units (the “LLC Units”) representing limited liability company interests in Ay Dee Kay LLC, d/b/a indie Semiconductor (“ADK LLC”), our direct subsidiary;

•        15,000,000 shares were issued in private placements in connection with our business combination with ADK LLC, which we completed on June 10, 2021 (the “Business Combination”);

•        8,650,000 shares are issuable upon the exercise of private placement warrants; and

•        1,500,000 shares are issuable upon the exercise of sponsor warrants.

The Selling Securityholders may also, from time to time in one or more offerings, offer and sell up to 8,650,000 private placement warrants and 1,500,000 sponsor warrants.

We will not receive any proceeds from the sale of our Class A common stock or the sale of the private placement warrants or sponsor warrants by Selling Securityholders, but we are required to pay certain offering fees and expenses in connection with the registration of the Selling Securityholders’ securities and to indemnify certain Selling Securityholders against certain liabilities.

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, before you invest in any of our securities.

The Selling Securityholders may offer and sell our Class A common stock, private placement warrants and sponsor warrants to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain Selling Securityholders may offer and sell these securities from time to time, together or separately. If the Selling Securityholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds any Selling Securityholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock and our public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “INDI” and “INDIW,” respectively. On April 8, 2022, the closing price of our Class A common stock was $7.05 and the closing price for our public warrants was $1.67.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company.”

See the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2022.

You should rely only on the information provided in this prospectus. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date hereof. Since the date of this prospectus, our business, financial condition, results of operations and prospects may have changed.

About This Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A common stock issuable upon the exercise of warrants. We will receive the proceeds from any exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. The Company’s forward-looking statements include, but are not limited to, statements regarding its or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        the expected benefits of the Business Combination;

•        our financial performance following the Business Combination;

•        changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, margins, cash flows, prospects and plans;

•        the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

•        expansion plans and opportunities; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•        our future capital requirements and sources and uses of cash;

•        our ability to obtain funding for its operations and future growth;

•        changes in the market for our products and services;

•        expansion plans and opportunities;

•        the above-average industry growth of product and market areas that indie has targeted;

•        our plan to increase revenue through the introduction of new products within its existing product families as well as in new product categories and families;

•        the cyclical nature of the semiconductor industry;

•        our ability to successfully introduce new technologies and products;

•        the demand for the goods into which our products are incorporated;

•        our ability to accurately estimate demand and obtain supplies from third-party producers;

•        our ability to win competitive bid selection processes;

•        the outcome of any legal proceedings that may be instituted against us following the Business Combination and transactions contemplated thereby;

•        the inability to maintain the listing of our Class A common stock or the public warrants on Nasdaq following the Business Combination;

•        the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and our ability to grow and manage growth profitably; and

•        other risks and uncertainties set forth in the section entitled “Risk Factors” included elsewhere in this prospectus.

Frequently Used Terms

Unless the context indicates otherwise, references in this prospectus to “indie,” the “Company,” “we,” “us,” “our” and similar terms refer to indie Semiconductor, Inc. and its consolidated subsidiaries.

“ADK LLC” means Ay Dee Kay, LLC d/b/a indie Semiconductor, a California limited liability company, our controlled subsidiary.

“Amended Operating Agreement” means the Eighth Amended and Restated Limited Liability Company Agreement of ADK LLC entered into by ADK LLC, the Company and certain holders of Post-Merger indie Units.

“Business Combination” means the series of transactions that resulted in the combination of Thunder Bridge II with ADK LLC pursuant to the MTA.

“Class A common stock” means Class A common stock of the Company, par value $0.0001 per share.

“Class V common stock” means Class V common stock of the Company, par value $0.0001 per share.

“Closing” means the closing of the Business Combination.

“Exchange Agreement” means the Exchange Agreement dated June 10, 2021 between the Company and certain indie Equity Holders, which provides for the exchange of such holders’ Post-Merger indie Units into shares of Class A common stock.

“indie Equity Holder” means a member of ADK LLC prior to the Closing of the Business Combination.

“LLC Units” means units representing limited liability company interests of ADK LLC.

“Lock-Up Agreements” means lock-up agreements dated as of the Closing, with certain indie Equity Holders, pursuant to which such indie Equity Holders agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Class A common stock received as consideration in connection with the Business Combination, for a period of six months from the Closing.

“MTA” means the Master Transactions Agreement, dated effective as of December 14, 2020 (as amended on May 3, 2021) by and among: (a) Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“Surviving Pubco”); (b) Thunder Bridge II; (c) TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”); (d) ADK Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Surviving Pubco (“ADK Merger Sub”); (e) ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Service Provider Merger Sub”); (f) ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub,” and collectively with TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”); (g) ADK LLC; (h) the corporate entities listed in the MTA (the “ADK Blocker Group”); (i) ADK Service Provider Holdco, LLC, a Delaware limited liability company (“ADK Service Provider Holdco”); and (j) solely in his capacity as the indie securityholder representative thereunder, Donald McClymont.

“Post-Merger indie Units” means LLC Units following the merger of ADK Merger Sub LLC with and into ADK LLC.

“private placement warrants” means 8,650,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were originally sold to the Sponsor in a private placement consummated simultaneously with the initial public offering of Thunder Bridge II.

“public warrants” means 17,250,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were originally sold in the initial public offering of Thunder Bridge II.

“Registration Rights Agreement” means the Registration Rights Agreement entered into by the Company as of Closing, with Donald McClymont, Ichiro Aoki, Scott Kee, David Kang, Tom Schiller and Bison Capital Partners IV, L.P. pursuant to which the Company has agreed to register for resale under the Securities Act shares of Class A common stock issued to such persons in connection with the Business Combination, and to provide them with certain rights relating to the registration of the securities held by them.

“Sponsor” means Thunder Bridge Acquisition II LLC, a Delaware limited liability company.

“sponsor shares” means the 8,625,000 Class B ordinary shares of Thunder Bridge II owned by the Sponsor, which were exchanged for shares of Class A common stock in connection with the Business Combination.

“sponsor warrants” means 1,500,000 warrants to purchase Class A common stock at an exercise price of $11.50 per share that were issued to an affiliate of the Sponsor in connection with loans made by it to Thunder Bridge II prior to the closing of the Business Combination.

“Tax Receivable Agreement” means the Tax Receivable Agreement entered into between the Company and certain indie Equity Holders upon the completion of the Business Combination.

“Thunder Bridge II” means Thunder Bridge Acquisition II, Ltd.

“warrants” means, collectively, the public warrants, the private placement warrants and the sponsor warrants.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on edge sensors for Advanced Driver Assistance Systems including LiDAR, connected car, user experience and electrification applications. These technologies represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces transform the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 partners who provide parts or systems directly to original equipment manufacturers (“OEMs”), and as a result, our solutions can be found in marquee automotive OEMs around the world. Headquartered in Aliso Viejo, CA, indie has design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; Phoenix, AZ; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan; and several locations throughout China.

Recent Developments

On October 12, 2021, indie completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of TeraXion Inc., a Canadian company (“TeraXion”), from the existing stockholders of TeraXion. The Acquisition was consummated pursuant to a Share Purchase Agreement dated August 27, 2021 (the “Purchase Agreement”). The total consideration paid for the Acquisition consisted of: (i) the payment by indie of approximately $75.3 million in cash (including debt paid at closing and net of cash acquired); (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock with a fair value of $65.2 million; and (iii) the assumption by indie of TeraXion options, which after the closing of the Acquisition, became exercisable to purchase up to 1,542,332 shares of indie Class A common stock with a fair value of $17.2 million. Pursuant to the Purchase Agreement, indie has also agreed to file this Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of indie Class A common stock issued to the TeraXion stockholders in connection with the Acquisition.

In addition, on October 22, 2021, we entered into a definitive agreement with Analog Devices, Inc., a Massachusetts corporation (“ADI”), pursuant to which our wholly-owned German subsidiary will purchase all of the capital stock of Symeo GmbH for an aggregate purchase price of up to $30 million. Symeo is ADI’s Munich-based radar division consisting of approximately 35 team members, which specializes in radar hardware and software development for emerging safety system applications. Symeo’s industry-leading RF and sensor technology enables real-time position detection and distance measurement for high precision radar solutions. The transaction was closed on January 4, 2022

On October 1, 2021, we entered into a definitive agreement and completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash at closing (net of cash acquired), $7.5 million of cash in 2022 and up to $7.5 million of cash payable upon achievement of certain milestones.

For more information on our recent acquisitions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Recent Acquisitions.”

Background

On June 10, 2021, Thunder Bridge II domesticated into a Delaware corporation and consummated a series of transactions that resulted in the combination (the “Business Combination”) of Thunder Bridge II with Ay Dee Kay, LLC d/b/a indie Semiconductor (“ADK LLC”) pursuant to a Master Transactions Agreement, dated December 14, 2020, as amended on May 3, 2021, by and among Thunder Bridge II, Thunder Bridge II Surviving Pubco, Inc. (“Surviving Pubco”), ADK LLC, and the other parties named therein, following the approval at the extraordinary general meeting of the shareholders of Thunder Bridge II held on June 9, 2021 (the “Special Meeting”).

On December 14, 2020, Thunder Bridge II entered into subscription agreements (the “Subscription Agreements”) with the investors named therein (the “PIPE Investors”), including Mr. Kight and an affiliate of the Sponsor, pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing (the “PIPE Financing”). Upon the closing of the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock (the “PIPE Shares”). Effective upon the closing of the Business Combination, Surviving Pubco changed its name to indie Semiconductor, Inc.

Our Class A common stock and our public warrants are currently traded on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

The rights of holders of our Class A common stock and warrants are governed by our amended and restated certificate of incorporation, our bylaws and the Delaware General Corporation Law (the “DGCL”), and in the case of the warrants, the Warrant Agreement, dated August 8, 2019, by and between Thunder Bridge II and Continental Stock Transfer & Trust Company, as amended by the Assignment, Assumption and Amendment Agreement, dated as of June 10, 2021, by and among Thunder Bridge II, Surviving Pubco and Continental Stock Transfer & Trust Company (as amended, the “Warrant Agreement”). See the sections entitled “Description of Securities” and “Selling Securityholders — Certain Relationships with the Selling Securityholders.”

Our Corporate Structure

We are a Delaware corporation that is a holding company for ADK LLC, a California limited liability company. ADK LLC is our primary operating entity, and its consolidated subsidiaries include its wholly-owned subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of the United Kingdom, indie Semiconductor GmbH, a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a wholly-owned subsidiary incorporated under the laws of Canada, indie Semiconductor Japan, a wholly-owned subsidiary incorporated under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, and 50%-owned subsidiary that it controls, Wuxi indie Microelectronics Technology Co., Ltd., an entity in China controlled by ADK LLC, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

As of December 31, 2021, our corporate structure is as follows:

We are headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

Permission Required from the PRC Authorities for Our Operations and to Issue Securities

indie is a Delaware corporation that operates through a California LLC, and as a result, neither indie nor any of its subsidiaries, other than the China subsidiary, require permissions or approval from any PRC government agency for its operations and neither indie nor its subsidiaries have ever had any permissions denied by the PRC. If indie or its subsidiaries do not receive or maintain any required PRC permissions or approvals, incorrectly conclude that such permissions or approvals are not required, applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future, we may incur costs associated with obtaining required permissions or approvals, be forced to relocate our operations, or completely cease operations of our China subsidiary. See “Risk Factors — Risks Related to Doing Business in China.”

Our China subsidiary is required to obtain certain permits and licenses from the PRC government agencies to operate its business in China, such as business licenses and registration with China’s State Administration of Foreign Exchange (“SAFE”) for the issuance of equity incentives granted to employees in China. As the date of this prospectus, our China subsidiary has obtained the required business licenses from the State Administration for Market Regulation (“SAMR”) and complied with registration requirements of China’s SAFE.

As a designer and manufacturer of autotech components, we are not subject to the PRC Cybersecurity Law, the Cyber Administration of China (“CAC”), and other regulations and regulatory agencies that regulate storage, collection and security of personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC Online platform or website operators of certain industries may be identified as critical information infrastructure operators by the CAC if they meet the threshold as stated in the Revised Cybersecurity Measures and such operators may be subject to cybersecurity review. We believe we would not be subject to the cybersecurity review by the CAC, given that (i) we and our China subsidiary possess and will possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business and the business of our China subsidiary does not have a bearing on national security and thus should not be classified as core or important data by the authorities. However, there remains uncertainty as to how the cybersecurity measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures. Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Cash Flows, Dividends and Other Asset Transfers between the U.S. Holding Company and Our Subsidiaries

In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipment to China that is earned by ADK LLC is paid directly to ADK LLC, primarily in U.S. dollars. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts.

Our China subsidiary has kept and intends to keep any future earnings to re-invest in and finance its operations and expansion, and we do not anticipate that it will pay cash dividends in the foreseeable future. Current PRC regulations permit Chinese operating subsidiaries to pay dividends to foreign parent companies only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Our China subsidiary may be restricted from making dividends or distributions on equity by conditions on future debt or PRC rules or regulation.

ADK LLC and our China subsidiary also are parties to intercompany agreements for various intercompany services, including sales & marketing, non-recurring engineering projects and other administrative tasks. Service fees are paid on a cost-plus basis and paid between the entities without net settlement.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. There have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. We presently intend to retain all earnings to fund our operations and business expansions.

For more information, see our condensed consolidated financial statements and the related notes included elsewhere in the registration statement to which this prospectus forms a part.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

•        presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

•        reduced disclosure about our executive compensation arrangements;

•        no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

•        exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

•        exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2024 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) December 31, 2024; (2) the first fiscal year after our annual gross revenues are $1.07 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Summary of Risks

An investment in shares of our Class A common stock and warrants involves substantial risks and uncertainties that may adversely affect the value of your investment. Some of the more significant challenges and risks relating to an investment in our company include, among other things, the following:

Risks Related to Our Operations and Industry

•        The semiconductor industry is highly cyclical.

•        The semiconductor industry is highly competitive.

•        Average selling prices in the markets we serve have decreased over time.

•        Much of our business depends on winning competitive bid selection processes.

•        The demand for our products depends on the demand for our customers’ end products.

•        Any downturn in the automotive market could significantly harm our financial results.

•        We depend on third parties to manufacture, assemble, test and/or package our products.

•        We rely on the timely supply of materials that may only be available from a limited number of suppliers.

•        We must develop new products with acceptable profit margins.

•        “Strategic backlog” and “design win pipeline” estimations may not result in revenue or profits.

•        Mergers, acquisitions, investments and joint ventures could adversely affect our results of operations.

•        We must effectively manage future growth.

•        We may seek additional capital, which may result in dilution to our stockholders.

•        We may rely on strategic partnerships, joint ventures and alliances for outside of our control.

•        We may not be successful in exiting certain programs or businesses or in restructuring our operations.

•        Disruptions in our relationships with any one of our key customers could adversely affect our business.

•        Conflict minerals disclosure requirements may cause us to incur additional expenses.

•        Our existing and future indebtedness could adversely affect our ability to operate our business.

•        We have historically incurred losses and may continue to incur losses.

Risks Related to Our Organizational Structure

•        We are dependent upon distributions made by our subsidiaries to make certain payments.

•        We are party to a Tax Receivable Agreement, which requires us to make certain payments.

Risks Related to Macroeconomic Conditions

•        Geopolitical uncertainty could impact end customer demand and disrupt our supply chain.

•        Downturns or volatility in general economic conditions could harm our business.

•        Rising interest rates and higher borrowing costs could impair our ability to raise sufficient capital to capitalize on our business plans.

•        Fluctuations in foreign exchange rates could harm our business.

•        Political, economic and health risks and natural disasters could harm our business.

•        Fluctuations in foreign exchange rates could have an adverse effect on our results of operations.

•        Our worldwide operations are subject to political, economic and health risks and natural disasters, including the ongoing effects of the COVID-19 pandemic, which could have a material adverse effect on our business operations.

Risks Related to our Intellectual Property, Technology, Privacy and Security.

•        We may not be able to protect our proprietary intellectual property against improper use.

•        Intellectual property claims or litigation could significantly harm our business.

•        We rely on certain third-party software that may not be available to us in the future.

•        Interruptions in information technology systems could adversely affect our business.

•        Security breaches and other cybersecurity incidents could adversely impact our business.

Risks Related to Regulatory Compliance and Legal Matters

•        We must comply with a large body of laws and regulations.

•        We may be adversely affected by product defects and product liability or warranty claims.

•        Significant litigation could impair our reputation and cause us to incur substantial costs.

•        Securities litigation and stockholder activism could adversely affect our business.

•        We are subject to export restrictions and laws affecting trade and investments.

•        Changes in tax rates or laws or additional tax liabilities could adversely affect our business.

•        Failure to comply with anti-corruption laws or our ethics policies could adversely affect our business.

•        We must comply with environmental and occupational health and safety laws and regulations.

Risks Related to Doing Business in China.

•        Uncertainties with respect to the PRC legal system could adversely affect our China subsidiary.

•        China’s economic, political and social conditions may change rapidly with little advance notice.

•        Our China subsidiary may be limited in its ability to make distributions to us.

•        Government control of currency conversion may affect the value of our securities.

•        Failure to comply with certain regulations may subject us or our PRC employees to fines or sanctions.

•        We may be subject to a variety of PRC laws and other obligations regarding data protection.

Risks Related to Financial Reporting, Internal Controls and Being a Public Company

•        Inadequate internal controls could result in inaccurate financial reporting.

•        We may not be able to timely and effectively implement and maintain controls and procedures required by Section 404 of the Sarbanes-Oxley Act that are applicable to us.

•        We will incur significant increased expenses and administrative burdens as a public company.

•        Use of exemptions available to emerging growth companies could make our securities less attractive to investors and may make it difficult to compare our performance to that of other public companies.

•        Our actual operating results may differ significantly from our guidance.

Risks Related to Ownership of Our Class A Common Stock and Warrants, and Organizational Documents

•        We must comply with the continued listing standards of Nasdaq for our Class A common stock.

•        We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making such warrants worthless.

•        Our warrants may have an adverse effect on the market price of our Class A common stock.

•        An investment in our Class A common stock may be diluted by future issuances of our Class A common stock or LLC Units.

•        There may be sales of a substantial amount of Class A common stock by our stockholders.

•        Provisions in our Certificate of Incorporation and Bylaws limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts.

•        Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings.

General Risk Factors

•        The market price of our securities may fluctuate or decline.

•        Shares of Autotech public companies have been severely depressed over the past year and may not recover.

•        Loss of personnel, or an inability to attract personnel, could adversely affect our business.

•        Our operating results are subject to substantial quarterly and annual fluctuations.

Please see “Risk Factors” for a discussion of these and other factors you should consider before making an investment in our securities.

Corporate Information

Our principal executive offices are located at 32 Journey, Aliso Viejo, California 92656. Our telephone number is (949) 608-0854. Our website address is www.indiesemi.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

Issuer	indie Semiconductor, Inc.
Shares of Class A Common Stock Offered by us	Up to 27,400,000 shares of Class A common stock issuable upon exercise of the warrants.
Shares of Class A Common Stock Offered by the Selling Securityholders	Up to 70,846,446 shares.
Warrants Offered by the Selling Securityholders	Up to 27,400,000 warrants, consisting of up to 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants.
Exercise Price of Warrants	$11.50 per share, subject to adjustment as defined herein.
Shares of Class A Common Stock Outstanding Prior to Exercise of All Warrants as of December 31, 2021	138,629,862 shares(1).
Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants as of December 31, 2021	181,505,498 shares.
Use of Proceeds

We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders. We will receive up to an aggregate of approximately $315.1 million from the exercise of the warrants, assuming the exercise in full of all of such warrants for cash. We expect to use the net proceeds from the exercise of the warrants for general corporate purposes. See “Use of Proceeds.”

Dividend Policy

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs and capital requirements and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including ADK LLC) to us, and such other factors as our board of directors may deem relevant. Shares of Class V common stock will not entitle their holders to any dividends.

indie Semiconductor, Inc. is a holding company and has no material assets other than its equity interest in ADK LLC. We intend to cause ADK LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If ADK LLC makes such distributions to indie Semiconductor, Inc., other holders of LLC Units will be entitled to receive equivalent pro rata distributions.

Market for Common Stock and Public Warrants	Our Class A common stock and public warrants are currently traded on Nasdaq under the symbols “INDI” and “INDIW,” respectively.
Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

____________

(1)      Includes 30,448,081 shares of Class A common stock to be issued upon the exchange of LLC Units. See “Certain Relationships and Related Persons Transactions — Exchange Agreement.”

In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding as of December 31, 2021 and the other information based thereon does not include:

•        30,448,081 shares of Class V common stock, which vote together as a single class with our Class A common stock;

•        27,400,000 shares of Class A common stock issuable upon exercise of publicly-traded indie warrants;

•        Up to 1,084,790 shares of Class A common stock issuable upon vesting of phantom stock units outstanding as of December 31, 2021;

•        Any of the following (collectively, the “Earn-Out Securities”):

•        5,000,000 Earn-Out Securities, in the aggregate, in the event that the average trading price of our Class A common stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to December 31, 2027 (the date when the foregoing is first satisfied, the “Second Earn-Out Achievement Date”).

•        Such Earn-Out Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the Second Earn-Out Achievement Date or a sale of the Company that results in the issuance such shares has not occurred prior to December 31, 2027, the applicable Earn-Out Securities will not be issuable.

•        1,725,000 shares of Class A common stock (the “Sponsor Escrow Shares”) held by the Sponsor that are issued but not outstanding and are held in escrow subject to forfeiture in accordance with the following terms and conditions:

•        Upon the Second Earn-Out Achievement Date (should it occur), 50% of the Sponsor Escrow Shares as of immediately prior to the Closing will be released from escrow to the Sponsor; and

•        Such Sponsor Escrow Shares will also be released from escrow to the Sponsor under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to December 31, 2027. If the First Earn-Out Achievement Date or the Second Earn-Out Achievement Date, as applicable, or a sale of the Company that results in release of such shares from escrow to the Sponsor has not occurred prior to December 31, 2027, the applicable Sponsor Escrow Shares that were subject to escrow will be forfeited, returned to the Company and cancelled.

•        1,354,181shares of Class A common stock that are issued but are not deemed to be outstanding as they are restricted stock, subject to forfeiture and have not yet been earned.

•        Up to 6,311,665 shares of Class A common stock reserved for issuance under the 2021 Omnibus Equity Incentive Plan.

In this prospectus, unless otherwise indicated, the number of shares of Class A common stock outstanding as of December 31, 2021 and the other information based thereon does include:

•        5,000,000 Earn-Out Securities, in the aggregate, that were earned and issued upon First Earn-Out Achievement Date, November 9, 2021 (the “First Earn-Out Achievement Date”).

•        1,725,000 Sponsor Escrow Shares that were earned and released from escrow on or about the First Earn-Out Achievement Date.

For additional information concerning the offering see “Plan of Distribution.”

RISK FACTORS

An investment in our Class A common stock involves risks. You should carefully consider each of the following risks and all of the information set forth in this prospectus before deciding to invest in our Class A common stock. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements.” We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. If any of the following risks and uncertainties develops into actual events, our business, financial condition, results of operations and cash flows could be materially adversely affected and the price of our Class A common stock could decline and you may lose all or part of your investment. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Our Operations and Industry

The cyclical nature of the semiconductor industry may limit our ability to maintain or improve our net sales and profitability.

The semiconductor industry is highly cyclical and is prone to significant downturns from time to time. Cyclical downturns can result in substantial declines in semiconductor demand, production overcapacity, high inventory levels and accelerated erosion of average selling prices. Such downturns result from a variety of market forces including constant and rapid technological change, quick product obsolescence, price erosion, evolving standards, short product life cycles and wide fluctuations in product supply and demand.

Commencing in 2020, downturns in the semiconductor industry have been attributed to a variety of factors including the ongoing COVID-19 pandemic, ongoing trade disputes between the United States and China, weakness in demand and pricing for semiconductors across applications, and excess inventory. During the second half of fiscal year 2020, customer manufacturing facilities re-opened and demand increased through fourth quarter of 2021. Currently, the Company does not anticipate significant adverse effects on its operations in the near- or mid-term. However, the future effects of the virus are difficult to predict, due to uncertainty about the course of the virus, different variants that may evolve, and the supply of the vaccine on a local, regional, and global basis, as well as the ability to implement vaccination programs in a short time frame.

Conversely, significant upturns could cause us to be unable to satisfy demand in a timely and cost-efficient manner, and could result in increased competition for access to third-party foundry, assembly and testing capacity. In the event of such an upturn, we may not be able to expand our workforce and operations in a sufficiently timely manner, procure adequate resources and raw materials, or locate suitable suppliers or other subcontractors to respond effectively to changes in demand for our existing products or to the demand for new products. Accordingly, our business, financial condition and results of operations could be materially and adversely affected.

The semiconductor industry is highly competitive. If we fail to introduce new technologies and products in a timely manner, it could adversely affect business.

The semiconductor industry is highly competitive and characterized by constant and rapid technological change, short product lifecycles, significant price erosion, and evolving standards for quality. Accordingly, the success of our business depends, to a large extent, on our ability to meet evolving industry requirements, introduce new products and technologies designed to satisfy those evolving requirements, and see our products and technologies accepted in the marketplace, both in a timely manner and at prices that are acceptable to customers.

Moreover, the costs related to the research and development necessary to develop new technologies and products are significant and some of our competitors may have greater resources than us. If they significantly increase the resources that they devote to developing and marketing their products, we may not be able to compete effectively. Our competitors’ products, services and technologies may be less costly or may offer superior functionality or better features than ours, which may result in lower than expected selling prices for our products. Additionally, some of our competitors operate and maintain their own fabrication facilities, have longer operating histories, larger customer bases, more comprehensive intellectual property portfolios and greater financial resources.

Further, the semiconductor industry has experienced, and may continue to experience, significant consolidation among companies and vertical integration among customers. Larger competitors resulting from consolidations may have certain advantages over us, including, but not limited to: more efficient cost structures; substantially greater financial and other resources with which to withstand adverse economic or market conditions and pursue development, engineering, manufacturing, marketing and distribution of their products; longer independent operating histories; presence in key markets; intellectual property protection; large purchase quantities; and greater name recognition. In addition, we may be at a competitive disadvantage to our peers if we fail to identify or are unable to finance attractive opportunities to acquire companies to expand our business. Consolidation among our competitors and integration among our customers could erode our market share, negatively impact our capacity to compete and require us to restructure our operations, any of which would have a material adverse effect on our business.

As a result of these competitive pressures, we may face declining sales volumes or lower prices for our products, and may not be able to reduce total costs in line with declining revenue. If any of these risks materialize, they could have a material adverse effect on our business, financial condition and results of operations.

The average selling prices of products in our markets have historically decreased over time and could do so in the future, which could adversely impact our revenue and profitability.

Average selling prices of semiconductor products in the markets we serve have historically decreased over time. Profit margins and financial results may suffer if we are unable to offset any reductions in average selling prices by reducing costs, developing new or enhanced products on a timely basis with higher selling prices or profit margins, or increasing sales volumes. Although we have contractual agreements with customers, there is no assurance that those price agreements will be honored. As a result, our average selling prices may decline faster than forecasted.

Much of our business depends on winning competitive bid selection processes, and the failure to be selected could adversely affect business in those market segments.

The competitive selection processes often require an investment of significant time and capital resources, with no guarantee of winning the contract and generating revenue. In the automotive semiconductor market in which we compete, due to the longer design cycles involved, failure to win a design-in could prevent access to a customer for several years. Our failure to win a significant number of these bids could result in reduced revenues, and hurt our competitive position for future selection processes, which could have a material adverse effect on our business, financial condition and results of operations.

The demand for our products depends on the demand for our customers’ end products.

The vast majority of our revenue is derived from sales to manufacturers in the automotive industry. Demand in this market fluctuates significantly, driven by consumer spending, consumer preferences, the development of new technologies and prevailing economic conditions. In addition, the end products in which our semiconductors are incorporated may not be successful, or may experience price erosion or other competitive factors that could affect the price manufacturers are willing to pay. Such customers have in the past, and may in the future, vary order levels significantly from period to period, request postponements of scheduled delivery dates, modify their orders or reduce lead times. This is particularly common during periods of low demand. This can make managing business difficult, as it limits the predictability of future revenue. It can also affect the accuracy of our financial forecasts.

Furthermore, developing industry trends, including customers’ use of outsourcing and new and revised supply chain models, may affect our revenue, costs and working capital requirements.

Our sales are made primarily to Tier 1 suppliers. Any downturn in the automotive market could significantly harm our financial results.

This automotive concentration of sales exposes us to the risks associated with the automotive market. For example, our anticipated future growth is highly dependent on the adoption of ADAS, user interface, connectivity and electrification technologies, which are expected to have increased sensor and power product content. A downturn in the automotive market could delay automakers’ plans to introduce new vehicles with these features, which would negatively impact the demand for products and our ability to grow our business.

The automotive industry continues to undergo consolidation and reorganization. Further, such changes in the automotive market could have a material adverse effect on our business, financial condition and results of operations.

Moreover, governmental actions to contain the spread of COVID-19 adversely affected the automotive industry, including manufacturers, dealers, distributors and third-party suppliers. For example, in early 2020, many automotive manufacturers were forced to suspend manufacturing operations for a period of time. Starting in second half of fiscal year 2020, customer manufacturing facilities re-opened and demand increased through fourth quarter of 2021. Currently, the Company does not anticipate significant adverse effects on its operations in the near- or mid-term. However, the future effects of the virus are difficult to predict, due to uncertainty about the course of the virus, different variants that may evolve, and the supply of the vaccine on a local, regional, and global basis, as well as the ability to implement vaccination programs in a short time frame.

The foregoing operational and economic impacts and other adverse effects on the automotive industry could have a material adverse effect on our business, financial condition and results of operations.

We depend on third parties and their technology to manufacture, assemble, test and/or package our products, which exposes us to risks.

The manufacture of our products, including the fabrication of semiconductor wafers, and the assembly and testing of our products, involve highly complex processes. For example, minute levels of contaminants in the manufacturing environment, difficulties in the wafer fabrication process or other factors can cause a substantial portion of the components on a wafer to be nonfunctional. These problems may be difficult to detect at an early stage of the manufacturing process and often are time-consuming and expensive to correct.

From time to time, we have experienced problems achieving acceptable yields at our third-party wafer fabrication partners, resulting in delays in the availability of components. Moreover, an increase in the rejection rate of products during the quality control process before, during or after manufacture and/or shipping of such products, results in lower yields and margins.

In addition, changes in manufacturing processes required as a result of changes in product specifications, changing customer needs and the introduction of new product lines have historically significantly reduced manufacturing yields, resulting in low or negative margins on those products. Poor manufacturing yields over a prolonged period of time could adversely affect our ability to deliver products on a timely basis and harm relationships with our customers, which could materially and adversely affect our business, financial condition and results of operations.

We rely on the timely supply of materials and our business could be adversely affected if suppliers fail to meet their delivery obligations or raise prices. Certain materials needed in our manufacturing operations are only available from a limited number of suppliers.

We have a fabless business model, which outsources our manufacturing operations to third party foundries. The manufacturing operations depend on deliveries of materials in a timely manner and, in some cases, on a just-in-time basis. From time to time, suppliers may extend lead times, limit the amounts supplied or increase prices due to capacity constraints or other factors. Supply disruptions may also occur due to shortages in critical materials or components. Because our products are complex, it is frequently difficult or impossible to substitute one type of material with another. A failure by suppliers to deliver requirements could result in disruptions to our third-party manufacturing operations. Our business, financial condition and results of operations could be harmed if we are unable to obtain adequate supplies of materials in a timely manner or if there are significant increases in the costs of materials.

The semiconductor industry is characterized by continued price erosion, especially after a product has been on the market for a period of time, and we may be unsuccessful in advancing our product technologies, improving efficiencies or developing and selling new products with product margins similar or better than what we have experienced in the past.

One of the results of the rapid innovation in the semiconductor industry is that pricing pressure, especially on products containing older technology, can be intense. Product life cycles are relatively short, and as a result, products tend to be replaced by more technologically advanced substitutes on a regular basis. In turn, demand for older technology falls, causing the price at which such products can be sold to drop, in some cases precipitously.

In order to continue profitably supplying these products, continuous development of new technology, processes and product innovations is necessary. If we cannot advance our process technologies or improve our efficiencies to a degree sufficient to maintain required margins, we will no longer be able to make a profit from the sale of these products. Moreover, we may not be able to cease production of such products, either due to contractual obligations or for customer relationship reasons, and as a result we may be required to bear a loss on such products. We cannot guarantee that competition in our core product markets will not lead to price erosion, lower revenue or lower margins in the future. Should reductions in our manufacturing costs fail to keep pace with reductions in market prices for the products we sell, this could have a material adverse effect on our business, financial condition and results of operations. Further, we have invested and will continue to invest significant resources in our product and technology development efforts. Our development efforts carry inherent risk due to the challenges of foreseeing changes or developments in technology, predicting changes in customer requirements or preferences or anticipating the adoption of new industry standards, and we may be unable to meet our customers’ requirements or gain market acceptance. Should we fail to develop and introduce sufficiently unique products with profit margins similar to or better than what we have experienced in the past or should our product development fail to keep pace with the changing needs of our customers and industry, our business, financial condition and results of operations could be materially and adversely affected.

We may pursue mergers, acquisitions, investments and joint ventures, which could adversely affect our results of operations.

Our growth strategy includes acquiring or investing in businesses that offer complementary products, services and technologies, or enhance our market coverage or technological capabilities. Any acquisitions we undertake, and their integration involve risks and uncertainties. There could be unexpected delays, challenges and related expenses, and disruption of our business. Inaccuracies in our estimates and assumptions used to assess a transaction or missteps or delays in integrating our acquisitions may result in us not realizing the expected financial or strategic benefits of any such transaction. In addition, U.S. and foreign regulatory approvals required in connection with an acquisition may take longer than anticipated to obtain, may not be forthcoming or may contain burdensome conditions, which may jeopardize, delay or reduce the anticipated benefits to us of the transaction.

If we do not effectively manage future growth, our resources, systems and controls may be strained, and our results of operations may suffer.

Future growth could strain our resources, management, information and telecommunication systems and operating and financial controls. To manage future growth effectively, we must be able to improve and expand our systems and controls, which we may not be able to do in a timely or cost-effective manner. A failure to manage any growth we may experience or improve or expand our existing systems and controls, or unexpected difficulties in doing so, could harm our business and results of operations.

We may seek additional capital to take advantage of business opportunities and support the further expansion of our business, which capital might not be available on acceptable terms, if at all, or may result in dilution to our stockholders.

While we believe that the net proceeds from the Transaction continue to be sufficient to meet our current capital requirements, we may seek additional equity or debt financing to pursue strategic opportunities, acquire complementary businesses, products or technologies or to fund the further expansion of our business. If additional funds are raised through the issuance of equity or debt securities, the percentage ownership of our existing stockholders would be reduced, and such securities may have rights, preferences or privileges senior to those of the holders of our Class A common stock.

From time to time, we may rely on strategic partnerships, joint ventures and alliances for manufacturing and research and development. However, we do not control these partnerships and joint ventures, and actions taken by any of our partners or the termination of these partnerships or joint ventures could adversely affect our business.

As part of our strategy, we may enter into a number of long-term strategic partnerships and alliances, including mergers and acquisitions. There can be no assurances that they will be successful. If any of our current strategic partners or alliances we may engage with in the future were to encounter financial difficulties or change their business strategies, they may no longer be able or willing to participate in these groups or alliances, which could have a material adverse effect on our business, financial condition and results of operations.

We may from time-to-time desire to exit certain programs or businesses, or to restructure our operations, but may not be successful in doing so.

From time to time, we may decide to divest certain businesses or restructure our operations, including through the contribution of assets to joint ventures. However, our ability to successfully exit businesses, or to close or consolidate operations, depends on a number of factors, many of which are outside of our control. For example, if we are seeking a buyer for a particular business, none may be available, or we may not be successful in negotiating satisfactory terms with prospective buyers. In some cases, particularly with respect to our European operations, there may be laws or other legal impediments affecting our ability to carry out such sales or restructuring.

If we are unable to exit a business in a timely manner, or to restructure our operations in a manner we deem to be advantageous, this could have a material adverse effect on our business, financial condition and results of operations. Even if a divestment is successful, we may face indemnity and other liability claims by the acquirer or other parties.

Disruptions in our relationships with any one of our key customers could adversely affect our business.

A substantial portion of our revenue is derived from top customers. We cannot guarantee that we will be able to generate similar levels of revenue from our largest customers in the future. If one or more of these customers substantially reduces its purchases from us, it could have a material adverse effect on our business, financial condition and results of operations. Sales to Aptiv, a leading Tier 1 automotive supplier, represented approximately 39% and 57% of our total revenue for the years ended December 31, 2021 and 2020, respectively. The loss of this customer would have a material impact on our consolidated financial results. However, as we continue to grow our customer base organically and through business combinations, the revenue concentration with Aptiv may decrease over time.

Conflict minerals disclosure regulations may require us to incur additional expenses, may result in damage to our business reputation and may adversely impact our ability to conduct our business.

The U.S. Congress has enacted laws, and the SEC has adopted rules regarding enhanced disclosure requirements for companies that use specified minerals known as “conflict minerals” in their products. Some of these metals are commonly used in semiconductor devices, including our products. These SEC rules require companies to investigate, disclose and report whether or not such metals originated from the Democratic Republic of Congo or adjoining countries. We have numerous foreign suppliers, many of whom are not obligated by law to investigate their own supply chains. As a result, we may incur significant costs to comply with the diligence and disclosure requirements, including costs related to determining the source of any of the relevant metals used in our products. In addition, because our supply chain is with third parties, we may not be able to sufficiently verify the origin of all the relevant metals used in our products through the due diligence procedures we implement. We may also face difficulties in satisfying our customers if they require that we prove or certify that our products are “conflict free.” Key components and parts that can be shown to be “conflict free” may not be available to us in sufficient quantity, or at all, or may only be available at significantly higher cost to us. If we are not able to meet customer requirements, customers may discontinue purchasing from us. Any of these outcomes could adversely impact our business, financial condition or operating results.

Our existing and future indebtedness could adversely affect our ability to operate our business.

As of December 31, 2021, our total consolidated indebtedness was $7.9 million. We may also incur additional indebtedness to meet future financing needs. We may be subject to debt covenants and payment obligations that may limit our ability to operate our business. Any outstanding indebtedness, including any additional future indebtedness, combined with our other financial obligations and contractual commitments could have significant adverse consequences, including:

•        requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, product candidate development and other general corporate purposes;

•        increasing our vulnerability to adverse changes in general economic, industry and market Conditions, such as interest rate fluctuations;

•        subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;

•        acceleration of payment of our debt obligations upon a default of payment;

•        potential loss of collateral for secured indebtedness;

•        limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and

•        placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

We have historically incurred losses and may continue to incur losses.

We have incurred a net loss since our inception. Our ability to achieve profitability will depend on increased revenue growth from, among other things, increased demand for our product offerings. We may not be successful in these pursuits, and we may never achieve profitability or sustain profitability if achieved.

Risks Related to Our Organizational Structure

We are a holding company and our only material asset is our interest in ADK LLC, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

We are a holding company with no material assets other than our ownership of LLC Units and our managing member interest in ADK LLC. As a result, we will have no independent means of generating revenue or cash flow. Our ability to pay taxes, make payments under the Tax Receivable Agreement and pay dividends will depend on the financial results and cash flows of ADK LLC and its subsidiaries and the distributions we receive from ADK LLC. Deterioration in the financial condition, earnings or cash flow of ADK LLC and its subsidiaries for any reason could limit or impair ADK LLC’s ability to pay such distributions. Additionally, to the extent that we need funds and ADK LLC and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or ADK LLC is otherwise unable to provide such funds, it could materially adversely affect our liquidity and financial condition.

ADK LLC will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to holders of LLC Units. Accordingly, we will be required to pay income taxes on our allocable share of any net taxable income of ADK LLC. Under the terms of the Amended Operating Agreement, ADK LLC is obligated to make tax distributions to holders of LLC Units (including us) calculated at certain assumed tax rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant. We intend to cause ADK LLC to make distributions to holders of LLC Units in amounts sufficient to cover all applicable taxes (calculated at assumed tax rates), relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, as discussed below, ADK LLC’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which ADK LLC is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering ADK LLC insolvent. If our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement and to fund our obligations, we may be required to incur additional indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect our liquidity and financial condition and subject us to various restrictions imposed by any such lenders. To the extent that we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement.

Additionally, although ADK LLC generally will not be subject to any entity-level U.S. federal income tax, it may be liable under recent federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event ADK LLC’s calculations of taxable income are incorrect, its members, including us, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance.

We anticipate that the distributions we will receive from ADK LLC may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued LLC Units from ADK LLC at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders. To the extent that we do not distribute such excess cash as dividends on Class A common stock or otherwise undertake ameliorative actions between LLC Units and shares of Class A common stock and instead, for example, hold such cash balances, holders of LLC Units that held interests in ADK LLC pre-Transaction may benefit from any value attributable to such cash balances as a result of their ownership of Class A common stock following an exchange of their LLC Units, notwithstanding that such holders may previously have participated as holders of LLC Units in distributions by ADK LLC that resulted in such excess cash balances held by us.

Dividends on our common stock, if any, will be paid at the discretion of our board of directors, which will consider, among other things, our business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on our ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict our ability to pay dividends or make other distributions to our stockholders. In addition, ADK LLC is generally prohibited under state law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of ADK LLC (with certain exceptions) exceed the fair value of its assets. ADK LLC’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to ADK LLC. If ADK LLC does not have sufficient funds to make distributions, our ability to declare and pay cash dividends may also be restricted or impaired.

Under the Tax Receivable Agreement, we will be required to pay 85% of the tax benefits relating to tax depreciation or amortization deductions as a result of the tax basis step-up we receive in connection with the exchanges of LLC Units into our Class A common stock and related transactions, and those payments may be substantial.

Certain indie Equity Holders may exchange their LLC Units for shares of Class A common stock pursuant to the Exchange Agreement, subject to certain conditions and transfer restrictions as set forth therein and in the Amended Operating Agreement. These exchanges are expected to result in increases in our allocable share of the tax basis of the tangible and intangible assets of ADK LLC. These increases in tax basis may increase (for tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that we would otherwise be required to pay in the future had such exchanges never occurred.

In connection with the Transaction, we entered into the Tax Receivable Agreement, which generally provides for the payment by us of 85% of certain tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain tax attributes of the ADK Blocker Group and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payments are the obligations of us and not of ADK LLC. The actual increase in our allocable share of ADK LLC’s tax basis in its assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable and the amount and timing of the recognition of our income. While many of the factors that will determine the amount of payments that we will make under the Tax Receivable Agreement are outside of our control, we expect that the payments we will make under the Tax Receivable Agreement will be substantial and could have a material adverse effect on our financial condition. Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be deemed realized under the Tax Receivable Agreement.

In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits we realize or may be accelerated.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, and the Internal Revenue Service (the “IRS”) or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that we take, and a court may sustain such a challenge. In the event any tax benefits initially claimed by us are disallowed, the indie Equity Holders will not be required to reimburse us for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by us, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. As a result, in certain circumstances we could make payments under the Tax Receivable Agreement in excess of our actual income or franchise tax savings, which could materially impair our financial condition.

Moreover, the Tax Receivable Agreement provides that, in the event that (i) we exercise our early termination rights under the Tax Receivable Agreement, (ii) we become bankrupt or undergo a similar insolvency event, (iii) certain changes of control occur (as described in the Tax Receivable Agreement) or (iv) we are more than three months late in making of a payment due under the Tax Receivable Agreement (unless we in good faith determine that hawse have insufficient funds to make such payment), our obligations under the Tax Receivable Agreement will accelerate and we will be required to make an immediate lump-sum cash payment to the indie Equity Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to our future taxable income. The lump-sum payment to the indie Equity Holders could be substantial and could exceed the actual tax benefits that we realize subsequent to such payment because such payment would be calculated assuming, among other things, that we would be able to use the assumed potential tax benefits in future years, and that tax rates applicable to us would be the same as they were in the year of the termination.

There may be a material negative effect on our liquidity if the payments under the Tax Receivable Agreement exceed the actual income or franchise tax savings that we realize. Furthermore, our obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. We may need to incur additional indebtedness to finance payments under the Tax Receivable Agreement to the extent its cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise. Such indebtedness may have a material adverse effect on our financial condition.

Risks Related to Macroeconomic Conditions

Downturns or volatility in general economic conditions could have a material adverse effect on our business, financial condition, results of operations and liquidity.

Our net sales and profitability depend significantly on general economic conditions and the demand for the end products in the markets in which our customers compete. A decline in end-user demand can affect the need that customers have for our products, as well as the ability of customers to obtain credit or meet their payment obligations to us, and may increase the likelihood of customers canceling or deferring existing orders. Current and continued inflationary conditions may lead to rising prices or rising interest rates, which could have a dampening effect on overall economic activity and consumer demand for automotive products and result in reduced demand for our products. Other adverse changes in economic conditions, including any recession, economic slowdown or disruption of credit markets, may also lead to lower demand for our products. Volatile and uncertain economic conditions can make it difficult to accurately forecast and plan future business activities. This could result in an oversupply of products relative to customer demand.

In addition, any disruption in the credit markets, including as a result of the COVID-19 pandemic, could impede our access to additional capital. If there is limited access to additional financing sources, we may be required to defer capital expenditures or seek other sources of liquidity, which may not be available on acceptable terms or at all. Similarly, if our suppliers face challenges in obtaining credit or other financial difficulties, they may be unable to provide the necessary materials or services to us.

All of these factors related to global economic conditions, which are beyond our control, could adversely impact our business, financial condition, results of operations and liquidity.

Fluctuations in foreign exchange rates could have an adverse effect on our results of operations.

We operate in various worldwide locations and our consolidated financial results are reported in U.S. dollars. However, some of the revenue and expenses of our foreign subsidiaries are denominated in local currencies. Fluctuations in foreign exchange rates against the U.S. dollar could result in changes in reported revenues and operating results due to the foreign exchange impact of translating these transactions into U.S. dollars. Currency fluctuations could decrease revenue and increase our operating costs. Though we have exposure to fluctuations in currency exchange rates, historically, the impact has generally not been material to our consolidated results of operations or financial position.

Our worldwide operations are subject to political, economic and health risks and natural disasters, including the ongoing effects of the COVID-19 pandemic, which could have a material adverse effect on our business operations.

Our offices in California, the production facilities of third-party wafer suppliers, integrated circuit testing and manufacturing facilities, a portion of our assembly and research and development activities, and certain other critical business operations are located in or near seismically active regions and are subject to periodic earthquakes. We do not maintain earthquake insurance and could be materially and adversely affected in the event of a major earthquake.

Much of our revenue, as well as our manufacturers and assemblers, are concentrated in Asia, particularly in China. Such concentration increases the risk that natural disasters, labor strikes, terrorism, war, intensified political unrest, epidemics, and/or health advisories could damage, destroy or disrupt our suppliers or contract manufacturing facilities, disrupt operations, delay new production and shipments of existing products or result in costly repairs, replacements or other costs, all of which would negatively impact our business. A large natural disaster may result in disruptions in distribution channels or supply chains and significant increases in the prices of raw materials used for manufacturing processes. Furthermore, any disaster affecting our customers (or their respective customers) may significantly negatively impact the demand for our products and therefore our revenue. There is increasing concern that climate change is occurring that may cause a rising number of natural disasters with potentially dramatic effects on human activity.

The global spread of COVID-19 and the efforts to control it have disrupted, and reduced the efficiency of, normal business activities in much of the world. Efforts to mitigate the spread of COVID-19 have impacted, and will likely continue to impact our workforce and operations, and those of our customers, suppliers and logistics providers. We have experienced, and expect to continue to experience, disruption to parts of our global semiconductor supply chain and disruptions in commercial transportation infrastructure that have resulted in increased customer order lead times.

In response to governmental directives and recommended safety measures, we modified our workplace practices globally, which has resulted in many of our employees working remotely for extended periods of time. Working remotely for extended periods may reduce our employees’ efficiency and productivity. If a significant number of our employees, or employees and third parties performing key functions, become ill, our business may be further adversely impacted. The degree to which the COVID-19 pandemic ultimately impacts our business and results of operations will depend on future developments beyond our control, including the extent of actions to contain the virus (including any variants), availability and efficacy of the vaccines or other treatments, public acceptance of the vaccines (including boosters), and how quickly and to what extent normal economic and operating conditions resume.

In addition, we rely heavily on internal information and communications systems and on systems or support services from third parties to manage our operations efficiently and effectively. Any of these are subject to failure due to a natural disaster or other disruptions. System-wide or local failures that affect our information processing could have material adverse effects on our business, financial condition, results of operations and cash flows.

Risks Related to our Intellectual Property, Technology and Cybersecurity

We rely to a significant extent on proprietary intellectual property. We may not be able to protect this intellectual property against improper use by our competitors or others.

Our success and future revenue growth depend, in part, on our ability to protect our proprietary technology, products, designs and fabrication processes, and other intellectual property, against misappropriation by others. We primarily rely on patent, copyright, trademark and trade secret laws, as well as nondisclosure agreements and other methods, to protect our intellectual property. We may have difficulty obtaining patents and other intellectual property rights to protect our proprietary products, technology and intellectual property, and the patents and other intellectual property rights received may be insufficient to provide us with meaningful protection or commercial advantage. We may not obtain patent protection or secure other intellectual property rights in all the countries in which we operate, and under the laws of such countries, patents and other intellectual property rights may be or become unavailable or limited in scope. Even if new patents are issued, the claims allowed may not be sufficiently broad to effectively protect proprietary technology, processes and other intellectual property. In addition, any of our existing patents, and any future patents issued, may be challenged, invalidated or circumvented.

Further, proprietary technology, designs and processes and other intellectual property may be vulnerable to disclosure or misappropriation by employees, contractors and other persons. It is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our proprietary technologies, products, designs, processes and other intellectual property despite efforts to protect intellectual property. While we have a number of patent filings in process, there can be no assurances that these patents will be issued or that any rights will be granted and provide meaningful protection against misappropriation of intellectual property. Competitors may also be able to develop similar technology independently or design around our patents. We may not have or pursue patents or pending applications in all the countries in which we operate corresponding to all primary patents and applications. Even if patents are granted, effective enforcement in some countries may not be available. In particular, intellectual property rights are difficult to enforce in countries where the application and enforcement of the laws governing such rights may not have reached the same level as compared to other jurisdictions where we operate. Consequently, operating in some countries may subject us to an increased risk that unauthorized parties may attempt to copy or otherwise use intellectual property or the intellectual property of suppliers or other parties with whom we engage. There is no assurance that we will be able to protect our intellectual property rights or have adequate legal recourse in the event that we seek legal or judicial enforcement of our intellectual property rights under the laws of such countries. Any inability on our part to adequately protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

We may become party to intellectual property claims or litigation that could cause us to incur substantial costs, pay substantial damages or prohibit us from selling our products.

The semiconductor industry is characterized by frequent litigation regarding patent and other intellectual property rights. From time to time, we may receive communications from third parties that allege that our products or technologies infringe their patent or other intellectual property rights. Lawsuits or other proceedings resulting from allegations of infringement could subject us to significant liability for damages, invalidate our proprietary rights and adversely affect our business. In the event that any third-party succeeds in asserting a valid claim against us or any of our customers, we could be forced to do one or more of the following:

•        discontinue selling, importing or using certain technologies that contain the allegedly infringing intellectual property which could cause us to stop manufacturing certain products;

•        seek to develop non-infringing technologies, which may not be feasible;

•        incur significant legal expenses;

•        pay substantial monetary damages to the party whose intellectual property rights we may be found to be infringing; and/or

•        we or our customers could be required to seek licenses to the infringed technology that may not be available on commercially reasonable terms, if at all.

If a third-party causes us to discontinue the use of any technologies, we could be required to design around those technologies. This could be costly and time consuming and could have an adverse effect on our financial results. Any significant impairments of intellectual property rights from any litigation we face could materially and adversely impact our business, financial condition, results of operations and our ability to compete.

Certain software that we use in our products is licensed from third parties and may not be available to us in the future, which may delay product development and production or cause us to incur additional expense.

Some of our solutions contain software licensed from third parties, some of which may not be available to us in the future on terms that are acceptable to us or allow our products to remain competitive. The loss of these licenses or the inability to maintain any of them on commercially acceptable terms could delay development of future products or the enhancement of existing products.

Interruptions in information technology systems could adversely affect business.

We rely on the efficient and uninterrupted operation of complex information technology applications, systems and networks to operate our business. The reliability and security of information technology infrastructure and software, and our ability to expand and continually update technologies in response to changing needs is critical to our business. Any significant interruption in these applications, systems or networks, including but not limited to new system implementations, computer viruses, cyberattacks, security breaches, facility issues or energy blackouts, could have a material adverse impact on our business, financial condition and results of operations.

Our business also depends on various outsourced IT services. We rely on third-party vendors to provide critical services and to adequately address cyber security threats to their own systems. Any failure of third-party systems and services to operate effectively could disrupt our operations and could have a material adverse effect on our business, financial condition and results of operations.

Our computer systems and networks are subject to attempted security breaches and other cybersecurity incidents, which, if successful, could be costly and could impact our business.

Cyber-attacks attempting to obtain access to our computer systems and networks could result in the misappropriation of proprietary information and technology. Although we have taken steps to protect the security of our computer systems and networks and the data maintained in those systems and networks, it is possible that our safety and security measures will not prevent the improper access or disclosure of such proprietary information such as in the event of cyber-attacks. There can be no assurance that any breach or incident will not have a material impact on our operations and financial results. In the current environment, there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. In the event of such breaches, us, our customers or other third parties could be exposed to potential liability, litigation, and regulatory action, as well as the loss of existing or potential customers, damage to reputation, and other financial loss.

In addition, the cost and operational consequences of responding to breaches and implementing remediation measures could be significant. We could also be impacted by existing and proposed laws and regulations, as well as government policies and practices related to cybersecurity, privacy and data protection.

Cyber-attacks or other catastrophic events could result in interruptions or delays to us, our customers, or other third-party operations or services, financial loss, potential liability, and damage to our reputation and affect our relationships with customers and suppliers.

Further, we may be subject to theft, loss, or misuse of personal and confidential data regarding our employees, customers and suppliers that is routinely collected, used, stored, and transferred to run our business. Such theft, loss, or misuse could result in significantly increased business and security costs or costs related to defending legal claims.

Global privacy legislation, enforcement, and policy activity in this area are rapidly expanding and creating a complex regulatory compliance environment. In addition, even inadvertent failure to comply with federal, state, or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others. Our costs to comply with and implement these privacy-related and data protection measures could be significant.

Risks Related to Regulatory Compliance and Legal Matters

Our failure to comply with the large body of laws and regulations to which we are subject could have a material adverse effect on our business and operations.

We are subject to regulation by various governmental agencies in the United States and other jurisdictions in which we operate. These include traditional automotive quality standards and regulations as well as international trade regulations. Our failure to comply with any applicable regulations or requirements could subject us to investigations, sanctions, enforcement actions, fines, damages, penalties, or injunctions. If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, financial condition and results of operations could be materially and adversely affected. In addition, responding to any action will likely result in a significant diversion of management’s attention and financial resources.

Our business may be adversely affected by costs relating to product defects, and we could be faced with product liability claims.

There is a risk that defects may occur in our products. We make highly complex integrated circuits and our customers typically integrate the semiconductors we sell into numerous automotive products, which are then sold into the marketplace. A defect in any of our products could give rise to significant costs, including expenses relating to recalling the products, replacing defective items and writing down defective inventory as well as lead to the loss of potential sales.

In addition, the occurrence of such defects may give rise to product liability claims, including liability for damages caused by such defects if our semiconductors or the consumer products based on them malfunction and result in personal injury or death. Such claims could result in significant costs and expenses relating to damages and attorneys’ fees. Moreover, since the cost of replacing defective semiconductor devices is often much higher than the value of the devices themselves, we may at times face damage claims from customers that are in excess of the amounts paid to us for products, including consequential damages. We may be even named in product liability claims where there is no evidence that our products caused the damage in question.

Additionally, customers may recall their end products if they prove to be defective or they may make compensatory payments in accordance with industry or business practice or in order to maintain good customer relationships. If such a recall or payment is caused by a defect in one of our products, customers may seek to recover all or a portion of their losses from us. If any of these risks materialize, our reputation would be harmed and there could be a material adverse effect on our business, financial condition and results of operations.

We may face significant warranty claims.

Our semiconductor devices are sold with warranties. The warranty for our products requires us to repair or replace products that are deficient. As a result, we bear the risk of warranty claims on all products we supply, including those manufactured by third parties. There can be no assurance that we will be successful in claiming under any warranty or indemnity provided to us by our suppliers or vendors in the event of a successful warranty claim against us by a customer, or that any recovery from such vendor or supplier would be adequate. Although we haven’t historically experienced deficient warranty reserves, there is a risk that warranty claims made against us will exceed our warranty reserve and could have a material adverse effect on our financial condition, results of operations, business and/or prospects.

Significant litigation could impair our reputation and cause us to incur substantial costs.

We may be party to various lawsuits and claims arising in the ordinary course of business, including claims relating to intellectual property, customer contracts, employment matters, third-party manufacturers or subcontractors, or other aspects of our business. Litigation, regardless of outcome, could result in substantial costs, reputational harm and a diversion of management’s attention and resources. The outcome of litigation is often difficult to predict, and any litigation may have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our business and operations could be negatively affected if it becomes subject to any securities litigation or stockholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Stockholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Class A common stock, allegations arising in connection with the Transaction or other reasons may in the future cause it to become the target of securities litigation or stockholder activism. Securities litigation and stockholder activism, including potential proxy contests, could result in substantial costs and divert managements and our board of directors’ attention and resources from our business. Additionally, such securities litigation and stockholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist stockholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and stockholder activism.

We are subject to export restrictions and laws affecting trade and investments that could materially and adversely affect our business and results of operations.

We have material operations and relationships in China, including an interest in a Chinese subsidiary. Since the beginning of 2018, there have been several instances of U.S. tariffs on Chinese goods, some of which prompted retaliatory Chinese tariffs on U.S. goods. In May 2019, the U.S. president issued an executive order that invoked national emergency economic powers to implement a framework to regulate the acquisition or transfer of information communications technology in transactions that imposed undue national security risks. These actions could lead to additional restrictions on the export of products that include or enable certain technologies, including products we provide to China-based customers.

The institution of trade tariffs both globally and between the U.S. and China specifically carries the risk of negatively affecting China’s overall economic condition, which could have a negative impact on us as we have significant operations in China.

Furthermore, the imposition of tariffs could cause a decrease in the sales of products to customers located in China or other customers selling to Chinese end users, which could materially and adversely affect our business, financial condition and results of operations.

We are subject to U.S. laws and regulations that could limit and restrict the export of some products and services and may restrict transactions with certain customers, business partners and other persons, including, in certain cases, dealings with or between our employees and subsidiaries. In certain circumstances, export control and economic sanctions regulations may prohibit the export of certain products, services and technologies and in other circumstances we may be required to obtain an export license before exporting the controlled item. Compliance with these laws and regulations could materially limit operations or sales, which would materially and adversely affect our business and results of operations.

In addition, U.S. laws and regulations and sanctions, or threat of sanctions, that could limit and restrict the export of some of our products and services to customers, may also encourage customers to develop their own solutions to replace our products, or seek to obtain a greater supply of similar or substitute products from competitors that are not subject to these restrictions, which could materially and adversely affect our business, financial condition and results of operations.

Changes in domestic or international changes in tax rates, the adoption of new tax laws or other exposure to additional tax liabilities could adversely affect our results of operations and financial condition.

We are subject to income and other taxes in both the United States and various foreign jurisdictions. Changes to sustained yield or regulations in the jurisdictions in which we operate, or in the interpretation of such laws or regulations, could significantly increase our effective tax rate and reduce cash flow from operating activities, and otherwise have a material adverse effect on our financial condition. In addition, other factors or events, including business combinations and investment transactions, changes in the valuation of deferred tax assets and liabilities, adjustments to taxes upon finalization of various tax returns or as a result of deficiencies asserted by taxing authorities, increases in expenses not deductible for tax purposes, changes in available tax credits, changes in transfer pricing methodologies, other changes in the apportionment of income and other activities among tax jurisdictions, and changes in tax rates, could also increase our effective tax rate.

Our tax filings are subject to review or audit by the U.S. Internal Revenue Service (the “IRS”) and state, local and foreign taxing authorities. We exercise significant judgment in determining our worldwide provision for taxes and, in the ordinary course of business, there may be transactions and calculations where the proper tax treatment is uncertain. Our determinations are not binding on the IRS or any other taxing authorities, and accordingly the final determination in an audit or other proceeding may be materially different than the treatment reflected in our tax provisions, accruals and returns. An assessment of additional taxes because of an audit could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Failure to comply with anti-corruption laws or violations of our internal policies designed to ensure ethical business practices could cause damage to our reputation, adversely affect our business and could result in substantial fines, sanctions, criminal or civil penalties.

We operate in a number of countries throughout the world, including in countries that do not have as strong a commitment to anti-corruption and ethical behavior as is required by U.S. laws or by corporate policies. We are subject to the risk that us, our U.S. employees or our employees located in other jurisdictions or any third parties that we engage to do work on our behalf in foreign countries may take action determined to be in violation of anti-corruption laws in any jurisdiction in which we conduct business, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”). In addition, we operate in certain countries in which the government may take an ownership stake in an enterprise and such government ownership may not be readily apparent (thereby increasing potential FCPA violations). Any violation of the FCPA or any similar anti-corruption law or regulation could result in substantial fines, sanctions, civil and/or criminal penalties and curtailment of operations in certain jurisdictions and might adversely affect our business, results of operations or financial condition. In addition, we have internal ethics policies that we require our employees to comply with in order to ensure that our business is conducted in a manner that our management deems appropriate. If these anti-corruption laws or internal policies were to be violated, our reputation and operations could also be substantially harmed.

In order to comply with environmental and occupational health and safety laws and regulations, we may need to modify our activities or incur substantial costs, and such laws and regulations, including any failure to comply with such laws and regulations, could subject us to substantial costs, liabilities, obligations and fines, or require us to have suppliers alter their processes.

The semiconductor industry is subject to a variety of international, federal, state, local and non-U.S. laws and regulations governing pollution, environmental protection and occupational health and safety. Compliance with current or future environmental and occupational health and safety laws and regulations could restrict our ability to expand our business or require us to modify processes or incur other substantial expenses which could harm business. Environmental and occupational health and safety laws and regulations have tended to become more stringent over time, causing a need to redesign technologies, imposing greater compliance costs and increasing risks and penalties associated with violations, which could seriously harm business.

Risks Related to Doing Business in China

A majority of our consolidated revenue is generated from product sales with a final shipping destination in China, and a portion of our operations are conducted in China by a 50%-owned Chinese subsidiary that we control and therefore, we face additional risks and uncertainties related to doing business in China in general, including but not limited to the following:

Uncertainties with respect to the PRC legal system could adversely affect our China subsidiary.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protection afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

Uncertainties in the interpretation and enforcement of Chinese laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights, including the legal rights of our China subsidiary. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules. As a result, we may not be able to keep ourselves updated with these policies and rules in time. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations, including the operations of our China subsidiary.

Changes in China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations may be quick with little advance notice and could have a material adverse effect on our China subsidiary’s business our results of operations.

A portion of operations is conducted through our China subsidiary and a majority of our consolidated revenues were generated from product sales with a final shipping destination in China. Accordingly, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for our products and the products of our China subsidiary depends, in part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our products and the products of our China subsidiary, which in turn could reduce our revenues.

Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business, the business of our China subsidiary and the value of our common stock.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect the operation of our China subsidiary, the operations of our customers, and the value of our common stock.

Our China subsidiary may be limited in its ability to make payments, dividends or other distributions to us.

Although our China subsidiary has not historically paid dividends or made distributions on equity to ADK LLC, it may be limited in its ability to make such distributions in the future. If our China subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax and other authorities may require our China subsidiary to adjust its taxable income in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us.

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of our securities.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. Our China subsidiary receives substantially all of its revenues in RMB. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, we believe our China subsidiary would be able to pay dividends in foreign currencies to ADK LLC without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

In light of the flood of capital outflows of China in 2016 due to the weakening RMB, the PRC government has imposed more restrictive foreign exchange policies and stepped-up scrutiny of major outbound capital movement. More restrictions and substantial vetting process are put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents our China subsidiary from obtaining sufficient foreign currencies to satisfy its foreign currency demands, our China subsidiary may not be able to pay dividends in foreign currencies to ADK LLC.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our China subsidiary’s ability to distribute dividends to ADK LLC. Our China subsidiary also faces regulatory uncertainties that could restrict its ability to adopt additional incentive plans for its directors, executive officers and employees under PRC law.

In light of recent events indicating greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, though such oversight is not applicable to us, we may be subject to a variety of PRC laws and other obligations regarding data protection and any other rules, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, our listing on the Nasdaq Capital Market, financial condition, and results of operations.

Even though, currently, we and our China subsidiary are not subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data, these laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

The Cybersecurity Law, the Cybersecurity Review Measures and the PRC’s Data Security Law impose regulations, review and conditions on the storage, security, purchase, collection and use of personal information and important data collected and generated by a critical information infrastructure operator (“CIIO”) in the course of its operations in China, including on the purchase of data affecting national security. The exact scope of what constitute a “CIIO” remains unclear. Further, the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. While our business and the business of our China subsidiary do not currently include the type of activities subject to this regulation, there remains uncertainty about the final content of these and other regulations, interpretation and implementation, and various other implications. It also remains uncertain whether any future regulatory changes would impose additional restrictions on companies like us and our China subsidiary.

As of the date of this report, we have not received any notice from any authorities identifying us or our China subsidiary as a CIIO or requiring us to undertake a cybersecurity review by the CAC. Further, we have not been subject to any penalties, fines, suspensions, investigations from any competent authorities for violation of the regulations or policies that have been issued by the CAC to date. We believe that neither we nor our China subsidiary are subject to the cybersecurity review by the CAC, given that we are a manufacturer and not engaged in any operation of information infrastructure. However, there remains uncertainty as to how the regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply, but any such future laws, regulations or review could be time consuming and costly to comply with, and could have a material impact on our and our China subsidiary’s operations and financial results.

Risks Related to Financial Reporting, Internal Controls and Being a Public Company

Inadequate internal controls could result in inaccurate financial reporting.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results. As a result, our stakeholders could lose confidence in our financial reporting, which could adversely affect the results of our business and our enterprise value.

We will need to undertake significant efforts to strengthen our processes and systems and adapt them to changes as our business evolves (including with respect to being a publicly traded company). This continuous process of maintaining and adapting our internal controls is expensive and time-consuming, and requires significant management attention. We cannot be certain that our internal control measures will provide adequate control over our financial processes and reporting. Furthermore, as our business evolves, and if we expand through acquisitions of other companies, make significant investments in other companies or enter into joint development and similar arrangements, our internal controls may become more complex, and we will require significantly more resources to ensure our internal controls remain effective. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our independent registered public accounting firm identify material weaknesses, the disclosure of that fact, even if quickly remediated, could reduce the market’s confidence in our financial statements and harm our enterprise value.

We may not be able to timely and effectively implement and maintain controls and procedures required by Section 404 of the Sarbanes-Oxley Act that are applicable to us.

As a public company, we are required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which require management to establish and periodically evaluate procedures with respect to our internal controls over financial reporting. In addition, as a public company, we will be required to document and test our internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal controls over financial reporting. Section 404(a) of the Sarbanes-Oxley Act (“Section 404(a)”) requires that beginning with our second annual report following our IPO, management assess and report annually on the effectiveness of our internal controls over financial reporting and identify any material weaknesses in our internal controls over financial reporting. Although Section 404(b) of the Sarbanes-Oxley Act (“Section 404(b)”) requires our independent registered public accounting firm to issue an annual report that addresses the effectiveness of our internal controls over financial reporting, we have opted to rely on the exemptions provided in the JOBS Act, and consequently will not be required to comply with SEC rules that implement Section 404(b) until such time as we are no longer an “emerging growth company.” In order to comply with these rules, we expect to incur additional expenses and devote increased management effort.

In connection with our assessment of internal control over financial reporting, we identified certain material weaknesses in our internal control over financial reporting for the years ended December 31, 2021 and 2020 (see Item 9A. Controls and Procedures for additional detail). While these material weaknesses did not result in material misstatements of the Company’s financial statements as of and for the year ended December 31, 2021, these material weaknesses create a reasonable possibility that a material misstatement of account balances or disclosures in our consolidated financial statements may not be prevented or detected in a timely manner. Accordingly, the Company concluded that the deficiencies represent material weaknesses in its internal control over financial reporting and certain aspects of its internal control over financial reporting were not effective as of December 31, 2021.

We will incur significant increased expenses and administrative burdens as a public company, which could have a material adverse effect on our business, financial condition and results of operations.

We face increased legal, accounting, administrative and other costs and expenses as a public company that we have not incurred as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Act and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements increases costs and makes certain activities more time-consuming. A number of those requirements require us to carry out activities we did not do previously. For example, we created new board committees and adopted new internal controls and disclosure controls and procedures. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in our internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. In connection with our assessment of internal control over financial reporting, we identified certain material weaknesses in our internal control over financial reporting for the years ended December 31, 2021 and 2020 (see Item 9A. Controls and Procedures for additional detail). It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We qualify as an “emerging growth company” within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, we could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of common stock that is held by non-affiliates exceeds $700.0 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our securities less attractive because we will rely on these exemptions, which may result in a less active trading market for our securities.

Our management has limited experience in operating a public company.

Certain of our executive officers and certain directors have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the company. We also expect to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Risks Related to Ownership of Our Class A Common Stock and Warrants, and Organizational Documents

There can be no assurance we will be able to comply with the continued listing standards of Nasdaq for our Class A common stock.

Our Class A common stock and public warrants are currently listed on the Nasdaq Stock Market. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. Although we are currently in compliance with such listing standards, we may in the future fall out of compliance with such standards. If we are unable to maintain compliance with these Nasdaq requirements, our Class A common stock will be delisted from Nasdaq. If Nasdaq delists our Class A common stock from trading on its exchange for failure to meet the listing standards, we and our security holders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that shares of the Class A common stock are a “penny stock” which will require brokers trading in the Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making such warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of such redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force could force the warrant holder (i) to exercise such warrants and pay the exercise price therefor at a time when it may be disadvantageous for the warrant holder to do so, (ii) to sell such warrants at the then-current market price when the warrant holder might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrant holder’s warrants.

Our warrants may have an adverse effect on the market price of our Class A common stock.

We have outstanding warrants to purchase up to 27,400,000 shares of our Class A common stock. To the extent such warrants are exercised, additional shares of our Class A common stock will be issued, which will result in dilution to our stockholders and increase the number of shares of Class A common stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A common stock.

An investment in our Class A common stock may be diluted by the future issuance of additional Class A common stock or LLC Units in connection with our incentive plans, acquisitions or otherwise.

As of December 31, 2021, we have 250,000,000 shares of Class A common stock authorized, including 30,448,081 shares of Class A common stock issuable upon exchange of LLC Units that are held by certain indie Equity Holders, 27,400,000 shares of Class A common stock issuable upon exercise of the warrants, 10,000,000 shares of Class A common stock issuable upon achievement of earn-out and 6,311,665 shares of Class A common stock reserved for issuance under the Equity Incentive Plan as described below. Our Certificate of Incorporation authorizes us to issue these shares of Class A common stock and options, rights, warrants and appreciation rights relating to Class A common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions or otherwise. Similarly, the Amended Operating Agreement permits ADK LLC to issue an unlimited number of additional limited liability company interests of ADK LLC with designations, preferences, rights, powers and duties that are different from, and may be senior to, those applicable to the LLC Units, and which may be exchangeable for shares of Class  A common stock. Any Class A common stock that we issue, including under the Equity Incentive Plan or other equity incentive plans that we may adopt in the future, would dilute the percentage ownership held by the investors who own shares of Class A common stock.

As of December 31, 2021, 111,260,962 shares of Class A common stock have been issued.

There may be sales of a substantial amount of Class A common stock by our stockholders and these sales could cause the price of our securities to fall.

Pursuant to registration rights we have granted to certain stockholders, certain stockholders are entitled to demand that we register the resale of their securities subject to certain minimum requirements. These parties may sell large amounts of our Class  A common stock in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the share price of Class A common stock or putting significant downward pressure on the price of our Class A common stock.

Sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales will occur, could adversely affect the market price of our Class A common stock and make it difficult for us to raise funds through securities offerings in the future.

Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

Our Certificate of Incorporation and Bylaws, and the General Corporation Law of the State of Delaware (the “DGCL”), contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, and therefore depress the trading price of our Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of our board of directors or taking other corporate actions, including effecting changes in management. Among other things, the Certificate of Incorporation and Bylaws include provisions regarding:

•        a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors;

•        the ability of our board of directors to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•        the limitation of the liability of, and the indemnification of, our directors and officers;

•        the right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•        the requirement that directors may only be removed from our board of directors for cause;

•        the requirement that a special meeting of stockholders may be called only by our board of directors, the chairman of our board of directors or our chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•        controlling the procedures for the conduct and scheduling of meetings of our board of directors and stockholders;

•        the requirement for the affirmative vote of holders of 66⅔% of the voting power of our outstanding voting capital stock, voting together as a single class to amend, alter, change or repeal certain provisions in the Certificate of Incorporation and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•        the ability of our board of directors to amend the Bylaws, which may allow our board of directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

•        advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in our board of directors and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our board of directors or management.

In addition, as a Delaware corporation, we are generally subject to provisions of Delaware law, including the DGCL. Although we have elected not to be governed by Section 203 of the DGCL, certain provisions of the Certificate of Incorporation, in a manner substantially similar to Section 203 of the DGCL, prohibit certain stockholders (other than those stockholders who are party to a stockholders’ agreement with us) who hold 15% or more of our outstanding capital stock from engaging in certain business combination transactions with us for a specified period of time unless certain conditions are met.

Any provision of the Certificate of Incorporation, Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

Our Certificate of Incorporation designates the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of us, (2) action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of ours to us or our stockholders, (3) action arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery, or (4) action asserting a claim against us governed by the internal affairs doctrine (the “Delaware Exclusive Forum Provision”). Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our Certificate of Incorporation. If any action the subject matter of which is within the scope of the Delaware Exclusive Forum Provision is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder.

This choice-of-forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our Certificate of Incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

General Risk Factors

Loss of key management or other highly skilled personnel, or an inability to attract such management and other personnel, could adversely affect our business.

We depend on key management to run our business and on development engineers to develop new products and technologies. The loss of any key personnel could have a material adverse effect on our business. In addition, the market for qualified employees, including skilled engineers and other individuals with the required technical expertise to succeed in our business, is highly competitive and an inability to attract, retain and motivate the employees required for the operation of our business could hinder our ability to successfully conduct research activities or develop marketable products.

Our employees are not bound by obligations that require them to continue to work for any specified period and, therefore, they could terminate their employment at any time. Moreover, our employees are generally not subject to non-competition agreements.

In addition, we must attract and retain highly qualified personnel, including certain foreign nationals who are not U.S. citizens or permanent residents, many of whom are highly skilled and constitute an important part of our U.S. workforce, particularly in the areas of engineering and product development. Our ability to hire and retain these employees and their ability to remain and work in the U.S. are impacted by laws and regulations, as well as by procedures and enforcement practices of various government agencies. Changes in immigration laws, regulations or procedures, including those that may be enacted by the current U.S. presidential administration, may adversely affect our ability to hire or retain such workers, increase operating expenses and negatively impact our ability to deliver products and services, any of which would adversely affect our business, financial condition and results of operations.

The loss of one or more of our executive officers or key personnel or our inability to locate suitable or qualified replacements could be significantly detrimental to product development efforts and could have a material adverse effect on our business, financial condition and results of operations.

USE OF PROCEEDS

All of the Class A common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company will receive up to an aggregate of approximately $315.1 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. The Company expects to use the net proceeds from the exercise such warrants for other general corporate purposes. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. To the extent that warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease. See “Description of Securities” for additional information regarding the warrants.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Class A common stock. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

MARKET INFORMATION FOR CLASS A COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A common stock and public warrants are currently listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively. Prior to the consummation of the Business Combination, Thunder Bridge II’s Units, Ordinary Shares and the public warrants were listed on Nasdaq under the symbols “THBRU,” “THBR” and “THBRW,” respectively. As of April 1, 2022, there was approximately 82 holders of record of our Class A Common Stock and 39 holders of our redeemable warrants, neither of which include the number of shareholders that hold shares in “street name” through banks or broker-dealers.

Dividend Policy

We have not paid any cash dividends on our Class A common stock to date.

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs and capital requirements and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including ADK LLC) to us, and such other factors as our board of directors may deem relevant. Shares of Class V common stock will not entitle their holders to any dividends.

We are a holding company and have no material assets other than our equity interest in ADK LLC. We intend to cause ADK LLC to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If ADK LLC makes such distributions to us, other holders of LLC Units will be entitled to receive equivalent pro rata distributions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of indie and its subsidiaries. Throughout this section, unless otherwise noted, “indie” refers to Ay Dee Kay, LLC, d/b/a indie Semiconductor, and its consolidated subsidiaries (“ADK LLC”).

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statement of operations of Thunder Bridge II and the historical consolidated statement of operations of indie for such period, giving effect to the Business Combination and the PIPE Financing as if they had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial information;

•        the unaudited historical condensed financial statements of Thunder Bridge II as of and for the three months ended March 31, 2021, and the related notes thereto, included elsewhere in the registration statement to which this prospectus forms a part;

•        the audited historical consolidated financial statements of indie as of and for the year ended December 31, 2021, and the related notes thereto, included elsewhere in the registration statement to which this prospectus forms a part; and

•        the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the registration statement to which this prospectus forms a part.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
(in thousands, except share and per share amounts)

	Historical		Actual Redemptions
	5(A) Thunder Bridge II	5(B) indie	Business Combination and PIPE Financing		Pro Forma Statement of Operations
Revenue
Product revenue	$—	$43,796	$—		$43,796
Contract revenue	—	4,616	—		4,616
Total Revenue	—	48,412	—		48,412
Operating expenses:
Cost of goods sold	—	28,703	—		28,703
Research and development	—	58,117	—		58,117
Selling, general, and administrative	—	36,384	—		36,384
Formation costs and other operating expenses	11,659	—	(180)	5(a)	11,479
Total operating expenses	11,659	123,204	(180)		134,683
Loss from operations	(11,659)	(74,792)	180		(86,271)
Other income (expense), net:
Interest income	14	49	(14)	5(b)	49
Interest expense	—	(1,239)	1,106	5(c)	(133)
Gain (loss) from change in fair value of SAFEs	—	21,600	(21,600)	5(d)	—
Gain (loss) from change in fair value of warrants	27,499	(26,060)	—		1,439
Gain (loss) from change in fair value of earn-out liabilities	—	(38,838)	—		(38,838)
Gain (loss) from extinguishment of debt	—	304	—		304
Other income (expense)	—	42	—		42
Total other income (expense), net	27,513	(44,142)	(20,508)		(37,137)
Income (loss) before income taxes	15,854	(118,934)	(20,328)		(123,408)
Income tax benefit	—	327	—	5(e)	327
Net income (loss)	15,854	(118,607)	(20,328)		(123,081)
Net loss attributable to noncontrolling interest	—	(30,563)	4,062	5(f)	(26,501)
Net income (loss) attributable to indie Semiconductor, Inc.	$15,854	$(88,044)	$(24,390)		$(96,580)
Weighted average common shares outstanding – basic and diluted	8,625,000	70,012,112			98,032,485	5(g)
Net income (loss) per share – basic and diluted	$1.84	$(1.26)			$(0.99)	5(g)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of the Transactions

The Business Combination

On December 14, 2020, Thunder Bridge II entered into the MTA with Surviving Pubco, the Merger Subs, indie, the ADK Blocker Group, ADK Service Provider Holdco and the indie Securityholder Representative.

As a result of the Domestication and the Business Combination, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II was converted into a share of Class A common stock of the Company, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II is exercisable by its terms to purchase an equal number of shares of Class A common stock of the Company.

Subject to the terms and conditions set forth in the MTA, at the Effective Time, the limited liability company interests of each indie Equity Holder automatically converted into the right to receive (i) the merger consideration consisting of either Class A common stock of the Company or the right to exchange Post-Merger indie Units into Class A common stock of the Company, and (ii) any shares of Class A common stock of the Company or Post-Merger indie Units issued pursuant to an earn-out as discussed elsewhere in this prospectus.

The merger consideration paid by Thunder Bridge II pursuant to the MTA was $894.6 million, subject to adjustment, paid as an aggregate of 89,462,823 shares of Class A common stock of the Company or rights to receive shares of Class A common stock of the Company (valued at $10.00 per share) or Post-Merger indie Units (valued at $10.00 per unit) (each of which units will be exchangeable on a one-for-one basis for shares of Class A common stock pursuant to the Exchange Agreement, subject to customary conversion rate adjustments, including common stock splits, stock dividends and reclassifications). The merger consideration was reduced by any amount that the Target Companies’ indebtedness at Closing exceeded the Target Companies’ cash and cash equivalents at Closing. Additionally, certain recipients of Post-Merger indie Units received an identical amount of shares of Class V common stock of the Company having no economic rights, each of which shares of Class V common stock entitles the holder thereof the right to one vote as a stockholder of the Company. After the six-month anniversary of the Closing, holders of Post-Merger indie Units will be permitted to exchange such units for shares of Class A common stock of the Company on a one-for-one basis pursuant to the Exchange Agreement (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications), and upon any such conversion an identical number of Class V common stock shall be automatically cancelled.

In addition to the consideration set forth above, the indie Equity Holders and holders of Phantom Equity Units (once vested) will also have a contingent earn-out right to receive the Earn-Out Shares after the Closing based on the stock price of the Company at any time prior to December 31, 2027 as set forth below:

•        If prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the indie Equity Holders will be entitled to receive 5,000,000 Earn-Out Shares; and

•        If prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the indie Equity Holders will be entitled to receive another 5,000,000 Earn-Out Shares.

Certain indie Equity Holders who hold Post-Merger indie Units and holders of Phantom Equity Units shall receive their respective share of the Earn-Out Shares as additional Post-Merger indie Units, calculated in accordance with the MTA and subject to exchange into Class A common stock pursuant to the Exchange Agreement.

Notwithstanding the foregoing, if there is a Company Sale (as defined in the MTA) after the Closing and prior to December 31, 2027, where the implied per share consideration received by the stockholders of the Company in such sale is greater than $10.00 per share, then all of the remaining unpaid Earn-Out Shares will be deemed to be earned and paid out to the indie Equity Holders (less any Earn-Out Shares paid in satisfaction of certain transaction expenses).

The Earn-Out Shares issuable to indie Equity Holders are accounted for as contingent consideration in accordance with ASC 805, Business Combinations.

The PIPE Financing

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (the “PIPE Investors”), pursuant to which the subscribers agreed to purchase, and Thunder Bridge II agreed to sell, an aggregate of up to 15,000,000 shares of Class A common stock of the Company (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Financing”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements occurred concurrently Closing of the Business Combination. The purpose of the PIPE Financing was to raise additional capital for use by the Company following the Closing.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or reasonably expected to occur (“Management’s Adjustments”). indie has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information has been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination and the PIPE Financing.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Business Combination and the PIPE Financing as if they occurred on January 1, 2021. The unaudited pro forma condensed combined financial information does not include a pro forma balance sheet as the Business Combination and the PIPE Financing are reflected in the most recent historical balance sheet filed in the audited historical consolidated financial statements of indie as of and for the year ended December 31, 2021.

The pro forma adjustments reflecting the consummation of the Business Combination and the PIPE Financing are based on certain currently available information and certain assumptions and methodologies that indie believes are reasonable under the circumstances. indie believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and the PIPE Financing based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. Thunder Bridge II and indie have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. Amounts are presented in thousands, except for share and per share amounts or as otherwise specified.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 9,877,106 Thunder Bridge II outstanding ordinary shares for aggregate redemption payments of $100.1 million out of the trust account on the closing date of the Business Combination. No other Thunder Bridge II ordinary shares are subject to redemption.

The unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•        the unaudited historical condensed financial statements of Thunder Bridge II as of and for the three months ended March 31, 2021, and the related notes thereto, included elsewhere in the registration statement to which this prospectus forms a part;

•        the audited historical consolidated financial statements of indie as of and for the year ended December 31, 2021, and the related notes thereto, included elsewhere in the registration statement to which this prospectus forms a part; and

•        the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in the registration statement to which this prospectus forms a part.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the PIPE Financing taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company.

3. Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, although Thunder Bridge II issued shares for outstanding equity interests of indie in the Business Combination, Thunder Bridge II was be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of indie issuing stock for the net assets of Thunder Bridge II, accompanied by a recapitalization. The net assets of Thunder Bridge II were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of indie.

indie has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

•        The former owners of indie hold the largest portion of voting rights in the combined company;

•        indie has the right to appoint a majority of the directors in the combined company;

•        indie’s existing senior management team will comprise senior management of the combined company;

•        The operations of the combined company will represent the operations of indie;

•        The combined company will assume indie’s name and headquarters.

4. Capitalization

The following summarizes the pro forma ownership of Class A common stock of the Surviving Pubco following the Business Combination and the PIPE Financing:

Equity Capitalization Summary	Class A	Class V	Total	Voting %
indie Equity Holders(1)	53,234,591	33,827,355	87,061,946	64.3%
Thunder Bridge II Public Shareholders(2)	24,622,894	—	24,622,894	18.2%
Thunder Bridge II Sponsor(3)	8,625,000	—	8,625,000	6.4%
PIPE Investors(4)	15,000,000	—	15,000,000	11.1%
Total common stock of Surviving Pubco	101,482,485	33,827,355	135,309,840	100.0%

____________

(1)      As a result of the Business Combination, indie Equity Holders received an aggregate of 53,234,591 shares of Surviving Pubco Class A common stock, 33,827,355 shares of Surviving Pubco Class V common stock, 34,476,864 Post-Merger indie Units, and 1,751,368 Phantom Equity Units in indie.

(2)      Reflects Redemptions of 9,877,106 Class A ordinary shares of Thunder Bridge II for aggregate Redemption payments of $100.1 million at a per-share Redemption Price of $10.13 (due to investment related gains in the trust account).

(3)      Includes 3,450,000 shares of Class A common stock placed in escrow and subject to return and cancellation by the Company pursuant to the Sponsor Letter Agreement.

(4)      Reflects the consummation of the PIPE Financing for aggregate proceeds of $150 million, with 15,000,000 shares of Class A common stock issued to the PIPE Investors.

5. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2021

The pro forma notes and adjustments are as follows (in thousands):

Pro forma notes

(A)    Derived from the accounting records of Thunder Bridge II for the period from January 1, 2021 through June 10, 2021, the effective date of the Business Combination.

(B)    Derived from the audited consolidated statement of operations of indie for the year ended December 31, 2021.

Pro forma adjustments

(a)     To eliminate fees incurred by Thunder Bridge II under the administrative services and advisory agreements which will cease upon closing of the Business Combination.

(b)    To eliminate interest income earned on the Trust Account which will be released upon closing of the Business Combination.

(c)     To eliminate interest expense and amortization of discount and debt issuance costs on indie’s long-term debt to be repaid or converted to equity upon closing of the Business Combination.

(d)    To eliminate the change in fair value of the SAFEs to be converted to equity upon closing of the Business Combination.

(e)     As a result of the combined company’s Up-C structure, the Surviving Pubco will be a tax-paying entity. However, as the Company has historically been loss-making, any deferred tax assets created as a result of net operating losses would be offset by a full valuation allowance resulting in no income tax expense adjustments to be presented in the unaudited pro forma condensed combined statement of operations.

(f)     In connection with the Business Combination, certain indie Equity Holders received their merger consideration in the form of 34,476,864 Post-Merger indie Units. These Post-Merger indie Units retained in indie represent a noncontrolling interest in the consolidated financial statements of the Surviving Pubco.

(g)    The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Surviving Pubco shares outstanding at the closing of the Business Combination and the PIPE Financing assuming they each occurred on January 1, 2021.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” or “our” refer to the business of indie and its subsidiaries. Throughout this section, unless otherwise noted, “indie” refers to Ay Dee Kay, LLC, d/b/a indie Semiconductor, and its consolidated subsidiaries.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes appearing elsewhere in this prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Certain amounts may not foot due to rounding. This discussion and analysis contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included in this prospectus. We assume no obligation to update any of these forward-looking statements except as required by law. Actual results may differ materially from those contained in any forward-looking statements.

Our Company

indie Semiconductor offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), autonomous vehicle, connected car, user experience and electrification applications. We focus on edge sensors across multiple modalities spanning LiDAR, radar, ultrasound and vision. These functions represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. We are an approved vendor to Tier 1 automotive suppliers and our platforms can be found in marquee automotive manufacturers around the world. Headquartered in Aliso Viejo, California, indie has design centers and sales offices in Austin, Texas; Boston, Massachusetts; Detroit, Michigan; San Francisco and San Jose, California; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec, Canada; Tokyo, Japan and several locations throughout China.

We maintain design centers for our semiconductor engineers and designers in the United States, Scotland, Germany, Israel and China. We engage subcontractors to manufacture our products. These subcontractors, as well as the majority of our customers’ locations, are primarily in Asia. For the years ended December 31, 2021 and 2020, approximately 62% and 81%, respectively, of our product revenues were recognized for shipments to customer locations in Asia.

Recent Acquisitions

TERAXION INC

In August 2021, we entered into a definitive agreement to acquire TERAXION INC, a Canadian corporation (“TeraXion”) from the existing stockholders of TeraXion (the “Acquisition”). The Acquisition was completed on October 12, 2021 and the total consideration paid for the acquisition consisted of (i) $75.3 million in cash, net of cash acquired; (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock; and (iii) the assumption by indie of TeraXion options, which will become exercisable to purchase 1,542,332 shares of indie Class A common stock.

TeraXion produces low noise lasers, Bragg gratings and integrated photonic elements to address high-performance applications. More recently, TeraXion was an optical sensing reference design partner of indie, supporting next-generation Frequency Modulated Continuous Wave systems for automotive LiDAR. The addition of TeraXion is expected to be highly synergistic and we believe it will position us to accelerate mass market deployments of LiDAR platforms.

ON Design Israel

On October 1, 2021, we entered into a definitive agreement and completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash paid upon close (net of cash acquired), $7.5 million of cash in 2022 and up to $7.5 million of cash based on design win performance.

Symeo GmbH

On October 21, 2021, we entered into a definitive agreement with Analog Devices to acquire Symeo GmbH (“Symeo”) for $10.0 million in cash at closing, $10.0 million in cash in 2023 and an equity-based earn-out of up to 858,369 shares of indie Class A common stocks based on future revenue growth. The Symeo transaction closed on January 4, 2022.

The acquisition of ON Design Israel and Symeo will bring us engineering development teams with broad experience in millimeter wave technology and radar system implementation, respectively. We expect these combinations will accelerate our entry into the radar market and enable us to capture strategic opportunities among Tier 1 customers.

Reverse Recapitalization with Thunder Bridge Acquisition II

On June 10, 2021, we completed a series of transactions (the “Transaction”) with Thunder Bridge Acquisition II, Ltd (“TB2”) pursuant to the Master Transactions Agreement dated December 14, 2020, as amended on May 3, 2021 (the “MTA”). In connection with the Transaction, Thunder Bridge II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to TB2, TB2 was domesticated into a Delaware corporation and merged with and into and a merger subsidiary of Surviving Pubco. Additionally, we consummated a Private Investment in Public Entity (“PIPE”) financing, pursuant to which Surviving Pubco issued 15 million Class A common shares, generating net proceeds of $150 million as a result of the Transaction. Also on June 10, 2021, Surviving Pubco changed its name to indie Semiconductor, Inc., and listed our shares of Class A common stock, par value $0.0001 per share on The Nasdaq Stock Market LLC under the symbol “INDI.”

The most significant change in our reported financial position and results of operations in comparison to the prior year is gross cash proceeds of $399.5 million from the Transaction, which includes $150.0 million in proceeds from the PIPE financing that was consummated in conjunction with the Transaction. The increase in cash was offset by transaction costs incurred in connection with the Transaction of approximately $43.5 million plus the retirement of indie’s long-term debt of $15.6 million. Approximately $29.8 million of the transaction costs and all of indie’s long-term debt were paid as of June 30, 2021. Approximately $21.8 million of the transaction costs paid as of June 30, 2021 were paid by TB2 as part of the closing of the Transaction. The remainder of the transaction costs were paid as of September 30, 2021.

Upon consummation of the Transaction, indie-designated directors were appointed to seven of the nine seats of the combined company’s board of directors; our Chief Executive Officer and President were appointed as the other two board members; our existing senior management became the senior management of the combined company; and the current stockholders of indie became the owners of approximately 26% of the outstanding shares of Class A common stock of the combined company. Accordingly, the Transaction is being accounted for as a reverse recapitalization, whereby indie is the acquirer for accounting and financial reporting purposes and Surviving Pubco, Inc is the legal acquirer. A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the consolidated financial statements of legacy ADK LLC in many respects. The shares remaining after redemptions, and the unrestricted net cash and cash equivalents on the closing of the Transaction, are being accounted for as a capital infusion to ADK LLC.

As a consequence of the Transaction, we became an SEC-registered, Nasdaq-listed company, which has required, and will continue to require us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We are now incurring additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative expenses.

Additionally, we expect our capital and operating expenditures will increase significantly in connection with ongoing activities as we invest additional working capital for various research and development projects, additional investments in equipment to meet increased project needs, and additional operating expenses to hire project managers, technicians, sales, partnership and customer service personnel, data scientists, trading teams, software engineers and administrative staff.

Our historical operations and statements of assets and liabilities may not be comparable to the operations and statements of assets and liabilities of the combined company as a result of the Transaction.

Impact of COVID-19

The COVID-19 pandemic (the “Pandemic”) and efforts to control its spread have significantly curtailed the movement of people, goods, and services worldwide. The duration and extent of the Pandemic depends on future developments that cannot be accurately predicted at this time, including the duration and severity of the Pandemic, the severity and transmission rates of new and more contagious and/or vaccine-resistant variants of COVID-19, and the actions taken to contain it or treat COVID-19, including the availability, distribution, rate of public acceptance and efficacy of vaccines for COVID-19, as well as the economic impact on local, regional, national and international customers and markets. The Pandemic has already had an adverse effect on the global economy, and the ultimate societal and economic impact of the Pandemic remains unknown.

We experienced a decrease in customer demand and product shipments in the second quarter of fiscal year 2020. This decrease was primarily the result of closures or reduced capacity at customer manufacturing facilities in China. During the second half of fiscal year 2020, customer manufacturing facilities re-opened, and demand increased. As customer demand increased during the second half of fiscal year 2020 and continued through 2021, the semiconductor industry, and automotive semiconductors in particular, experienced material shortages and supply constraints. Given our reliance on third-party manufacturing suppliers, these industry dynamics have resulted in certain instances of extended production lead times, increased production and expedite costs, and delays in meeting increasing customer demand for our products, which if unabated, present a significant risk to us. In certain circumstances, we have increased order lead times, and placed purchase orders with suppliers based on our anticipated demand requirements in efforts to secure production capacity allocation. However, we cannot predict the duration or magnitude of the Pandemic or the full impact that it may have on our financial condition, operations, and workforce. We will continue to actively monitor the rapidly evolving situation related to the Pandemic and may take further actions that alter our operations, including those that may be required by federal, state or local authorities, or that we determine are in the best interests of its employees and other third parties with whom we do business.

Results of Operations

Revenue

We design, develop and manufacture primarily analog, digital and mixed signal integrated circuits (“ICs”) together with software running on the embedded processors in the majority of the ICs. Our revenue represents both non-recurring engineering (“NRE”) fees for the development of ICs and prototypes and product sales, the sale of semiconductors under separate commercial supply arrangements.

Our revenues fluctuate in response to a combination of factors, including the following:

•        our overall product mix and sales volumes;

•        gains and losses in market share and design win traction;

•        semiconductor content per vehicle;

•        pace at which technology is adopted in our end markets;

•        fluctuations in currency exchange rates that affect our prices;

•        the stage of our products in their respective life cycles;

•        the effects of competition and competitive pricing strategies;

•        governmental regulations influencing our markets; and

•        the global and regional economic cycles.

Product Revenue.    Our product revenue is recognized when the customer obtains control of the product and is based on the contractual shipping terms of a contract. We provide an assurance-type warranty which is not sold separately and does not represent a separate performance obligation. Therefore, the estimated costs of warranty claims are generally accrued as cost of goods sold in the period the related revenue is recorded. Under limited circumstances, we may offer an extended limited warranty to customers for certain products. We accrue for known warranty and indemnification issues if a loss is probable and can be reasonably estimated. The majority of our product revenue originates from sales shipped to customer locations in Asia, and the United States.

Contract Revenue.    Contract revenue is revenue earned from NRE services. Generally, our NRE contracts with our customers initially contain a single distinct performance obligation, which is to provide NRE design services for products based on the customer’s specifications. Generally, our contracts also include the optional purchase of products that may be exercised at stated prices subsequent to completion of NRE design services. We have determined that the option to purchase products is not a material right and have not allocated transaction price to this provision.

For NRE arrangements, we recognize revenue over time as services are provided based on the terms of the contract on an input basis, using costs incurred as the measure of progress. The costs incurred represent the most reliable measure of transfer of control to the customer. Revenue is deferred for amounts billed or received prior to delivery of the services.

Cost of Goods Sold

Cost of goods sold consists primarily of the cost of semiconductors purchased from subcontractors, including wafer fabrication, assembly, testing and packaging, board and device costs, manufacturing support costs, including labor and overhead associated with such purchases, final test yield fallout, inventory and warranty provisions, memory and component costs, and shipping costs. Cost of goods sold also includes compensation related to personnel associated with manufacturing and amortization of certain intangible assets acquired through the business combinations. Cost of goods sold does not include development costs incurred related to servicing our NRE services contracts, which are recorded to research and development and expensed as incurred.

Research and Development Expense

Costs related to research, design, and development of our products are expensed as incurred. Research and development expense consists primarily of pre-production costs related to the design and development of our products and technologies, including costs related to NRE services contracts with customers such as employee compensation, benefits and related costs of sustaining our engineering teams, project material costs, third party fees paid to consultants, prototype development expenses, other costs incurred in the product design and development process and amortization expenses for certain intangible assets acquired from the business combinations.

Selling, General, and Administrative Expense

Selling, general, and administrative costs include employee compensation, including compensation and benefits for executive, finance, accounting, legal, business operations and other administrative personnel. In addition, it includes marketing and advertising, outside legal, tax and accounting services, insurance, occupancy costs and related overhead based on headcount and amortization expenses for certain intangible assets acquired from the business combinations. Selling, general, and administrative costs are expensed as incurred.

Amortization for Intangible Assets Acquired from Business Combinations

As a result of the most recent business combinations, we acquired various intangible assets. The corresponding amortization expenses are included within Cost of goods sold, Research and development expenses, and Selling, general and administrative expenses based on their respective nature. Our acquired intangible assets with definite lives are amortized from the date of acquisition over periods ranging from two to seven years.

Interest Expense

Interest expense primarily consists of cash and non-cash interest under our term loan facilities, convertible notes and line of credit.

Other Income (Expense)

Other expense primarily comprises the change in the fair value of the SAFEs issued during 2020, warrants and earn-out liabilities issued as a result of the Transaction.

The conversion of the SAFEs in conjunction with the Transaction eliminated the need for remeasurement of the instruments and thereby eliminate the other expense or income related to such on June 10, 2021.

As of November 9, 2021, the first Earn-Out Milestone was achieved, which also eliminated the need for future remeasurement of the Earn-Out liabilities.

Income Taxes

We utilize the asset and liability method in accounting for income taxes. Deferred tax assets and liabilities reflect the estimated future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. Valuation allowances are established when necessary to reduce deferred tax assets where it is more likely than not that the deferred tax assets will not be realized. We make estimates, assumptions, and judgments to determine our provision for our income taxes, deferred tax assets and liabilities, and any valuation allowance recorded against deferred tax assets. We also assess the likelihood that our deferred tax assets, if any, will be recovered from future taxable income, and to the extent we believe that recovery is not likely, we establish a valuation allowance.

We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. Interest and penalties related to unrecognized tax benefits which, as of the date of this report, have not been material, are recognized within provision for income taxes.

Refer to Note 19, Income Tax, in our accompanying financial statements for additional detail.

Comparison of the Years Ended December 31, 2021 and 2020

Revenue

	Fiscal Years Ended
	2021		2020
(in thousands)	$	% of Revenue	$	% of Revenue	$ Change	% Change
Revenue:
Product revenue	$43,796	90%	$19,488	86%	$24,308	125%
Contract revenue	4,616	10%	3,122	14%	1,494	48%
Total revenue	$48,412	100%	$22,610	100%	$25,802	114%

Revenue for the year ended December 31, 2021 was $48.4 million, compared to $22.6 million for the year ended December 31, 2020, an increase of $25.8 million or 114%, which was primarily driven by a $24.3 million increase in product revenue and a $1.5 million increase in contract revenue. The increase in product revenue was due primarily to higher product volume (units sold) given the continued growth in demand from our customers globally. Change in product mix, which includes introduction of new products to the market, and increases in average selling price (“ASP”) also contributed to the increase in revenue year-over-year. The increase in contract revenue was due to increased NRE activities in the current year.

Operating expenses

	Fiscal Years Ended
	2021		2020
(in thousands)	$	% of Revenue	$	% of Revenue	$ Change	% Change
Operating expenses:
Cost of goods sold	$28,703	59%	$13,042	58%	$15,661	120%
Research and development	58,117	120%	22,013	97%	36,104	164%
Selling, general, and administrative	36,384	75%	6,796	30%	29,588	435%
Total operating expenses	$123,204	254%	$41,851	185%	$81,353	194%

Cost of goods sold for the year ended December 31, 2021 was $28.7 million, compared to $13.0 million for the year ended December 31, 2020. The increase of $15.7 million or 120% was primarily due to a $9.5 million increase in production volume given the increase in revenue above, a $3.4 million increase due to an increase in material costs, and a $2.6 million increase due to a change in product mix.

Research and development (“R&D”) expense for the year ended December 31, 2021 was $58.1 million, compared to $22.0 million for the year ended December 31, 2020. This increase of $36.1 million or 164% was primarily due to $13.5 million increase in personnel costs as we increased the number of employees working on product development, a $7.6 million increase in product development costs, a $9.7 million increase in share-based compensation expense, a $2.2 million increase in amortization expense related to R&D project license and acquired intangible assets from business combinations, and a $1.3 million increase in various outside professional services and equipment costs as we continue to expand produce development activities. We started recognizing share-based compensation expense in the current year as it required the consummation of the Transaction in June 2021 and implementation of the 2021 Omnibus Equity Plan in August 2021 to be recognized. We expect research and development expense to continue to increase due to the aforementioned business combinations and as we continue to grow our headcount organically to support pent-up customer demand.

Selling, general and administrative expense for the year ended December 31, 2021 was $36.4 million, compared to $6.8 million for the year ended December 31, 2020. The increase of $29.6 million or 435% was primarily due to a $13.2 million increase in share-based compensation expense, a $10.5 million increase in outside professional fees, a $4.1 million increase in personnel costs due to an increase in headcounts and a $0.6 million increase in intangible asset amortization from business combinations. We started recognizing share-based compensation expense in the current year as it required the consummation of the Transaction in June 2021 and implementation of the 2021 Omnibus Equity Plan in August 2021 to be recognized. The increase in outside professional fees includes $3.6 million in acquisition related professional fees that is primarily for legal related services, $4.1 million in professional fees related to obligations as a publicly traded company, and $2.8 million in SPAC related transaction fees that is primarily for audit and tax related services. We expect selling, general, and administrative expense to continue to increase as we grow our headcount to support our global expansion and our obligations as a publicly traded company.

Other income (expense), net

	Fiscal Years Ended
	2021	2020
(in thousands)	$	$	$ Change	% Change
Other income (expense), net:
Interest income	$49	$25	$24	96%
Interest expense	(1,239)	(2,193)	954	(44)%
Gain (loss) from change in fair value of SAFEs	21,600	(76,935)	98,535	(128)%
Gain (loss) from change in fair value of warrants	(26,060)	—	(26,060)	100%
Gain (loss) from change in fair value of earn-out liabilities	(38,838)	(220)	(38,618)	17554%
Gain (loss) from extinguishment of debt	304	—	304	100%
Other income	42	229	(187)	(82)%
Total other expense, net	$(44,142)	$(79,094)	$34,952	(44)%

Interest expense for the year ended December 31, 2021 was $1.2 million, compared to $2.2 million for the year ended December 31, 2020. Interest expense relate to the routine cash and non-cash interest expenses on outstanding debt obligations. All long-term debts historically held by indie at the time of the Transaction have been paid off as of June 30, 2021.

For the year ended December 31, 2021, we recognized gains (losses) from fair value remeasurement for SAFE’s, warrants, and contingent earn-out liabilities of $21.6 million, $(26.1) million, and $(38.8) million, respectively. These gains (losses) recorded for the year ended December 31, 2021 represented the following:

i)       SAFEs:    Upon the closing of the Transaction on June 10, 2021, the SAFE holders converted their SAFEs to Class A common stock of indie. The gain of $21.6 million represents the decrease in fair value in SAFEs from December 31, 2020 to June 10, 2021. No changes in fair value of SAFEs were recorded after June 10, 2021.

ii)      Warrants:    Upon the consummation of the Transaction on June 10, 2021, we recognized warrant liability of $74.4 million and subsequently remeasured the warrant liability to the fair value of $100.5 million at the reporting date. The increase in fair value of our warrant liability of $26.1 million was primarily a result of the increase of the closing price of our Class A common stock to $11.99 per share on December 31, 2021 from $10.87 per share on June 10, 2021.

iii)    Earn-out liability:    Upon the consummation of the Transaction on June 10, 2021, we recognized earn-out liability of $119.8 million and subsequently remeasured the earn-out liability to the fair value of $158.5 million, or a year-to-date loss of $38.8 million, on November 9, 2021 when the first milestone was achieved. The total liability as of November 9, 2021 was reclassified to Additional Paid in Capital in our consolidated balance sheet. As of December 31, 2021, there was no liability remaining on the balance sheet.

For the year ended December 31, 2021, we recognized a net gain of $0.3 million on extinguishment of debt. The net gain was attributable to a gain of $1.9 million from the PPP loan as we received forgiveness from the SBA on May 10, 2021, partially offset by a loss of $1.6 million from the repayment of the Trinity loan on June 17, 2021.

Income Tax Benefit (Provision)

We evaluate our estimated annual ETR on a quarterly basis based on current and forecasted operating results. The relationship between our income tax provision or benefit and our pretax book income or loss can vary significantly from period to period considering, among other factors, the overall level of pretax book income or loss and changes in the blend of jurisdictional income or loss that is taxed at different rates and changes in valuation allowances. Consequently, our ETR may fluctuate significantly period to period and may make quarterly comparisons less than meaningful.

Income tax benefit for the year ended December 31, 2021 was primarily a result of operations in Canada and the United Kingdom. Income tax expense for the year ended December 31, 2020 was primarily a result of operations in the United Kingdom.

JOBS Act

The JOBS Act permits an emerging growth company (“EGC”) such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period under the JOBS Act until the earlier of the date we (1) are no longer an emerging growth company or (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (2) the date on which we are deemed to be a “large accelerated filer,” which would occur if the market value of our equity securities held by nonaffiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; (3) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; and (4) the last day of the fiscal year ending after the fifth anniversary of our initial public offering, or December 31, 2024.

We may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for public companies.

Liquidity and Capital Resources

Historically, we derive liquidity primarily from debt and equity financing activities as we have historically had negative cash flows from operations. On June 10, 2021, we completed the Transaction, which resulted in approximately $341.3 million of net cash proceeds. As of December 31, 2021, our balance of cash and cash equivalents was $219.1 million.

Our primary use of cash is to fund operating expenses, which consist primarily of research and development expenditures, working capital requirements related to inventory, accounts payable and accounts receivable, and general and administrative expenditures. In addition, from time to time, we use cash to fund our mergers and acquisitions as well as for purchases of various capital and software assets.

PPP Loan

In May 2020, we received gross proceeds of $1.9 million pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief and Economic Security Act as administered by the U.S. Small Business Administration (the “SBA”). On May 10, 2021, the entire balance of the PPP Loan was forgiven by the SBA and lender. As a result, the Company recorded a gain on extinguishment of debt of $1,889, which represented the principal balance of $1,868 and accrued interest of $21, in the consolidated statement of operations.

Acquisitions

In October 2021, we completed the acquisition of TeraXion and On Design Israel, for which we made initial cash payments (net of cash acquired) of approximately $75.3 million and $5.0 million, respectively. We expect to pay up to an additional $15.0 million for the acquisition of ON Design Israel as part of the total closing consideration in 2022 and later. In October 2021, we also entered into a definitive agreement to acquire Symeo which will result in a total cash payment of $20.0 million as part of the overall closing consideration payable in accordance with the definitive agreement. The Symeo acquisition was approved and completed on January 4, 2022. See “Recent Acquisitions” above for further information.

We expect to continue to incur net operating losses and negative cash flows from operations. We also expect our research and development expenses, general and administrative expenses and capital expenditures will continue to increase as we continue to expand our operations, product offerings and customer base.

The following table summarizes our consolidated cash flows for the years ended December 31, 2021 and 2020:

	Fiscal Years Ended		Change $	Change %
	2021	2020
Net cash used in operating activities	$(55,819)	$(21,218)	$(34,601)	163%
Net cash used in investing activities	(84,326)	(771)	(83,555)	10847%
Net cash provided by financing activities	340,646	33,474	307,172	918%

Operating Activities

For the year ended December 31, 2021, net cash used in the operating activities was $55.8 million, which included net loss of $118.6 million and adjusted for certain non-cash items and changes in operating assets and liabilities. Non-cash increases primarily consisted of $43.3 million of net losses resulting from change in fair values for SAFEs, warrants and earn-out liability, $22.9 million in share-based compensation expense and $6.0 million in depreciation and amortization. Changes in operating assets and liabilities from operations used $9.2 million of cash, primarily driven by an increase in accounts receivable, inventory, prepaid and other current assets and a decrease in accounts payable. This was offset by an increase in accrued expenses and other current liabilities.

Cash used in operating activities for the year ended December 31, 2020 was $21.2 million, mostly consisting of net loss of $98.4 million adjusted for certain non-cash items and changes in operating assets and liabilities. Non-cash increases primarily consisted of a $76.9 million loss from change in fair value of SAFEs and $2.7 million in depreciation and amortization. Changes in operating assets and liabilities from operations used $4.4 million of cash, primarily driven by an increase in accounts receivable and prepaid and other current assets, and a decrease in deferred revenue.

Investing Activities

Net cash used in investing activities for the year ended December 31, 2021 and 2020 was $84.3 million and $0.8 million, respectively. During the year ended December 31, 2021, the decrease in cash was primarily due to the acquisition of TeraXion and OnDesign Israel for $75.3 million and $5.0 million, net of cash acquired, respectively, as well as an increase in cash used of $2.7 million for the purchase of capital expenditures. During the year ended

December 31, 2020, our primary investing activities consisted of capital expenditures. We expect that we will make additional capital expenditures in the future, including licenses to various intangible assets, in order to support the future growth of our business.

Financing Activities

Net cash provided by financing activities for the year ended December 31, 2021 was $340.6 million, which was primarily attributed to $377.7 million net cash acquired from TB2 as we closed the Transaction on June 10, 2021 and $5.0 million of proceeds from issuance of SAFEs in April 2021. These increases in cash were partially offset by $19.9 million of transaction costs incurred in connection with the Transaction and $17.5 million repayment of long-term debt and related termination fees.

Cash provided by financing activities for the year ended December 31, 2020 of $33.5 million was primarily the result of $31.9 million in proceeds from the issuance of debt and SAFEs, and $6.2 million in proceeds from the sale of noncontrolling interest. Proceeds received from the sale of noncontrolling interest related to our Chinese subsidiary, Wuxi, which used the proceeds to fund operations. The increase was partially offset by $4.2 million of repayment of long-term debt.

Future Cash Obligations

Following is a summary of our contractual cash obligations as of December 31, 2021:

	Future Estimated Cash Payments Due by Period
Contractual Obligations	Less than 1 year	1 – 3 years	3-5 years	>5 years	Total
Line of credit	$2,275	$2,938	$2,699	$—	$7,912
Operating leases	1,869	2,977	2,378	1,686	8,910
Total contractual obligations	$4,144	$5,915	$5,077	$1,686	$16,822

Critical Accounting Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (“GAAP”). The preparation of these financial statements requires us to make estimates and judgments in applying our most critical accounting policies that can have a significant impact on the results we report in our financial statements. The SEC has defined critical accounting estimates as those that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on a registrant’s financial condition or results of operations. Based on this definition, our most critical accounting estimates include revenue recognition, which impacts the recording of net revenue; inventory valuation, which impacts the cost of goods sold and gross margin; business combinations, which impacts the fair value of acquired assets and assumed liabilities; goodwill and long-lived assets, which impacts the fair value of goodwill and intangible assets; warrants and earn-out liabilities valuations, which impacts the fair value of these financial instruments; and income taxes, which impacts the income tax provision. These policies and significant judgments involved are discussed further below. We have other significant accounting policies that do not generally require subjective estimates or judgments or would not have a material impact on our results of operations. Our significant accounting policies are described in Note 2 of our financial statements.

Revenue Recognition

We enter into contracts with customers that can include various combinations of products and services. As a result, our contracts may contain multiple performance obligations. We determine whether arrangements are distinct based on whether the customer can benefit from the product or service on its own or together with other resources that are readily available and whether our commitment to transfer the product or service to the customer is separately identifiable from other obligations in the contract.

In particular, we enter into engineering services contracts with customers that generally contain only one distinct performance obligation, which is design services for ICs based on agreed upon specifications. Engineering services contracts typically also include the purchase, at the customer’s option, of ICs at agreed upon prices subsequent to completion of ICs design services. We have determined that the option to purchase ICs is not a material right and has not allocated transaction price to this provision.

For ICs development arrangements, revenue is recognized over time as services are provided based on the terms of the contract on an input basis, using costs incurred as the measure of progress and is recorded as contract revenue in the consolidated statement of operations. The costs incurred represent the most reliable measure of transfer of control to the customer. Revenue is deferred for amounts billed or received prior to delivery of the services.

Inventory Valuation

We value our inventory at the lower of cost or net realizable value on a first-in, first-out basis. Reserves for excess and obsolete inventory are established on a quarterly basis and are based on a detailed analysis of aged material, salability of our inventory, market conditions, and product life cycles. Once reserves are established, write-downs of inventory are considered permanent adjustments to the cost basis of inventory. Our reserves contain uncertainties because the calculation requires management to make assumptions and to apply judgment regarding historical experience, market conditions, and technological obsolescence. Changes in actual demand or market conditions could adversely impact our reserve calculations.

Warrants

We value our warrants by using the Black-Scholes-Merton formula and a Monte Carlo Simulations analysis. Calculating the fair value of warrants requires the input of subjective assumptions. Other reasonable assumptions could provide differing results. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value.

Earn-Out Liabilities

We value our contingent earn-outs by using a Monte Carlo analysis in order to simulate the future path of our stock price over the earn-out period. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value.

Income Taxes

The application of tax laws and regulations to calculate our tax liabilities is subject to legal and factual interpretation, judgment, and uncertainty in a multitude of jurisdictions. Tax laws and regulations themselves are subject to change as a result of changes in fiscal policy, changes in legislation, the evolution of regulations, and court rulings. We recognize potential liabilities for uncertain tax positions in the United States and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes and interest will be due. We record an amount as an estimate of probable additional income tax liability at the largest amount that we feel is more likely than not, based upon the technical merits of the position, to be sustained upon audit by the relevant tax authority.

Goodwill and Long-lived Assets

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in a business combination. We test goodwill for impairment in accordance with the provisions of ASC 350, Intangibles — Goodwill and Other, (“ASC 350”). Goodwill is tested for impairment at least annually at the reporting unit level or whenever events or changes in circumstances indicate that goodwill might be impaired. ASC 350 provides that an entity has the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then additional impairment testing is not required. However, if an entity concludes otherwise, then it is required to perform an impairment test. The impairment test involves comparing the estimated fair value of a reporting unit with its book value, including goodwill. If the estimated fair value exceeds book value, goodwill is considered not to be impaired. If, however, the fair value of the reporting unit is less than book value, then an impairment loss is recognized in an amount equal to the amount that the book value of the reporting unit exceeds its fair value, not to exceed the total amount of goodwill allocated to the reporting unit.

Long-lived assets to be held and used, including identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans or changes in anticipated future cash flows. If an impairment indicator is present, we evaluate recoverability by a comparison of the carrying amount of the assets or asset group to future undiscounted net cash flows expected to be generated by the lowest level of asset group. If the assets or asset group are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. Fair value is generally determined by estimates of discounted cash flows. The discount rate used in any estimate of discounted cash flows would be the rate required for similar investment of like risk.

Business Combinations

We allocate the fair value of the purchase consideration of a business acquisition to the tangible assets, liabilities, and intangible assets acquired, including in-process research and development (“IPR&D”), based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. IPR&D is initially capitalized at fair value as an intangible asset with an indefinite life and assessed for impairment thereafter. When an IPR&D project is completed, the IPR&D is reclassified as an amortizable purchased intangible asset and amortized over the asset’s estimated useful life. Our valuation of acquired assets and assumed liabilities requires significant estimates, especially with respect to intangible assets. The valuation of intangible assets, in particular, requires that we use valuation techniques such as the income approach. The income approach includes the use of a discounted cash flow model, which includes discounted cash flow scenarios and requires the following significant estimates: future expected revenue, expenses, capital expenditures and other costs, and discount rates. We estimate the fair value based upon assumptions we believe to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Estimates associated with the accounting for acquisitions may change as additional information becomes available regarding the assets acquired and liabilities assumed. Acquisition-related expenses are recognized separately from the business combination and are expensed as incurred.

Recently Issued and Adopted Accounting Standards

For information regarding new accounting pronouncements, and the impact of these pronouncements on our consolidated financial statements, if any, see Note 2 to in our accompanying financial statements.

BUSINESS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “indie” or the “Company” refer to indie Semiconductor, Inc. and its consolidated subsidiaries.

Company Overview

indie Semiconductor, Inc. (“indie”) and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”), and its subsidiaries, are collectively referred to herein as the “Company”. The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), connected car, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning light detection and ranging (“LiDAR”), radar, ultrasound and vision. These functions represent the core safety systems for next generation vehicles and set the stage for truly autonomous cars and trucks, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms we rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world.

Through innovative analog, digital and mixed signal integrated circuits (“ICs”) with software running on the embedded processors, we are developing a differentiated, market-leading portfolio of automotive products. Our technological expertise, including cutting edge design capabilities and packaging skillsets, together with our deep applications knowledge and strong customer relationships, have enabled us to cumulatively ship over 140 million semiconductor devices since our inception.

Our go-to-market strategy focuses on collaborating with key customers and partnering with roughly a dozen of Tier 1s via aligned product development, in pursuit of solutions addressing the automotive industry’s highest growth applications. We leverage our core capabilities in system-level hardware and software integration to develop highly integrated, ultra-compact and power efficient solutions. Further, our products meet or exceed the quality standards set by the more than 20 global automotive manufacturers who utilize our devices today.

With a global footprint, we support leading customers from our design and application centers located in North America, Asia and Europe, where our local teams work closely on their unique design requirements.

Recent Acquisitions

TERAXION, INC

In August 2021, we entered into a definitive agreement to acquire TERAXION INC, a Canadian corporation (“TeraXion”) from the existing stockholders of TeraXion (the “Acquisition”). The Acquisition was completed on October 12, 2021 and the total consideration paid for the acquisition consisted of (i) approximately $75.3 million in cash (including debt paid at closing and net of cash acquired); (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock with a fair value of $65.2 million based on the market value of $11.23 per share; and (iii) the assumption by indie of TeraXion options, which became exercisable to purchase 1,542,332 shares of indie Class A common stock with a fair value of $17.2 million.

TeraXion produces low noise lasers, Bragg gratings and integrated photonic elements to address high-performance applications. More recently, TeraXion was an optical sensing reference design partner of indie, supporting next-generation Frequency Modulated Continuous Wave systems for automotive LiDAR. The addition of TeraXion is expected to be highly synergistic and will position us to accelerate mass market deployments of LiDAR platforms.

ON Design Israel Ltd

On October 1, 2021, we entered into a definitive agreement and completed the acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $5.0 million in cash paid upon close (net of cash acquired), $7.5 million of cash in 2022 and up to $7.5 million of cash based on certain contingent considerations.

Symeo GmbH

On October 21, 2021, we entered into a definitive agreement with Analog Devices to acquire Symeo GmbH (“Symeo”) for $10.0 million in cash at closing, $10.0 million in cash in 2023 and an equity-based earn-out of up to 858,369 shares of indie Class A common stocks based on future revenue growth. The Symeo transaction closed on January 4, 2022.

The acquisition of ON Design Israel and Symeo will bring us engineering development teams with broad experience in millimeter wave technology and radar system implementation, respectively. We expect these combinations to accelerate our entry into the radar market and enable us to capture strategic opportunities among Tier 1 customers.

Reverse Recapitalization with Thunder Bridge Acquisition II

On June 10, 2021, we completed a series of transactions (the “Transaction”) with Thunder Bridge Acquisition II, Ltd (“TB2”) pursuant to the Master Transactions Agreement dated December 14, 2020, as amended on May 3, 2021 (the “MTA”). In connection with the Transaction, Thunder Bridge II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to TB2, TB2 was domesticated into a Delaware corporation and merged with and into and a merger subsidiary of Surviving Pubco. Additionally, we consummated a Private Investment in Public Equity (“PIPE”) financing, pursuant to which Surviving Pubco issued 15 million Class A common shares, generating net proceeds of $150 million as a result of the Transaction. Also on June 10, 2021, Surviving Pubco changed its name to indie Semiconductor, Inc., and listed our shares of Class A common stock, par value $0.0001 per share on The Nasdaq Stock Market LLC under the symbol “INDI.”

The Transaction was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). We are deemed the accounting predecessor of the combined business and is the successor registrant for U.S. Securities and Exchange Commission (“SEC”) purposes, meaning that our financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The most significant change in our reported financial position and results of operations was gross cash proceeds of $399.5 million from the merger transaction, which includes $150 million in gross proceeds from the PIPE financing that was consummated in conjunction with the Transaction. The increase in cash was offset by transaction costs incurred in connection with the Transaction of approximately $43.5 million plus the retirement of indie’s long-term debt of $15.6 million. Approximately $29.8 million of the transaction costs and all of indie’s long-term debt were paid as of June 30, 2021. Approximately $21.8 million of the transaction costs paid as of June 30, 2021 were paid by TB2 as part of the Closing. The remainder of the transaction costs were paid in the third quarter of 2021.

Industry Overview

At the highest level, semiconductors can be classified either as discrete devices, such as individual transistors, or integrated circuits, where a number of transistors and other components are combined to form a more complicated electronic subsystem. ICs can be divided into three primary categories: digital, analog, and mixed-signal. Digital ICs, such as memory devices and microprocessors, can store or perform arithmetic functions with data. Analog ICs, by contrast, handle real-world signals such as temperature, pressure, light, sound or speed, and also perform power management functions such as regulating or converting voltages for electronic devices. Mixed-signal ICs combine digital and analog functions onto a single chip and play an important role in bridging real world inputs into the digital domain.

Historically, growth in the semiconductor industry has been driven by content expansion in computing, mobile and consumer electronics. However, research analysts anticipate that as each of these markets approach saturation, the automotive sector will become one of the fastest growing opportunities. Specifically, according to a November 2021 report from Allied Market Research, the global automotive semiconductor market, which was valued at $38 billion in 2020, is projected to reach $114 billion by 2030, registering a compound annual growth rate (“CAGR”) of nearly 12 percent from 2021 to 2030.

indie’s Market Opportunity

In today’s automobiles, semiconductors perform a variety of functions across multiple electronic components and systems, including sensing, processing data, storing information and converting or controlling signals. Semiconductor architectures vary significantly depending upon the specific function or application of the end product. They also differ based on a number of technical characteristics, including the degree of integration, level of customization, programmability and the underlying process technology utilized in manufacturing and assembly.

While semiconductors have always comprised the core building blocks of automotive electronic systems and equipment, recent technological advances have substantially increased their features, functionality and performance. Today, they support enhanced user interfaces and offer improved power consumption — all with reduced footprints and lower costs. These innovations have resulted in significant growth opportunities spanning diverse end markets and applications.

The twin megatrends driving the automotive semiconductor market are the rapid proliferation of electric vehicles (“EVs”) and adoption of ADAS functionality as the industry moves towards completely autonomous vehicles. Deloitte’s global EV forecast is for a 29 percent CAGR over a 10-year period, with total annual EV sales growing from 2.5 million in 2020 to 31.1 million by 2030, representing almost one third of all new car production. These estimated sales volumes are driven in part by increasing governmental mandates in Europe and Asia, along with similar new legislation in the United States. For example, special provisions in the United States Clean Air Act allow states to either follow the federal requirements or adopt California’s vehicle emission regulations. As of December 2021, 16 states have adopted California’s Low-Emission Vehicle (“LEV”) criteria pollutant and greenhouse gas (“GHG”) emission regulations and Zero-Emission Vehicle (“ZEV”) regulations. Further, EVs are also benefiting from higher performance in terms of horsepower and range as well as compelling long-term economics resulting from decreased battery prices, lower lifetime maintenance costs and total cost of ownership. 2021 has already been a major year for EV action. Several countries including the U.K., Japan, Norway, Canada, Germany and Sweden have strengthened or implemented new internal combustion engine vehicle bans; as part of its EV Early Adoption Initiative, to be launched in 2022, and increased investment in charging infrastructure; and India amended its FAME scheme to increase EV purchasing and manufacturing incentives.

At the same time, global ADAS volumes are expected to increase substantially, driven by consumer demand and government mandates for increased vehicle safety features. The European New Car Assessment Program (“NCAP”), which has been focused on fostering safe cars since 1996, requires a minimum level of crash mitigation functionality in new vehicles, such as Automatic Electronic Braking (“AEB”), Lane Keeping Assist (“LKA”) and other driver-assist features, in order for a vehicle to be awarded a 5-star rating. Similarly, the European Union is moving towards requiring speed assistance, driver drowsiness, attention-warning and driver distraction systems. In the United States, ADAS adoption and consumer education on advanced crash avoidance capabilities are being fueled by industry standards such as the U.S. NCAP and the Insurance Institute for Highway Safety “Top Safety Pick” and “Top Safety Pick+” awards. Additionally, the National Highway Traffic Safety Administration and 20 automakers recently pledged to voluntarily equip nearly all new passenger vehicles by September 1, 2022, with low-speed AEB systems that include forward-collision warning. With global safety rating programs and auto manufacturers pushing to deliver more safety and comfort features to customers, the ADAS market size is projected to reach $58 billion by 2028, up from $27 billion in 2020, or a 11.4% CAGR, according to Fortune Business Insights.

indie’s addressable market is not solely dependent on global automotive volumes, but rather on the increased levels of semiconductor content that are required in vehicles to support safety systems, connected car, enhanced user experiences and EV applications as defined below:

•        Safety Systems:    Automotive safety features are evolving from passive to active systems, with the addition of ADAS and sensor technologies such as radar and vision. The path to Level 4 (high autonomy) and Level 5 (full autonomy) also contributes to ADAS adoption in vehicles today.

•        Connected Car:    Vehicles are increasingly called upon to communicate not only within the cabin, but also with external devices and networks. Smart car access, automotive Near-Field Communication (“NFC”) and Ultra-Wide Band (“UWB”) technologies, which enable the connection of vehicles and keys with external devices (including smart phones and vehicle to vehicle applications), are becoming increasingly standardized in baseline vehicle models rather than solely in the luxury or customized vehicles segments. Data integrity and security hardware features for safeguarding memory and other critical data are also becoming standard across all vehicle models, particularly as vehicles interface with external networks.

•        User Experience:    Comfort and convenience systems coupled with user interface applications, such as the inclusion of digital cockpits with multiple, large, interactive screens, require increased processing power. In addition, indie believes that consumer demand for the standardization of higher-end options across a greater number of vehicle classes, as well as complex internal vehicle customization, will drive higher semiconductor content.

•        Electrification:    Higher performance, broader availability of charging stations and more stringent emissions regulations are each accelerating the move toward electric vehicles.

Competitive Strengths

indie focuses on delivering leading edge IC hardware with embedded software solutions. Over the past 10 years, we have built trusted relationships with Tier 1 automotive suppliers. Through focused R&D, leading intellectual property and a curated strategic partner network, we are on a dozen Tier 1 Approved Vendor Lists (“AVLs”). Our competitive strengths include:

•        Positioned in the highest growth areas.    Our products serve four types of automotive applications: safety systems, connected car, user experience and electrification. According to IHS research, these key functions are projected to grow at a 19% CAGR, from $16 billion in 2020 to $38 billion by 2025, substantially outpacing the broader global automotive semiconductor market by 700 basis points during the same period.

•        Differentiated solutions with high barriers to entry.    Due to the high degree of regulatory scrutiny and safety requirements in the automotive industry, the semiconductor market is characterized by stringent qualification processes, zero defect quality requirements and functionally safe design architectures. As a result, products must meet high reliability standards and have extensive design-in timeframes. Further, the automotive environment is harsh, exposing vehicles to fluctuations in temperature and humidity and solutions require specific expertise. Given our extensive industry experience, indie has overcome these high barriers to entry and is well positioned to solve some of the most demanding Autotech design challenges.

•        Partner/Customer relationships.    We focus on engaging with leading global customers by developing technically differentiated, compelling and sustainable architectures. To win with customers and programs, we bring unique designs that allow major cost savings through higher levels of product integration, reducing the total number of chips needed to support multiple requirements. Toward that end, today indie is approved on a dozen Tier 1 AVLs.

•        Proven management team.    indie’s executive management team brings extensive semiconductor experience, with past successes in delivering leading edge technologies and creating stockholder value.

Company Strategy

We are dedicated to offering our customers a comprehensive portfolio of automotive technology solutions. We focus on designing and delivering the technologies that enable four key automotive dynamics: safety systems, connected car, enhanced user experience and electrification. Core tenets of our strategy include:

•        Enabling diverse, high growth applications.    Our system on chip solutions are at the epicenter of a diverse set of emerging applications including telematics, wireless charging, lighting, CarKey and CarPlay.

•        Delivering on existing wins and extending product reach.    Our products currently support multiple Tier 1 automotive supplier platforms. In the medium term, we plan to deliver expanded LiDAR solutions and bring Artificial Intelligence (“AI”) and Machine Learning (“ML”) processor acceleration capabilities into new deployments in radar and vision applications.

•        Pursuing selective acquisitions.    Since the closing of the Transaction, we have completed multiple acquisitions. We continually assess and plan to selectively pursue inorganic opportunities that are complementary to our existing technologies and portfolio of products and/or accelerate our growth initiatives.

•        Leveraging our global supply chain.    We have built an extremely nimble global network of foundry, test and assembly partners that provide us with the unique ability to deliver to industry-leading cycle times. As a fabless semiconductor supplier, this approach has allowed us to maximize scalability while minimizing capital expenditures. To meet demand as the business scales, we plan to focus on augmenting our successful strategic supply chain partnerships.

•        Driving margin expansion through innovative designs and development.    We intend to expand our margins through the design and development of new, more highly integrated solutions. Our engineering teams develop architectures to improve performance and efficiency while reducing the size and cost of the chip as well as the need for multiple, discrete devices.

Company Products and Solutions

Our current products include devices for a multitude of automotive applications spanning ultrasound for parking assistance, in cabin wireless charging, infotainment and LED lighting for enhancing the user experience and telematics and cloud access for connectivity. Products under development range from FMCW, LiDAR, radar and vision solutions for ADAS, to charging controllers, diagnostic platforms and e-fuse chips for electric vehicles. Within our ADAS portfolio, we intend to support all key sensor modalities, delivering comprehensive system-level solutions for our customers as depicted below.

SUPPORTING ALL KEY MODALITIES

LiDAR
Vision
Radar
Sensor Fusion/ AI acceleration
High-Speed Data
UX Processor
Display to Driver
Policy Processor
Self-Drive
AICON

Creating a Comprehensive ADAS Portfolio

1

We have deep design experience and capabilities in core technologies, allowing us to deliver leading-edge Autotech architectures. Our capabilities include, but are not limited to:

•        system engineering, optimization and partitioning;

•        mixed signal and RF design;

•        analog and power management;

•        digital design; and

•        Digital Signal Processors (“DSP”) and ARM-based Microcontrollers (“MCU”)

In addition, embedded software is a cornerstone of virtually all of indie’s products. We utilize automotive grade software solutions and ARM 32-bit processors. Through our proprietary design flow, we also enable algorithm development and co-development with hardware.

TeraXion Products and Solutions

TeraXion designs and manufactures innovative photonic components on various technology platforms, including fiber Bragg gratings (“FBG”), low noise lasers, athermal and tunable packaging, photonic integration and low noise and high-speed electronics. These components are integrated into solutions for the laser systems, optical sensing and optical communication markets.

•        Laser Systems.    TeraXion offers ultrafast lasers that are a unique tool for material processing of electronics, precision automotive parts and medical components. TeraXion’s products include high power laser reflectors, chromatic dispersion management components and optical filters, which can be integrated into high power CW and ultra-short pulse lasers.

•        Optical Communications.    TeraXion also offers chromatic dispersion compensators and emulators, optical filters and semiconductor lasers for the optical communications market. These products are expected to, among other things, be integrated by customers in 10Gbit/s to 100Gbit/s DWDM communication links, radio over fiber links and free space optical communication links.

•        Optical Sensing.    TeraXion offer low noise semiconductor laser sources and optical filters for the optical sensing market. These products will, without being limited to, be integrated by customers in fiber optics or remote sensing systems. End applications include physical parameter sensing (vibration, strain, temperature), wind detection and measurement, hard target detection such as autonomous driving and inertial measurement.

Manufacturing

Other than specific FBG and semiconductor laser-based products created by TeraXion, indie continues to utilize a fabless business model, working with a network of third parties to manufacture, assemble and test our products. This approach allows us to focus our engineering and design resources on our core competencies and to control and reduce our fixed costs and capital expenditures.

Wafers, which are the fundamental components of our devices, are manufactured by multiple third-party foundries. Our primary manufacturing partners are X-FAB, HHGrace, ASE Group, ASE ATX, Sigurd, GT Test, and Global Foundries. We contract with X-FAB for mixed signal and high voltage foundry. HHGrace provides us deeper sub-micron capabilities with embedded Flash Memory. ASE Group is contracted for packaging and testing. We dual source packaging and testing locations at ASE Groups’ Taiwan and Shanghai facilities. We use Global Foundries as our foundry partner for several process technologies including advanced nodes. Having several sources and partners provides us with an enhanced security of supply.

Manufacturing is typically a 26-week cycle. The process begins by indie submitting a purchase order for wafers (which normally has a 70-90 day cycle), while simultaneously sending a forecast of demand to assembly and test partners so that they may order materials and secure capacity for indie, respectively. Assembly is typically a 10 to15 day process, while testing takes approximately 7 to 10 days. The finished product is then warehoused and drop-shipped to a specific location. We currently ship products to China (Shanghai, Anting, Shenzhen and Changsha), Hong Kong, Taiwan, the United States, Portugal, Korea, Mexico, and Germany.

In connection with our acquisition of TeraXion in October 2021, we added limited manufacturing capabilities in Quebec City, Canada to assemble and test FBG based products and semiconductor laser-based products.

Sales, Marketing and Customer Support

Our go-to-market strategy provides comprehensive customer coverage. We are partner and standard agnostic, allowing our solutions to be used globally and across multiple platforms and customers. We target innovative Tier 1 automotive suppliers and focus on the semiconductors and software that enable the key systems which underpin the highest growth automotive technology market opportunities.

We often work with customers that have a leading market share in a given application and we deliver unique, tailor-made software and hardware solutions. Given automotive product cycles, we are typically in production with customers for more than seven years with a single design. Through our customer collaboration at the R&D level, our team members are often integrated into a customer’s technology selection and design processes, a key aspect in indie’s winning track record of repeat business.

Since our inception, we have shipped over 140 million devices to customers and our products are powering solutions in over 20 automotive suppliers. By establishing a trusted relationship with the industry’s leading suppliers, indie is well positioned to gain a growing share of new automotive solutions.

Revenues for the years ended December 31, 2021 and 2020 include sales to Aptiv, a leading Tier 1 automotive supplier, which represented approximately 39% and 57% of total revenue, respectively. The loss of this customer would have a material impact on our consolidated financial results.

Research and Development Strategy

We have invested a significant amount of time and expense into the design and development of our products and the associated software. Our engineering teams deliver innovative mixed signal solutions with a focus on meeting our customers’ performance requirements.

As an Autotech company, we believe that our future success depends on our ability to rapidly develop and introduce differentiated products. Our goal is to continually improve both our existing portfolio, while simultaneously introducing new solutions in order to create value for our customers. To outpace market growth, we invest in opportunities that will help extend our product reach, with an emphasis on the industry’s fastest growing segments. Our attention to meeting or exceeding the stringent automotive safety and reliability requirements is fundamental to our research and development process.

To that end, we regularly review our investments to ensure alignment with our growth and profitability goals and make necessary changes in the allocation of resources as needed. In 2021, we spent approximately 120% of our revenues on research and development as we continue to grow to support pent-up customer demand.

Our research activities are principally conducted at our headquarters in Aliso Viejo, California and we have design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; San Francisco and San Jose, CA; Budapest, Hungary; Dresden and Munich, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan and several locations throughout China.

Process and Packaging Technology

Packaging is becoming increasingly crucial to the performance and reliability of automotive ICs, especially given the challenging operating environment of vehicles. indie’s technology development engineers have long-established expertise in delivering leading edge capabilities, such as system-in-package (“SiP”) technology. Further, we leverage our proprietary packaging capabilities to integrate multiple chips into a single package solution.

Automotive Quality and Safety

We employ wafer and package technologies that meet or exceed the rigorous quality and safety requirements set by industry standards and our customers. Our robust development processes and company guidelines have resulted in indie devices that are capable of exceeding the requirements of AEC Q100 Automotive Grade.

Our dedication to our customers begins with a commitment to design, produce and deliver the highest quality products that meet or exceed the performance levels required for each application. We encourage our customers to frequently visit both our design centers and our manufacturing partners to ensure that the processes and quality meet the standards they have come to expect. We are ISO9001 certified and intend to pursue further certifications.

Intellectual Property

The core strengths of our business are our intellectual property portfolio and engineering experience, both of which guide product development activities and our approach to patent filings.

Our future success and competitive position depend in part upon our ability to obtain and maintain protection of our proprietary technologies. In general, we have elected to pursue patent protection for aspects of our circuit and device designs that we believe are patentable. We have a number of core technology patents currently in process, including provisions, but we do not rely on any particular patent or patents for our success and have instead relied on our know-how and trade secrets. We also rely on a combination of non-disclosure agreements and other contractual provisions, as well as our employees’ commitment to confidentiality and loyalty, to protect our technology and processes.

The semiconductor industry in general is characterized by frequent claims of infringement and litigation regarding patent and other intellectual property rights. Patent infringement is an ongoing risk, in part because other companies in our industry could have patent rights that may not be identifiable when we initiate development efforts. Litigation may be necessary to enforce our intellectual property rights, and we may have to defend ourselves against infringement claims.

Our Corporate Structure

We are a Delaware corporation that is a holding company for ADK LLC, a California limited liability company. ADK LLC is our primary operating entity, and its consolidated subsidiaries include its wholly-owned subsidiaries indie Services Corporation, indie LLC and indie City LLC, all California entities, Ay Dee Kay Limited, a private limited company incorporated under the laws of United Kingdom, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Semiconductor Hungary, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a wholly-owned subsidiary incorporated under the laws of Canada, indie Semiconductor Japan, a wholly-owned subsidiary incorporate under the laws of Japan, indie Semiconductor Design Israel Ltd., a private limited company incorporated under the laws of Israel, and 50%-owned subsidiary that it controls, Wuxi indie Microelectronics Technology Co., Ltd., an entity in China controlled by ADK LLC, and its wholly-owned subsidiaries, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd.

As of December 31, 2021, our corporate org chart is as follows:

We are headquartered in Aliso Viejo, California and a majority of our operations are based in the United States. A majority of our employees are located in the United States and Canada.

Permission Required from the PRC Authorities for Our Operations and to Issue Securities

indie is a Delaware corporation that operates through a California LLC, and as a result, neither indie nor any of its subsidiaries, other than the China subsidiary, require permissions or approval from any PRC government agency for its operations and neither indie nor its subsidiaries have ever had any permissions denied by the PRC. If indie or its subsidiaries do not receive or maintain any required PRC permissions or approvals, incorrectly conclude that such permissions or approvals are not required, applicable laws, regulations or interpretations change and we are required to obtain such permissions or approvals in the future, we may incur costs associated with obtaining required permissions or approvals, be forced to relocate our operations, or completely cease operations of our China subsidiary. See “Risk Factors — Risks Related to Doing Business in China.”

Our China subsidiary is required to obtain certain permits and licenses from the PRC government agencies to operate its business in China, such as business licenses and registration with China’s State Administration of Foreign Exchange (“SAFE”) for the issuance of equity incentives granted to employees in China. As the date of this prospectus, our China subsidiary has obtained the required business licenses from the State Administration for Market Regulation (“SAMR”) and complied with registration requirements of China’s SAFE.

As a designer and manufacturer of autotech components, we are not subject to the PRC Cybersecurity Law, the CAC, and other regulations and regulatory agencies that regulate storage, collection and security of personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC. Online platform or website operators of certain industries may be identified as critical information infrastructure operators by the CAC if they meet the threshold as stated in the Revised Cybersecurity Measures and such operators may be subject to cybersecurity review. We believe we would not be subject to the cybersecurity review by the CAC, given that (i) we and our China subsidiary possess and will possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business and the business of the China subsidiary does not have a bearing on national security and thus should not be classified as core or important data by the authorities. However, there remains uncertainty as to how the cybersecurity measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures.

Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Cash Flows, Dividends and Other Asset Transfers between the U.S. Holding Company and Our Subsidiaries

In order for us to pay dividends or other distributions to our stockholders, we will rely on payments from our domestic operating subsidiary, ADK LLC. All revenue generated by shipment to China that is earned by ADK LLC is paid directly to ADK LLC, primarily in U.S. dollars. Any revenue generated by our China subsidiary is collected locally and is held in Chinese bank accounts.

Our Chinese subsidiary has kept and intends to keep any future earnings to re-invest in and finance its operations and expansion, and we do not anticipate that it will pay cash dividends in the foreseeable future. Current PRC regulations permit Chinese operating subsidiaries to pay dividends to foreign parent companies only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Our China subsidiary may be restricted from making dividends or distributions on equity by conditions on future debt or PRC rules or regulations.

ADK LLC and our China subsidiary also are parties to intercompany agreements for various intercompany services, including sales & marketing, non-recurring engineering projects and other administrative tasks. Service fees are paid on a cost-plus basis and paid between the entities without net settlement.

As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our stockholders. There have not been any dividends or other distributions from our China subsidiary and our China subsidiary has never paid any dividends or distributions outside of China. We presently intend to retain all earnings to fund our operations and business expansions.

For more information, see our condensed consolidated financial statements and the related notes included elsewhere in the registration statement to which this prospectus forms a part.

Competition

The market for high-performance analog, digital and mixed-signal semiconductors for automotive applications, is competitive although recent consolidation across the semiconductor industry has reduced the number of viable competitors and created design opportunities for us. Our primary competitors are other automotive-focused semiconductor companies, including Infineon, Monolithic Power Systems, NXP, Renesas and ST Microelectronics.

Some competitors have more financial resources than we do, while others have a more diversified set of products and end markets. Accordingly, such competitors may be able to more quickly respond to customer requests and market developments, and to better withstand external economic or market factors.

However, we believe that our technical and design experience, our existing approved vendor list position across a dozen Tier 1 automotive suppliers, and a growing demand for software embedded solutions with proprietary manufacturing and packaging capabilities, position us to outpace our addressable market.

Corporate Responsibility and Sustainability

We believe responsible and sustainable business practices support our long-term success. As a company, we are committed to protecting and supporting our people, our environment, and our communities. This commitment is reflected through our day-to-day activities, including adoption of socially responsible policies and procedures, our focus on fostering an inclusive workplace, our constant drive toward more efficient use of materials and energy, our careful management of our supply chain, our products which help enhance road safety, and our ethics and compliance program.

•        We seek to protect the human rights and civil liberties of our employees through policies, procedures, and programs that avoid risks of compulsory and child labor, both within our company and throughout our supply chain.

•        We foster a workplace of dignity, respect, diversity, and inclusion through our recruiting and advancement practices, internal communications, and employee resource groups.

•        We educate our employees annually on relevant ethics and compliance topics, publish accessible guidance on ethical issues and related company resources in our global Code of Business Conduct and Ethics, and encourage reporting of ethical concerns through any of several global and local reporting channels.

•        We innovate to reduce the energy used by our products, the energy used to manufacture them, and the amount of new materials required to manufacture them.

Employees

As of December 31, 2021, we had over 400 employees. None of our employees or contract workers are represented by a labor union.

Design Centers and Other Facilities

Our headquarters are located in Aliso Viejo, California, with additional in design centers and sales offices in Austin, TX; Boston, MA; Detroit, MI; Phoenix, AZ; San Francisco and San Jose, CA; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan and several locations throughout China.

Legal Proceedings

We may be a party to routine claims or litigation incidental to its business. We are currently not a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition or results of operations. See Note 21 to our consolidated financial statements included elsewhere in this prospectus for a discussion of our commitments and contingencies.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of the directors and executive officers of indie Semiconductor, Inc. as of April 1, 2022.

Name	Age	Position
Donald McClymont	53	Chief Executive Officer and Director
Ichiro Aoki	57	President and Director
Thomas Schiller	51	Chief Financial Officer and EVP of Strategy
Scott Kee	45	Chief Technology Officer
Steven Machuga	57	Chief Operating Officer
Ellen Bancroft	56	General Counsel and Secretary
David Aldrich(1)(2)	65	Chairman and Independent Director
Diane Brink(2)(3)	63	Independent Director
Peter Kight(3)	65	Independent Director
Karl-Thomas Neumann(2)	61	Independent Director
Jeffrey Owens(1)	67	Independent Director
Sonalee Parekh(1)(2)	49	Independent Director
Diane Biagianti(3)(4)	62	Independent Director

____________

(1)      Member of the audit committee

(2)      Member of the compensation committee

(3)      Member of the nominating and corporate governance committee

(4)      Effective March 28, 2022, William Woodward resigned as a member of our board of directors and nominating and corporate governance committee. Mr. Woodward’s decision to step down from the board did not involve any disagreement with us on any matter relating to our operations, policies or practices. Ms. Biagianti was appointed to our board of directors and nominating and corporate governance committee effective April 1, 2022.

There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Donald McClymont serves as indie’s Chief Executive Officer and is responsible for formulating its strategic vision, ensuring execution of business plans and creating shareholder value. Mr. McClymont also serves on indie’s Board of Directors. Prior to co-founding indie in 2012, he was Vice President of Marketing at Axiom Microdevices, tasked with driving company strategy, developing sales engagements and building key industry partnerships. Prior to Axiom, he was a Product Line Director at Skyworks Solutions/Conexant and a Marketing Manager at Fujitsu. Previously, he was with Thesys (now X-FAB/Melexis), and Wolfson (now Cirrus Logic), as a design engineer. Mr. McClymont holds five patents worldwide and earned a Masters in Engineering Electronics and Electrical from the University of Glasgow.

Dr. Ichiro Aoki serves as indie’s President and as a member of the Board of Directors. He works closely with indie’s executive team and Board to create, update and manage execution of indie’s strategies and technical roadmaps. Prior to co-founding indie in 2012, Dr. Aoki was a co-founder, Board Member and Chief Architect of Axiom Microdevices, which was subsequently sold to Skyworks Solutions. Previously, Dr. Aoki founded and served as co-CEO of PST Eletronica Ltd. in Brazil, which was later sold to Stoneridge, Inc. Dr. Aoki has developed 35 patents worldwide and has authored numerous IEEE papers, two of them having over 400 citations. He is fluent in Japanese, Portuguese and English. Dr. Aoki holds a Ph.D. and Masters in Electrical Engineering from the California Institute of Technology and a Bachelor of Science in Electrical Engineering from the University of Campinas, Sao Paulo, Brazil. He serves as a California Institute of Technology Electrical Engineering Advisory Council Member and is also a Scientific Advisory Board Member with the California Institute of Technology Space-based Solar Power Project (“SSPP”).

Thomas Schiller serves as indie’s Chief Financial Officer and Executive Vice President of Strategy. In this role, he leads all corporate financing, reporting, investor relations, treasury, tax, as well as merger and acquisition activities. Prior to joining indie in October 2019, Mr. Schiller was Vice President of Marketing at Marvell Semiconductor, from February to October 2019. From July 2002 to February 2019, he was Vice President of Strategy and Corporate

Development at Skyworks Solutions. He earned a Masters of Business Administration from the University of Southern California with specialization in Entrepreneurship and Finance, and holds a Bachelor of Arts in Social Sciences with emphasis in Economics and Political Science from the University of California, Irvine. In addition, Mr. Schiller has completed executive education programs at the University of California, Los Angeles and at Suffolk University, Boston.

Dr. Scott Kee is indie’s Chief Technology Officer with responsibility for all strategic product development and roadmap alignment. Prior to co-founding indie, Dr. Kee was Chief Technology Officer at Axiom Microdevices, another company he co-founded, which was subsequently sold to Skyworks Solutions. Dr. Kee has developed 35 patents worldwide. He earned his Ph.D. in Electrical and Electronics Engineering from the California Institute of Technology, and holds a Bachelor of Science in Electrical and Electronics Engineering from the University of Delaware.

Steven Machuga has been indie’s Chief Operating Officer since March 2021. He has over 30 years of experience in electronics and semiconductor development and high-volume operations management of the entire supply chain. Prior to joining indie, he was Vice President, Worldwide Operations at Skyworks Solutions since 2016. Prior to that, he was Vice President, External Manufacturing Operations & Engineering at Skyworks from 2006. He holds a Masters in Chemical Engineering and Materials Science from the University of Minnesota and a Bachelor of Science in Chemical Engineering, from the University of Connecticut. He holds six U.S. patents and three European patents.

Ellen Bancroft joined indie in April 2021 as our General Counsel and Secretary, where she is responsible for all corporate, legal governance and SEC matters. Previously, she was a partner at the international law firm of Morgan, Lewis & Bockius LLP since 2013, where she served as Office Managing Partner for over five years. From 2003 to 2013, she was a partner and the California Corporate Group Head, at Dorsey & Whitney LLP. Prior to that, she was an associate, and later a partner, at Brobeck, Phleger & Harrison LLP. In her law firm practice, she regularly counseled corporate boards and related committees, advised various public companies on their public company reporting obligations and corporate governance matters, and led a variety of M&A and corporate finance transactions. Since 2018, Ms. Bancroft has been a guest lecturer for the Corporate Governance Program at UCLA Anderson School of Business. She holds a Juris Doctor from Vanderbilt University School of Law, and a Bachelor of Science in Business from Indiana University, Bloomington.

David Aldrich has been our Chairman since our Business Combination and was Chairman of the Board of Skyworks Solutions, Inc., a position he has held since May 2014. Mr. Aldrich served as Executive Chairman of Skyworks from May 2016 to May 2018. Prior to his appointment as Executive Chairman, Mr. Aldrich had served as Chief Executive Officer of Skyworks since its formation in 2002 via a merger between Alpha Industries and Conexant Systems’ wireless business. Before the creation of Skyworks, he served as President and CEO of Alpha Industries, a position he held since April 2000. He joined Alpha Industries in 1995 as Vice President and Chief Financial Officer and held various management positions in the ensuing years, including President and Chief Operating Officer. Prior to this, he held senior management positions at Adams-Russell and M/A-COM. Mr. Aldrich received a Bachelor of Arts in Political Science from Providence College in 1979 and a Master’s in Business Administration from the University of Rhode Island in 1981. In 2004, he was named Ernst & Young New England Entrepreneur of the Year in the Semiconductor category. In 2014, he was named CEO of the Year by the Massachusetts Technology Leadership Council. In addition, Mr. Aldrich is a board member of Belden (NYSE: BDC), a publicly traded provider of end-to-end signal transmission solutions, and Acacia Communications (NASDAQ: ACIA), a publicly traded provider of high-speed coherent optical interconnect products.

Diane Brink has been our director since our Business Combination and is currently an Independent Director for Belden Inc. (NYSE: BDC), where she is a member of the Nominating and Corporate Governance Committee and chairs the Cybersecurity Committee. Ms. Brink is also a Senior Fellow and Adjunct Professor at the Kellogg School of Management, Kellogg Markets and Customers Initiative, Northwestern University. Diane retired from IBM in February 2015 after a successful 35-year career. She served as IBM’s Chief Marketing Officer for Global Technology Services (“GTS”) from September 2008 to January 2015. She had worldwide responsibility for the product portfolio. Her market-centric approach led to the redesign of the legacy infrastructure services business to a cloud-based, analytics driven services model, establishing market leadership in cloud computing, security, resiliency, and mobility. Diane held a variety of senior leadership positions, including leading World Wide Integrated Marketing Communications, managing, promoting and generating demand for the IBM brand. Her leadership in advancing the digital transformation of IBM through digital marketing, social media and e-commerce enabled new revenue sources, new methods of client engagement, and new approaches to sales and marketing. She was Vice President of Marketing and Strategy for IBM Americas, Vice President of Distribution Channels Management, Systems Group and General Manager, IBM Middle Markets, Midwest. Known as a forward-thinking C-suite executive, Diane has expertise in strategy, marketing, sales, business development, and general management. Diane is a passionate leader with a collaborative style. She is a skilled leader and mentor in developing talent to reach their maximum personal potential. Ms. Brink’s enterprise wide and strategic, long-term approach contribute to long term value creation. Her broad experience enables her to bring market and customer-based insights, pragmatic solutions and perspective. Her expertise in large scale enterprise transformation has helped align functions for high performance, drive cultural change and achieve strategic revenue and profitability goals. Diane is a strong proponent and practitioner of corporate governance. In addition to her public company board role, she has board experience with nonprofit industry institutions including the Association of National Advertisers (“ANA”), the Advanced Energy Research & Technology Center (“AERTC”), and the Iona Preparatory School. Ms. Brink currently serves on the Dean’s Council for the College of Engineering & Applied Sciences at Stony Brook University. She is a Governance Fellow with the National Association of Corporate Directors (“NACD”). Ms. Brink holds an MBA in Finance from Fordham University and a BS in Computer Science from Stony Brook University.

Peter J. Kight has been our director since our Business Combination and served as senior special advisor to Thunder Bridge II. Since 2020, he has been a senior special advisor of Thunder Bridge Capital Partners III Inc. From 2018 to 2019, he was a director of Thunder Bridge Acquisition, Ltd. (NASDAQ: TBRG), a blank check company which in July 2019 consummated its initial business combination with Hawk Parent Holdings, LLC, or Repay, an omnichannel payments technology provider; upon such consummation, Mr. Kight remained with the combined company, Repay Holdings Corporation (NASDAQ: RPAY) as chairman of the board of directors. Mr. Kight has 34 years of industry experience. He was the founder, chairman and CEO of CheckFree (Nasdaq: CKFR), a provider of financial services technology, from 1981 until it was acquired by Fiserv (Nasdaq: FISV) in 2007. He also served as director and vice chairman (2007 to 2010) of Fiserv until 2012. Previously, Mr. Kight was co-chairman, managing partner and senior advisor at Comvest Partners. He is a board member of Bill.com Holdings, Inc. (NYSE: BILL), a provider of software that digitizes and automates back-office financial operations. Mr. Kight previously served on the boards of directors of Blackbaud (NASDAQ: BLKB), a supplier of software and services specifically designed for nonprofit organizations, from 2014 to 2020, Huntington Bancshares Incorporated (NASDAQ: HBAN), a regional bank holding company, from 2012 to 2020, Akamai Technologies, Inc. (NASDAQ GS: AKAM), distributor of computing solutions and services, from 2004 to 2012, and Manhattan Associates, Inc., (NASDAQ: MANH) a provider of supply chain planning and execution solutions, from 2007 to 2011. Mr. Kight holds more than a dozen patents and publications for electronic banking and payment systems.

Dr. Karl-Thomas Neumann has been our director since our Business Combination and has been the CEO and Founder of KTN Investment and Consulting since March 2018. From April 2018 to June 2019, he held a management position at Canoo Inc., an electric vehicles company, where his responsibilities included technology and marketing. From March 2013 to March 2018 he was Executive Vice President & President Europe for General Motors Company, where he was also a member of the GM Executive Committee. Dr. Neumann was previously with Volkswagen AG, where he was CEO and Vice President of Volkswagen Group China in Beijing from September 2010 to August 2012. Prior to that he held a number of management positions at Volkswagen, beginning in 1999 as Head of Research and Director of Electronics Strategy. From 2004 to 2009, Dr. Neumann was a member of the Executive Board at German automotive supplier Continental AG, responsible for the Automotive Systems Division. From August 2008 to September 2009, he was Chairman of the Executive Board of Continental AG. In December 2009, he returned to Volkswagen AG and took over company-wide responsibility for electric propulsion. Since March 2019, he has served as a member of the board of directors of South Korea based Hyundai-Mobis where he serves on the audit committee, the compensation committee and the nominating and corporate governance committee. Dr. Karl-Thomas Neumann was born on April 1, 1961 in Twistringen in Lower Saxony. He holds a Ph.D. in Microelectronics from the University of Duisburg, Germany, as well as a diploma in Electrical Engineering from the University of Dortmund, Germany. He began his professional career at the Fraunhofer Institute as a research engineer before moving to Motorola Semiconductor, where he worked as an engineer and strategy director responsible for the automobile industry.

Jeffrey Owens has been our director since our Business Combination and is a retired automotive technology executive. He served as Executive Vice President and CTO of Delphi Automotive PLC, until his retirement in 2017. During his over 40-year career at Delphi, Mr. Owens served in a variety of technology, engineering and operating leadership roles, including as President of Delphi’s Electronics and Safety Division and President of Delphi Asia Pacific. Mr. Owens also has served as a director of Rogers Corporation (NYSE: ROG) since 2017 and previously served a director of Cypress Semiconductor Corporation from 2017 to 2020. Mr. Owens serves on the Board of Trustees for Kettering University, including as past Chairman. Mr. Owens brings to the Board deep experience as a technology and operating executive of a global automotive technology company.

Sonalee Parekh has been our director since our Business Combination and is the Senior Vice President of Corporate Development and Investor Relations at Hewlett Packard Enterprise (“HPE”), a Fortune 500 technology company with $30 billion in revenues. She has held that position since October 2019. As Senior Vice President of Corporate Development, Ms. Parekh is responsible for corporate strategy, mergers and acquisitions, strategic investments, business integration and performance management. In her role as Senior Vice President of Investor Relations, Ms. Parekh works directly with many of the world’s largest institutional investors and asset managers and leads HPE’s quarterly earnings process and socially responsible investing strategy. Prior to HPE, Ms. Parekh held senior leadership roles at several global investment banks, including Goldman Sachs, Barclays Capital and Jefferies International. From July 2016 to April 2019, Ms. Parekh was a Managing Director at Jefferies International, and from July 2014 to July 2016 she was an Executive Director at the Royal Bank of Canada. She currently serves as a board advisor to Bidstack Group. Ms. Parekh earned a Bachelor of Commerce from McGill University.

Diane Biagianti has been our director since April 2022 and has served since 2020 as senior vice president and general counsel for Glaukos Corporation (NYSE:GKOS), a publicly-traded medical technology and pharmaceutical company. From 2011 to 2020, Ms. Biagianti was chief responsibility officer Edwards Lifesciences, a global leader in patient-focused medical innovations for structural heart disease and critical care and surgical monitoring, where she was responsible for global ethics and compliance, corporate sustainability and information security. From 2009 to 2011, she served as division vice president, legal section head, upon Abbot Laboratories’ acquisition of Advanced Medical Optics, and from 2002 to 2009, she was served in various leadership positions at Advanced Medical Optics, including senior vice president and general counsel. From 1997 to 2002, she served as vice president and assistant general counsel for Experian Information Solutions, Inc. She has also worked as a labor and employment attorney for O’Melveny & Myers LLP and a senior accountant for M.J. Seby & Associates, Ltd., CPAs.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Code of Ethics is available on our website at investors.indiesemi.com under “Governance.” In addition, a copy of the Code of Ethics will be provided without charge upon request to us in writing at 32 Journey, Suite 100, Aliso Viejo, California 92656. Our Code of Ethics is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Ethics on our website. The information contained on, or accessible from, our website is not part of this prospectus by reference or otherwise.

Board Composition

Our business affairs are managed under the direction of our board of directors. Our board of directors consists of nine members, seven of whom are independent within the meaning of the Nasdaq rules. Messrs. McClymont and Aoki are not considered independent.

Our board of directors is currently comprised of Donald McClymont, Ichiro Aoki, David Aldrich, Diane Brink, Peter Kight, Karl-Thomas Neumann, Jeffrey Owens, Sonalee Parekh and William Woodward.

Our board of directors is divided into three staggered classes of directors. At each annual meeting of our stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

•        the Class I directors are Sonalee Parekh, Ichiro Aoki and Jeffrey Owens and their terms will expire at the annual meeting of stockholders to be held in 2022;

•        the Class II directors are William Woodward, Karl-Thomas Neumann and Diane Brink and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•        the Class III directors are Donald McClymont, Peter Kight and David Aldrich and their terms will expire at the annual meeting of stockholders to be held in 2024.

The Certificate of Incorporation provides that our board of directors will consist of one or more members, and the number of directors may be increased or decreased from time to time by a resolution of the board of directors provided that the number of directors constituting the whole board of directors shall not be more than nine. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. This classification of the board of directors may have the effect of delaying or preventing changes in control of the Company.

Each of our officers will serve at the discretion of the board of directors and will hold office until his or her successor is duly appointed and qualified or until his or her earlier death, resignation or removal. There are no family relationships among any of our directors or officers.

Director Independence

Our Class A common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Our board of directors has undertaken a review of the independence of each director and considered whether each of our directors has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, we have determined that Messrs. Aldrich, Kight, Neumann, Owens and Woodward, and Ms. Brink and Ms. Parekh are considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Committees of the Board of Directors

Our board of directors has an audit committee, compensation committee and nominating and corporate governance committee. The composition and responsibilities of each of the committees of the board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by the board of directors.

Audit Committee

Each of the members of our audit committee satisfies the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and rules of Nasdaq. We also determined that Sonalee Parekh qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of Nasdaq. Our audit committee is responsible for, among other things:

•        selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•        helping to ensure the independence and performance of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent registered public accounting firm, our interim and year-end financial statements;

•        developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•        reviewing our policies on and overseeing risk assessment and risk management, including enterprise risk management;

•        reviewing the adequacy and effectiveness of internal control policies and procedures and our disclosure controls and procedures; and

•        approving or, as required, pre-approving, all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

The board of directors has adopted a written charter for the audit committee which is available on our website.

Compensation Committee

None of the members of our compensation committee is an officer or employee or former officer of the Company or has any relationship with the Company requiring disclosure as a related person transaction under applicable SEC rules. Each of the members of our compensation committee meets the requirements for independence under the under the applicable rules and regulations of the SEC and rules of Nasdaq. Our compensation committee is responsible for, among other things:

•        reviewing, approving and determining the compensation of our officers and key employees;

•        reviewing, approving and determining compensation and benefits, including equity awards, to directors for service on the board of directors or any committee thereof;

•        administering our equity compensation plans;

•        reviewing, approving and making recommendations to the board of directors regarding incentive compensation and equity compensation plans; and

•        establishing and reviewing general policies relating to compensation and benefits of our employees.

The board of directors has adopted a written charter for the compensation committee which is available on our website.

Nominating and Corporate Governance Committee

Each of the members of the nominating and corporate governance committee meets the requirements for independence under the applicable rules and regulations of the SEC and rules of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:

•        identifying, evaluating and selecting, or making recommendations to the board of directors regarding, nominees for election to the board of directors and its committees;

•        evaluating the performance of the board of directors and of individual directors;

•        considering, and making recommendations to the board of directors regarding, the composition of the board of directors and its committees;

•        reviewing developments in corporate governance practices;

•        evaluating the adequacy of the corporate governance practices and reporting;

•        reviewing related person transactions; and

•        developing, and making recommendations to the board of directors regarding, corporate governance guidelines and matters.

The board of directors has adopted a written charter for the nominating and corporate governance committee which is available on our website.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, and in the past year has not served, (i) as a member of the compensation committee or the board of directors of another entity, one of whose officers served on our compensation committee, or (ii) as a member of the compensation committee of another entity, one of whose officers served on our board of directors.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation programs for our named executive officers (identified below). This discussion may contain forward- looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the existing and currently planned programs summarized or referred to in this discussion.

We have opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as we are an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two most highly compensated executive officers other than the principal executive officer, who were serving as executive officers as of December 31, 2021. Since the Company is a newly-formed entity that recently became a public company on June 10, 2021 as a result of the Business Combination, we have provided the compensation awarded to, earned by or paid to the CEO and the two most highly compensated executive officers of ADK LLC while employed by ADK LLC for the years ended December 31, 2021 and 2020. (the “named executive officers”). Each of such persons currently hold the same positions with the Company.

Donald McClymont was our principal executive officer of ADK LLC for the entirety of fiscal 2021 and fiscal 2020. Our two most highly compensated executive officers that were serving in such capacity at the end of fiscal year 2021 (other than Mr. McClymont) were Ellen Bancroft and Steve Machuga. Our three most highly compensated executive officers that were serving in such capacity at the end of fiscal 2020 (other than Mr. McClymont) were Thomas Schiller, Ichiro Aoki and Scott Kee.

Therefore, for the fiscal year ended December 31, 2021, our named executive officers were:

•        Donald McClymont, Chief Executive Officer;

•        Ichiro Aoki, President;

•        Thomas Schiller, Chief Financial Officer and Executive Vice President of Strategy;

•        Scott Kee, Chief Technology Officer;

•        Steven Machuga, Chief Operating Officer; and

•        Ellen Bancroft, General Counsel and Secretary.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary		Bonus	Equity		All Other Compensation(3)	Total
Donald McClymont	2021	220,000		—	—		34,886	254,886
Chief Executive Officer	2020	220,000		—	—		15,422	235,422

Thomas Schiller	2021	300,000		—	—		47,358	347,358
Chief Financial Officer and	2020	300,000		—	6,081,900	(1)(2)	21,344	6,403,244
Executive Vice President of Strategy

Scott Kee	2021	200,000		—	—		11,204	211,204
Chief Technology Officer	2020	200,000		—	—		3,509	203,509

Ichiro Aoki	2021	200,000		—	—		16,080	216,080
President	2020	200,000		—	—		3,509	203,509

Steve Machuga	2021	316,250	(4)	—	3,965,708	(5)	40,801	4,322,759
Chief Operating Officer

Ellen Bancroft	2021	291,667	(6)	—	1,902,000	(5)	168,602	2,362,269
General Counsel and Secretary

__________

(1)      This grant includes both performance-based stock awards and time-based awards granted in fiscal 2020. The fair value of these awards represents the estimated grant date fair value of the stock awards as determined under the provisions of FASB Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in Note 17 of the accompanying financial statements. In 2020, Mr. Schiller received a grant of 75,000 Class B LLC units of ADK LLC, which had five individual vesting schedules as follows:

•        26,000 units vest as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period;

•        25,000 units vested in their entirety on the date of successful closing of the Business Combination;

•        12,000 units vest in their entirety upon the Company’s achievement of at least $150,000,000 in trailing twelve-month revenue;

•        6,000 units vested in their entirety upon the completion of a capital raise in the amount of at least $50,000,000 with a minimum pre-money valuation of $350,000,000 as determined in the financing round (which shares vested in full at the closing of the Business Combination); and

•        6,000 units vest in its entirety upon the Company’s achievement of at least $50,000,000 in trailing twelve-month revenue.

(2)      In connection with the Business Combination, the 75,000 Class B LLC units of ADK LLC were split into an aggregate of 2,085,019 Class B LLC Units and then were converted into 2,085,019 shares of the Company’s Class A common stock.

(3)      Amount consists of Company matching contributions under the 401(k) Plan in the amount of $8,800, $0, $11,200, $0, $7,950 and $7,833 for Messrs. McClymont, Aoki, Schiller, Kee and Machuga and Mrs. Bancroft, respectively. Each of such officer also was provided with Armadacare, which is an executive medical cost reimbursement program, which program costs $6,708, $3,839, $10,302 $3,550, $0, and $6,622 for Messrs. McClymont, Aoki, Schiller, Kee and Machuga and Mrs. Bancroft, respectively, which was paid for by the Company.

(4)      Mr. Steven Machuga’s service as our Chief Operating Officer commenced in January 2021, and as a result, his salary was prorated based on an annual balance of $330,000.

(5)      These grants include time-based awards granted in fiscal 2021. The fair value of this award represents the estimated grant date fair value of the stock awards as determined under the provisions of FASB Accounting Standard Codification Topic 718. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized from the stock awards. The assumptions made in computing the estimated fair value of such stock awards are discussed in the footnote of the accompanying financial statements.

(6)      Mrs. Bancroft’s service as our General Counsel commenced in April 2021, and as a result, her salary was prorated based on an annual balance of $300,000.

Employment Arrangements with Named Executive Officers

None of Messrs. McClymont, Schiller, Aoki or Kee had an employment agreement with us during fiscal 2021 and fiscal 2020. In connection with the Business Combination, we intend to enter into employment agreements with each of our executive officers on mutually acceptable terms.

2020 Equity-Based Compensation

Class B Units

We entered into Class B Unit Purchase Agreements with certain employees and executives pursuant to which we awarded Class B Units. Class B Units provide for the grant of “profits interests” that give the grantee the right to participate in future profits and appreciation in the value of ADK LLC. The profits interests generally vest over four years, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal monthly installments over the next three years. The agreements provide for double trigger accelerated vesting if there is a change of control and the grantee’s employment is terminated other than for “cause” or if the grantee resigns for “good reason” as defined in such agreements.

Treatment of Class B Units in Business Combination

Mr. Schiller, our Chief Financial Officer, is the only named executive officer who received Class B LLC Units in ADK LLC. In 2020, Mr. Schiller contributed all of his 75,000 LLC Units to ADK Service Provider Holdco LLC (“Holdco”) in exchange for shares of common stock in Holdco. In connection with the Business Combination, all of Mr. Schiller’s Holdco shares were exchanged and converted into 2,085,019 shares of Class A common stock of the Company, 937,100 of which were unvested as of the Closing.

Equity Incentive Plan

The 2021 Omnibus Equity Incentive Plan (the “Equity Incentive Plan”) is a comprehensive incentive compensation plan that was adopted in June 2021 under which we can grant equity-based and other incentive awards to our officers, employees, directors, consultants and advisers. The purpose of the Equity Incentive Plan is to help us attract, motivate and retain such persons with awards under the Equity Incentive Plan and thereby enhance shareholder value.

Administration.    The Equity Incentive Plan is administered by the compensation committee of our board of directors, which consists of three members of our board of directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and “independent” for purposes of Nasdaq requirements. If a member of the compensation committee is eligible to receive an award under the Equity Incentive Plan, such compensation committee member shall have no authority under the plan with respect to his or her own award. Among other things, the compensation committee has complete discretion, subject to the express limits of the Equity Incentive Plan, to determine the directors, employees and nonemployee consultants to be granted an award, the type of award to be granted, the terms and conditions of the award, the form of payment to be made and/or the number of shares of common stock subject to each award, the exercise price of each option and base price of each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award, whether to accelerate vesting, the value of the common stock underlying the award, and the required withholding, if any. The compensation committee may amend, modify or terminate any outstanding award, provided that the participant’s consent to such action is required if the action would impair the participant’s rights or entitlements with respect to that award. The compensation committee is also authorized to construe the award agreements, and may prescribe rules relating to the Equity Incentive Plan. Notwithstanding the foregoing, the compensation committee does not have any authority to grant or modify an award under the Equity Incentive Plan with terms or conditions that would cause the grant, vesting or exercise thereof to be considered nonqualified “deferred compensation” subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), unless such award is structured to be exempt from or comply with all requirements of Code Section 409A.

Grant of Awards; Shares Available for Awards.    The Equity Incentive Plan provides for the grant of stock options, SARs, performance share awards, performance unit awards, distribution equivalent right awards, restricted stock awards, restricted stock unit awards and unrestricted stock awards to non-employee directors, officers, employees and consultants of the Company or its affiliates. The aggregate number of shares of common stock reserved and available for grant and issuance under the Equity Incentive Plan is 10,368,750. No more than 10,368,750 shares of common stock in the aggregate may be issued under the Equity Incentive Plan in connection with incentive stock options. Shares shall be deemed to have been issued under the Equity Incentive Plan solely to the extent actually issued and delivered pursuant to an award. If any award expires, is cancelled, or terminates unexercised or is forfeited, the number of shares subject thereto is again available for grant under the Equity Incentive Plan. The Equity Incentive Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it was adopted by our board of directors. The board of directors in its discretion may terminate the Equity Incentive Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Equity Incentive Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted.

Stock Options.    The Equity Incentive Plan provides for either “incentive stock options” (“ISOs”), which are intended to meet the requirements for special federal income tax treatment under Section 422 of the Code, or “nonqualified stock options” (“NQSOs”).

Stock options may be granted on such terms and conditions as the compensation committee may determine, which shall be specified in the option agreement; provided, however, that the per share exercise price under a stock option may not be less than the fair market value of a share of common stock on the date of grant and the term of the stock option may not exceed 10 years (110% of such value and five years in the case of an ISO granted to an employee who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of our capital stock or that of a parent or subsidiary).

ISOs may only be granted to employees. In addition, the aggregate fair market value of common stock covered by one or more ISOs (determined at the time of grant), which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. Any excess is treated as a NQSO.

No ISO shall be granted to an employee if, at the time the ISO is granted, such employee owns shares possessing more than ten percent (10%) of our total combined voting power, unless (i) at the time such ISO is granted the option price is at least one hundred ten percent (110%) of the fair market value of the shares subject to the ISO, and (ii) such ISO by its terms is not exercisable after the expiration of five (5) years from the date of grant.

No ISO shall be granted more than ten (10) years from the earlier of the effective date of the Equity Incentive Plan or the date on which the Equity Incentive Plan was approved by the Thunder Bridge II shareholders.

Stock Appreciation Rights.    A SAR entitles the participant, upon exercise, to receive an amount, in cash or stock or a combination thereof, equal to the increase in the fair market value of the underlying common stock between the date of grant and the date of exercise. The compensation committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of a share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the compensation committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. SARs may be granted in tandem with, or independently of, stock options granted under the Equity Incentive Plan. A SAR granted in tandem with a stock option: (i) is exercisable only at such times, and to the extent, that the related stock option is exercisable in accordance with the procedure for exercise of the related stock option; (ii) terminates upon termination or exercise of the related stock option (likewise, the common stock option granted in tandem with a SAR terminates upon exercise of the SAR); (iii) is transferable only with the related stock option; and (iv) if the related stock option is an ISO, may be exercised only when the value of the stock subject to the stock option exceeds the exercise price of the stock option. A SAR that is not granted in tandem with a stock option is exercisable at such times as the compensation committee may specify.

Performance Shares and Performance Unit Awards.    Performance share and performance unit awards entitle the participant to receive cash or shares of common stock upon the attainment of specified performance goals. In the case of performance units, the right to acquire the units is denominated in cash values. The compensation committee shall set forth in the applicable award agreement the performance goals and objectives and the period of time to which such goals and objectives shall apply. If such goals and objectives are achieved, such distribution of shares, or payment in cash, as the case may be, shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.

Distribution Equivalent Right Awards.    A distribution equivalent right award entitles the participant to receive bookkeeping credits, cash payments and/or common stock distributions equal in amount to the distributions that would have been made to the participant had the participant held a specified number of shares of common stock during the period the participant held the distribution equivalent right. A distribution equivalent right may be awarded as a component of another award (but not an option or SAR award) under the Equity Incentive Plan, where, if so awarded, such distribution equivalent right will expire or be forfeited by the participant under the same conditions as under such other award. The compensation committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares, or is to be entitled to choose among such alternatives.

Restricted Stock Awards.    A restricted stock award is a grant or sale of common stock to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the compensation committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the compensation committee or the board of directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the compensation committee or the board of directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.

Restricted Stock Unit Awards.    A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The compensation committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share of common stock, or one share of common stock, as determined in the sole discretion of the compensation committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A. A restricted stock unit shall not constitute an equity interest in the Company and shall not entitle the holder to voting rights, dividends or any other rights associated with ownership of shares prior to the time the holder shall receive a distribution of shares.

Unrestricted Stock Awards.    An unrestricted stock award is a grant or sale of shares of our common stock to the employees, non-employee directors or non-employee consultants that are not subject to transfer, forfeiture or other restrictions, in consideration for past services rendered to us or an affiliate or for other valid consideration.

Change-in-Control Provisions.    The compensation committee may, in its sole discretion, at the time an award is granted or at any time prior to, coincident with or after the time of a change in control, cause any award either (i) to be cancelled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per share of common stock in the change in control over the per share exercise, base or purchase price of such award, which may be paid immediately or over the vesting schedule of the award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such change in control; (iii) to have its time periods accelerated, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an award so that any award to a holder whose employment has been terminated as a result of a change in control may be vested, exercised, paid or distributed in full on or before a date fixed by the compensation committee; (iv) to be purchased from a holder whose employment has been terminated as a result of a change in control, upon the holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such award been currently exercisable or payable; or (v) terminate any then outstanding award or make any other adjustment to the awards then outstanding as the compensation committee deems necessary or appropriate to reflect such transaction or change. The number of shares subject to any award shall be rounded to the nearest whole number.

Amendment and Termination.    The compensation committee may adopt, amend and rescind rules relating to the administration of the Equity Incentive Plan, and amend, suspend or terminate the Equity Incentive Plan, but no such amendment or termination will be made that materially and adversely impairs the rights of any participant with respect to any award received thereby under the Equity Incentive Plan without the participant’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws.

Grants

In August 2021, indie awarded an aggregate of 3,437,188 restricted stock units, which generally vest in four equal annual installments.

Certain U.S. Federal Income Tax Consequences of the Equity Incentive Plan

The following is a general summary of certain U.S. federal income tax consequences under current tax law to us (to the extent it is subject to U.S. federal income taxation on its net income) and to participants in the Equity Incentive Plan who are individual citizens or residents of the United States for federal income tax purposes (“U.S. Participants”) of stock options which are ISOs, or stock options which are NQSOs, unrestricted stock, restricted stock, restricted stock units, performance stock, performance units, SARs, and dividend equivalent rights. This summary does not purport to cover all of the special rules that may apply, including special rules relating to limitations on our ability to deduct certain compensation, special rules relating to deferred compensation, golden parachutes, U.S. Participants subject to Section 16(b) of the Exchange Act or the exercise of a stock option with previously-acquired shares. This summary assumes that U.S. Participants will hold their shares as capital assets within the meaning of Section 1221 of the Code. In addition, this summary does not address the foreign, state or local or other tax consequences, or any U.S. federal non-income tax consequences, inherent in the acquisition, ownership, vesting, exercise, termination or disposition of an award under the Equity Incentive Plan, or ordinary shares issued pursuant thereto. Participants are urged to consult with their own tax advisors concerning the tax consequences to them of an award under the Equity Incentive Plan or shares issued thereunder pursuant to the Equity Incentive Plan.

A U.S. Participant generally does not recognize taxable income upon the grant of a NQSO if structured to be exempt from or comply with Code Section 409A. Upon the exercise of a NQSO, the U.S. Participant generally recognizes ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and the Company generally will be entitled to a deduction for such amount at that time. If the U.S. Participant later sells shares acquired pursuant to the exercise of a NQSO, the U.S. Participant recognizes a long-term or short-term capital gain or loss, depending on the period for which the shares were held. A long-term capital gain is generally subject to more favorable tax treatment than ordinary income or a short-term capital gain. The deductibility of capital losses is subject to certain limitations.

A U.S. Participant generally does not recognize taxable income upon the grant or, except for purposes of the U.S. alternative minimum tax (“AMT”) the exercise, of an ISO. For purposes of the AMT, which is payable to the extent it exceeds the U.S. Participant’s regular income tax, upon the exercise of an ISO, the excess of the fair market value of the shares subject to the ISO over the exercise price is a preference item for AMT purposes. If the U.S. Participant disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to the U.S. Participant, the U.S. Participant generally recognizes a long-term capital gain or loss, and we will not be entitled to a deduction. However, if the U.S. Participant disposes of such shares prior to the end of either of the required holding periods, the U.S. Participant will have ordinary compensation income equal to the excess (if any) of the fair market value of such shares on the date of exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares, and we generally will be entitled to deduct such amount.

A U.S. Participant generally does not recognize income upon the grant of a SAR. The U.S. Participant recognizes ordinary compensation income upon exercise of the SAR equal to the increase in the value of the underlying shares, and we generally will be entitled to a deduction for such amount.

A U.S. Participant generally does not recognize income on the receipt of a performance stock award, performance unit award, restricted stock unit award, unrestricted stock award or dividend equivalent rights award until a cash payment or a distribution of shares is received thereunder. At such time, the U.S. Participant recognizes ordinary compensation income equal to the excess, if any, of the fair market value of the shares or the amount of cash received over any amount paid therefor, and we generally will be entitled to deduct such amount at such time.

A U.S. Participant who receives a restricted stock award generally recognizes ordinary compensation income equal to the excess, if any, of the fair market value of such shares at the time the restriction lapses over any amount paid for the shares. Alternatively, the U.S. Participant may make an election under Section 83(b) of the Code to be taxed on the fair market value of such shares at the time of grant. We generally will be entitled to a deduction at the same time and in the same amount as the income that is required to be included by the U.S. Participant.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan. In addition, if a participant resides outside the United States, the participant may be subject to taxation in other countries. The actual tax implications for any participant will depend on the legislation in the relevant tax jurisdiction for that Participant and their personal circumstances.

Tax-Qualified Retirement Plan

We maintain a defined contribution 401(k) plan for our executives and employees, which allows them to defer a percentage of their compensation on a tax-free basis. We match 100% of a participant’s elective deferrals up to 3% of eligible compensation for the plan year, plus 50% of the portion of a participant’s elective deferrals that exceeds 3%, but not to exceed 5% of eligible compensation for the plan year. Participants are always 100% vested in their elective deferrals and our matching contributions. The 401(k) plan also contains a Roth IRA component.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth outstanding equity awards held by each of our named executive officers as of December 31, 2021.

Name and Principal Position	Grant Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Donald McClymont	12/31/2013	—	$—	—	$—	(1)
Chief Executive Officer

Ichiro Aoki	12/31/2013	—	$—	—	$—	(1)
President

Thomas Schiller	8/13/2020	331,283	$3,972,087	—	$—	(2)(7)
Chief Financial Officer and	8/13/2020	—	$—	—	$—	(3)(7)
Executive Vice President of Strategy	8/13/2020	333,600	$3,999,864	—	$—	(4)(7)
	8/13/2020	166,800	$1,999,932	—	$—	(5)(7)
	8/13/2020	—	$—	—	$—	(6)(7)

Scott Kee	12/31/2013	—	$—	—	$—
Chief Technology Officer

Steve Machuga	1/13/2021	—	$—	417,004	$4,999,878	(8)
Chief Operating Officer

Ellen Bancroft	4/1/2021	—	$—	200,000	$2,398,000	(8)
General Counsel and Secretary

____________

(1)      As of December 31, 2021, all shares previously granted to Messrs. McClymont, Aoki and Kee were fully vested.

(2)      Units vest as to 25% of the shares on the anniversary of the grant date and thereafter vests as to the remaining 75% of the shares monthly in equal installments over a three year period.

(3)      Units vest in their entirety on the date of successful closing of the Business Combination.

(4)      Units vest in their entirety upon the Company’s achievement of at least $150,000,000 in trailing twelve-month revenue.

(5)      Units vest in their entirety upon the Company’s achievement of at least $50,000,000 in trailing twelve-month revenue.

(6)      Units vest in their entirety upon the completion of a capital raise in the amount of at least $50,000,000 with a minimum pre-money valuation of $350,000,000 as determined in the financing round.

(7)      The fair value of these awards represents the valuation of the Class A common stock of indie Semiconductor, Inc. as of December 31, 2021 per a market close price of $11.99 per share. These awards were originally granted as the Class B LLC units of ADK LLC, which was exchanged to Class A common stock of indie Semiconductor, Inc. as a result of the Business Combination on June 10, 2021. The original Class B LLC Units of ADK LLC were split into 2,085,019 Class B LLC Units and then were converted into 2,085,019 shares of Class A common stock.

(8)      The fair value of this award represents the valuation of the Class A common stock of indie Semiconductor, Inc. as of December 31, 2021 per a market close price of $11.99 per share.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” “indie” or the “Company” refer to indie Semiconductor, Inc. and its consolidated subsidiaries.

Exchange Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into an Exchange Agreement with certain holders of Post-Merger indie Units, including three of our founders, Messrs. Aoki, McClymont and Kee, which provides for the exchange of such holders’ Post-Merger indie Units into shares of our Class A common stock.

Exchange Mechanics

Upon the later of December 10, 2021 and the second anniversary of the grant of such holder’s Post-Merger indie Units may, from time to time thereafter, exchange all or any portion of their Post-Merger indie Units for shares of our Class A common stock by delivering a written notice to us; provided, that we may, in our sole and absolute discretion, in lieu of delivering shares of Class A common stock for any Post-Merger indie Units surrendered for exchange, pay an amount in cash per Post-Merger indie Unit equal to the volume weighted average price of the Class A common stock on the date of the receipt of the written notice of the exchange. Certain holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Exchange Ratio

The initial exchange ratio was one Post-Merger indie Unit for one share of Class A common stock. The exchange ratio will be adjusted for any subdivision (split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Post-Merger indie Units that is not accompanied by an identical subdivision or combination of the Class A common stock or, by any such subdivision or combination of the Class A common stock that is not accompanied by an identical subdivision or combination of the Post-Merger indie Units. If our Class A common stock is converted or changed into another security, securities or other property, on any subsequent exchange an exchanging holder of Post-Merger indie Units will be entitled to receive such security, securities or other property. The exchange ratio will also adjust in certain circumstances when we acquire Post-Merger indie Units other than through an exchange for shares of Class A common stock.

Restrictions on Exchange

We may refuse to effect an exchange if we determine that an exchange would violate applicable law (including securities laws). We may also limit the rights of holders of Post-Merger indie Units to exchange their Post-Merger indie Units under the Exchange Agreement if we determine in good faith that such restrictions are necessary so that we will not be treated as a “publicly traded partnership” under applicable tax laws and regulations. In addition, holders of Post-Merger indie Units that hold Class B Units of ADK LLC will not be able to exchange their units under the Exchange Agreement until the later of six months from the Closing or the second anniversary of the most recent Class B Unit award.

Expenses

The Company and each holder of Post-Merger indie Units will bear its own expense regarding the exchange except that we will be responsible for transfer taxes, stamp taxes and similar duties (unless the holder has requested the shares of Class A common stock to be issued in the name of another holder).

The form of Exchange Agreement is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Tax Receivable Agreement

Concurrently with the completion of the Business Combination, Surviving Pubco entered into the Tax Receivable Agreement with certain indie Equity Holders.

Holders of Post-Merger indie Units that are party to the Exchange Agreement (other than the Company) may, subject to certain conditions, from and after the six-month anniversary of the date of the completion of the Business Combination, exchange their Post-Merger indie Units for shares of our Class A common stock on a one-for-one basis, subject to the terms of the Exchange Agreement, including in certain cases, adjustments as set forth therein. We intend to have in effect an election under Section 754 of the Code for each taxable year in which an exchange of Post-Merger indie Units for shares of Class A common stock occurs, which we expect will result in increases to the tax basis of ADK LLC’s assets at the time of an exchange of Post-Merger indie Units. The exchanges are expected to result in increases in the tax basis of ADK LLC’s tangible and intangible assets. These increases in tax basis may reduce the amount of tax that we would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.

The Tax Receivable Agreement provides for the payment by us to exchanging holders of Post-Merger indie Units of 85% of the tax benefits, if any, that we realize (or in certain cases are deemed to realize) as a result of these increases in tax basis and certain tax attributes of the ADK Blocker Group (as defined in the MTA) and tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. This payment obligation is an obligation of us and not of ADK LLC. For purposes of the Tax Receivable Agreement, the cash tax savings in income tax will be computed by comparing our actual income tax liability (calculated with certain assumptions) to the amount of such taxes that we would have been required to pay had there been no increase (or decrease) to the tax basis of the assets of ADK LLC as a result of the exchanges and had we not entered into the Tax Receivable Agreement. Such increase or decrease will be calculated under the Tax Receivable Agreement without regard to any transfers of Post-Merger indie Units or distributions with respect to Post-Merger indie Units before the exchange under the Exchange Agreement.

The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired unless we exercise our right to terminate the Tax Receivable Agreement for an amount representing the present value of anticipated future tax benefits of the Tax Receivable Agreement is otherwise accelerated (as described in more detail below). Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

•        the timing of exchanges — for instance, the increase in any tax deductions will vary depending on the fair market value, which may fluctuate over time, of the depreciable or amortizable assets of ADK LLC at the time of each exchange;

•        the price of shares of our Class A common stock at the time of each exchange — the increase in any tax deductions, as well as the tax basis increase in other assets of ADK LLC, is directly proportional to the price of shares of our Class A common stock at the time of each exchange;

•        the extent to which such exchanges are taxable — if an exchange is not taxable for any reason, increased deductions will not be available; and

•        the amount and timing of our income — we will be required to pay 85% of tax benefits as and when realized, under the terms of the Tax Receivable Agreement. Except as discussed below with respect to a material breach of a material obligation under the Tax Receivable Agreement, a change of control, or other circumstances requiring an early termination of the tax receivable agreement, if we do not have taxable income, we generally will not be required to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have actually been realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivables Agreement.

We anticipate that we will account for the effects of these increases in tax basis and associated payments under the Tax Receivable Agreement arising from future exchanges as follows:

•        we will record an increase in deferred tax assets for the estimated income tax effects of the increases in tax basis based on enacted federal and state tax rates at the date of the exchange;

•        to the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis that will consider, among other things, our expectation of future earnings, we will reduce the deferred tax asset with a valuation allowance;

•        we will record the estimated realizable tax benefit (which is the recorded deferred tax asset less any recorded valuation allowance) as an increase to the liability due under the Tax Receivable Agreement; and

•        all of the effects of changes in any of our estimates after the date of the exchange will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

We expect that, as a result of the size of the increases in the tax basis of the tangible and intangible assets of ADK LLC, the payments that we may make under the Tax Receivable Agreement will be substantial. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to us by ADK LLC are not sufficient to permit us to make payments under the Tax Receivable Agreement after we have paid taxes. Late payments under the Tax Receivable Agreement generally will accrue interest at an uncapped rate equal to LIBOR plus 500 basis points. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of us by holders of Post-Merger indie Units. The rights of each party under the Tax Receivable Agreement other than us are assignable.

In addition, the Tax Receivable Agreement provides that, if we materially breach any of our obligations under the Tax Receivable Agreement or if certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, our (or our successor’s) obligations with respect to exchanged or acquired Post-Merger indie Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement.

Furthermore, we may elect to terminate the Tax Receivable Agreement early by making an immediate payment equal to the present value of the anticipated future cash tax savings. In determining such anticipated future cash tax savings, the Tax Receivable Agreement includes several assumptions, including (i) that any Post-Merger indie Units that have not been exchanged are deemed exchanged for the market value of the shares of our Class A common stock at the time of termination, (ii) we will have sufficient taxable income in each future taxable year to fully realize all potential tax savings, (iii) the tax rates for future years will be those specified in the law as in effect at the time of termination and (iv) certain non-amortizable assets are deemed disposed of within specified time periods. In addition, the present value of such anticipated future cash tax savings are discounted at a rate equal to LIBOR plus 100 basis points. If we were to elect to terminate the Tax Receivable Agreement at the current time, we estimate that we would be required to pay approximately $97 million to satisfy our total Tax Receivable Agreement liability.

As a result of the change of control provisions and the early termination right, we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual cash tax savings that we realize in respect of the tax attributes subject to the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.

Decisions made by us in the course of running our business may influence the timing and amount of payments that are received by an exchanging or selling existing owner under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction generally will accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase an existing owner’s tax liability without giving rise to any rights of an existing owner to receive payments under the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that we will determine. We will not be reimbursed for any payments previously made under the Tax Receivable Agreement if a tax item is successfully challenged by the IRS. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of our cash tax savings.

The form of Tax Receivable Agreement is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Amended Operating Agreement

Concurrently with the completion of the Business Combination, the existing amended and restated limited liability company agreement of ADK LLC was further amended and restated in its entirety to become the Amended Operating Agreement. Below is a summary of some of the provisions of the Amended Operating Agreement.

Rights of the Units

The Post-Merger indie Units are entitled to share in the profits and losses of ADK LLC and to receive distributions as and if declared by the managing member of ADK LLC and no voting rights.

Management

The Company, as the manager of ADK LLC, has the sole vote on all matters that require a vote of members under the Amended Operating Agreement or applicable law. The business, property and affairs of ADK LLC are managed solely by the manager.

Distributions

The Company, as managing member of ADK LLC may, in its sole discretion, authorize distributions to the ADK LLC members. All such distributions will be made pro rata in accordance with each member’s interest in ADK LLC.

The Amended Operating Agreement provides for cash distributions, which we refer to as “tax distributions,” to the holders of Post-Merger indie Units if we, as the sole manager of ADK LLC, reasonably determine that a holder, by reason of holding Post-Merger indie Units, will incur an income tax liability. Generally, these tax distributions will be computed based on our estimate of the net taxable income of ADK LLC multiplied by an assumed tax rate equal to the highest effective marginal combined United States federal, state and local income tax rate prescribed for a corporate resident in California (taking into account the non-deductibility of certain expenses and the character of our income).

Upon the liquidation or winding up of ADK LLC, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Post-Merger indie Units, pro rata based on their percentage interests.

Transfer Restrictions

The Amended Operating Agreement contains restrictions on transfers of units and requires the prior consent of the manager for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Post-Merger indie Units for our Class A common stock pursuant to the Exchange Agreement as described below.

The Amended Operating Agreement is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Sponsor Letter Agreement

Simultaneously with the execution of the MTA, the Sponsor entered into a letter agreement with Thunder Bridge II and ADK LLC (the “Sponsor Letter Agreement”), pursuant to which at the Closing the Sponsor deposited with Continental Stock Transfer and Trust, as escrow agent (the “Sponsor Escrow Agent”), the Sponsor Escrow Shares, along with any earnings or proceeds thereon. At any time subsequent to the Closing, the Sponsor may liquidate pursuant to its organizational documents and distribute the rights to the Escrow Shares among its members in accordance with its operating agreement, subject to the escrow restrictions. Following this dissolution, Gary Simanson, the managing member of the Sponsor, will have the authority to act on behalf of the Sponsor’s members, subject to the escrow agreement, in releasing from escrow or otherwise disposing of the Escrow Shares. While the Escrow Shares are held in escrow, the Sponsor’s members have full ownership rights to the Escrow Shares, including voting rights, but any earnings or proceeds from the Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Escrow Shares.

Release Escrow Shares

Fifty percent of the Escrow Shares was to be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends). Such condition was satisfied on November 9, 2021. 100% of the remaining Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if at any time prior to December 31, 2027 the closing price of shares of our Class A common stock (or any successor equity security) on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period (subject to equitable adjustment for stock splits, stock dividends, reorganizations or extra ordinary dividends).

Additionally, all of the Escrow Shares will vest and be released from escrow to the Sponsor (along with any related earnings and proceeds) if prior to December 31, 2027, (i) we engage in a going private transaction or otherwise ceases to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act, (ii) shares of Class A common stock or successor securities cease to be listed on a national securities exchange other than due to a violation of (x) minimum exchange listing requirements (including minimum round lot holder requirements), unless such failure is caused by an action or omission of us with the primary intent to cause, or that would reasonably be expected to cause, the delisting or (y) a minimum price per share requirement or (iii) there is a change of control of us.

In the event that the Escrow Shares (and related escrow property) are not released from escrow prior to December 31, 2027, they will be forfeited to us and cancelled.

Subscription Agreements

On December 14, 2020, Thunder Bridge II entered into Subscription Agreements with PIPE Investors, including Peter Kight, a member of our Board of Directors and an affiliate of the Sponsor, pursuant to which Thunder Bridge II agreed to issue and sell to the PIPE Investors an aggregate of 15,000,000 of Thunder Bridge II Class A ordinary shares, at a price of $10.00 per Class A ordinary share, simultaneously with or immediately prior to the Closing. Upon the Business Combination, the shares issued pursuant to the PIPE Financing were automatically exchanged for 15,000,000 shares of our Class A common stock.

On July 2, 2021, pursuant to the Subscription Agreements, we filed with the SEC (at our sole cost and expense) a registration statement registering the resale of the PIPE Shares, which was declared effective by the SEC on July 13, 2021.

Registration Rights Agreements

On the Closing Date, Surviving Pubco entered into a registration rights agreement, dated as of the Closing Date, with Mr. McClymont, Mr. Aoki, Mr. Schiller, Bison Capital Partners IV, L.P., and certain other indie Equity Holders, pursuant to which Surviving Pubco has agreed to register for resale under the Securities Act shares of Class A common stock issued to such parties as consideration in connection with the Business Combination, and to provide such parties with certain rights relating to the registration of the securities held by them.

In addition, pursuant to the Purchase Agreement, dated August 27, 2021, among indie, indie’s acquisition subsidiary and the stockholders of TeraXion, Inc., indie agreed to file with the SEC a Registration Statement on Form S-1 to register for resale the shares of Class A common stock issued to such stockholders in the TeraXion acquisition.

The foregoing descriptions of the registration rights agreements and Purchase Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements, which are included as exhibits to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Lock-up Agreements

On the Closing Date, we entered into lock-up agreements, dated as of the Closing Date, with certain indie Equity Holders, including each of our executive officers and directors, pursuant to which such indie Equity Holders agreed not to offer, sell, contract to sell, pledge or otherwise dispose of any shares of Class A common stock received as consideration in connection with the Business Combination, including any Earn Out Shares, until December 10, 2021.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the lock-up agreements, a form of which is included as an exhibit to the registration statement for which this prospectus forms a part and is incorporated by reference herein.

Other Transactions

Simultaneously with the consummation of the Business Combination, the Sponsor converted $1,500,000 principal amount of working capital promissory notes issued to it by Thunder Bridge II warrants to purchase 1,500,000 shares of our Class A common stock at pursuant to the terms of such notes. The terms of the sponsor warrants are substantially the same as the private placement warrants.

Statement of Policy Regarding Transactions with Related Persons

We have adopted a formal written policy providing that our officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related person transaction with us without the approval of our Audit Committee.

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. In addition, we have entered into indemnification agreements with each of our directors and executive officers, to provide indemnification and reimbursement of expenses to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its officers and directors, which provide indemnification and advancement/reimbursement of expenses to the fullest extent permitted by law.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2022 by:

•        each person who is known by us to be the beneficial owner of more than five percent of our issued and outstanding Class A common stock and Class V common stock;

•        each of our named executive officers and directors; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below will have sole voting and investment power with respect to all Class A common stock and Class V common stock that they beneficially own, subject to applicable community property laws.

Subject to the paragraph above, the percentage ownership of common stock is based on 116,260,962 shares of our Class A common stock and 30,448,081 shares of our Class V common stock deemed issued and outstanding. This amount includes 108,181,781 shares of our Class A common stock and 30,448,081 shares of our Class V common stock deemed issued and outstanding as of December 31, 2021 and also includes the 5,805,144 shares of Class A common stock issued on October 12, 2021 in the TeraXion acquisition as well as 5,000,000 shares of Class A common stock issued on November 9, 2021 as the result of achieving the First Earn-out Milestone. Of the 116,260,962 shares of our Class A common stock deemed issued and outstanding as of December 31, 2021, 3,079,181 of such shares are the 1,725,000 Sponsor Escrow Shares and 1,354,181 shares of restricted Class A common stock that are issued but are considered beneficially owned as of March 31, 2022 because such shares carry voting rights even though they are subject to forfeiture. The beneficial ownership information below excludes the shares underlying outstanding warrants, any shares issued upon the achievement of the earn-out in the Business Combination after December 3, 2021, and shares subject to outstanding grants or awards under the Equity Incentive Plan, except to the extent they are exercisable by the holder within 60 days of December 31, 2021 (in which case they are deemed outstanding for purposes of computing the beneficial ownership of the person holdings such securities, but are not deemed outstanding for purposes of computing the beneficial ownership of any other person).

Unless otherwise noted, the business address of each of the following entities or individuals is 32 Journey, Aliso Viejo, California 92656.

Name and Address of Beneficial Owner	Shares of Class A Common Stock	Shares of Class V Common Stock(1)	% of Total Common Stock(2)
Donald McClymont	669	6,301,506	4.3%
Ichiro Aoki	669	5,689,362	3.6%
Thomas Schiller(3)	1,636,922	—	1.2%
Scott Kee	669	5,783,662	3.9%
David Aldrich	—	—	—
Diane Brink	—	—	—
Peter Kight(4)	1,000,000	—	*
Karl-Thomas Neumann(5)	440,375	—	*
Jeffrey Owens	—	—	—
Sonalee Parekh(6)	—	—	—
William Woodward(7)(13)	13,971,427	—	9.5%
All Executive Officers and Directors as a Group (13 persons):	17,167,588	17,419,517	23.6%

Name and Address of Beneficial Owner	Shares of Class A Common Stock	Shares of Class V Common Stock(1)	% of Total Common Stock(2)
Greater than Five Percent Holders:
Anthem/MIC Strategic Partners LP(7)	13,428,297	—	9.2%
Walden CEL Global Fund I, L.P.(8)	11,074,996	—	7.5%
Gary Simanson(9)	9,225,000	—	6.3%
Thunder Bridge Acquisition II, LLC(10)	8,625,000		5.9%
Bison Capital Partners IV, L.P.(11)	766,590	8,489,975	6.3%
Cezanne Investments Ltd(12)	8,023,072	—	5.5%

____________

*        Represents less than 1% of the total voting power.

(1)      Holders owns Post-Merger indie Units and a corresponding number of shares of Class V common stock and will be entitled to one vote per share of Class V common stock. Subject to the terms of the Exchange Agreement, the Post-Merger indie Units are initially exchangeable for shares of Class A common stock on a one-for-one basis from and after December 10, 2021. Upon such exchange, the corresponding shares of Class V common stock will be cancelled.

(2)      Represents the combined percentage of beneficial ownership of Class A common stock and Class V common stock, which vote together as a single class.

(3)      Includes 948,560 shares subject to vesting conditions.

(4)      Includes 1,000,000 Class A common shares acquired in the PIPE Financing. Does not include Mr. Kight’s indirect pecuniary interest in certain of the shares of Class A common stock held by the Sponsor (which is expected to be 1,000,000 additional shares of Class A common stock). Mr. Kight currently has no voting or dispositive control of such shares, but such interest is expected to become a direct interest upon the ultimate distribution of those shares from Sponsor to its members, including Mr. Kight.

(5)      Includes 292,687 shares subject to vesting conditions.

(6)      Consists of shares held by Ms. Parekh’s spouse.

(7)      Consists of (i) 543,130 shares of Class A common stock held directly and (ii) 13,428,297 shares held of record by Anthem/MIC Strategic Partners LP (“ASP”). Mr. Woodward may be deemed to beneficially own the shares held by ASP as he is the managing member of Anthem Strategic Capital LLC, which is the general partner of ASP. Mr. Woodward disclaims beneficial ownership of the shares of ASP except to the extent of his beneficial interest therein. The address of ASP is 225 Arizona Street, Suite 200, Santa Monica, CA 90401.

(8)      Consists of shares issued in the Business Combination and held of record by Walden CEL Global Fund I, L.P. (“Walden”). Walden CEL Global Fund GP (I) LTD is the general partner of Walden and has sole voting and disposition over such shares. The address of Walden is 2550 Hanover Street, Palo Alto, CA 94304.

(9)      Interests shown includes 8,625,000 sponsor shares held by the Sponsor (including the 3,450,000 Sponsor Escrow Shares), 500,000 shares of Class A common stock acquired by Thunder Bridge Capital LLC in the PIPE Financing and 100,000 shares owned directly by Mr. Gary Simanson according to a Form 4 filed on August 14, 2019. Mr. Simanson may be deemed to beneficially own shares held by the Sponsor by virtue of his control over the Sponsor as its managing member. Mr. Simanson disclaims beneficial ownership of the shares held by the Sponsor other than to the extent of his pecuniary interest in such shares. Pursuant to the Sponsor Letter Agreement, at any time subsequent to the Closing, the Sponsor may liquidate and distribute the shares of Class A common stock (including rights to the Sponsor Escrow Shares) among its members in accordance with its operating agreement, subject to the escrow. Following this dissolution, Mr. Simanson will have the authority to act on behalf of the Sponsor’s members in respect of all of the Sponsor Escrow Shares (subject to an escrow agreement, in releasing from escrow or otherwise disposing of the Sponsor Escrow Shares). While the Sponsor Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Sponsor Escrow Shares, including voting rights, but any earnings or proceeds from the Sponsor Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Sponsor Escrow Shares. Mr. Simanson is deemed to beneficially own shares held by Thunder Bridge Capital LLC by virtue of his control over Thunder Bridge Capital LLC as its managing member.

(10)    Interests shown includes 8,625,000 shares held by the Sponsor (including the 3,450,000 Sponsor Escrow Shares). Mr. Simanson may be deemed to beneficially own shares held by the Sponsor by virtue of his control over the Sponsor as its managing member. Mr. Simanson disclaims beneficial ownership of the shares held by the Sponsor other than to the extent of his pecuniary interest in such shares. Pursuant to the Sponsor Letter Agreement, at any time subsequent to the Closing, the Sponsor may liquidate and distribute the shares of Class A common stock (including rights to the Sponsor Escrow

Shares) among its members in accordance with its operating agreement, subject to the escrow. Following this dissolution, Mr. Simanson will have the authority to act on behalf of the Sponsor’s members in respect of all of the Sponsor Escrow Shares (subject to an escrow agreement, in releasing from escrow or otherwise disposing of the Sponsor Escrow Shares). While the Sponsor Escrow Shares are held in escrow, the Sponsor’s members will have full ownership rights to the Sponsor Escrow Shares, including voting rights, but any earnings or proceeds from the Sponsor Escrow Shares will be retained in the escrow account, and neither the Sponsor’s members nor Mr. Simanson following the Sponsor dissolution will have the right to transfer the Sponsor Escrow Shares.

(11)    According to a Schedule 13G filed with the SEC on October 20, 2021 (“Bison 13G”), consists of shares held of record by Bison Capital Partners IV, L.P. (“Bison”). Bison Capital Partners IV GP, L.P. (“Bison IV GP”), is the general partner of Bison. Bison Capital Partners GP LLC (“Ultimate GP”), is the general partner of Bison IV GP. Bison, Bison IV GP and Ultimate GP share voting and dispositive power over these shares. Excludes Post-Merger indie Units, and also excludes Earn-out Shares issuable to Bison as an additional earn-out payment in connection with the Business Combination. According to the Bison 13G, Douglas Trussler, Yee-Ping Chu, Lou Caballero, Peter MacDonald and Andreas Hildebrand control Bison, Bison IV GP and Ultimate GP. Each of these individuals is employed by Bison Capital Asset Management, LLC, which is in the business of providing management services to Ultimate GP and its affiliates. Each of these individuals disclaims beneficial ownership in our securities held by Bison. The address of Bison, Bison IV GP and Ultimate GP is c/o Bison Capital Asset Management, LLC, 233 Wilshire Boulevard, Suite 425, Santa Monica, California 90401.

(12)    Consists of 8,023,068 shares of Class A common stock issued to Cezanne Investments Ltd as consideration for the Business Combination. Renato Portella has voting and dispositive power over the shares. The address of Cezanne Investments Ltd is Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, The British Virgin Islands.

(13)    Effective March 28, 2022, Mr. Woodward resigned as a member of our board of directors.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 70,846,446 shares of Class A common stock (including 8,625,000 shares exchanged for founders shares, 37,071,446 shares issued or to be issued as Merger Consideration, 15,000,000 shares issued in the PIPE financing, 8,650,000 shares of Class A common stock that may be issued upon exercise of the private placement warrants and 1,500,000 shares of Class A common stock that may be issued upon exercise of the sponsor warrants) and 27,400,000 warrants (consisting of 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants). The Selling Securityholders may from time to time offer and sell any or all of the Class A common stock and warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A common stock or warrants after the date of this prospectus.

The following table sets forth information as of February 14, 2022 concerning the shares of Class A common stock and private placement warrants and sponsor warrants that may be offered from time to time by each Selling Securityholder. The 27,400,000 shares of Class A common stock issuable upon exercise of the warrants are not included in the table below as the table assumes the warrants are sold in the offering prior to their exercise by the applicable Selling Stockholder. The following table does not include 17,250,000 public warrants or the primary issuance of 17,250,000 shares of Class A common stock underlying the public warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A common stock or warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of February 14, 2022 concerning the Class A common stock, private placement warrants and sponsor warrants that may be offered from time to time by each Selling Securityholder with this prospectus. See “Plan of Distribution.” For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. The percentage ownership of voting securities in the following table is based on 116,260,962 shares of our Class A common stock deemed issued and 30,448,081 shares of our Class V common stock deemed issued and outstanding.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is 32 Journey, Aliso Viejo, California 92656.

Selling Securityholders

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering		Shares of Class A Common Stock Offered		Placement Warrants or Working Capital Warrants Offered		Shares of Class A Common Stock or Class V Common Stock Beneficially Owned After the Offered Shares are Sold	%(1)	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Thunder Bridge Acquisition II LLC(2)	8,625,000	(3)	8,650,000	(4)	8,625,000	(3)	8,650,000	(4)	—		—	—
Thunder Bridge Capital LLC(5)	500,000	(6)	1,500,000	(7)	500,000	(6)	1,500,000	(7)	—	—	—	—
Quantum Partners LP(8)	2,235,000	(6)	—		2,235,000	(6)	—		—	—	—	—
Palindrome Master Fund LP (8)	265,000	(6)	—		265,000	(6)	—		—	—	—	—
Baron Opportunity Fund(9)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Baron Discovery Fund(9)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Columbia Seligman Communications and Information Fund, A Series of Columbia Funds Series Trust II(10)	2,000,000	(6)	—		2,000,000	(6)	—		—	—	—	—
Ghisallo Master Fund LP(11)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP(12)	209,397	(6)	—		209,397	(6)	—		—	—	—	—
Lugard Road Capital Master Fund, LP(12)	301,778	(6)	—		301,778	(6)	—		—	—	—	—
Luxor Capital Partners, LP(12)	329,722	(6)	—		329,722	(6)	—		—	—	—	—
Luxor Wavefront, LP(12)	159,103	(6)	—		159,103	(6)	—		—	—	—	—
Kepos Carbon Transition Master Fund L.P.(13)	64,000	(6)	—		64,000	(6)	—		—	—	—	—
Kepos Alpha Master Fund L.P.(13)	436,000	(6)	—		436,000	(6)	—		—	—	—	—
Blackstone Aqua Master Sub-Fund(14)	300,000	(6)	—		300,000	(6)	—		—	—	—	—
Linden Capital L.P.(15)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
Integrated Core Strategies (US) LLC(16)	700,000	(6)	—		700,000	(6)	—		—	—	—	—
Jane Street Global Trading, LLC(17)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
MMF LT, LL(18)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
Alyeska Master Fund, L.P. (19)	500,000	(6)	—		500,000	(6)	—		—	—	—	—
Peter J. Kight(20)	1,000,000	(6)	—		1,000,000	(6)	—		—	—	—	—
Sycomore Sustainable Tech an open ended European UCIT mutual funds managed by Sycomore Asset Management(21)	200,000	(6)	—		200,000	(6)	—		—	—	—	—
Difesa Master Fund, LP(22)	50,000	(6)	—		50,000	(6)	—		—
Judith K. Stein 2012 Irrevocable Trust(23)	62,500	(6)	—		62,500	(6)	—		—	—	—	—
Judith K. Stein(23)	125,000	(6)	—		125,000	(6)	—		—	—	—	—
Steven N. Stein 2012 Irrevocable Trust(23)	62,500	(6)	—		62,500	(6)	—		—	—	—	—
Jennifer S. Stein 2020 Spousal Lifetime Access Trust(24)	125,000	(6)	—		125,000	(6)	—		—	—	—	—
John M. Stein(24)	125,000	(6)	—		125,000	(6)	—		—	—	—	—

Selling Securityholder(1)	Shares of Class A Common Stock Beneficially Owned Prior to Offering		Placement Warrants or Working Capital Warrants Beneficially Owned Prior to Offering	Shares of Class A Common Stock Offered		Placement Warrants or Working Capital Warrants Offered	Shares of Class A Common Stock or Class V Common Stock Beneficially Owned After the Offered Shares are Sold	%(1)	Placement Warrants or Working Capital Warrants Beneficially Owned After the Offered Private Placement Warrants are Sold	%
Monroe Capital Fund Marsupial (LUX) Financing Holdco LP(25)	100,000	(6)	—	100,000	(6)	—	—	—	—	—
Monroe Capital Opportunistic Private Credit Master Fund SCSp(25)	125,000	(6)	—	125,000	(6)	—	—	—	—	—
Monroe Capital Private Credit Fund A LP(25)	525,000	(6)	—	525,000	(6)	—	—	—	—	—
Scott Kee(26)	6,334,982	(27)	—	6,334,349	(27)	—	633	*	—	—
Ichiro Aoki(28)	6,334,982	(27)	—	6,334,349	(27)	—	633	*	—	—
Donald McClymont(29)	6,334,982	(27)	—	6,334,349	(27)	—	633	*	—	—
David Kang(30)	6,334,982	(27)	—	6,334,349	(27)	—	633	*	—	—
Bison Capital Partners IV, L.P.(31)	10,109,412	(31)	—	8,489,975	(31)	—	1,619,437	1.2%	—	—
DG Ventures, Inc.(32)	843,195	(32)	—	843,195	(32)	—	—	—	—	—
Kanwardev Raja Singh Bal(33)	501,739	(33)	—	501,739	(33)	—	—	—	—	—
All other Selling Securityholders, owning in the aggregate less than one percent of the total voting power prior to the offering.	1,249,629		—	1,249,629		—	—	—	—	—

____________

*        Less than one percent

(1)      Holders of Class A common stock and Class V common stock are entitled to one vote for each share of Class A common stock or Class V common stock held by them. The Class A common stock and the Class V common stock vote together as a class.

(2)      The address of Thunder Bridge Acquisition II LLC is 9912 Georgetown Pike, Suite D203, Great Falls, Virginia 22066. Gary Simanson is the managing member of Thunder Bridge Acquisition II LLC.

(3)      Includes 8,625,000 shares of Class A common stock exchanged in the Business Combination for Class B ordinary shares issued by Thunder Bridge II to the Sponsor in a private placement prior to Thunder Bridge II’s initial public offering. These shares are subject to a contractual lock-up pursuant to a letter agreement as of August 8, 2019. Subject to certain limited exceptions, such securities cannot be transferred for one year following the Business Combination; provided that the lock-up will terminate if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the date of the Business Combination.

(4)      Includes 8,650,000 private placement warrants. These warrants and the shares underlying the warrants are subject to a contractual lock-up pursuant to a letter agreement dated August 8, 2019. Subject to certain limited exceptions, such warrants and the shares underlying such warrants cannot be transferred for 30 days following the Business Combination.

(5)      The address of Thunder Bridge Capital LLC is 840 Leigh Mill Road, Great Falls, Virginia 22066. Gary Simanson is the managing member of Thunder Bridge Capital LLC.

(6)      Consists solely of shares of Class A common stock purchased in the PIPE Financing. Does not include indirect shares held by Founders II. See note 4 to the Principal Stockholders

(7)      Includes 1,500,000 sponsor warrants. These warrants and the shares underlying the warrants are subject to a contractual lock-up pursuant to a letter agreement dated August 8, 2019. Subject to certain limited exceptions, such warrants and the shares underlying such warrants cannot be transferred for 30 days following the Business Combination.

(8)      The address of Quantum Partners LP and Palindrome Master Fund LP is c/o Soros Fund Management LLC, 250 West 55th Street, 29th Floor, New York, New York 10019.

(9)      The address of Baron Opportunity Fund and Baron Discovery Fund is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(10)    The address of Columbia Seligman Communications and Information Fund, A Series of Columbia Funds Series Trust II is 485 Lexington Ave, Floor 12, New York, New York 10017.

(11)    The address of Ghisallo Master Fund LP is 27 Hospital Road, Georgetown, Cayman Islands KY1-9008.

(12)    The address of Luxor Capital Partners Offshore, Lugard Road Capital Master Fund, LP, Luxor Capital Partners, LP and Luxor Wavefront, LP is 1114 Avenue of the Americas, 28th Floor, New York, New York 10036.

(13)    The address of Kepos Carbon Transition Master Fund L.P. and Kepos Alpha Master Fund L.P. is c/o Kepos Capital LP, 11 Times Square, 35th Floor, New York, New York 10036.

(14)    The address of Blackstone Aqua Master Sub-Fund is attention: Alan Greenbaum, 345 Park Avenue, New York, New York 10154.

(15)    The address of Linden Capital L.P. is c/o Linden Advisors LP, 590 Madison Ave, 15th Floor, New York, New York 10022.

(16)    The address of Integrated Core Strategies (US) LLC is c/o Millennium Management, 666 Fifth Avenue, 8th Floor, New York, New York 10103.

(17)    The address of Jane Street Global Trading, LLC is 250 Vesey Street, New York, New York 10281.

(18)    The address of MMF LT, LLC is c/o Moore Capital Management, LP, 11 Times Square, New York, New York 10036.

(19)    The address of Alyeska Master Fund, L.P. is c/o Alyeska Investment Group, L.P., 77 W. Wacker Drive, Suite 700, Chicago, Illinois 60601.

(20)    Peter J. Kight serves on our board of directors.

(21)    The address of Sycomore Sustainable Tech an open ended European UCIT mutual funds is 60, avenue J.F. Kennedy, L 18-55, Luxembourg L18-55.

(22)    The address of Difesa Master Fund, LP is 40 West 57th Street, Suite 2020, New York, New York 10019.

(23)    The address of Judith K. Stein 2012 Irrevocable Trust, Judith K. Stein, and Steven N. Stein 2012 Irrevocable Trust is 3700 South Ocean Blvd., Unit 1606, Highlands, Florida 33487.

(24)    The address of Jennifer S. Stein 2020 Spousal Lifetime Access Trust and John M. Stein is 7585 French Park Place, Cincinnati, Ohio 45237.

(25)    The address of Monroe Capital Fund Marsupial (LUX) Financing Holdco LP, Monroe Capital Opportunistic Private Credit Master Fund SCSp and Monroe Capital Private Credit Fund A LP is 311 South Wacker Drive, Suite 6400, Chicago, Illinois 60606.

(26)    Mr. Kee serves as our Chief Technology Officer.

(27)    Includes 6,334,349 shares of our Class A common stock that may be offered by the Selling Securityholder issuable upon the exchange of 6,334,349 outstanding LLC Units held by such Selling Securityholder pursuant to the Exchange Agreement, on a one-for-one basis, subject to adjustment, from and after the six month anniversary of the Closing.

(28)    Mr. Aoki serves as our President and member of our board of directors.

(29)    Mr. McClymont serves as our Chief Executive Officer and a member of our board of directors.

(30)    Mr. Kang is one of the founders of ADK LLC.

(31)    The address of Bison Capital Partners IV, L.P. is 233 Wilshire Blvd, Suite 425, Santa Monica, CA 90401. Includes 8,489,975 shares of our Class A common stock that may be offered by the Selling Securityholder issuable upon the exchange of 8,489,975 outstanding LLC Units held by such Selling Securityholder pursuant to the Exchange Agreement, on a one-for-one basis, subject to adjustment, from and after the six-month anniversary of the Closing.

(32)    The address of DG Ventures, Inc. is Digital Gate Bldg, 3-5-7 Ebisu-Minami, Shibuya-ku, Tokyo 150-0022, Japan.

(33)    Mr. Bal serves as our Chief Accounting Officer.

(34)    All shares are issuable upon the vesting of Phantom Equity Units issued pursuant to our Phantom Equity Plan. Holders includes employees of indie.

Certain Relationships with the Selling Securityholders

For further information regarding transactions between us and the Selling Securityholders, see “Certain Relationships and Related Person Transactions.”

DESCRIPTION OF SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”), our Bylaws (the “Bylaws”) and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you reach each of the Certificate of Incorporation, Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 300,000,000 shares, consisting of:

•        10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”); and

•        250,000,000 shares of Class A common stock, par value $0.0001 per share, and 40,000,000 shares of Class V common stock, par value $0.0001 per share.

Class A Common Stock

As of December 31, 2021, we had 111,260,962 shares of Class A common stock issued and 108,181,781 shares issued and outstanding. All issued and outstanding shares of Class A common stock are fully paid and non-assessable. In connection with the Business Combination, the shares held by the Sponsor were converted into shares of our Class A common stock of the Company, of which 1,725,000 shares of Class A common stock held by the Sponsor are held in escrow and subject to forfeiture if certain stock price performance thresholds of the Company are not achieved by December 31, 2027. See the section entitled “Certain Relationships and Related Person Transactions — Sponsor Letter Agreement.”

Voting rights.    Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority vote (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy and voting affirmatively or negatively on the matter, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights.    Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Rights upon liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.

Other rights.    The holders of Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the Preferred Stock the Company may issue in the future.

Class V Common Stock

As of December 31, 2021, we had 30,448,081 shares of Class V common stock outstanding. All outstanding shares of Class V common stock are fully paid and non-assessable.

Voting rights.    The holders of the Class V common stock are entitled to one vote for each share of Class V common stock held of record by such holders on all matters on which stockholders generally are entitled to vote. The holders of Class V common stock do not have cumulative voting rights in the election of directors. Holders of shares of Class V common stock will vote together with holders of the Class A common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class V common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Dividend rights.    The holders of the Class V common stock will not participate in any dividends declared by the board of directors.

Rights upon liquidation.    In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V common stock are not entitled to receive any of our assets.

Other rights.    The holders of shares of Class V common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class V common stock.

Issuance and retirement of Class V common stock.    In the event that any outstanding share of Class V common stock ceases to be held directly or indirectly by a holder of a Post-Merger indie Unit, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V common stock after the adoption of the Certificate of Incorporation other than in connection with the valid issuance or transfer of Post-Merger indie Units in accordance with our governing documents and those of ADK LLC.

Preferred Stock

As of December 31, 2021, no shares of Preferred Stock were issued or outstanding. The Certificate of Incorporation authorizes our board of directors to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the Common Stock. Our board of directors has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of our Common Stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock and the Class V common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of our Class A common stock. At present, we have no plans to issue any Preferred Stock.

Dividends

It is our present intention to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board of directors declaring any dividends on the shares of Class A common stock in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors.

We are a holding company with no material assets other than our interest in ADK LLC. We intend to cause ADK LLC to make distributions to holders of Post-Merger indie Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement as well as any cash dividends declared by us.

The Amended Operating Agreement provides that pro rata cash distributions be made to holders of Post-Merger indie Units (including us) at certain assumed tax rates, which we refer to as “tax distributions.” See the section entitled “Certain Relationships and Related Person Transactions — Amended Operating Agreement.” We anticipate that amounts we will receive may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. Our board of directors, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to acquire additional newly issued Post-Merger indie Units from indie at a per unit price determined by reference to the market value of the Class A common stock; to pay dividends, which may include special dividends, on our Class A common stock; to fund repurchases of Class A common stock; or any combination of the foregoing. We also expect, if necessary, to undertake ameliorative actions, which may include pro rata or non-pro rata reclassifications, combinations, subdivisions or adjustments of outstanding Post-Merger indie Units, to maintain one-for-one parity between Post-Merger indie Units and shares of Class A common stock of the Company. See the risk factor entitled “Risk Factors — Risks Related to Our Organizational Structure — We are a holding company and our only material asset is our interest in ADK LLC, and we are accordingly dependent upon distributions made by our subsidiaries to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.”

Anti-Takeover Effects of the Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The Certificate of Incorporation, the Bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock. See also “Risk Factors — Risks Related to Ownership of Our Class A Common Stock and Warrants — Delaware law and our Certificate of Incorporation and Bylaws contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.”

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Election of Directors and Vacancies

The Certificate of Incorporation provides that the board of directors will determine the number of directors who will serve on the board. The exact number of directors will be fixed from time to time by a majority of the board of directors. The board of directors is divided into three classes designated as Class I, Class II and Class III. Class I directors will initially serve for a term expiring at the first annual meeting of stockholders following the closing of the Business Combination. Class II and Class III directors will initially serve for a term expiring at the second and third annual meeting of stockholders following the closing of the Business Combination, respectively. At each succeeding annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting of the stockholders. There will be no limit on the number of terms a director may serve on the board of directors.

In addition, the Certificate of Incorporation provides that any vacancy on the board of directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office, subject to the provisions of any rights of the holders of Preferred Stock.

Notwithstanding the foregoing provisions of this section, each director will serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the board of directors will shorten the term of any incumbent director.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation expressly authorizes cumulative voting. The Certificate of Incorporation does not authorize cumulative voting.

General Stockholder Meetings

The Certificate of Incorporation provides that special meetings of stockholders may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer or a majority of the total number of directors that the Company would have if there were no vacancies on the board of directors.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

The Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. For any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Certificate of Incorporation provides that the affirmative vote of the holders of at least 66⅔% of our capital stock, voting together as a single class, will be required to amend provisions of the Certificate of Incorporation regarding calling special meetings of stockholders and stockholder action by written consent.

The Bylaws provide that, except as otherwise provided by law or the Certificate of Incorporation, the Bylaws may be amended in any respect or repealed at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting has been properly described or referred to in the notice of such meeting, or (b) by the board of directors, provided that no amendment adopted by the board of directors may vary or conflict with any amendment adopted by the stockholders in accordance with the Certificate of Incorporation and the Bylaws. The Bylaws provide that the following provisions therein may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66⅔% in voting power of all our outstanding voting capital stock, voting together as a single class:

•        the provisions regarding calling annual and special meetings of stockholders;

•        the provisions regarding the nominations of directors and the proposal of other business at an annual or special meeting of stockholders;

•        the provisions regarding the conduct of stockholder meetings;

•        the provisions providing for a classified board of directors (including the election and term of directors);

•        the provisions regarding filling vacancies on the board of directors and newly created directorships;

•        the provisions regarding removal of directors; and

•        the amendment provision requiring that the above provisions be amended only with an 66⅔% supermajority vote.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of the Company or its management, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of the board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on behalf of the Company, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Company to the Company or to the Company’s stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or the Certificate of Incorporation or as to which the DGCL confers jurisdiction on the Chancery Court, or (4) any action, suit or proceeding asserting a claim against the Company governed by the internal affairs doctrine. Our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, the inclusion of such provision in our Certificate of Incorporation will not be deemed to be a waiver by our stockholders of our obligation to comply with federal securities laws, rules and regulations, and the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Although we believe the Exclusive Forum Provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. Furthermore, the enforceability of choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty or other act or omission as a director of the Company, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached his or her duty of loyalty to the Company or its stockholder or for any act not in good faith or which involve intentional misconduct or a knowing violation of law.

The Certificate of Incorporation provides that we must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our respective directors, officers or employees for which indemnification is sought.

Warrants

As of December 31, 2021, 27,400,000 warrants were outstanding, including 17,250,000 public warrants, 8,650,000 private placement warrants and 1,500,000 sponsor warrants. Each whole public warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing upon the later of 12 months from the closing of the IPO or 30 days after the completion of the Business Combination. Pursuant to the warrant agreement, as amended by the assignment, assumption and amendment agreement entered into in connection with the Business Combination, the Warrant Agreement, a public warrant holder may exercise its warrants only for a whole number of shares. This means that only a whole number of warrants may be exercised at any given time by a public warrant holder. However, except as set forth below, no public warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective within 60 business days from the completion of the Business Combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The public warrants will expire at 5:00 p.m., New York City time on the earlier to occur of: (i) five years from the completion of the Business Combination or (ii) the redemption date as fixed by us pursuant to the Warrant Agreement, if we elect to redeem all warrants.

The private placement warrants and sponsor warrants are identical to the public warrants except that the private placement warrants and sponsor warrants (including the shares of Class A common stock issuable upon exercise of the private placement warrants and sponsor warrants) will (i) not be transferable, assignable or salable until 30 days after the completion of the Business Combination, (ii) be exercisable for cash (even if a registration statement covering the Class A common stock issuable upon exercise of such warrants is not effective) or on a cashless basis, at the holder’s option, and (iii) not be redeemable by us, in each case so long as they are still held by the initial purchasers or their respective affiliates.

We may call the warrants for redemption (excluding the private placement warrants and sponsor warrants), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon not less than 30 days’ prior written notice of redemption to each public warrant holder,

•        if and only if, the reported last sale price of the shares of our Class A common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to public warrant holders, and

•        if and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants at the redemption date and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide public warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of a redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether we will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of the Class A common stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

The warrants are issued under a Warrant Agreement, as amended, between us and Continental Stock Transfer & Trust Company, as warrant agent. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding public warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices. We are also permitted, in our sole discretion, to lower the exercise price (but not below the par value of a shares of Class A common stock) at any time prior to the expiration date for a period of not less than 10 business days; provided, however, that we provide at least 10 business days’ prior written notice of such reduction to registered holders of the warrants and that any such reduction will be applied consistently to all of the warrants. Any such reduction in the exercise price will comply with any applicable regulations under the federal securities laws, including Rule 13e-4 under the Exchange Act generally and Rule 13e-4(f)(1)(i) specifically.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The public warrant holder will not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no public warrants will be exercisable and we will not be obligated to issue shares of Class A common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Class A common stock issuable upon exercise of the warrants is current and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Warrant Agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant. If the prospectus relating to the shares of Class A common stock issuable upon the exercise of the warrants is not current or if the Class A common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

Public warrant holders may elect, at their sole option and discretion, to be subject to a restriction on the exercise of their warrants such that an electing public warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Class A common stock outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying shares of Class A common stock and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent stock dividend payable in shares of common stock, or by a split of the Class A common stock or other similar event), we will, upon exercise, round up or down to the nearest whole number the number of shares of Class A common stock to be issued to the public warrant holder.

Contractual Arrangements with respect to Certain Warrants

We have agreed that so long as the private placement warrants and sponsor warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants, we will allow the holders to exercise such warrants on a cashless basis and such warrants may be exercisable for cash.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the closing of the Business Combination, we ceased to be a shell company. As a result, the Selling Securityholders will be able to sell their shares of Class A common stock and private placement warrants and sponsor warrants, as applicable, pursuant to Rule 144 without registration one year from the Closing so long as the other conditions set forth in the exceptions listed above and the other conditions of Rule 144 described below are satisfied.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A common stock or warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        one percent (1%) of the total number of shares of common stock then outstanding; or

•        the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Exchange Agreement

See “Certain Relationships and Related Person Transactions — Exchange Agreement.”

Registration Rights

See “Certain Relationships and Related Person Transactions — Registration Rights Agreement.”

Listing of Securities

Our Class A common stock and our public warrants are listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

PLAN OF DISTRIBUTION

We are registering the issuance by us of up to 27,400,000 shares of Class A common stock, which consists of (i) up to 17,250,000 shares of Class A common stock that are issuable upon the exercise of the public warrants, (ii) up to 8,650,000 shares of Class A common stock that are issuable upon the exercise of the private placement warrants, and (iii) up to 1,500,000 shares of Class A common stock that are issuable upon the exercise of the sponsor warrants. We are also registering for resale by the Selling Securityholders from time to time of (i) up to 70,846,446 shares of Class A common stock, comprised of (a) 8,625,000 sponsor shares, (b) 37,071,446 shares of Class A common stock issuable upon the exchange of an equal number of LLC Units, and (c) 15,000,000 shares of Class A common stock issued in the PIPE Financing, and up to 10,150,000 shares of Class A common stock that are issuable upon the exercise of the private placement warrants and sponsor warrants by the holders thereof.

We will not receive any proceeds from the sale of shares of Class A common stock by the Selling Securityholders. We will receive proceeds from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Class A common stock to be offered and sold pursuant to this prospectus.

The shares of Class A common stock, the private placement warrants and the sponsor warrants beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares and warrants by one or more of, or a combination of, the following methods:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the offered securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of Nasdaq;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through the distribution of the securities by any Selling Securityholder to its partners, members or stockholders

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        settlement of short sales entered into after the effective date the registration statement of which this prospectus is a part;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        in privately negotiated transactions;

•        in options transactions;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Class A common stock, such Selling Securityholder may transfer shares of Class A common stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder that it intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth, to the extent required. the following information:

•        the specific securities to be offered and sold;

•        the names of the Selling Securityholders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A common stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A common stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities offered by this prospectus, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A common stock and warrants are currently listed on Nasdaq under the symbols “INDI” and “INDIW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

A holder of warrants may exercise its warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A common stock. This summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•        an individual citizen or resident of the United States;

•        a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to United States federal income taxation regardless of its source; or

•        a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A common stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A common stock, you should consult your tax advisors.

If you are considering the purchase of our Class A common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A common stock, the excess will be treated as gain from the disposition of our Class A common stock (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to United States federal income tax unless:

•        the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•        the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•        we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, D.C. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The audited financial statements of Thunder Bridge Acquisition II, Ltd. included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of indie Semiconductor, Inc. and subsidiaries as of December 31, 2021 and 2020, and for the years then ended, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Our website address is www.indiesemi.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
INDIE SEMICONDUCTOR, INC. AND SUBSIDIARIES
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2021 and December 31, 2020	F-3
Consolidated Statements of Operations for the years ended December 31, 2021 and December 31, 2020	F-4
Consolidated Statements of Comprehensive Loss for the years ended December 31, 2021 and December 31, 2020	F-5
Consolidated Statements of Stockholders’ Equity (Deficit) and Noncontrolling Interest for the years ended December 31, 2021 and December 31, 2020	F-6
Consolidated Statements of Cash Flows for the years ended December 31, 2021 and December 31, 2020	F-7
Notes to the Consolidated Financial Statements	F-9

THUNDER BRIDGE ACQUISITION II, LTD.
Unaudited Financial Statements
Condensed Balance Sheets as of March 31, 2021 (Unaudited) and December 31, 2020	F-52
Condensed Statements of Operations for the three months ended March 31, 2021 and 2020 (Unaudited)	F-53
Condensed Statement of Changes in Shareholders’ Equity for the three months ended March 31, 2021 and 2020 (Unaudited)	F-54
Condensed Statements of Cash Flows for the three months ended March 31, 2021 and 2020 (Unaudited)	F-55
Notes to Condensed Financial Statements (Unaudited)	F-56

Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-73
Balance Sheets as of December 31, 2020 and December 31, 2019	F-74
Statements of Operations for the year ended December 31, 2020 and the period from February 13, 2019 (date of inception) through December 31, 2019	F-75
Statement of Changes in Shareholder’s Equity (Deficit) for the year ended December 31, 2020 and the period from February 13, 2019 (date of inception) through December 31, 2019	F-76
Statements of Cash Flows for the year ended December 31, 2020 and the period from February 13, 2019 (date of inception) through December 31, 2019	F-77
Notes to Financial Statements	F-78

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

indie Semiconductor, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of indie Semiconductor, Inc. and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit) and noncontrolling interest, and cash flows for the years then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2017.

Irvine, California

April 8, 2022

INDIE SEMICONDUCTOR, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$219,081	$18,698
Restricted cash	383	—
Accounts receivable, net of allowance for doubtful accounts of $27 as of December 31, 2021 and $185 as of December 31, 2020	13,842	5,913
Inventory, net	9,080	2,900
Prepaid expenses and other current assets	5,648	2,465
Total current assets	248,034	29,976
Property and equipment, net	11,090	2,169
Intangible assets, net	96,285	1,088
Goodwill	115,206	1,739
Other assets and deposits	270	154
Total assets	$470,885	$35,126

Liabilities and stockholders’ equity
Accounts payable	$5,441	$4,554
Accrued expenses and other current liabilities	18,643	2,522
Intangible asset contract liability	5,516	2,270
Deferred revenue	1,840	1,665
Simple agreements for future equity (“SAFEs”)	—	102,700
Current debt obligations	2,275	8,488
Total current liabilities	33,715	122,199
Long-term debt, net of current portion	5,618	12,345
Warrant liability	100,467	—
Intangible asset contract liability, net of current portion	12,452	400
Deferred tax liabilities, non-current	21,164	—
Other long-term liabilities	5,612	1,674
Total liabilities	179,028	136,618
Commitments and contingencies (Note 21)
Stockholder’s equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 0 shares issued or outstanding	—	—
Class A common stock, $0.0001 par value, 250,000,000 shares authorized, 111,260,962 and 38,255,490 shares issued and 108,181,781 and 34,413,634 shares outstanding as of December 31, 2021 and December 31, 2020, respectively.	11	3
Class V common stock, $0.0001 par value, 40,000,000 shares authorized, 30,448,081 and 33,373,294 issued and outstanding as of December 31, 2021 and December 31, 2020, respectively.	3	3
Additional paid-in capital	514,891	43,155
Accumulated deficit	(200,416)	(153,264)
Accumulated other comprehensive loss	(1,443)	(209)
indie’s stockholder’s equity (deficit)	313,046	(110,312)
Noncontrolling interest	(21,189)	8,820
Total stockholders’ equity (deficit)	291,857	(101,492)
Total liabilities and stockholders’ equity	$470,885	$35,126

See accompanying notes to the consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	Year ended December 31,
	2021	2020
Revenue:
Product revenue	$43,796	$19,488
Contract revenue	4,616	3,122
Total revenue	48,412	22,610
Operating expenses:
Cost of goods sold	28,703	13,042
Research and development	58,117	22,013
Selling, general, and administrative	36,384	6,796
Total operating expenses	123,204	41,851
Loss from operations	(74,792)	(19,241)
Other income (expense), net:
Interest income	49	25
Interest expense	(1,239)	(2,193)
Gain (loss) from change in fair value of SAFEs	21,600	(76,935)
Gain (loss) from change in fair value of warrants	(26,060)	—
Gain (loss) from change in fair value of earn-out liabilities	(38,838)	(220)
Gain (loss) from extinguishment of debt	304	—
Other income (expense)	42	229
Total other expense, net	(44,142)	(79,094)
Net loss before income taxes	(118,934)	(98,335)
Income tax benefit (provision)	327	(29)
Net loss	(118,607)	(98,364)
Less: Net loss attributable to noncontrolling interest	(30,563)	(866)
Net loss attributable to indie Semiconductor, Inc.	$(88,044)	$(97,498)

Net loss attributable to common shares – basic	$(88,044)	$(97,498)
Net loss attributable to common shares – diluted	$(88,044)	$(97,498)

Net loss per share attributable to common shares – basic	$(1.26)	$(3.12)
Net loss per share attributable to common shares – diluted	$(1.26)	$(3.12)

Weighted average common shares outstanding – basic(1)	70,012,112	31,244,414
Weighted average common shares outstanding – diluted(1)	70,012,112	31,244,414

____________

(1)      Retroactively restated to give effect to the reverse recapitalization.

See accompanying notes to the consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Amounts in thousands)

	Year Ended December 31,
	2021	2020
Net loss	$(118,607)	$(98,364)
Other comprehensive income (loss):
Foreign currency translation adjustments	(1,365)	158
Comprehensive loss	(119,972)	(98,206)
Less: Comprehensive loss attributable to noncontrolling interest	(30,654)	(740)
Comprehensive loss attributable to indie Semiconductor, Inc.	$(89,318)	$(97,466)

See accompanying notes to the consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT) AND
NONCONTROLLING INTEREST
(Amounts in thousands, except share amounts)

	Members’ Equity		Common Stock Class A		Common Stock Class V		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders’ Equity (Deficit) Attributable to indie Semiconductor, Inc.	Noncontrolling Interest	Total Stockholders’ Equity (Deficit)
	Units	Amount	Shares(1)	Amount	Shares(1)	Amount
Balance as of December 31, 2019	2,251,020	$41,468	—	$—	—	$—	$577	$(55,766)	$(241)	$(13,962)	$3,380	$(10,582)
Retroactive application of recapitalization	(2,251,020)	(41,468)	33,405,625	3	33,373,294	3	41,462	—	—	—	—	—
Adjusted balance, beginning of period	—	$—	33,405,625	$3	33,373,294	$3	$42,039	$(55,766)	$(241)	$(13,962)	$3,380	$(10,582)

Vesting of equity awards	—	—	882,908	—	—	—	—	—	—	—	—	—
Proceeds from sale of noncontrolling interest	—	—	—	—	—	—	—	—	—	—	6,180	6,180
Issuance of Class H Units	—	—	125,101	—	—	—	711	—	—	711	—	711
Issuance of Class G Units	—	—	—	—	—	—	405	—	—	405	—	405
Net loss	—	—	—	—	—	—	—	(97,498)	—	(97,498)	(866)	(98,364)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	32	32	126	158
Balance as of December 31, 2020	—	$—	34,413,634	$3	33,373,294	$3	$43,155	$(153,264)	$(209)	$(110,312)	$8,820	$(101,492)

Vesting of equity awards	—	—	1,943,838	—	—	—	—	—	—	—	—	—
Share-based compensation	—	—	—	—	—	—	22,905	—	—	22,905	—	22,905
Net loss through June 10, 2021	—	—	—	—	—	—	—	(2,619)	—	(2,619)	(586)	(3,205)
Reverse recapitalization on June 10, 2021	—	—	60,441,289	6	454,077	—	251,229	—	—	251,235	—	251,235
Reverse recapitalization: ADK Minority Holders interest on June 10, 2021	—	—	(378,605)	—	—	—	(36,831)	40,892	40	4,101	(4,101)	—
Net loss after June 10, 2021	—	—	—	—	—	—	—	(85,425)	—	(85,425)	(29,977)	(115,402)
Reclassification of earn-out liability	—	—	—	—	—	—	158,517	—	—	158,517	—	158,517
Issuance per Exchange of Class V to Class A	—	—	3,379,290	—	(3,379,290)	—	(3,237)	—	—	(3,237)	3,237	—
Issuance per Exchange of ADK LLC units to Class A	—	—	55,601	—	—	—	—	—	—	—	—	—
Issuance per net settlement of equity awards and cash exercise of stock options	—	—	796,590	—	—	—	(1,778)	—	—	(1,778)	—	(1,778)
Issuance per TeraXion acquisition	—	—	5,805,144	1	—	—	81,275	—	—	81,276	1,165	82,441
Release of shares previously held in escrow	—	—	1,725,000	1	—	—	(344)	—	—	(343)	344	1
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	(1,274)	(1,274)	(91)	(1,365)
Balance as of December 31, 2021	—	$—	108,181,781	$11	30,448,081	$3	$514,891	$(200,416)	$(1,443)	$313,046	$(21,189)	$291,857

____________

(1)      Retroactively restated to give effect to the reverse recapitalization.

See accompanying notes to the consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(118,607)	$(98,364)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,967	2,652
Inventory impairment charges	173	618
Share-based compensation	22,905	—
Amortization of discount and cost of issuance of debt	198	249
Non-cash interest expense	—	474
Bad debts	(158)	47
Accrued contingent consideration related to acquisition	—	553
(Gain) loss from change in fair value remeasurement of SAFEs	(21,600)	76,935
(Gain) loss from change in fair value of warrants	26,060	—
(Gain) loss from change in fair value of contingent consideration and earn-out liability	38,889	—
(Gain) loss from extinguishment of debt	(304)	—
Deferred City Semi compensation	500	—
Deferred tax liabilities	(516)	—
Unrealized foreign currency transaction (gain) loss	(86)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,477)	(1,304)
Inventory	(3,171)	767
Accounts payable	(2,476)	(207)
Accrued expenses and other current liabilities	5,382	(38)
Deferred revenue	(837)	(1,821)
Prepaid expenses and other current assets	(3,706)	(1,918)
Other long-term liabilities	45	139
Net cash used in operating activities	(55,819)	(21,218)
Cash flows from investing activities:
Purchases of property and equipment	(2,682)	(637)
Purchases of intangible assets	(1,388)	—
Payments for acquired software license	—	(134)
Business combinations, net of cash	(80,256)	—
Net cash used in investing activities	(84,326)	(771)
Cash flows from financing activities:
Proceeds from issuance of SAFEs	5,000	25,765
Proceeds from sale of noncontrolling interest	—	6,180
Proceeds from issuance of debt obligations	775	6,112
Proceeds from reverse recapitalization	377,663	—
Issuance costs related to reverse recapitalization	(19,902)	—
Payments on debt obligations	(17,543)	(4,183)
Payments on financed software	(2,270)	(400)
Redemption of Class H units	(900)	—
Settlement of City Semi first tranche contingent consideration	(399)	—
Taxes paid related to net share settlement of vested equity awards	(1,844)	—
Proceeds from exercise of stock options	66	—
Net cash provided by financing activities	340,646	33,474

INDIE SEMICONDUCTOR, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
(Amounts in thousands)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	265	58
Net increase in cash, cash equivalents, and restricted cash	200,766	11,543
Cash, cash equivalents, and restricted cash at beginning of period	18,698	7,155
Cash, cash equivalents, and restricted cash at end of period	$219,464	$18,698

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,234	$1,476

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property and equipment, accrued but not paid	$240	$161
Conversion of historical members’ equity	$41,278	$—
Class G warrants cashless exchange	$407	$—
Conversion of SAFEs	$86,100	$—
Conversion of Embry Notes	$4,119	$—
Recognition of earn-out considerations	$119,759	$—
Recognition of warrant liabilities	$74,408	$—
Accrual for purchases of intangible assets	$17,820	$509
Fair value of common stock issued for business combination	$82,441	$—
Contingent consideration for business combination	$4,000	$—
Future fixed cash consideration for business combination	$7,500	$—

See accompanying notes to the consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

1) Nature of the Business and Basis of Presentation

indie Semiconductor, Inc. (“indie”) and its predecessor for accounting purposes, Ay Dee Kay, LLC, a California limited liability company (“ADK LLC”) and its subsidiaries are collectively referred to herein as the “Company.” The Company offers highly innovative automotive semiconductors and software solutions for Advanced Driver Assistance Systems (“ADAS”), autonomous vehicle, connected car, user experience and electrification applications. The Company focuses on edge sensors across multiple modalities spanning LiDAR, radar, ultrasound and vision. These functions represent the core underpinnings of both electric and autonomous vehicles, while the advanced user interfaces are transforming the in-cabin experience to mirror and seamlessly connect to the mobile platforms people rely on every day. indie is an approved vendor to Tier 1 automotive suppliers and its platforms can be found in marquee automotive manufacturers around the world. Headquartered in Aliso Viejo, California, indie has design centers and sales offices in Austin, Texas; Boston, Massachusetts; Detroit, Michigan; San Francisco and San Jose, California; Budapest, Hungary; Dresden, Germany; Edinburgh, Scotland; Haifa, Israel; Quebec City, Canada; Tokyo, Japan and several locations throughout China. The Company engages subcontractors to manufacture its products. The majority of these subcontractors are located in Asia.

Recent Acquisitions

On October 1, 2021, indie entered into a definitive agreement and completed its acquisition of ON Design Israel Ltd. (“ON Design Israel”), for $4,974 in cash paid upon close (net of cash acquired), $7,500 of cash in 2022 and up to $7,500 of cash based on design win performance. Upon completion of the acquisition, ON Design Israel was renamed to indie Semiconductor Design Israel Ltd.

On October 12, 2021, indie completed its acquisition of all of the outstanding capital stock of TERAXION INC, a Canadian corporation (“TeraXion”) from the existing stockholders of TeraXion. The acquisition was consummated pursuant to a Share Purchase Agreement dated August 27, 2021 (the “Purchase Agreement”). The total consideration paid for this acquisition consisted of (i) approximately $75,282 in cash (including debt paid at closing and net of cash acquired); (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock with a fair value of $65,192; and (iii) the assumption by indie of TeraXion options, which became exercisable to purchase 1,542,332 shares of indie Class A common stock with a fair value of $17,249.

On October 21, 2021, indie entered into a definitive agreement with Analog Devices to acquire Symeo GmbH (“Symeo”) for $10,000 in cash at closing, $10,000 in cash in 2023 and an equity-based earn-out of up to 858,369 shares of indie Class A common stock based on future revenue growth. The Symeo transaction closed on January 4, 2022.

See Note 3 - Business Combinations for additional description of these acquisitions.

Reverse Recapitalization with Thunder Bridge Acquisition II

On June 10, 2021 (the “Closing Date”), the Company completed a series of transactions (the “Transaction”) with Thunder Bridge Acquisition II, Ltd. (“TB2”) pursuant to the Master Transactions Agreement dated December 14, 2020, as amended on May 3, 2021. In connection with the Transaction, Thunder Bridge Acquisition II Surviving Pubco, Inc, a Delaware corporation (“Surviving Pubco”), was formed to be the successor public company to TB2, and TB2 was domesticated into a Delaware corporation and merged with and into a merger subsidiary of Surviving Pubco. Immediately prior to the closing of the Transaction (the “Closing”), shareholders of TB2 redeemed an aggregate of 9,877,106 common shares of TB2 and the outstanding common shares and warrants of TB2 were converted into 24,622,894 Class A common shares of Surviving Pubco and 17,250,000 warrants to purchase Class A common shares of Surviving Pubco. The outstanding common shares and warrants of TB2 sponsors were converted into 8,625,000 shares of Class A common shares and 8,650,000 private placement warrants. In addition, TB2 issued 1,500,000 working capital warrants to an affiliate of the sponsor in satisfaction of a working capital promissory

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

1) Nature of the Business and Basis of Presentation (cont.)

note (see Note 10 - Warrant Liability). Concurrent with the Closing, TB2 raised $150,000 in a Private Investment in Public Entity (“PIPE”) financing, pursuant to which Surviving Pubco issued 15,000,000 Class A common shares. On the Closing Date, Surviving PubCo changed its name to indie Semiconductor, Inc., and listed its shares of Class A common stock, par value $0.0001 per share (“Common Stock”) on the Nasdaq under the symbol “INDI.”

Immediately prior to the Transaction, (i) the Company’s existing warrants to purchase the Company’s Class G units were net exercised and 10,019 Class G units of the Company were issued to the holders of the warrants; (ii) the SAFEs were converted into an aggregate of 284,925 Class A units; (iii) the Embry notes and the interest accrued thereunder were converted into 185,000 Class A units and 100,000 Class C units; and (iv) all 1,251,566 Class C, D, E, F and G units of the Company were converted into Class A units as per their rights and preferences. Immediately thereafter, each outstanding Class A unit and Class B unit was split into approximately 27.8 Class A units and Class B units, respectively (the “Exchange Ratio”). Following the split, 77,497,793 Class A units were exchanged for 43,670,422 Class A common shares and 33,827,371 Class V common shares in indie and 9,564,150 Class B units were exchanged for 9,564,150 Class A common shares in indie (1,791,147 of such shares were subject to vesting conditions).

The closing Exchange Ratio was determined by dividing (i) a number of shares of the Company’s Class A common stock equal to (A) the Closing Merger Consideration (as defined below), divided by (B) $10.00 per share, by (ii) the total number of ADK LLC membership units outstanding immediately prior to the Closing. The “Closing Merger Consideration” of $894,628 was determined by taking $900,000 of merger consideration less applicable adjustments of $5,372.

3,450,000 Class A common shares of indie were issued and held in escrow (“Escrow Shares”) for the potential future release to the sponsors of TB2 in the event the earn-out milestones are met. Additionally, the former owners of ADK LLC may be entitled to receive up to 10,000,000 earn-out shares of the Company’s Class A common stock if the earn-out milestones are met. See Note 11 - Contingent and Earn-Out Liabilities for the milestone details.

Immediately following the Closing, the Company’s board of directors consisted of nine directors, seven of whom were designated by the Company. A majority of the directors qualified as independent directors under rules of Nasdaq.

The Transaction was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under the guidance in Accounting Standards Codifications (“ASC”) Topic 805, indie is treated as the “acquirer” for financial reporting purposes. As such, the Company is deemed the accounting predecessor of the combined business and is the successor registrant for U.S. Securities and Exchange Commission (“SEC”) purposes, meaning that the Company’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The most significant change in our reported financial position and results of operations was gross cash proceeds of $399,511 from the merger transaction, which includes 150,000 in gross proceeds from the PIPE financing that was consummated in conjunction with the Transaction. The increase in cash was offset by transaction costs incurred in connection with the Transaction of approximately $43,463 plus the retirement of indie’s long-term debt of $15,607. Approximately $29,770 of the transaction costs and all of indie’s long-term debt were paid as of June 30, 2021. Approximately $21,848 of the transaction costs paid as of June 30, 2021 were paid by TB2 as part of the Closing. The remainder of the transaction costs were paid in the third quarter of 2021.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

1) Nature of the Business and Basis of Presentation (cont.)

The table below summarizes the shares of Class A and Class V common stock issued immediately after the closing of the Transaction as well as the impact of the Transaction on the consolidated statement of stockholders’ equity as of June 10, 2021:
	Class A Common Stock		Class V Common Stock		Additional Paid in Capital
	Shares	Amount	Shares	Amount
Redemption of Class H units	(125,101)	$—	—	$—	$(900)
Embry notes conversion	8,023,072	1	—	—	4,118
Warrants net settlement conversion	278,533	—	—	—	—
SAFEs conversion	7,466,891	1	454,077	—	86,099
PIPE and SPAC financing	44,797,894	4	—	—	377,654
Earn-out liability	—	—	—	—	(119,759)
Transaction expenses	—	—	—	—	(21,575)
Warrants liability	—	—	—	—	(74,408)
Reverse recapitalization on June 10, 2021	60,441,289	$6	454,077	$—	$251,229

Risks and Uncertainties

The COVID-19 pandemic (the “Pandemic”) and efforts to control its spread have significantly curtailed the movement of people, goods, and services worldwide. The duration and extent of the Pandemic depends on future developments that cannot be accurately predicted at this time, including the duration and severity of the Pandemic, the severity and transmission rates of new and more contagious and/or vaccine-resistant variants of COVID-19, and the actions taken to contain it or treat COVID-19, including the availability, distribution, rate of public acceptance and efficacy of vaccines for COVID-19, as well as the economic impact on local, regional, national and international customers and markets. The Pandemic has already had an adverse effect on the global economy, and the ultimate societal and economic impact of the Pandemic remains unknown.

The Company experienced a decrease in customer demand and product shipments in the second quarter of fiscal year 2020. This decrease was primarily the result of closures or reduced capacity at customer manufacturing facilities in China. Starting from the second half of fiscal year 2020, customer manufacturing facilities re-opened, and through 2021, customers’ demand has continued to increase. As a result, the semiconductor industry and automotive semiconductors in particular, experienced material shortages and supply constraints. Given the Company’s reliance on third-party manufacturing suppliers, these industry dynamics have resulted in certain instances of extended production lead times, increased production and expedite costs, and delays in meeting increasing customer demand for its products, which if unabated, present a significant risk to the Company. In certain circumstances, the Company has increased order lead times, and placed purchase orders with suppliers based on its anticipated demand requirements in efforts to secure production capacity allocation. However, the Company cannot predict the duration or magnitude of the Pandemic or the full impact that it may have on the Company’s financial condition, operations, and workforce. The Company will continue to actively monitor the rapidly evolving situation related to the Pandemic and may take further actions that alter the Company’s operations, including those that may be required by federal, state or local authorities, or that the Company determines are in the best interests of its employees and other third parties with whom the Company does business.

Basis of Presentation

The consolidated financial statements are prepared in accordance with U.S. GAAP and the rules and regulations of the SEC. Any reference in these notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in ASC and Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The consolidated financial statements include the accounts of Ay Dee Kay, LLC, its wholly-owned subsidiaries Indie Services Corporation, indie LLC and Indie City LLC, all California entities, Ay Dee Kay Limited, a private limited

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

1) Nature of the Business and Basis of Presentation (cont.)

company incorporated under the laws of Scotland, indie GmbH, a private limited liability company incorporated under the laws of Germany, indie Kft, a limited liability company incorporated under the laws of Hungary, TeraXion Inc., a company incorporated under the laws of Canada, indie Semiconductor Israel Ltd., a private limited company incorporated under the laws of Israel, its majority owned subsidiary, Wuxi indie Microelectronics (“Wuxi”), a Chinese entity 50% owned by the Company as of December 31, 2021 and Wuxi’s wholly-owned subsidiaries, indie Semiconductor Japan, indie Semiconductor HK, Ltd and Shanghai Ziying Microelectronics Co., Ltd. All significant intercompany accounts and transactions of the subsidiaries have been eliminated in consolidation. The noncontrolling interest attributable to the Company’s less-than-wholly-owned subsidiary is presented as a separate component from stockholders’ equity (deficit) in the consolidated balance sheets, and a noncontrolling interest in the consolidated statements of operations and consolidated statements of stockholders’ equity (deficit) and noncontrolling interest (see Note 2 — Summary of Significant Accounting Policies — Consolidation).

2) Summary of Significant Accounting Policies

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ materially from those estimates and assumptions.

On an ongoing basis, management evaluates its estimates assumptions, including those related to (i) the collectability of accounts receivable; (ii) write-down for excess and obsolete inventories; (iii) warranty obligations; (iv) the value assigned to and estimated useful lives of long-lived assets; (v) the realization of tax assets and estimates of tax liabilities and tax reserves; (vi) amounts recorded in connection with acquisitions; (vii) recoverability of intangible assets and goodwill; (viii) the recognition and disclosure of fair value of debt instruments, warrants and contingent liabilities; (ix) the computation of share-based compensation; (x) accrued expenses; and (xi) the recognition of revenue based on a cost-to-cost measure of progress for certain engineering services contracts. These estimates are based on historical data and experience, as well as various other factors that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. The Company engages third-party valuation specialists to assist with estimates related to the valuation of certain financial instruments and assets associated with various contractual arrangements, and valuation of assets acquired in connection with acquisitions. Such estimates often require the selection of appropriate valuation methodologies and models, and significant judgment in evaluating ranges of assumptions and financial inputs. Actual results may differ from those estimates under different assumptions or circumstances.

Foreign Currency

Certain of the Company’s self-sustaining foreign subsidiaries use the local currency as their functional currency. Assets and liabilities for these subsidiaries have been translated into U.S. dollars at the exchange rates prevailing at the end of the period and results of operations at the average exchange rates for the period. Unrealized exchange gains and losses arising from the translation of the financial statements of our non-U.S. functional currency operations are accumulated in the cumulative translation adjustments account in accumulated other comprehensive loss.

For those foreign subsidiaries where the U.S. dollar is the functional currency, all foreign currency-denominated accounts are remeasured into U.S. dollars. Unrealized exchange gains and losses arising from remeasurements of foreign currency-denominated assets and liabilities are included within Other (income) expense, net in the consolidated statements of operations and comprehensive loss. Gains and losses arising from international intercompany transactions that are of a long-term investment nature are reported in the same manner as translation gains and losses. Realized exchange gains and losses are included in net income for the periods presented.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

Forward Exchange Contracts

The Company’s forward exchange contracts, which are used to hedge anticipated U.S. dollar denominated sales and purchases as well as euro-denominated purchases, do not qualify for hedge accounting and are recognized at fair value. Any change in the fair value of these contracts is reflected as part of Other income (expense), net in the statement of operations.

Consolidation

The consolidated financial statements comprise the financial statements of the Company, its wholly owned subsidiaries, and subsidiaries that it controls due to ownership of a majority voting interest. Subsidiaries are fully consolidated from the date of acquisition, being the date on which the Company obtains control, and continue to be consolidated until the date when such control ceases. All significant intercompany accounts and transactions are eliminated in consolidation. The Company recognizes noncontrolling interest related to its less-than-wholly-owned subsidiary as equity in the consolidated financial statements separate from the parent entity’s equity. The net loss attributable to noncontrolling interest is included in net loss in the consolidated statements of operations and comprehensive loss. The Company accounts for investments in which it has significant influence but not a controlling interest using the equity method of accounting.

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and have elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Transaction, our Post-Combination Company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we achieve total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we issue more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024. The Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the Company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Cash and Cash Equivalents

Cash and cash equivalents are defined as short-term, highly liquid investments with original maturities of 90 days or less at the date of purchase. As of December 31, 2021 and 2020, cash and cash equivalents consisted of money market funds and cash deposits that were held by reputable financial institutions in local jurisdictions of the Company’s subsidiaries including the U.S., Asia, Canada, Germany, and Great Britain denominated in U.S. dollars and local currency.

Restricted Cash

The Company’s restricted cash consists of cash that the Company is contractually obligated to maintain in accordance with the terms of its PacWest Revolving Line of Credit and accumulated credit limit.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

Concentration of Credit Risk

The Company deposits its cash with large financial institutions. At times, the Company’s cash balances with individual banking institutions will exceed the limits insured by the FDIC, however, the Company has not experienced any losses on such deposits.

The Company extends credit to its customers based upon an evaluation of the customers’ financial condition and credit history and generally does not require collateral. Credit losses, if any estimated, are provided for in the consolidated financial statements and consistently have been within management’s expectations. See Note 16 — Revenue — Concentrations.

Fair Value Measurements

Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between willing, able and knowledgeable market participants at the measurement date. Fair value measurements are not adjusted for transaction costs. In addition, a three-tiered hierarchy for inputs is used in management’s determination of fair value of financial instruments that emphasizes the use of observable inputs over the use of unobservable inputs by requiring that the observable inputs be used when available. Observable inputs are market participant assumptions based on market data obtained from sources independent of the Company. Unobservable inputs are the reporting entity’s own assumptions about market participants based on the best information available under the circumstances. In assessing the appropriateness of using observable inputs in making its fair value determinations, the Company considers whether the market for a particular security is “active” or not based on all the relevant facts and circumstances.

Valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested under the terms of service agreements. The inputs used by the valuation service providers include, but are not limited to, market prices from recently completed transactions and transactions of comparable securities, interest rate yield curves, credit spreads, currency rates and other market observable information, as applicable. The valuation models consider, among other things, market observable information as of the measurement date as well as the specific attributes of the security being valued including its term, interest rate, credit rating, industry sector and, when applicable, collateral quality and other issue or issuer specific information. When market transactions or other market observable data is limited, the extent to which judgment is applied in determining fair value is greatly increased.

As a basis for considering such assumptions, a three-tier value hierarchy is used in management’s determination of fair value based on the reliability and observability of inputs as follows:

Level 1 — Valuations are based on unadjusted quoted prices in active markets that the Company has the ability to access for identical, unrestricted assets and do not involve any meaningful degree of judgment. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis;

Level 2 — Valuations are based on direct and indirect observable inputs other than quoted market prices included in Level 1. Level 2 inputs include quoted prices for similar assets in active markets and inputs other than quoted prices that are observable for the asset, such as the terms of the security and market-based inputs;

Level 3 — Valuations are based on techniques that use significant inputs that are unobservable. The valuation of Level 3 assets and liabilities requires the greatest degree of judgment. These measurements may be made under circumstances in which there is little, if any, market activity for the asset or liability. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment. In making the assessment, the Company considers factors specific to the asset. In certain cases, the inputs used

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement is classified is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

The Company’s fair value measurements in each reporting period include cash equivalents, debt instruments, share-based awards, SAFEs, warrants, contingent considerations and earn-out liabilities. The Company’s financial instruments of accounts receivable, accounts payable and accrued expenses are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The Company remeasures its simple agreements for future equity (“SAFEs”), warrants, contingent considerations and earn-out liabilities associated with business combinations using Level 3 fair value measurements.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The chief operating decision maker (“CODM”) is the Chief Executive Officer. The Company has multiple business activities and are managed and held accountable for operations, operating results and plans for levels or components below the consolidated unit level by individual segment managers. However, discrete financial information is not reviewed by CODM as the operating results of the Company are reviewed by the CODM only on a consolidated basis. Accordingly, the Company has one operating segment, and therefore, one reportable segment.

Revenue

Revenue is primarily derived from the design and sale of semiconductor solutions. Revenue is recognized within the scope of ASC 606, Revenue from Contracts with Customers. The Company recognizes product revenue in the consolidated statement of operations when it satisfies performance obligations under the terms of its contracts and upon transfer of control at a point in time when title transfers either upon shipment to or receipt by the customer as determined by the contractual shipping terms of the contract, net of accruals for estimated sales returns and allowances. Sales and other taxes the Company collects, if any, are excluded from revenue. Product revenue arrangements do not contain significant financing components.

The Company generally offers a limited warranty to customers covering a period of twelve months which obligates the Company to repair or replace manufacturing defective products. The warranty is not sold separately and does not represent a separate performance obligation. Therefore, such warranties are accounted for under ASC 460, Guarantees, and the estimated costs of warranty claims are accrued as cost of goods sold in the period the related revenue is recorded. Infrequently, the Company offers an extended limited warranty to customers for certain products. The Company accrues for known warranty and indemnification issues if a loss is probable and can be reasonably estimated.

Engineering services contracts with customers contain only one distinct performance obligation, which is design services for integrated circuits (“ICs”) based on agreed upon specifications. Engineering services contracts typically also include the purchase, at the customer’s option, of ICs at agreed upon prices subsequent to completion of ICs design services. The Company has determined that the option to purchase ICs is not a material right and has not allocated transaction price to this provision.

For ICs development arrangements, revenue is recognized over time as services are provided based on the terms of the contract on an input basis, using costs incurred as the measure of progress and is recorded as contract revenue in the consolidated statement of operations. The costs incurred represent the most reliable measure of transfer of control to the customer. Revenue is deferred for amounts billed or received prior to delivery of the services.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

Practical Expedients and Elections

ASC 606 requires disclosure of the aggregate amount of transaction price that is allocated to performance obligations that have not yet been satisfied as of the reporting periods presented. The guidance provides certain practical expedients that limit this requirement and, therefore, disclosure of the value of unsatisfied performance obligations for (i) contracts with an original expected length of one year or less and (ii) contracts for which revenue is recognized at the amount to which the Company has the right to invoice for services performed is not provided. The Company has elected not to disclose the aggregate amount of transaction prices associated with unsatisfied or partially unsatisfied performance obligations for contracts where these criteria are met.

The Company’s policy is to capitalize any incremental costs incurred to obtain a customer contract, only to the extent that the benefit associated with the costs is expected to be longer than one year. Capitalizable contract costs were not significant as of both December 31, 2021 and 2020, and accordingly, no costs have been capitalized.

The Company accounts for shipping and handling activities related to contracts with customers as costs to fulfill the promise to transfer the associated products. When shipping and handling costs are incurred after a customer obtains control of the products, the Company has elected to account for these as costs to fulfill the promise and not as a separate performance obligation. Shipping and handling costs associated with the distribution of products to customers are insignificant, but if incurred, are recorded in cost of goods sold generally when the related product is shipped to the customer.

Cost of Goods Sold

Cost of goods sold includes cost of materials and contract manufacturing services, including semiconductor wafers processed by third-party foundries, costs associated with packaging, assembly, testing and shipping products. In addition, cost of goods sold includes the costs of personnel, certain royalties for embedded intellectual property, production tooling used in the manufacturing process, logistics, warranty, and amortization of production mask costs. Cost of goods sold also include amortization of certain intangible assets acquired through business combinations.

In addition to generating revenues from product shipments, the Company recognizes revenues related to certain engineering services contracts which help offset the costs of developing ICs for customers. The costs associated with fulfilling these contracts are expensed as incurred as research and development in the period incurred.

Research and Development Costs

Research and development expenses consist of costs incurred in performing product design and development activities including employee compensation and benefits, third-party fees paid to consultants, occupancy costs, pre-production engineering mask costs, engineering samples and prototypes, packaging, test development and product qualification costs. In certain situations, the Company enters into engineering services agreements with certain customers to develop ICs. The costs incurred in satisfying these contracts are recorded as research and development costs. Research and development expenses also include amortization of certain intangible assets acquired through business combinations. All research and development costs are expensed as incurred.

Selling, General, and Administrative Costs

Selling, general, and administrative costs include employee compensation and benefits for sales, executive management, finance, accounting, legal, human resources and other administrative personnel. In addition, it includes marketing and advertising, outside legal, tax and accounting services, insurance, and occupancy costs and related overhead costs allocated based on headcount. Selling, general, and administrative costs also include amortization of certain intangible assets acquired through business combinations. Selling, general, and administrative costs are expensed as incurred.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

Accounts Receivable

Accounts receivable consist of amounts due primarily from customers for product sales and engineering services agreements. Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company accounts for potential losses in accounts receivable utilizing the allowance method. The Company closely monitors outstanding accounts receivable and considers its knowledge of customers, historical losses, and current economic conditions in establishing the allowance for doubtful accounts. The Company did not have material write-offs in any period presented.

Inventory, Net

The Company values inventories at the lower of cost or net realizable value on a first-in, first-out basis. Cost is computed using standard cost, which approximates actual cost, on a first-in, first-out basis. Inventories are reduced for write-downs based on periodic reviews for evidence of slow-moving or obsolete parts. The write-down is based on the comparison between inventory on hand and forecasted customer demand for each specific product. Once written down, inventory write-downs are not reversed until the inventory is sold or scrapped. Inventory write-downs are also established when conditions indicate the net realizable value is less than cost due to physical deterioration, technological obsolescence, changes in price level or other causes. All inventory provisions are recorded to cost of goods sold in the consolidated statement of operations.

Property and Equipment, Net

The Company’s property and equipment primarily consist of lab equipment, production tooling and masks, equipment, furniture and fixtures, leasehold improvements, and computer hardware and software. Property and equipment are recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method based on the estimated useful lives of between three and seven years and for leasehold improvements the lesser of the remaining lease term or useful life. Major improvements are capitalized while routine repairs and maintenance are charged to expense when incurred.

Production masks with discernible future benefits, namely that they will be used to manufacture products to service customer demand, are capitalized and amortized over the estimated useful life of four years. Production masks being used for research and development or testing do not meet the criteria for capitalization and are expensed as research and development costs.

Intangible Assets, Net

The Company’s intangible assets include intangible assets acquired from business combinations, intellectual property (“IP”) and software licensed from third parties. The majority of the intangible assets have finite lives, except for those related to in-progress research and development (“IPR&D”) and are amortized over a period of two to seven years, on a straight-line basis, which approximates the pattern in which economic benefits of these assets are expected to be utilized. IPR&D is considered to have indefinite life until the abandonment or completion of the associated research and development efforts. If the development is abandoned in the future, these assets will be expensed in the period of abandonment. If and when the activities are completed, management will make a determination of the useful lives and methods of amortization of these assets.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets, consisting of property and equipment and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company regularly reviews its operating performance for indicators of impairment. Factors considered important that could trigger an impairment review include a significant underperformance relative to expected historical or projected future operating results, or a significant change in the manner of the use of the assets.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset (or asset group) to estimated undiscounted future cash flows expected to be generated by the asset (or asset group). If the carrying amount of an asset (or asset group) exceeds its estimated undiscounted future cash flows, an impairment charge is recognized to the extent the fair value is less than the carrying value. The Company did not record any impairment to long-lived assets for the years ended December 31, 2021 and 2020.

Business Combinations

The Company accounts for its business acquisitions under the ASC Topic 805, Business Combinations guidance for business combinations. The total cost of acquisitions is allocated to the underlying identifiable net assets based on their respective estimated fair values. Determining the fair value of assets acquired and liabilities assumed requires management’s judgment and often involves the use of significant estimates and assumptions, including assumptions with respect to future cash inflows and outflows, discount rates, asset lives and market multiples, among other items.

Goodwill

Goodwill represents the excess of the fair value of purchase consideration of an acquired business over the fair value of the identifiable net assets acquired. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis on October 1, or more frequently if circumstances change or an event occurs that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

Significant judgment may be required when goodwill is assessed for impairment. Qualitative factors may be assessed to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is greater than its carrying amount, a quantitative goodwill impairment test is not necessary. If the assessment of all relevant qualitative factors indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company will perform a quantitative goodwill impairment test. The quantitative impairment test for goodwill consists of a comparison of the fair value of a reporting unit with its carrying value, including the goodwill allocated to that reporting unit. If the carrying value of a reporting unit exceeds its fair value, the Company will recognize an impairment loss equal to the amount of the excess, limited to the amount of goodwill allocated to that reporting unit. Application of the impairment test requires judgement, including the identification of reporting units, assignment of assets and liabilities to reporting units and the determination of fair value of each reporting unit.

Warrant Liability

The Company accounts for the public and private placement warrants issued in connection with the Transaction in accordance with ASC 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), under which the warrants do not meet the criteria for equity classification and must be recorded as liabilities. As the warrants meet the definition of a derivative as contemplated in ASC 815, the warrants are measured at fair value at inception and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized as a component of Other income (expense), net on the consolidated statement of operations.

Earn-out Liability

The earn-out shares have been categorized into two components: (i) those associated with stockholders with vested equity at the closing of the Transaction that will be earned upon achievement of the earn-out milestones (the “Vested Shares”) and (ii) those associated with stockholders with unvested equity at the closing of the Transaction that will be earned over the remaining service period with the Company on their unvested equity shares and upon achievement of the earn-out milestones (the “Unvested Shares”). The Vested Shares are classified as liabilities in the consolidated balance sheet and the Unvested Shares are equity-classified share-based compensation to be recognized

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

over time. The earn-out liability was initially measured at fair value at the closing of the Transaction and subsequently remeasured at the end of each reporting period. The change in fair value of the earn-out liability is recorded as part of Other income (expense), net in the consolidated statement of operations.

Upon the achievement of the first earn-out milestones, the liability classified portion was remeasured to its fair value and reclassified to equity. The final change in fair value of the earn-out liability is recorded as part of Other income (expense), net in the consolidated statement of operations.

The estimated fair value of the earn-out liability was determined using a Monte Carlo simulation that simulated the future path of the Company’s stock price over the earn-out period. The assumptions utilized in the calculation are based on the achievement of certain stock price milestones including projected stock price, volatility, and risk-free rate.

Share-Based Compensation

The Company recognizes compensation expense for all share-based payment awards made to employees and directors. The fair value of share-based payment awards is amortized over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company generally uses a straight-line attribution method for all grants that include only a service condition. Awards with both performance and service conditions are expensed over the service period for each separately vesting tranche.

Share-based compensation expense recognized during the period includes actual expense on vested awards and expense associated with unvested awards. Forfeitures are recorded as incurred.

The determination of fair value of restricted and certain performance stock awards and units is based on the value of the Company’s stock on the date of grant with performance awards and units adjusted for the actual outcome of the underlying performance condition.

Income Taxes

As a result of the Transaction, indie Semiconductor, Inc. became the holding company for ADK LLC. ADK LLC is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, ADK LLC is not subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by ADK LLC is passed through to and included in the taxable income or loss of its members, including indie, based on its economic interest held in the partnership. indie is taxed as a corporation and is subject to U.S. federal, state and local income taxes with respect to its allocable share of any taxable income or loss of ADK LLC, as well as any stand-alone income or loss generated by indie.

Income taxes are recognized based upon our underlying annual blended federal, state and foreign income tax rates for the year. As the sole managing member of ADK LLC, indie Semiconductor, Inc. consolidates the financial results of ADK LLC and its subsidiaries. ADK LLC is treated as a partnership and therefore not subject to U.S. federal and most applicable state and local income tax. Any taxable income or loss generated by ADK LLC and its subsidiaries is passed through to and included in the taxable income or loss of its members, including indie Semiconductor, Inc., based on its economic interest held in ADK LLC. Further, indie Semiconductor Inc. is taxed as a corporation and is subject to U.S. federal, state and local income taxes with respect to its allocable share of any taxable income or loss of ADK LLC, as well as any stand-alone income or loss generated by indie. As of December 31, 2021, the Company’s income tax benefit is attributable to its Non-US operations.

The Company accounts for income taxes under the asset and liability method pursuant to ASC 740 for its corporate subsidiaries. Under this method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded for deferred tax assets if it is more likely than not that some portion or all of the deferred tax assets will not be realized based on all available positive and negative evidence. As of December 31, 2021 and 2020, the Company continues to maintain a full valuation allowance against its deferred tax assets.

The Company recognizes liabilities for uncertain tax positions based on a two-step process regarding recognition and measurement. The Company recognizes a tax benefit only if it is more likely than not the tax position will be sustained on examination by the local taxing authorities based on the technical merits of the position. Then the Company measures the tax benefits recognized in the financial statements from such positions based on the largest benefit greater than 50% likelihood of being realized upon ultimate settlement with the related tax authority. The changes in recognition or measurement are reflected in the period in which the change in judgment occurs based on new information not previously available. As of December 31, 2021 and 2020, the Company has not identified any uncertain tax positions.

The Company records interest and penalties related to unrecognized tax benefits in its tax provision. As of December 31, 2021 and 2020, no accrued interest or penalties are recorded on the consolidated balance sheet, and the Company has not recorded any related expenses.

Comprehensive Loss

Foreign currency translation adjustments of $(1,365) and $158 represent the difference between net loss and comprehensive loss for the year ended December 31, 2021 and 2020, respectively.

Net Loss Per Share Attributable to Common Stockholders

The Company’s basic net loss per share attributable to common stockholders is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding for the period. The computation of net loss attributable to common stockholders is computed by deducting net earnings or loss attributable to non-controlling interests from the consolidated net earnings or loss. The diluted net loss per share attributable to common stockholders is computed by giving effect to all potential dilutive common stock equivalents outstanding for the period. The dilutive effect of these potential common shares is reflected in diluted earnings per share by application of the treasury stock method.

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), whereby lessees will be required to recognize for all leases at the commencement date a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. Under the new guidance, lessor accounting is largely unchanged. A modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the consolidated financial statements must be applied. The modified retrospective approach would not require any transition accounting for leases that expired before the earliest comparative period presented. The FASB issued ASU 2019-10-Financial Instruments-Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates in November 2019 and ASU 2020-05-Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities in June 2020. The ASUs change some effective dates for ASU 2016-02 on leasing. After applying ASU 2019-10 and 2020-05, ASU 2016-02 is effective for annual periods beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2021.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

Management developed a cross-functional team to evaluate and implement the new lease guidance and has substantially completed the implementation of a third-party software solution to facilitate compliance with the accounting and reporting requirements. The team continues to review existing lease arrangements, and has collected and loaded a significant portion of the lease portfolio into the software. Additionally, management continues to enhance its accounting systems and update business processes and controls related to the new guidance for leases. Collectively, these activities are expected to enable the Company to meet the new accounting and disclosure requirements upon adoption in the first quarter of fiscal 2022.

The Company has elected to apply the transition requirements on January 1, 2022 rather than at the beginning of the earliest comparative period presented. This approach allows for a cumulative effect adjustment in the period of adoption, and prior periods will not be restated. In addition, the Company has elected the package of practical expedients permitted under the transition guidance, which does not require reassessment of prior conclusions related to contracts containing a lease, lease classification and initial direct lease costs. As an accounting policy election, the Company will exclude short-term leases (term of 12 months or less) from the balance sheet presentation and will account for non-lease and lease components in a contract as a single lease component for certain asset classes. The Company is finalizing its evaluation and it estimates the impact on its consolidated balance sheet from the recognition of right-of-use asset and lease liability will be significant. However, the impact to its consolidated statements of operations, comprehensive income and cash flows will not be material.

In June 2016, the FASB amended guidance related to impairment of financial instruments as part of ASU 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. This ASU requires entities to measure the impairment of certain financial instruments, including accounts receivable, based on expected losses rather than incurred losses. This ASU is effective for fiscal years beginning after December 15, 2022, with early adoption permitted, and will be effective for the Company beginning in 2023. The Company is currently evaluating the impact of the new standard on the Company’s consolidated financial statements and related disclosures.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740) — Simplifying the Accounting for Income Taxes, which simplifies the accounting for income taxes by removing certain exceptions to the general principles of ASC 740, Income Taxes. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of ASC 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 (and December 15, 2021 for nonpublic companies) and early adoption is permitted. Depending on the amendment, adoption may be applied on a retrospective, modified retrospective, or prospective basis. The Company does not expect the impact to its consolidated financial statements to be material.

Recently Adopted Accounting Pronouncements

In January 2017, the FASB issued Accounting Standards Update 2017-04, Simplifying the Test for Goodwill Impairment. The new guidance eliminates Step 2 from the goodwill impairment test and instead requires that an entity measure the impairment of goodwill assigned to a reporting unit if the carrying value of assets and liabilities assigned to the reporting unit including goodwill exceed the reporting unit’s fair value. The new guidance must be adopted for annual and interim goodwill tests in fiscal years beginning after December 15, 2022. The Company early adopted this update for the year ended December 31, 2021 and the impacts to its consolidated financial statements were not material.

In August 2020, the FASB issued ASU No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Additionally, ASU 2020-06 requires the application of the if-converted method to calculate the impact of convertible instruments on diluted earnings per share (EPS). ASU 2020-06 is effective for fiscal years beginning after December 15, 2021, with early adoption permitted for fiscal years beginning after December 15, 2020. ASU No. 2020-06 can be

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

2) Summary of Significant Accounting Policies (cont.)

adopted on either a fully retrospective or modified retrospective basis. The Company early adopted this update on January 1, 2022 using the modified retrospective method of transition and the impact to its consolidated financial statements was not material.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. ASU 2021-08 requires the company acquiring contract assets and contract liabilities obtained in a business combination to recognize and measure them in accordance with ASC 606, Revenue from Contracts with Customers. At the acquisition date, the company acquiring the business should record related revenue, as if it had originated the contract. Before the update such amounts were recognized by the acquiring company at fair value. The amendments in this update are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted, including in interim periods, for any financial statements that have not yet been issued. The Company early adopted this update for the year ended December 31, 2021 and the impacts to its consolidated financial statements were not material.

3) Business Combinations

The Company acquired City Semiconductor, Inc. (“City Semi”) in May 2020 and both TeraXion and On Design Israel in October 2021. These acquisitions were recorded by allocating the purchase consideration to the net assets acquired based on their estimated fair values at the acquisition date. The excess of the purchase consideration for the acquisition over the fair value of the net assets acquired is recorded as goodwill. The fair values were based on management’s analysis, including work performed by third-party valuation specialists. The following presents the final allocation of the purchase consideration to the assets acquired and liabilities assumed for City Semi and preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed for TeraXion and OnDesign on December 31, 2021:
	City Semi	TeraXion	OnDesign Israel
Purchase price – cash consideration	$138	$74,050	$6,107
Add: debt paid at closing	—	6,857	—
Less: cash acquired	—	(5,625)	(1,133)
Net cash paid	138	75,282	4,974

Total equity consideration	711	82,441	—

Purchase price – accrued cash consideration	—	—	7,500
Contingent consideration	1,180	—	4,000
Net consideration	$2,029	$157,723	$16,474

Fair value of net assets and liabilities assumed:
Current assets other than cash	—	7,627	119
Property and equipment	—	6,009	1,315
Intangible assets – Software license	139	—	—
Developed technology	369	43,594	5,077
In-progress research & development	—	10,304	1,562
Customer relationships	—	12,682	—
Backlog	—	2,378	—
Trade name	—	6,125	—
Other non-current assets	—	—	66
Current liabilities	(177)	(5,840)	(754)
Deferred revenue	(41)	(1,025)	—
Deferred tax liabilities, non-current	—	(20,272)	(1,578)
Other non-current liabilities	—	—	—
Long-term debt	—	(7,580)	—
Total fair value of net assets acquired	290	54,002	5,807

Goodwill	$1,739	$103,721	$10,667

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

3) Business Combinations (cont.)

Any changes in the estimated fair values of the net assets recorded for the business combination of TeraXion or On Design Israel upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the transaction will change the allocation of the purchase price. Any subsequent changes to the purchase allocation during the measurement period that are material will be recorded in the reporting period in which the adjustment amounts are determined.

Trade receivables and payables, as well as other current and non-current assets and liabilities, were valued at the existing carrying value as they represented the fair value of those items at the acquisition date, based on management’s judgments and estimates.

Due to the fact that the acquisitions related to TeraXion and On Design Israel have just recently occurred in the current interim period, the magnitude of the transaction, and the significant information to be obtained and analyzed, some of which resides in foreign jurisdictions, the Company’s fair value estimates for the purchase price allocation are preliminary and may change during the allowable measurement period, which is up to the point the Company obtains and analyzes the information that existed as of the date of the acquisition necessary to determine the fair values of the assets acquired and liabilities assumed, but in no case to exceed more than one year from the date of acquisition. As of April 8, 2022, the Company had not finalized the determination of fair values allocated to various assets and liabilities, including, but not limited to, property, plant and equipment, identifiable intangible assets, other assets, deferred taxes, goodwill, tax uncertainties, income taxes payable, and other liabilities. Specifically for the valuation of intangibles assets acquired, the Company used publicly available benchmarking information, as well as a variety of other assumptions, including market participant assumptions to determine the preliminary values. Any changes in the fair values of the assets acquired and liabilities assumed during the measurement period may result in material adjustments to goodwill.

Acquisition of City Semiconductor, Inc

On May 13, 2020, the Company acquired certain assets and liabilities of City Semi, which had developed technology related to analog and mixed-signal integrated circuitry, with a focus on high-speed analog-to-digital converters and digital-to analog-intellectual property cores. The Company accounted for the acquisition as a business combination. The transaction costs associated with the acquisition were not material and were expensed as incurred.

Total purchase consideration transferred at closing included contingent consideration that had a fair value of $1,180 as of the acquisition date. The maximum contingent consideration payable in connection with the acquisition is $2,000. The acquisition date fair value of the contingent consideration was determined based on the Company’s assessment of the probability of achieving the performance targets that ultimately obligate the Company to transfer additional consideration to the seller. The contingent consideration is comprised of two tranches. The first tranche is payable, up to a maximum of $500, upon the achievement of cash collection targets within twelve months of the acquisition, and $456 was achieved in May 2021. The second tranche is payable, up to a maximum of $1,500, upon the shipment of a product incorporating the acquired developed technology. The fair value of any outstanding contingent consideration liabilities will be remeasured as of the end of each reporting period with any resulting remeasurement gains or losses recognized in the consolidated statement of operations. In September 2021, the Company paid off the first tranche of the contingent consideration. The fair value of the second tranche contingent consideration liabilities was $980 as of December 31, 2021. The fair value of the first and second tranche contingent consideration liabilities was $500 and $900, respectively, as of December 31, 2020. The fair value of the first tranche contingent consideration liability as of December 31, 2020 was reflected in Other current liabilities within the consolidated balance sheet and the fair value of the second tranche contingent consideration liability as of December 31, 2021 and December 31, 2020 is reflected in Other long-term liabilities.

In connection with the acquisition, the two existing employees of City Semi, including the founder and sole shareholder of City Semi, entered into employment agreements with the Company. As there is a service condition associated with these agreements, the related compensation expense is accounted for separately from the acquisition. The Company recognizes the related compensation expense as research and development expense in the consolidated statement of operations on a straight-line basis over the requisite service period.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

3) Business Combinations (cont.)

The Company estimates that the useful life of the acquired developed technology intangible asset is seven years and the useful life of the acquired software license intangible asset is approximately one year, which represents the remaining duration of the software license. The excess of purchase consideration over the fair value of net assets acquired was recorded as goodwill, which is primarily attributed to the assembled workforce. None of the goodwill recognized is expected to be deductible for income tax purposes.

The amounts of revenue and earnings of City Semi included in the Company’s consolidated statement of operations from the acquisition date of May 13, 2020 through December 31, 2020 are $591 and $(396), respectively.

The unaudited pro forma financial information shown below summarizes the combined results of operations for the Company and City Semi as if the closing of the acquisition had occurred on January 1, 2020.
Year ended December 31, 2020
Combined revenue	$23,388
Combined net loss before income taxes	(96,121)

The unaudited pro forma financial information includes adjustments that are directly attributable to the business combination and are factually supportable. The adjustments primarily reflect the amortization of acquired developed technology and compensation expense related to consideration to be transferred to the founder upon the second anniversary of his employment. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been realized if the acquisition had taken place on January 1, 2020.

On June 10, 2021, in connection with the closing of the Transaction, the Company paid $900 to redeem the Class H units previously issued.

Acquisition of TERAXION INC

On August 27, 2021, indie entered into a Share Purchase Agreement (the “Purchase Agreement”), pursuant to which indie’s wholly-owned Canadian subsidiary (“Purchaser”) agreed to purchase all of the outstanding capital stock of TeraXion from the existing stockholders. The transaction was completed on October 12, 2021 and TeraXion became a wholly-owned subsidiary of ADK, LLC as a result of this acquisition.

The aggregate purchase price of this acquisition is CAD$200,000 (the “Purchase Price”), which is payable 50% in cash and 50% in indie’s shares of Class A common stock, subject to various purchase price adjustments. Upon completion of the transaction, the total consideration paid for this acquisition consisted of (i) approximately $75,282 in cash (including debt paid at closing and net of cash acquired); (ii) the issuance by indie of 5,805,144 shares of indie Class A common stock with a fair value of $65,192 based on the market value of $11.23 per share; and (iii) the assumption by indie of TeraXion options, which became exercisable to purchase 1,542,332 shares of indie Class A common stock with a fair value of $17,249.

TeraXion is a market leader in the design and manufacture of innovative photonic components. The Company paid a premium (i.e. goodwill) over the fair value of the net tangible and identified intangible assets acquired as this acquisition accelerates indie’s vision of becoming a semiconductor and software level solutions provider for multiple sensor modalities spanning advanced driver-assistance systems (“ADAS”) and autonomous vehicles. The goodwill is not expected to be deductible for tax purposes.

The amounts of revenue and earnings of TeraXion included in the Company’s consolidated statement of operations from the acquisition date of October 12, 2021 through December 31, 2021 are $6,075 and $(1,474), respectively.

For the year ended December 31, 2021, indie incurred approximately $1,640 of acquisition-related costs, which were primarily legal expense and recorded as part of the Selling, General and Administrative expenses.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

3) Business Combinations (cont.)

The unaudited pro forma financial information shown below summarizes the combined results of operations for the Company and TeraXion as if the closing of the acquisition had occurred on January 1, 2021:
	Year ended
	December 31, 2021	December 31, 2020
Combined revenue	$66,788	$43,783
Combined net loss before income taxes	(126,350)	(104,768)

The unaudited pro forma financial information includes adjustments that are directly attributable to the business combination and are factually supportable. Pro forma information reflects adjustments that are expected to have a continuing impact on the Company’s results of operations and are directly attributable to the acquisition. The unaudited pro forma results include adjustments to reflect, among other things, direct transaction costs relating to the acquisition, the incremental intangible asset amortization to be incurred based on the preliminary values of each identifiable intangible asset, and to eliminate a portion of the interest expense related to legacy TeraXion’s former loans, which were repaid upon completion of the acquisition. The unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been realized if the acquisition had taken place on January 1, 2020.

Acquisition of ON Design Israel Ltd.

On October 1, 2021, indie entered into a definitive agreement and completed its acquisition of ON Design Israel Ltd. (“ON Design Israel”) for $4,974 in cash paid upon close (net of cash acquired), $7,500 will be paid in 2022 and is reflected in Other current liabilities as of December 31, 2021, and up to $7,500 will be paid upon achievement of certain milestones. Upon completion of the acquisition, ON Design Israel was renamed to indie Semiconductor Design Israel Ltd and became a wholly-owned subsidiary of the Company.

The Company paid a premium (i.e. goodwill) over the fair value of the net tangible and identified intangible assets acquired as this acquisition brings the Company an engineering development team with broad experience in radar system implementation, which will accelerate indie’s entry into the radar market and enable the Company to capture strategic opportunities among Tier 1 customers. The goodwill is not expected to be deductible for tax purposes.

For the year ended December 31, 2021, indie incurred approximately $365 of acquisition-related costs, which were primarily legal expense and recorded as part of the Selling, General and Administrative expenses.

Total purchase considerations transferred at closing also included contingent consideration that had a fair value of $4,000 as of the acquisition date. The maximum contingent consideration payable in connection with the acquisition is $7,500. The acquisition date fair value of the contingent considerations was determined based on the Company’s assessment of the probability of achieving the performance targets that ultimately obligate the Company to transfer additional consideration to the seller. The contingent consideration is comprised of two tranches. The first tranche (“Tapeout”) is payable, up to a maximum of $2,500, upon the achievement of tapeout of the product design within 30 months of the acquisition. The second tranche (“Design Win”) is payable, up to a maximum of $5,000, upon indie’s achievement of a design win within 36 months of the acquisition. The fair value of any outstanding contingent consideration liabilities will be remeasured as of the end of each reporting period with any resulting remeasurement gains or losses recognized in the consolidated statement of operations. The fair value of Tapeout and Design Win contingent consideration liabilities was $1,817 and $2,222, respectively, as of December 31, 2021. Both the fair value of Tapeout and Design Win contingent consideration liability as of December 31, 2021 were reflected in reflected in Other long-term liabilities in the consolidated balance sheet.

Pro forma financial information for the year ended December 31, 2021 for ON Design Israel is not disclosed as the results are not material to the Company’s consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

4) Inventory, Net

Inventory, net consists of the following:
	December 31,
	2021	2020
Raw materials	$2,380	$—
Work-in-process	6,301	4,277
Finished goods	2,151	882
Inventory, gross	10,832	5,159
Less: Inventory reserves	1,752	2,259
Inventory, net	$9,080	$2,900

During the years ended December 31, 2021 and 2020, the Company recognized write-downs in the value of inventory of $173 and $618, respectively.

5) Property and Equipment, Net

Property and equipment, net consists of the following:
		December 31,
	Useful life	2021	2020
	(in years)
Production tooling	4	$10,158	$3,925
Lab equipment	4	4,489	1,757
Office equipment	3 – 7	1,893	1,077
Leasehold improvements	*	395	129
Construction in progress		256	—
Property and equipment, gross		17,191	6,888
Less: Accumulated depreciation		6,101	4,719
Property and equipment, net		$11,090	$2,169

____________

*        Leasehold improvements are amortized over the shorter of the remaining lease term or estimated useful life of the leasehold improvement.

The Company recognized depreciation expense of $1,198 and $947 for the years ended December 31, 2021 and 2020, respectively.

Fixed assets not yet in service consist primarily of capitalized internal-use software and certain tooling and other equipment that have not been placed into service.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

6) Intangible Assets, Net

Intangible assets, net consist of the following:
	December 31, 2021				December 31, 2020
	Weighted average remaining useful life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted average remaining useful life	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed technology	6.7	$49,040	$(1,374)	$47,666	6.4	$369	$(35)	$334
Software licenses	2.5	23,297	(6,286)	17,011	0.6	4,391	(3,759)	632
Customer relationships	6.7	12,682	(365)	12,317		—	—	—
Intellectual property licenses	1.5	1,736	(1,687)	49	1.7	1,736	(1,614)	122
Trade names	6.7	6,125	(182)	5,943		—	—	—
Backlog	1.8	2,378	(239)	2,139		—	—	—
Effect of exchange rate on gross carrying amount		(631)	—	(631)		—	—	—
Intangible assets with finite lives		94,627	(10,133)	84,494		6,496	(5,408)	1,088
IPR&D		11,866	—	11,866		—	—	—
Effect of exchange rate on gross carrying amount		(75)	—	(75)		—	—	—
Total intangible assets with indefinite lives		11,791	—	11,791		—	—	—

Total intangible assets		$106,418	$(10,133)	$96,285		$6,496	$(5,408)	$1,088

The Company obtained software licenses which it uses for its research and development efforts related to its products. In fiscal 2021, the Company obtained additional software licenses. Further, the Company acquired developed technology, customer relationships, trade names, backlog, and IPR&D as a result of the business combinations. See Note 3 — Business Combinations for additional information.

Intangible assets with finite lives are amortized on a straight-line basis over the expected period to be benefited by future cash flows. The Company monitors and assesses these assets for impairment on a periodic basis. As of December 31, 2021, it is determined that there was no impairment of intangible assets.

Amortization of intangible assets for the years ended December 31, 2021 and 2020 was $4,769 and $1,705, respectively, and is included within Cost of goods sold, Research and development expenses, and Selling, general and administrative expenses based their respective nature, in the consolidated statements of operations.

Based on the amount of definite-lived intangible assets subject to amortization as of December 31, 2021, amortization expense for each of the next five fiscal years is expected to be as follows:
2022	$17,538
2023	17,729
2024	13,021
2025	9,607
2026	9,607
Thereafter	16,992
Total	$84,494

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

7) Goodwill

The following table sets forth the carrying amount and activity of goodwill as of December 31, 2021:
Amount
Balance as of December 31, 2020	$1,739
Acquisitions (Note 3)	114,388
Effect of exchange rate on goodwill	(921)
Balance as of December 31, 2021	$115,206

Goodwill increased by $114,388 in fiscal 2021 due to acquisitions completed during the period. See Note 3 for a detailed discussion of goodwill acquired.

The Company performed an impairment test of its goodwill as of the first day of the fourth fiscal quarter in accordance with its regularly scheduled testing. The results of this test indicated that the Company’s goodwill was not impaired. There were no other indicators of impairment noted during the fiscal year ended December 31, 2021.

8) Warranties

The Company’s warranty liabilities are included in accrued expenses and other current liabilities on the consolidated balance sheets as of December 31, 2021 and 2020. The following table identifies the changes in the Company’s aggregate product warranty liabilities for the years ended December 31, 2021 and 2020:
	December 31,
	2021	2020
Balance at the beginning of period	$201	$192
Assumed warranty liability from acquisition	226	—
Accruals for warranties issued	151	86
Warranty obligations satisfied during the period	(25)	(77)
Balance at the end of period	$553	$201

9) Debt

The following table sets forth the components of debt as of December 31, 2021 and 2020:
	December 31,
	2021			2020
	Principal outstanding	Unamortized discount and issuance cost	Carrying amount	Principal outstanding	Unamortized discount and issuance cost	Carrying amount
Trinity term loan, due 2022	$—	$—	$—	$12,000	$(665)	$11,335
Short term loans, due 2022	810	—	810	459	—	459
PPP loan, due 2022	—	—	—	1,868	—	1,868
Tropez convertible loan, due 2021	—	—	—	2,000	—	2,000
CIBC loan, due 2026	7,102	(19)	7,083	—	—	—
Total term loans	7,912	(19)	7,893	16,327	(665)	15,662
Revolving line of credit	—	—	—	1,675	—	1,675
Embry convertible debt, due 2021	—	—	—	3,607	(111)	3,496
Total debt	$7,912	$(19)	$7,893	$21,609	$(776)	$20,833

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

9) Debt (cont.)

The outstanding debt as of December 31, 2021 and 2020 is classified in the consolidated balance sheets as follows:
	December 31,
	2021	2020
Current liabilities – Current debt obligations	$2,275	$8,488
Noncurrent liabilities – Long-term debt net of current maturities	5,618	12,345
	$7,893	$20,833

Embry Convertible Subordinated Notes Payable

On December 4, 2012, the Company entered into two convertible note and exchange agreements with an investor, pursuant to which the entire outstanding principal of $3,500 and corresponding accrued interest of $107 held under existing loan agreements were exchanged for two convertible subordinated notes with aggregate principal amounts of $2,604 and $1,003. The convertible subordinated notes bore interest of 0.93% per annum, which was compounded annually. The aggregate principal and all accrued and unpaid interest were due in full on December 4, 2017. On December 3, 2017, the Company entered into a 12-month extension of these two convertible note and exchange agreements.

On December 3, 2018, the Company entered into a 36-month extension of these two convertible notes and exchange agreements. The interest rate on the 36-month extension was amended to 3.07% per annum. The Company recorded a discount on this convertible debt extension and a corresponding increase in additional paid-in capital related to the enhanced value of the embedded conversion options. The Company is amortizing the discount to interest expense over the 36-month extension period.

The amendments to extend the maturity date were treated as modifications of the debt.

The convertible subordinated notes with aggregate principal of $2,604 and $1,003 were converted into an aggregate 185,000 Class A units and 100,000 Class C units, respectively, at the investors’ discretion prior to the maturity date or automatically upon a liquidity event, as defined in the loan agreement. The Company determined that the embedded conversion options should not be bifurcated from their host instruments.

In December 2020, Embry assigned the notes to its affiliate, Cézanne Investments Ltd. (“Cézanne”). At December 31, 2020, the total carrying value of such convertible subordinated notes payable, net of unamortized discount, was $3,496. Total accrued interest as of December 31, 2020 was $458, and is included in Accrued expenses and other current liabilities on the Company’s consolidated balance sheets. On June 10, 2021, Cézanne exercised its right to convert at the closing of the Transaction and the Embry convertible notes were converted to equity at their carrying value of $4,119, inclusive of $3,607 principal balance and accrued interest of $512.

PacWest Term Loan and Revolving Line of Credit

The Company entered into a loan and security agreement with Pacific Western Bank (“PacWest”, formerly Square 1 Bank) in January 2015, that provided a term loan of up to $10,000 with a maturity date of September 2020. The term loan bore interest equal to the greater of one percent above the prime rate in effect, or 4.5% on outstanding borrowings. In addition, the loan and security agreement provided for a revolving line of credit. The revolving line of credit bore interest equal to the greater of seventy-five basis points above the prime rate in effect, or 4.25%, on outstanding borrowings. The terms of the loan and security agreement have been amended from time to time, with the most recent amendment dated February 21, 2021. The amendments have extended the maturity date of the loan and adjusted the financial covenants’ borrowing limits. In August 2017 and as part of an amendment to the loan and security agreement, the Company issued a warrant to PacWest to purchase 3,388 Class G units. On June 10, 2021, these warrants were net exercised and ultimately converted into 82,187 shares of indie Class A common stock.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

9) Debt (cont.)

During 2020, the Company entered into three amendments to the PacWest loan agreement. Pursuant to the terms of the amendments, $889, the full amount of unpaid principal and interest was transferred from the PacWest term loan to the revolving line of credit as of January 30, 2020. In addition, the amendments modified certain financial covenants, including that the Company maintain a minimum cash balance of $2,300 and adjusted the borrowing limits to $2,000.

As of December 31, 2021 and 2020, the Company had no outstanding balance on the term loan.

As of December 31, 2021 and 2020, the revolving line of credit had an outstanding balance of zero and $1,675, respectively. The Company’s borrowings under the term loan and revolving line of credit were subject to an aggregate borrowing limit of $20,000 and $2,000 as of December 31, 2021 and 2020, respectively. Total borrowings at any given time under the line of credit are limited to a percentage of domestic accounts receivables less than 90 days past due and other factors.

The revolving line of credit is subject to debt covenants which, if violated, could result in the outstanding balance becoming immediately due. The Company has complied with or obtained waivers for all such covenants as of the date these financial statements were issued.

On November 5, 2021, the Company entered into an amendment to the PacWest loan agreement that (i) increased the maximum borrowing capacity under the revolving line of credit to $20,000, (ii) limited the security interests of the bank to the cash collateral set at 102.5% of the drawn amount of the loan, (iii) removed various reporting and restrictive covenants, (iv) extended the maturity date to November 4, 2022 and (iv) reduced the interest rate to 2.1% per annum. In addition, the amendment requires the Company to collateralize a cash balance equal to the total outstanding balance in a cash security account with PacWest. Upon execution of the amendment, the Company repaid the outstanding balance of $1,675 under the original line of credit to this new arrangement.

Trinity Term Loan

In March 2018, the Company entered into a term loan agreement with Trinity Capital Fund (“Trinity”) to borrow $15,000 at a rate of 11.25% per annum. In connection with such loan, the Company issued a warrant to Trinity to acquire 6,250 Class G units at an exercise price per unit of $35.42

In October 2020, the Company entered into a new loan agreement with Trinity, which replaced the March 2018 agreement. The new loan had a principal of $12,000, which was exchanged for the old loan’s principal balance of $11,325, lender fees of $474 and a cash payment to the Company of $194. In addition, the Company issued to Trinity 1,844 additional warrants to purchase the Company’s Class G units, which had a fair value of $405. The new loan agreement was treated as a modification for accounting purposes. The unamortized discount from the old loan was treated as additional debt discount on the new loan along with the lender fees paid to and additional warrants issued to Trinity in October 2020. On June 10, 2021 these warrants were net exercised and ultimately converted into 196,346 shares of indie Class A common stock.

The new loan had a maturity date of October 1, 2024 and interest equal to the greater of 10.75% or the Prime Rate plus 7.5%. The term loan may be prepaid by paying the principal and interest plus a prepayment fee ranging from 4.0% to 1.0% of the principal being repaid, depending on the length of time between the effective date and the prepayment date. Upon final repayment, an end-of-term fee of $720 was payable by the Company to Trinity. The term loan was collateralized by substantially all of the Company’s assets to the extent they were not already securing the senior debt of PacWest.

As of December 31, 2020, the Company had $11,335 outstanding under the Trinity Term loans, net of the unamortized discount and issuance cost generated as a result of the warrant issuance described in Note 14 — Stockholders’ Equity. The debt discount and issuance costs were being amortized through interest expense over the term of the loan using the effective interest method. The old loan required monthly interest only payments of

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

9) Debt (cont.)

$141 until November 2019 when repayment of principal began, and payments increased to $493 per month. The new loan required interest only payments of $108 until October 2021 when repayment of principal began, and payments increased to $391 per month with an effective interest rate of 15.8%.

On June 21, 2021, the Company fully repaid the outstanding loan balance and the accrued interest of $13,261, including principal of $12,000, end-of-term fee and early termination fee of $1,200 and accrued interest of $61. As a result of the repayment, the Company recognized a loss from extinguishment of debt for $1,585, which included (i) the remaining unamortized discount and debt issuance cost of $577 and (ii) end-of-term fee and early termination fee paid not previously accrued of $1,008, in the consolidated statement of operations for the year ended December 31, 2021.

Short-Term Loans

Wuxi

On November 13, 2019, Wuxi entered into a short-term loan agreement with CITIC Group Corporation Ltd. with aggregate principal balance of CNY2,000, or approximately $285, and bearing interest of 4.785% per annum. The principal balance is denominated in Chinese Yuan and the outstanding balance is adjusted for changes in foreign currency exchange rates at each reporting period. On November 13, 2020, the terms of the agreement were extended for twelve months, and the principal and interest were due on November 15, 2021. On November 19, 2021, the total outstanding balance with CITIC Group Corporation was fully paid off.

On October 15, 2020, Wuxi entered into a short-term loan agreement with Bank of Ningbo (“NBCB”) with aggregate principal balance of CNY1,000 or approximately $151 and bearing interest of 4.785%. On April 29, 2021, Wuxi increased its short-term loan principal with NBCB by CNY1,000 or approximately $155 to a total principal balance of CNY4,000. On October 14, 2021, the borrowing from October 15, 2020 was fully paid off. On October 18, 2021, Wuxi re-entered into a short-term loan agreement with NBCB for CNY1,000, or approximately $150 and bearing interest of 4.785%. As of December 31, 2021, the total outstanding short-term loan with NBCB was CNY2,000.

On November 18, 2021, Wuxi also entered into a short-term loan agreement Bank of Nanjing with aggregate principal balance of CNY$3,000, or approximately $453 and bearing interest of 4.00%, which increased its aggregate outstanding principal balance to CNY5,000 or $787 as of December 31, 2021.

As of December 31, 2020, the aggregate outstanding principal balance of the short-term loans was $459.

TeraXion

In connection with the TeraXion acquisition, on October 12, 2021, the Company assumed a short-term loan with Canada Economic Development. This loan bears an interest rate of 8% and is payable monthly with a maturity date of April 1, 2022. As of December 31, 2021, the aggregate outstanding principal balance was $23.

Tropez Note

On January 31, 2020, the Company entered into a convertible loan agreement with Tropez Fund Limited (“Tropez”) with principal amount of $2,000 and subject to interest of 12% per annum. The terms of the loan provide for a renewable 180-day period for a maximum term of twelve months. The Company renewed the loan on July 29, 2020 for the additional 180-day period. The note was amended on January 21, 2021 to extend the maturity date to the earlier of December 31, 2021 or the closing of the merger with Thunder Bridge Acquisition II, Ltd. described in Note 1 — Nature of the Business and Basis of Presentation. Additionally, the January 21, 2021 amendment removed the conversion rights associated with the loan. On June 17, 2021, the Company fully repaid the outstanding loan balance and the accrued interest of $2,346 and the loan was terminated.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

9) Debt (cont.)

Paycheck Protection Program

In April 2020, the Company applied for a loan pursuant to the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) as administered by the U.S. Small Business Administration (the “SBA”). In May 2020, the loan was approved, and the Company received gross proceeds from the loan in the amount of $1,868 (the “PPP Loan”). The PPP Loan took the form of a promissory note that matures two years after the date of the note and bears interest at a rate of 1.0% per annum. Monthly principal and interest payments, less the amount of any potential forgiveness (discussed below), will commence in 2021. The PPP Loan provides for customary events of default, including, among others, those relating to failure to make payments thereunder. The Company may prepay the principal of the PPP Loan at any time without incurring any prepayment penalties. The PPP Loan is non-recourse against any individual stockholder, except to the extent that such party uses the loan proceeds for an unauthorized purpose.

All or a portion of the PPP Loan may be forgiven by the SBA and lender upon application by the Company and upon documentation of expenditures in accordance with the SBA requirements. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, and covered utilities during the applicable period beginning on the date of loan approval. For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually. Not more than 25% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%.

On May 10, 2021, the entire balance of the PPP Loan was forgiven by the SBA and lender. As a result, the Company recorded a gain on extinguishment of debt of $1,889, which represented the principal balance of $1,868 and accrued interest of $21, in the consolidated statement of operations for the year ended December 31, 2021.

TeraXion Revolving Credit

In connection with the acquisition of TeraXion on October 12, 2021, the Company assumed a revolving credit with the Canadian Imperial Bank of Commerce with a credit limit of CAD9,440 bearing interest at prime rate plus 0.25%, repayable in monthly installments of CAD155 plus interest, maturing in October 2026. The repayment of monthly installments reduces the credit limit over time. At December 31, 2021 the outstanding principal balance and credit limit of the loan was $7,102 or CAD8,976. This loan is secured with an authorized credit facility of CAD7,000 from the bank, bearing interest at prime rate plus 0.25%. This line of credit was unused at December 31, 2021.

The table below sets forth the components of interest expense for the years ended December 31, 2021 and 2020:
	December 31,
	2021	2020
Interest expense on Trinity term loan:
Contractual interest	$719	$1,523
Amortization of discount and issuance cost	138	110
	857	1,633
Interest expense on other debt obligations:
Contractual interest	322	421
Amortization discount and issuance cost	60	139
	382	560
Total interest expense	$1,239	$2,193

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

9) Debt (cont.)

The future maturities of the debt obligations are as follows:
2022	$2,275
2023	1,469
2024	1,469
2025	1,469
Thereafter	1,230
Total	$7,912

10) Warrant Liability

In connection with the closing of the Transaction, holders of TB2 Class A ordinary shares automatically received Class A common stock of indie, and holders of TB2 warrants automatically received 17,250,000 warrants of indie with substantively identical terms (“Public Warrants”). At the Closing, 8,625,000 Class B ordinary shares of TB2 owned by the Sponsor, automatically converted into 8,625,000 shares of indie Class A common stock, and 8,650,000 private placement warrants held by the sponsor, each exercisable for one Class A ordinary share of TB2 at $11.50 per share, automatically converted into warrants to purchase one share of indie Class A common stock at $11.50 per share with substantively identical terms (“the “Private Placement Warrants”). Also at the Closing, TB2 issued 1,500,000 working capital warrants to an affiliate of the Sponsor in satisfaction of a working capital promissory note of $1,500 (the “Working Capital Warrants” and, together with the Private Placement Warrants, the “Private Warrants”). These Working Capital Warrants have substantially identical terms to the Private Placement Warrants.

The warrants may be exercised only during the period commencing on July 10, 2021 (30 days after the closing of the Transaction) through June 10, 2026. The Company may redeem the Public Warrants at a price of $0.01 per warrant upon 30 days’ notice, only in the event that the last sale price of the Class A common stock is at least $18.00 per share for any 20 trading days within a 30-trading day period ending on the third day prior to the date on which notice of redemption is given, provided there is an effective registration statement and current prospectus in effect with respect to the Class A common stock underlying such warrants during the 30 day redemption period. If the Company redeems the warrants as described above, management will have the option to require all holders to exercise warrants on a “cashless basis.”

In accordance with the warrant agreement relating to the Public Warrants, the Company is required to use its best efforts to maintain the effectiveness of the registration statement covering the warrants. If a registration statement is not effective within 90 days following the consummation of a business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In the event that a registration statement is not effective at the time of exercise or no exemption is available for a cashless exercise, the holder of such warrant shall not be entitled to exercise such warrant for cash and in no event (whether in the case of a registration statement being effective or otherwise) will the Company be required to net cash settle the warrant exercise.

The terms of the Private Warrants are identical to the Public Warrants as described above, except that the Private Warrants are not redeemable so long as they are held by the sponsor or its permitted transferees.

The Company has reviewed the terms of warrants to purchase its Class A common stock to determine whether warrants should be classified as liabilities or stockholders’ equity in its consolidated balance sheet. In order for a warrant to be classified in stockholders’ equity, the warrant must be (a) indexed to the Company’s equity and (b) meet the conditions for equity classification in ASC 815-40, Derivatives and Hedging — Contracts in an Entity’s Own Equity. If a warrant does not meet the conditions for equity classification, it is carried on the consolidated balance sheet as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in the statement of operations as change in fair value of warrants in Other income (expense), net. The Company determined that all warrants are required to be carried as a liability in the consolidated balance sheet at fair value, with

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

10) Warrant Liability (cont.)

changes in fair value recorded in the consolidated statement of operations (see Note 13 - Fair Value Measurements). At the closing of the Transaction on June 10, 2021, the warrants had an initial fair value of $74,408, which was recorded as liability and a reduction to additional paid in capital in the consolidated balance sheet.

The following table is a summary of the number of shares of the Company’s Class A common stock issuable upon exercise of warrants outstanding at June 10, 2021 (there were no warrants outstanding at December 31, 2020):
	Number of Shares	Exercise Price	Redemption Price	Expiration Date	Classification	Initial Fair Value
Public Warrants	17,250,000	$11.50	$18.00	June 10, 2026	Liability	$42,435
Private Warrants	10,150,000	$11.50	N/A	June 10, 2026	Liability	$31,973

As of December 31, 2021, there have been no exercises of the warrants and the fair value was $100,467.

11) Contingent and Earn-Out Liabilities

Earn-Out Milestones

Certain of indie’s stockholders are entitled to receive up to 10,000,000 earn-out shares of the Company’s Class A common stock if the earn-out milestones are met. The earn-out milestones represent two independent criteria, which each entitles the eligible stockholders to 5,000,000 earn-out shares per milestone met. Each earn-out milestone is considered met if at any time following the Transaction and prior to December 31, 2027, the volume weighted average price of indie’s Class A common stock is greater than or equal to $12.50 or $15.00 for any twenty trading days within any thirty-trading day period, respectively. Further, the earn-out milestones are also considered to be met if indie undergoes a Sale. A Sale is defined as the occurrence of any of the following for indie: (i) engage in a “going private” transaction pursuant to Rule 13e-3 under the Exchange Act or otherwise cease to be subject to reporting obligations under Sections 13 or 15(d) of the Exchange Act; (ii) Class A common stock ceases to be listed on a national security exchange, other than for the failure to satisfy minimum listing requirements under applicable stock exchange rules; or (iii) change of ownership (including a merger or consolidation) or approval of a plan for complete liquidation or dissolution.

These earn-out shares have been categorized into two components: (i) those associated with stockholders with vested equity at the closing of the Transaction that will be earned upon achievement of the earn-out milestones (the “Vested Shares”) and (ii) those associated with stockholders with unvested equity at the closing of the Transaction that will be earned over the remaining service period with the Company on their unvested equity shares and upon achievement of the Earn-Out Milestones (the “Unvested Shares”). The Vested Shares are classified as liabilities in the consolidated balance sheet and the Unvested Shares are equity-classified share-based compensation to be recognized over time (see Note 17 - Share-Based Compensation). The earn-out liability was initially measured at fair value at the closing of the Transaction and subsequently remeasured at the end of each reporting period. The change in fair value of the earn-out liability is recorded as part of Other income (expense), net in the consolidated statement of operations.

The estimated fair value of the earn-out liability was determined using a Monte Carlo simulation that simulated the future path of the Company’s stock price over the earn-out period. The assumptions utilized in the calculation are based on the achievement of certain stock price milestones including projected stock price, volatility, and risk-free rate.

Escrow Shares

3,450,000 Class A common shares of indie were placed in escrow for the potential future release to the sponsors of TB2 in the event the earn-out milestones are met. The earn-out milestones for the Escrow Shares are identical to those of the earn-out shares. Achievement of each milestone entitles the shareholders to 50% of the total Escrow Shares. The Escrow Shares have been accounted for as a liability and remeasured to fair value each reporting period.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

11) Contingent and Earn-Out Liabilities (cont.)

At the closing of the Transaction on June 10, 2021, the earn-out liability had an initial fair value of $119,759, which was recorded as a long-term liability and a reduction to additional paid in capital in the consolidated balance sheet.

As of November 9, 2021, the first earn-out milestone was achieved while the second Earn-Out Milestone remains unachieved. The achievement of the first earn-out milestone eliminated the variability in the arrangement that previously prevented this instrument to be equity-classified. As a result, the earn-out liabilities associated with the first Earn-Out Milestone were recorded to Additional paid-in capital in the consolidated balance sheet at its fair value. At the same time, the unearned liabilities associated with the second Earn-Out Milestones were also remeasured to its fair value and reclassified per ASC 815-40 to Additional paid-in capital in the consolidated balance sheet. The total fair value associated with the first and second Earn-Out Milestone is $158,517 and the change in fair value of $38,758 from its initial measurement date is recorded as part of Other income (expense), net in the consolidated statement of operations.

As of December 31, 2021, there was no liability remaining on the balance sheet.

Contingent Consideration

On May 13, 2020, in connection with the acquisition of City Semi, the company recorded contingent consideration as a long-term liability at a fair value of $1,180. The contingent consideration is comprised of two tranches. The first tranche is payable, up to a maximum of $500, upon the achievement of cash collection targets within twelve months of the acquisition, and $456 was achieved in May 2021. The second tranche is payable, up to a maximum of $1,500, upon the shipment of a product incorporating the acquired developed technology. In September 2021, the Company paid off the first tranche of the contingent consideration. The fair value of the second tranche contingent consideration liabilities was $980 as of December 31, 2021.

On October 1, 2021, in connection with the acquisition of ON Design Israel Ltd, the company recorded contingent consideration as a long-term liability at a fair value of $4,000. The contingent consideration is comprised of two tranches. The first tranche is payable, up to a maximum of $2,500, upon the achievement of tapeout within 30 months of the acquisition. The second tranche is payable, up to a maximum of $5,000, upon indie’s achievement of a design win within 36 months of the acquisition. The fair value of the first and second tranche contingent consideration liabilities was $1,817 and $2,222, respectively, and are recorded in Other long-term liabilities in the consolidated balance sheet as of December 31, 2021. The change in fair value since the acquisition date is recorded in Other income (expense), net in the consolidated statement of operations.

See Note 3 - Business Combinations for additional information.

12) Simple Agreements for Future Equity (“SAFEs”)

During the year ended December 31, 2020, the Company entered into SAFEs with existing investors and third-party investors for total proceeds of $25,765. The SAFEs require that the Company issue equity to the SAFE holders in exchange for their investment upon an equity raise of at least $35,000. During April, 2021, the Company entered into SAFEs with a third-party investor for a total purchase amount of $5,000. The SAFEs require that the Company issue equity to the SAFE holders in exchange for their investment upon an equity financing (including a SPAC transaction) with an aggregate purchase price of at least $35,000.

In connection with the closing of the Transaction on June 10, 2021, all SAFEs converted into Class A membership units in ADK LLC, and then into 7,466,891 shares of Class A common stock and 454,077 shares of Class V common stock of indie. At the time of conversion, the SAFEs had a fair value of $86,100, which was recorded as a reduction of additional paid in capital in the consolidated balance sheet. The fair value of the SAFEs was $102,700 as of December 31, 2020. The change in fair value between the last measurement date and the conversion date was recorded in Other income (expense), net in the consolidated statement of operations.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

13) Fair Value Measurements

The Company’s debt instruments are recorded at their carrying values in its consolidated balance sheets, which may differ from their respective fair values. The fair values of the Company’s convertible notes are estimated using the valuation of the securities into which the debt is convertible, external pricing data, based on interest rates and credit ratings for similar issuances with the same remaining term as the Company’s outstanding borrowings. The fair value of the Embry convertible notes was determined using valuation inputs categorized as Level 3. The fair values of the Company’s term loans and Tropez note generally approximated their carrying values.

At December 31, 2021, the Company held currency forward contracts of $3,075 to sell United States dollars and to buy Canadian dollars at a forward rate. Any changes in the fair value of these contracts are reflected in the consolidated statement of operations. The change in fair value at December 31, 2021 was de minimis.

The following table presents the Company’s fair value hierarchy for financial assets and liabilities:
	Fair Value Measurements as of December 31, 2021
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant Liability	$—	$—	$100,467	$100,467
ONDesign Israel Contingent Consideration – Tapeout	$—	$—	$1,817	$1,817
ONDesign Israel Contingent Consideration – Design Win	$—	$—	$2,222	$2,222
City Semi Contingent Consideration – Second Tranche	$—	$—	$980	$980
	Fair Value Measurements as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Liabilities:
SAFEs	$—	$—	$102,700	$102,700
City Semi Contingent Consideration – First Tranche	$—	$—	$500	$500
City Semi Contingent Consideration – Second Tranche	$—	$—	$900	$900

As of December 31, 2021 and 2020, the Company’s cash and cash equivalents were all held in cash or Level 1 instruments where the fair values approximate the carrying values.

Level 3 Disclosures

SAFEs

The SAFEs were valued using a probability-weighted expected return method (“PWERM”) valuation approach aligned to the SAFEs provisions, including (i) conversion through qualified equity financing, (ii) conversion through acquisition of a special purpose acquisition company, (iii) no conversion through equity or acquisition prior to December 31, 2021, (iv) a liquidation event, and (v) a dissolution event. Determining the fair value of the SAFEs using the PWERM requires assumptions and estimates for both the probability of each scenario and the fair value determined under each scenario. The SAFEs were valued through each scenario using an appropriate valuation approach, including calculations based on the terms of the SAFEs and a Monte Carlo simulation, which utilized the Geometric Brownian Motion formula to simulate the conversion and payout of the SAFEs. The significant unobservable inputs include the discount rate, constant volatility factor and the Geometric Brownian Motion. Significant increases (decreases) in any of those inputs in isolation would result in a significantly lower (higher) fair value measurement.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

13) Fair Value Measurements (cont.)

In connection with the closing of the Transaction on June 10, 2021, all SAFEs converted into Class A membership units in ADK LLC, and then into 7,466,891 shares of Class A common stock and 454,077 shares of Class V common stock of indie. At the time of conversion, the SAFEs had a fair value of $86,100, which was valued based on the Company’s market close price of $10.87 per share.

Warrants

Warrants were valued using the Black-Scholes-Merton formula and a Monte Carlo Simulations analysis. Calculating the fair value of warrants requires the input of subjective assumptions. Other reasonable assumptions could provide differing results. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value.

For the year ended December 31, 2021, there were no redemptions of the warrants and the carrying amount of the liability fluctuated due to fair value remeasurement.

Contingent Earn-Outs

Contingent earn-outs were valued using a Monte Carlo analysis in order to simulate the future path of the Company’s stock price over the earn-out period. The carrying amount of the liability may fluctuate significantly and actual amounts paid may be materially different from the liability’s estimated value. As of November 9, 2021, the first earn-out milestone was achieved. The existing liability was remeasured to its fair value and reclassified from a liability to Additional paid-in capital in the consolidated balance sheet. See Note 11 - Contingent and earn-out Liabilities for additional information.

The following table presents the significant unobservable inputs assumed for each of the fair value measurements:
	As of December 31, 2021	As of December 31, 2020
	Input	Input
Liabilities:
SAFEs
Discount rate	N/A	75%
Constant volatility factor	N/A	40%
Geometric Brownian Motion	N/A	0.98
Warrants
Expected volatility	36.0%	N/A
City Semi Contingent Consideration – First Tranche
Discount rate	N/A	10.3%
City Semi Contingent Consideration – Second Tranche
Discount rate	10.8%	10.3%
ONDesign Israel Contingent consideration – Tapeout
Discount rate	4.37%	N/A
ONDesign Israel Contingent consideration – Design Win
Discount rate	4.37%	N/A
Contingent earn-outs – second milestone
Constant volatility factor	40%	N/A

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

14) Stockholders’ Equity

Post Transaction Stockholders’ Equity

In connection with the closing of the Transaction on June 10, 2021, all of the historical members’ equity in ADK LLC that was issued and outstanding at the Closing were converted to either Class A or Class V common stock of the Company per its rights and privileges as follows:
	As of June 10, 2021
Member Units	Outstanding	Class A Common Stock	Class V Common Stock
Class A	1,381,424	12,612,470	25,791,473
Class B	293,221	9,564,150	—
Class C	400,000	11,520,101	—
Class D	236,521	1,568,565	5,806,776
Class E	112,916	1,309,971	2,229,122
Class F	492,110	16,380,782	—
Class G	10,019	278,533	—
Total	2,926,211	53,234,572	33,827,371

Class H units were redeemed for a cash payment of $900.

Pre-Merger Members’ Equity

The table and information set forth below reflects information about the historical ADK LLC members’ equity immediately prior to the closing as of June 10, 2021 and as of December 31, 2020:
	As of June 10, 2021			As of December 31, 2020
	Authorized	Issued	Outstanding	Authorized	Issued	Outstanding
Class A	3,136,518	1,381,424	1,381,424	3,136,518	911,500	911,500
Class B	513,846	367,395	293,221	513,846	367,927	229,732
Class C	400,000	400,000	400,000	400,000	300,000	300,000
Class D	236,521	236,521	236,521	236,521	236,521	236,521
Class E	112,916	112,916	112,916	112,916	112,916	112,916
Class F	492,110	492,110	492,110	492,110	492,110	492,110
Class G	11,482	10,019	10,019	11,482	—	—
Class H	5,000	4,500	4,500	5,000	4,500	4,500
Total	4,908,393	3,004,885	2,930,711	4,908,393	2,425,474	2,287,279

In connection with its formation on February 9, 2007, the Company issued 911,500 Class A units to the four initial members. On December 28, 2012, the Company issued 300,000 Class C units to an investor at an original issue price of $0.01 per unit for total consideration of $3,000.

The Company reserved 185,000 Class A units and 100,000 Class C units in connection with the convertible notes described in Note 9 — Debt. These units are not issued or outstanding until conversion of the outstanding principal in accordance with the terms of the notes.

The Fifth Amended and Restated LLC Agreement (the “ADK LLC Operating Agreement”) authorized an increase of Class B units from 243,000 units to 513,846 units. The Class B units are profit interests issued to employees, directors, and consultants. See Note 17 — Share-Based Compensation.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

14) Stockholders’ Equity (cont.)

On July 24, 2015, the Company issued 221,739 Class D units to an investor at an original issue price of $33.82 per unit for cash consideration of approximately $7,215, net of issuance costs of $285. On August 28, 2015, the Company issued an additional 14,782 Class D units to an existing investor at an original issue price of $33.82 per unit for cash consideration of $500.

On July 25, 2017, the Company issued 112,916 Class E units to investors at an original issue price of $35.42 per unit for cash consideration of $3,963, net of issuance costs of $37.

The Company issued warrants to purchase Class G units as part of amendments to the terms of debt agreements with Trinity and PacWest, see Note 9 — Debt. In connection with entering into the term loan agreement with Trinity in March 2018, the Company issued an aggregate of 6,250 warrants with a strike price of $35.42 to purchase Class G units. In April 2018, as part of an amendment to the loan and security agreement, the Company issued warrants to PacWest to purchase 3,388 Class G units with a strike price of $35.42 (see Note 21 — Commitments and Contingencies). On October 1, 2020, in connection with the new loan agreement with Trinity, the Company issued additional warrants to Trinity to purchase 1,844 Class G units at a strike price of $35.42 under the same terms and features as previously issued Class G warrants.

Following the Company’s announcement of the Master Transactions Agreement (“MTA”), PacWest issued a letter dated February 3, 2021 to the Company demanding 52,632 warrants in satisfaction of the provisions contained in the August 9, 2017 credit facility amendment. On June 8, 2021, the Company and PacWest entered into a settlement agreement and mutual release where both parties acknowledged and agreed that the original 3,388 warrants issued were in full compliance of the credit facility amendment.

In June 2018, the Company issued 492,110 Class F units to investors at an issue price of $54.87 per unit for cash consideration of $26,790, net of issuance costs of $210.

In May 2020, the Company issued 4,500 Class H units to the owners of City Semi as part of the business combination, see Note 3 — Business Combinations.

The rights and privileges of the holders of the equity units are as follows:

Liquidation Rights and Distributions with Respect to Liquidity Event Rights

The Company’s Operating Agreement outlines the liquidation and other preferential rights granted to holders of Class C, D, E, F, G and H units. These rights include preferential treatment in the case of an extraordinary distribution by the Company to its members (not including any distribution of units), a sale of the Company, a liquidation event or unwind of the Company. The distribution provisions are complex and depend on the amount of proceeds to be distributed. In the scenario where the proceeds are sufficient to return the capital investment of each class and provide greater than another 50% of the capital investment of each class on a participating basis, then Class F as the most senior preference and would be entitled to the amount of the original issue price of the Class F Units, followed by Classes E, D, and C in that order, each in the respective amount of the original issue price of its units, followed by Class H and G up to the original issue price. The remaining amounts available to be distributed are shared among all of the classes of Units (except for Class G) according to their fully diluted percentages. If distribution proceeds are not sufficient to return the capital investment of each class and provide greater than another 50% of the capital investment of each class on a participating basis, then, the Operating Agreement provides numerous distribution waterfalls that are designed to achieve the rights of each class in each scenario based on the specific amount of proceeds. Generally, if a preferred class would receive through a fixed preference of 150% of its capital as compared to 100% of its capital plus its participation in the residual tranche, then the preferred class would receive up to 150% of its capital with no participation. Class A and Class B receive distributions only in the residual tranche to the extent proceeds remain after the preferences.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

14) Stockholders’ Equity (cont.)

Conversion Rights

Each unit of Classes C, D, E, F, G and H shall be convertible, at the option of the holder thereof, into such number of fully paid and nonassessable Class A units as is determined by dividing the original issue price for the units of Classes C, D, E, F, G or H as applicable, by the conversion price (original issue price) applicable to such Class C, D, E, F, G and H unit in effect on the conversion date. Additionally, each Class C, D, E, F, G, or H unit shall automatically be converted into Class A units at the Conversion Price applicable to such units of Classes C, D, E, F, G or H immediately upon the Company’s sale of its securities in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act in which (i) the public offering per unit price is not less than $180.53 (adjusted for splits and reverse splits and other adjustments of Class F Units) and (ii) the anticipated aggregate offering price is at least $200,000. The conversion price shall be the initial issuance price as adjusted for any antidilution provisions as defined in the operating agreement.

Voting Rights

Each Class A unit shall be entitled to one point four seven (1.47) votes per Class A unit. This ratio is revised from time to time to equal (X) divided by (Y), where (X) equals the sum of (i) the Class A units issued to the initial members and their successors and assigns plus (ii) the total number of authorized B units and G units, and (Y) equals the total number of Class A units issued to the initial members and their successors and assigns.

Holders of Class B units shall not be entitled to vote except as otherwise required by law. Each holder of Class C, D, E, and F units shall be entitled one vote per Class A unit into which such Class C, D, E, and F units are convertible. Holders of Class G and H units shall not be entitled to vote except as otherwise required by law or in the event the holders of Class G or H units convert their units to Class A units as in the operating agreement.

15) Noncontrolling Interest

ADK Minority Holders

In connection with the closing of the Transaction on June 10, 2021, certain members of ADK LLC (the “ADK Minority Holders”) retained approximately 26% membership interest in ADK LLC. The ADK Minority Holders may from time to time, after December 10, 2021, exchange with indie, such holders’ units in ADK LLC for an equal number of shares of indie’s Class A common stock. As a result, indie’s ownership interest in ADK LLC will increase. The ADK Minority Holders’ ownership interests are accounted for as noncontrolling interests in the Company’s consolidated financial statements. The Company’s ownership of ADK LLC, was approximately 78% as of December 31, 2021.

In connection with the Transaction, the Company issued to certain members of ADK LLC an aggregate of 33,827,371 shares of Class V common stock of indie (the “Class V Holders”). The shares of Class V common stock provides no economic rights in indie to the holder thereof; however, each Class V Holder is entitled to vote with the holders of Class A common stock of indie, with each share of Class V common stock entitling the holder to one (1) vote per share of Class V common stock at the time of such vote (subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications). As of December 31, 2021, the Company had an aggregate of 30,448,081 shares of Class V common stock issued and outstanding.

Noncontrolling Interest in Wuxi

ADK LLC held 50% ownership in Wuxi as of December 31, 2021 and 2020. From time to time, Wuxi has sold equity ownership and the transactions have reduced ADK LLC’s controlling interest in Wuxi on the consolidated balance sheets. As of December 31, 2021, ADK LLC maintained its controlling ownership and financial interest in Wuxi. Accordingly, Wuxi’s financial statements are consolidated with those of ADK LLC and its other wholly-owned subsidiaries. Minority interests held in Wuxi are accounted for as non-controlling interests in the Company’s consolidated financial statements.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

16) Revenue

Disaggregation of Revenue

The Company disaggregates revenue from contracts with customers by geographic region, as the Company’s management believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The following tables present revenue disaggregated by geography of the customer’s shipping location for the years ended December 31, 2021 and 2020:
	Year Ended December 31,
	2021	2020
United States	$11,313	$4,281
Greater China	25,973	14,297
Latin America	5,192	1,530
Rest of Asia Pacific	1,006	1,478
Europe	4,928	1,024
Total	$48,412	$22,610

Contract Balances

Certain assets or liabilities are recorded depending on the timing of revenue recognition, billings and cash collections on a contract-by-contract basis. Contract liabilities primarily relate to deferred revenue, including advance consideration received from customers for contracts prior to the transfer of control to the customer, and therefore revenue is recognized upon delivery of products and services or as the services are performed. The Company recorded unbilled revenue of $402 and $55 at December 31, 2021 and 2020, respectively, as part of its Prepaid expenses and other current assets in the accompanying consolidated balance sheets.

The following table presents the liabilities associated with the engineering services contracts as of December 31, 2021 and 2020:
	December 31,
	2021	2020
Deferred revenue	$1,840	$1,665

As of December 31, 2021 and 2020, contract liabilities were included as Deferred revenue and classified as current liabilities in the consolidated balance sheet.

During the year ended December 31, 2021 and 2020, the Company recognized $1,665 and $2,143, respectively, of revenue related to amounts that were previously included in deferred revenue at the beginning of the period. Deferred revenue fluctuates over time due to changes in the timing of payments received from customers and revenue recognized for services provided.

Revenue related to remaining performance obligations represents the amount of contracted development arrangements that has not been recognized, which includes deferred revenue on the consolidated balance sheet and unbilled amounts that will be recognized as revenue in future periods. As of December 31, 2021, the amount of performance obligations that have not been recognized as revenue was $8,972, of which approximately 55% is expected to be recognized as revenue over the next twelve months and the remainder thereafter. This amount excludes the value of remaining performance obligations for contracts with an original expected length of one year or less. Variable consideration that has been constrained is excluded from the amount of performance obligations that have not been recognized.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

16) Revenue (cont.)

Concentrations

As identified below, some of our customers accounted for more than 10% of the Company’s total revenue for the years ended December 31, 2021 and 2020:
	December 31,
	2021	2020
Customer A	39.0%	57.0%
Customer B	4.6%	12.9%

The loss of these customers would have a material impact on the Company’s consolidated financial results.

The largest customer represented 31% of accounts receivable as of December 31, 2021 and the two largest customers represented 34% and 12% of accounts receivable as of December 31, 2020. No other individual customer represented more than 10% of accounts receivable at either December 31, 2021 or 2020.

17) Share-Based Compensation

At the closing of the Transaction on June 10, 2021, ADK LLC’s share-based compensation awards (as such terms are defined below) were converted into equity in indie at the Exchange Ratio of 27.80. Share and per share information below have been converted from historical disclosure based on the Exchange Ratio.

2021 Omnibus Equity Incentive Plan

The Company’s Board of Directors adopted the indie Semiconductor, Inc. 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) effective June 10, 2021, which provides for the granting of nonqualified stock options, incentive stock options, restricted stock awards, stock appreciation rights, performance stock awards, unrestricted stock awards, distribution equivalent rights or any combination of the foregoing to employees and directors for a total of 10,368,750 shares. The primary purpose of the 2021 Plan is to enhance the Company’s ability to attract, motivate and retain the services of qualified employees, officers and directors.

The Company accounts for share-based compensation arrangements with employees and non-employees in accordance with ASC 718-10, Compensation — Stock Compensation, which requires the Company to account for the compensation expense related to all equity awards on a fair value based method. Further, the Company treats equity awards with multiple vesting tranches as a single award for expense attribution purposes and recognize compensation expense on a straight-line basis over the required service vesting period of the entire award.

Since inception of the 2021 Plan, equity awards granted are in the form of restrictive stock units (“RSU”). These RSUs primarily have a four-year vesting schedule and vests annually in equal installments. The grant date fair value of RSUs issued per the 2021 Plan was valued based on the value of indie’s common stock on the date of grant. The RSUs are equity classified. As of December 31, 2021, there were 6,311,665 award units in the 2021 Plan that were available for grant.

Historical Profit Interests

Historically, per the ADK LLC Operating Agreement, ADK LLC issued Class B units (“Profits Interests” or “Class B units”) to employees, directors and consultants. Class B units entitle the holders of such units to a share of ADK LLC’s profits and distributions of ADK’s assets to the extent their capital accounts are positive. Holders of Class B units do not have voting rights except to the extent required by law.

The board of directors authorized 14,284,919 shares (or 513,846 units prior to the exchange) for grant under the ADK LLC Operating Agreement. The Class B units generally have a four-year vesting schedule, in which 25% of units vest after 12 months and the remaining 75% vest monthly over the following three-year period. Upon the

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

17) Share-Based Compensation (cont.)

consummation of the Transaction, the Class B units were converted into Class A common stocks at the Exchange Ratio of 27.80. Any unvested shares will continue to vest over time following their original contractual terms. No additional profit interests were granted post the consummation of the Transaction.

Prior to the consummation of the Transaction, the grant date fair value of the Class B units was determined using the Monte Carlo simulation. The significant assumptions used in valuation include the constant risk-free rate, constant volatility factor and the Geometric Brownian Motion. The following table presents the weighted average assumptions used in the valuations for the Class B units on December 31, 2020:
December 31, 2020
Risk-free rate	1.5%
Volatility factor	54.0%
Geometric Brownian Motion	0.853

The Profit Interests are equity-classified awards that operate substantially the same as an RSU. The consummation of the Transaction is considered to be a qualifying liquidation event, such that all historically vested units are now considered to have value. As a result, the unrecognized compensation costs through the consummation date of the Transaction were recognized in full as a change of control satisfying the in-substance performance condition became probable. No compensation cost was recognized historically until the closing of the Transaction.

Phantom Units

On January 29, 2021, indie issued Phantom Units that give employees rights to receive, upon vesting, either 1,751,360 shares of Class A common stock (or 62,998 Phantom Units prior to giving effect to the Exchange Ratio) or the equivalent in cash at the election of indie (the “Phantom Units”). These Phantom Units had a grant date fair value of $6.83 per share of Class A common stock. The Phantom Units generally have a four-year vesting schedule, in which 25% of units vest after 12 months and the remaining 75% vest monthly over the following three-year period. Certain awards vest based on specific performance conditions. Notwithstanding the foregoing, no Phantom Units vested until December 10, 2021.

These Phantom Units are equity-classified awards that operate substantially the same as an RSU. The grant date fair value of the Phantom Units was determined by dividing the expected equity value of the Company upon the Transaction by the Company’s expected capitalization structure at the time of the grant. No compensation cost was recognized historically until the closing of the Transaction.

Unvested Earn-out Shares

A portion of the earn-out shares were issued to individuals with unvested equity awards. While the payout of these shares requires achievement of the earn-out milestones, the individuals are required to complete the remaining service period associated with these unvested equity awards to be eligible to receive the earn-out shares. As a result, these unvested earn-out shares are equity-classified awards that operate substantially the same as an RSU. The aggregated grant date fair value of these shares totaled $3,919 (or $9.20 per share). The grant date fair value of the earn-out shares was valued based on the fair value of the earn-out liability at inception divided by total shares subject to the earn-out liability.

Stock compensation expense is recorded in research and development and general and administrative expenses based on the classification of the work performed by the grantees.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

17) Share-Based Compensation (cont.)

The following table sets forth the share-based compensation for the periods presented:
	December 31,
	2021	2020
Research and development	$9,721	$—
Selling, general, and administrative	13,184	—
Total	$22,905	$—

The following table sets forth the changes in the Company’s outstanding aforementioned equity awards for the years ended December 31, 2021 and 2020:
	Number of Shares	Weighted average grant date fair value	Shares Retained to Cover Statutory Minimum Withholding Taxes
Nonvested shares as of December 31, 2019	1,709,478	$0.09
Granted	3,358,240	$3.28
Vested	(882,872)	$0.55	—
Forfeited	(343,024)	$0.09
Nonvested shares as of December 31, 2020	3,841,822	$2.61
Granted	6,237,471	$9.00
Vested	(3,070,760)	$4.17	153,636
Forfeited	(337,026)	$4.04
Nonvested shares as of December 31, 2021	6,671,507	$7.79

As of December 31, 2021 there was $43,548 of total unrecognized compensation costs related to all nonvested shares, which is expected to be recognized over a weighted-average remaining vesting period of 3.4 years.

TeraXion Option Plan

On October 12, 2021, the Company assumed fully vested TeraXion options, which became exercisable to purchase 1,542,332 shares of indie Class A common stock with a fair value of $17,249 in connection with the acquisition. The options have a 10-year term from the original grant date. The consummation of the TeraXion acquisition is considered to be a qualifying liquidation event per the original option plan, all of the options became fully vested upon the acquisition date. As such, there is no further stock-based compensation expense to be recognized.

The following table sets forth the changes in the Company’s outstanding options for the year ended December 31, 2021:
	Options	Weighted-average exercise price	Weighted-average remaining contractual term (years)	Aggregate intrinsic value
Outstanding at December 31, 2020	—	$—
Assumed from acquisition	1,542,332	$0.23
Exercised	(92,251)	$0.71
Forfeited or expired	—	$—
Outstanding at December 31, 2021	1,450,081	$0.20	5.93	$17,095
Exercisable at December 31, 2021	1,450,081	$0.20	5.93	$17,095
Vested or expected to vest	1,450,081	$0.20	5.93	$17,095

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

18) Net Loss per Common Share

Basic and diluted net loss per common share was calculated as follows:
	Year Ended December 31,
	2021	2020
Numerator:
Net loss	$(118,607)	$(98,364)
Less: Net loss attributable to noncontrolling interest	(30,563)	(866)
Net loss attributable to indie Semiconductor, Inc.	$(88,044)	$(97,498)
Net loss attributable to common shares – dilutive	$(88,044)	$(97,498)

Denominator:
Weighted average shares outstanding – basic	70,012,112	31,244,414

Weighted average common shares outstanding – diluted	70,012,112	31,244,414

Net loss per share attributable to common shares – basic	$(1.26)	$(3.12)
Net loss per share attributable to common shares – diluted	$(1.26)	$(3.12)

On June 10, 2021, the Company completed a series of business transactions with TB2 pursuant to the MTA. The Transaction materially impacted the number of shares outstanding. Weighted average shares outstanding in the table above have been retroactively restated to give effect to the reverse recapitalization. See Note 1 - Nature of Business and Basis of Presentation for more information regarding the Transaction.

The Company’s potentially dilutive securities, which include SAFEs, unvested Class B units, unvested restricted stock units, preferred units, warrants for Class A units, warrants for Class G units, and convertible debt, have been excluded from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. For the years ended December 31, 2021 and 2020 the weighted average number of shares outstanding used to calculate both basic and diluted net loss per share attributable to common shares is the same because the Company reported a net loss for each of these periods and the effect of inclusion would be antidilutive. The Company excluded the following potential shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to stockholders for the periods indicated because including them would have had an antidilutive effect:
	Year Ended December 31,
	2021	2020
SAFEs	—	4,711,711
Unvested Class B units	1,612,797	3,841,856
Unvested Phantom units	1,188,862	—
Unvested Restricted stock units	3,869,848	—
Convertible preferred units	—	35,935,292
Warrants to purchase Class G units	—	267,939
Convertible debt into Class A and preferred units	—	285,000
Convertible Class V common shares	30,448,081	—
Public warrants for the purchase of Class A common shares	17,250,000	—
Private warrants for the purchase of Class A common shares	10,150,000	—
Earn-out Shares	10,000,000	—
Escrow Shares	1,725,000	—
	76,244,588	45,041,798

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

19) Income Taxes

The components of loss before income taxes for the years ended December 31, 2021 and 2020 are as follows:
	Year Ended December 31,
	2021	2020
United States	$(117,761)	$(96,544)
Foreign	(1,173)	(1,791)
Total	$(118,934)	$(98,335)

The components of the provision for income taxes for the years ended December 31, 2021 and 2020 are as follows:
	Year Ended December 31,
	2021	2020
Current expense:
Federal	$—	$—
State	8	—
Foreign	181	18
Total current expense:	$189	$18
Deferred expense:
Federal	$—	$—
State	—	—
Foreign	(516)	11
Total deferred expense:	$(516)	$11
Total income tax expense	$(327)	$29

The components of deferred tax assets / (liabilities) as of December 31, 2021 and 2020 are as follows:
	December 31,
	2021	2020
Reserves and accruals	$310	$114
Investment in Ay Dee Kay, LLC	41,788	—
Net operating loss (“NOL”) carryforwards	11,493	1,071
Total Deferred Tax Assets before Valuation Allowance	53,591	1,185
Valuation Allowance	(53,430)	(1,040)
Deferred Tax Assets – net of Valuation Allowance	161	145

Fixed Assets	$(56)	$(33)
Intangibles	(21,269)	(145)
Total Deferred Tax Liabilities	(21,325)	(178)
Net Deferred Tax Liabilities	$(21,164)	$(33)

Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2021 and 2020, are as follows:
	2021	2020
Valuation Allowance as on January 1st	$1,040	$617
Increases recorded to tax provision	52,390	423
Decreases recorded as a benefit to income tax provision	—	—
Valuation Allowance as on December 31st	$53,430	$1,040

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

19) Income Taxes (cont.)

As of December 31, 2021, the Company has $11,037 of deferred tax assets in domestic NOLs. This was composed of U.S. Federal NOLs of $37,791, which have an indefinite carry-forward pursuant to the Tax Cuts and Jobs Act of 2017 and $36,081 of California NOLs, which have a carry-forward period of 20 years. Due to the California NOL suspension of tax years 2020 through 2022, the California 2021 NOL will be extended by one year to account for the 2022 suspension year. The Company also has $4,418 of NOLs in China which have a 5-year carry-forward period.

At December 31, 2021, the Company also has a foreign R&D Tax Credits in Canada in the amount of $895, which have a carry-forward period of up to 20 years. In addition to the NOL carryforwards and tax credits, the Company’s other significant deferred tax asset is its investment in ADK in the amount of $41,788 (net of federal tax benefit). This is based on the difference between the book carrying value of the investment and the tax basis in the investment pursuant to tax law.

In evaluating its ability to realize its net deferred tax assets, the Company considered all available positive and negative evidence, such as past operating results, forecasted earnings, prudent and feasible tax planning strategies, and the future realization of the tax benefits of existing temporary differences in accordance with the relevant accounting guidance under ASC 740. The Company has concluded that it is not possible to reasonably quantify future taxable income. Further, when considering its history of generating net operating losses, management concluded that it is more likely than not that some or all of the Company’s domestic deferred assets will not be realized and has established a full valuation allowance for U.S. domestic deferred tax assets. A similar conclusion regarding China and Hong Kong operations conducted through Wuxi and its subsidiaries have been reached. As a result, the Company continues to maintain a full valuation allowance as of December 31, 2021 and 2020 for its China operations. The Company’s net deferred tax liability position is the result of the UK, Israel and Canada operations.

The Company does not provide for foreign income and withholding, U.S. Federal, or state income taxes expense or tax benefits for the difference between the financial reporting basis over the tax basis of its investments in foreign subsidiaries to the extent such amounts are indefinitely reinvested to support operations and continued growth plans outside the U.S. The Company reviews its indefinite reinvestment assertion on a quarterly basis and evaluates its plans for reinvestment. This includes a review of the Company’s ability to control repatriation, its ability to mobilize funds without triggering basis differences, and the profitability of U.S. operations, their cash requirements and the need, if any, to repatriate funds. If the Company’s intent and ability with respect to reinvestment of earnings of non-U.S. subsidiaries changes, deferred U.S. income taxes, foreign income taxes, and foreign withholding taxes may have to be accrued. The Company will file a federal income tax return and various state income tax returns in the United States going forward. As a newly formed entity, indie Inc.‘s first income tax filings will be for the tax year ending December 31, 2021. However, ADK LLC will continue to file a partnership return as it has historically and ADK LLC tax returns for years 2018-2020 remain open to examination by the IRS, and tax years 2017-2020 remain open to California State Tax examination.

A reconciliation of the federal statutory income tax rate to the effective tax rate for the years ended December 31, 2021 and 2020 are as follows:
	December 31,
	2021	2020
Income tax provision at U.S. statutory federal rate	$(25,509)	$(20,650)
State income tax provision, net of federal income tax effect	(5,891)	—
Foreign taxes provision	22	(72)
Noncontrolling interest	6,764	—
Valuation allowance reductions (increases)	24,150	470
Research and other tax credits	(270)	(37)
Tax benefits on vested and exercised equity awards	404	—
Partnership/non-taxable income	—	20,512
Other	3	(194)
Provision for income taxes	$(327)	$29

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

19) Income Taxes (cont.)

The calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax laws and regulations for the jurisdictions in which it operates or does business in. A tax benefit from an uncertain tax position may be recognized when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes, on the basis of the technical merits.

The Company records tax positions as liabilities and adjusts these liabilities when its judgement changes as a result of the evaluation of new information not previously available. Because of the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is materially different from the Company’s current estimate of the recognized tax benefit liabilities. These differences will be reflected as increases or decreases to income tax expense in the period in which new information is available. As of December 31, 2021 and 2020, the Company has not recorded any uncertain tax positions in its financial statements.

The Company records interest and penalties related to unrecognized tax benefits in provision of income taxes. As of December 31, 2021 and 2020, no accrued interest or penalties are recorded in the consolidated balance sheets, and the Company has not recorded any related expenses.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates and is subject to examinations by the various jurisdictions where applicable. There are currently no pending tax examinations. The Company’s tax years are still open under statute from 2018 to 2020 for Federal purposes and from 2017 to 2020 for California. Foreign tax statutes are generally three to five years. The company’s significant foreign taxing jurisdiction are Canada, UK, Hungary, China and Israel. The limitations periods in these jurisdictions are four-, one-, five-, three- and four-years respectively.

20) Supplemental Financial Information

Accrued expenses and other current liabilities consist of the following:
	December 31,
	2021	2020
Accrued payroll and employee benefits	$4,021	$107
Accrued purchase consideration from business combinations	7,500	500
City Semi deferred compensation	833	—
Accrued interest	—	785
Other(1)	6,289	1,130
Accrued expenses and other current liabilities	$18,643	$2,522

____________

(1)      Amount represents accruals for various operating expenses such as professional fees, open purchase orders, royalties and other estimates that are expected to be paid within the next 12 months.

21) Commitments and Contingencies

Litigation

The Company may be a party to routine claims or litigation incidental to its business. The Company does not believe that it is a party to any pending legal proceeding that is likely to have a material adverse effect on its business, financial condition or results of operations or cash flows.

In connection with a credit facility amendment executed with PacWest on August 9, 2017, the Company agreed to issue the bank warrants to acquire Membership Units. In 2018, the Company and the bank agreed that 3,388 warrants would be issued at a strike price of $35.42 per unit, which was subsequently reflected in the Company’s books and records. Following the Company’s announcement of the Master Transactions Agreement (“MTA”), on February 3, 2021, PacWest issued a letter to the Company demanding 52,632 warrants in satisfaction of the provisions contained

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

21) Commitments and Contingencies (cont.)

in the August 9, 2017 credit facility amendment. On June 8, 2021, the Company and PacWest entered into a settlement agreement and mutual release where both parties acknowledged and agreed that the original 3,388 warrants issued were in full compliance of the credit facility amendment.

Lease Commitments

The Company’s lease arrangements consist primarily of corporate and manufacturing facility agreements. The leases expire at various dates through 2028, some of which include options to extend the lease term. The options with the longest potential total lease term consist of options for extension of up to five years following expiration of the original lease term. All of the leases are operating leases. The Company is headquartered in Aliso Viejo, California and has various research and design centers, sales support offices, and manufacturing facilities throughout the world. The key lease terms for the principal locations are summarized below:

In July 2015, the Company entered into a five-year operating lease for its 14,881 square foot headquarters in Aliso Viejo, California, which is payable monthly with periodic rent adjustments over the lease term. The lease requires a security deposit of $30, which is recorded in other assets on the Company’s consolidated balance sheets as well as a tiered, time-based letter of credit that has now reached its lowest tier of $200. Subsequently, the rentable area was expanded to 18,000 square feet and the lease was extended through the end of June 2023. Rent expense is approximately $38 per month.

In October 2015, the Company entered into a five-year operating lease for its Scotland Design Center in Edinburgh, Scotland, which is payable monthly with periodic rent adjustments over the lease term. The lease expired in October 2020. During 2019, the Company entered into a sub-lease agreement with a third party for the Scotland Design Center facility. Separately, effective January 2020, the Company entered into a lease for a property in Scotland. The lease agreement has a term through June 2024 and monthly rent of approximately $16 per month.

In October 2017, the Company entered into a 26-month operating lease for its Wuxi sales and design center. Rent for the associated office is payable monthly with periodic rent adjustments over the lease term. The lease was subsequently extended through December 2022. Rent expense is approximately $8 per month.

In May 2021, the Company entered into a seven-year operating lease for a location in Detroit, Michigan, which is payable monthly with periodic rent adjustments over the lease term. The lease will expire in 2028 with an initial monthly rent of approximately $22 per month.

In October 2021, the Company entered into a five-year operating lease for its design center in Austin, Texas. Rent for the associated office is payable monthly with periodic rent adjustments over the lease term, which expires in October 2026. Rent expense is approximately $13 per month.

In October 2021, the Company acquired TeraXion and assumed its existing operating lease for an office building and a warehouse in Quebec City, Canada. Rent for the associated office is payable at approximately $38 per month. The lease will expire on May 31, 2028. Rent for the associate warehouse is at approximately $3 per month. This lease will expire on November 30, 2023.

The total monthly rent for the remainder locations of the Company around the world is not material.

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

21) Commitments and Contingencies (cont.)

Rent expense is recognized on a straight-lined basis over the lease term and is included in the consolidated statements of operations for the years ended December 31, 2021 and 2020 as follows:
	Year Ended December 31,
	2021	2020
Research and development	$966	$1,381
Selling, general, and administrative	252	551
Cost of goods sold	24	—
Total	$1,242	$1,932

The following table summarizes the future minimum lease payments due under operating leases as of December 31, 2021:
2022	$1,869
2023	1,674
2024	1,303
2025	1,177
2026	1,201
Thereafter	1,686
Total	$8,910

Royalty Agreement

The Company has entered into license agreements to use certain technology within its design and manufacture of its products. The agreements require royalty fees for each semiconductor sold using the licensed technology. Total royalty expense incurred in connection with these contracts during the years ended December 31, 2021 and 2020 was $810 and $386, respectively, which is included in cost of goods sold in the consolidated statements of operations. Accrued royalties of $264 and $139 are included in accrued expenses in the Company’s consolidated balance sheets as of December 31, 2021 and 2020, respectively.

Tax Distributions

To the extent the Company has funds legally available, the board of directors will approve distributions to each member, prior to March 15 of each year, in an amount per unit that, when added to all other distributions made to such member with respect to the previous calendar year, equals the estimated federal and state income tax liabilities applicable to such member as the result of its, his or her ownership of the units and the associated net taxable income allocated with respect to such units for the previous calendar year. There were no distributions approved by the board of directors or paid by the Company with respect to the years ended December 31, 2021 and 2020.

22) Geographical Information

Long-lived assets include property and equipment, net, which were based on the physical location of the assets as of the end of each year.
	December 31,
	2021	2020
Canada	$5,802	$—
United States	2,786	1,718
Israel	1,297	—
China	843	272
Rest of world	362	179
Total	$11,090	$2,169

INDIE SEMICONDUCTOR, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except share and per share amounts)

23) Subsequent Events

For its consolidated financial statements as of December 31, 2021 and the year then ended, management reviewed and evaluated material subsequent events from the consolidated balance sheet date of December 31, 2021 through April 8, 2022, the date the consolidated financial statements were issued.

Acquisition of Symeo GmbH

On October 21, 2021, indie entered into a definitive agreement with Analog Devices to acquire Symeo GmbH (“Symeo”) for $10 million in cash at closing, $10 million in cash in 2023 and an equity-based earn-out of up to 858,369 shares of indie Class A common stock based on future revenue growth. The Symeo transaction was approved by the German government on January 4, 2022 and closed on the same day.

The transaction costs associated with the acquisition for the year ended December 31, 2021 were not material and were expensed as incurred.

The Company expects to account for the acquisition of Symeo as a business combination and is currently evaluating the purchase price allocation. It is not practicable to disclose the preliminary purchase price allocation or unaudited pro forma combined financial information for these transactions, given the short period of time between the acquisition date and the issuance of these consolidated financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$75,728	$133,695
Prepaid expenses	93,063	59,330
Total current assets	168,791	193,025
Other assets
Cash and marketable securities held in Trust Account	349,591,759	349,583,138
Total assets	$349,760,550	$349,776,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,033,032	$626,750
Warrant liability	57,614,968	97,181,794
Promissory note payable – related party	937,407	300,000
Total current liabilities	59,585,407	98,108,544
Deferred underwriting fee payable	12,075,000	12,075,000
Total Liabilities	71,660,407	110,183,544
Ordinary shares subject to possible redemption, 34,500,000, at December 31, 2020 and 2019, respectively, at redemption value	349,591,759	349,583,138

Shareholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 0 shares issued and outstanding (excluding 34,500,000 shares subject to possible redemption), at December 31, 2020 and 2019, respectively	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid in capital	—	—
Accumulated Deficit	(71,492,479)	(109,991,382)
Total Shareholders’ Equity	(71,491,616)	(109,990,519)
	$349,760,550	$349,776,163

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Formation costs and other
Operating expenses	$1,067,923	$238,547
Loss from operations	(1,067,923)	(238,547)

Other Income:
Interest income	8,621	2,017,548
Change in fair value of warrant liability	39,566,826	5,000,031
Net income	$38,507,524	$6,779,032
Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,625,000
Basic and diluted net income per ordinary share	$4.46	$0.58

____________

(1)      Excludes an aggregate of up to 34,500,000,shares subject to redemption at March 31, 2021 and 2020, respectively (See Note 8).

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
(Unaudited)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid in Capital	(Accumulated Deficit) Retained Earnings	Total Shareholders Equity
	Shares	Amount	Shares	Amount
Balance – December 31, 2020	—	$—	8,625,000	$863	$—	$(109,991,382)	$(109,990,519)
Common stock subject to redemption	—	—	—	—	—	(8,621)	—
Net income	—	—	—	—	—	38,507,524	38,507,524
Balance – March 31, 2021	—	$—	8,625,000	$863	$—	$(71,492,479)	$(71,482,995)

Balance – December 31, 2019	—	$—	8,625,000	$863	$—	$(34,576,166)	$(34,575,303)
Common stock subject to redemption	—	—	—	—	—	(2,017,548)	(6,779,026)
Net income	—	—	—	—	—	6,779,032	6,779,032
Balance – March 31, 2020	—	$—	8,625,000	$863	$—	$4,998,800	$5,000,007

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended March 31,
	2021	2020
Cash flow from operating activities:
Net income	$38,507,524	$6,779,032

Adjustments to reconcile net income to net cash used in operating activities:
Interest earned in Trust Account	(8,621)	(2,017,548)
Change in fair value of warrant liability	(39,566,826)	(5,000,031)

Changes in operating assets and liabilities:
Prepaid expenses	(33,733)	27,582
Accounts payable and accrued expenses	406,282	17,624
Net cash used in operating activities	(695,374)	(193,341)

Cash flows from financing activities:
Proceeds from promissory note – related party	637,407	—
Net cash provided by financing activities	637,407	—
Net change in cash	(57,967)	(193,341)
Cash at the beginning of the period	133,695	497,549
Cash at the end of the period	$75,728	$304,208

See accompanying notes to the condensed financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization and Plan of Business Operations

Thunder Bridge Acquisition II, Ltd. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 13, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from February 13, 2019 (date of inception) through August 13, 2019 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described in Note 3.

The registration statement for the Initial Public Offering was declared effective on August 8, 2019. On August 13, 2019 the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,650,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to Thunder Bridge Acquisition II, LLC (the “Sponsor”), generating gross proceeds of $8,650,000, which is described in Note 4.

Following the closing of the Initial Public Offering, on August 13, 2019, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs amounted to $19,483,537 consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees (see Note 6) and $508,537 of other costs. In addition, $1,230,680 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer, in either case at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 1 — Organization and Plan of Business Operations (cont.)

Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any other shareholder of the Company prior to the consummation of the Public Offering (collectively with the Sponsor, the “Initial Shareholders”) and the Company’s directors and officers will agree (i) to vote any of their respective Ordinary Shares (as defined below) in favor of the initial Business Combination and (ii) not to redeem any of their Ordinary Shares in connection therewith. The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, in the case of a shareholder vote, a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.

The NASDAQ rules require that the Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any Deferred Commissions (as defined below) and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination.

The Company will have until August 13, 2021 to consummate a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within 24 months of the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of a liquidation, the Public Shareholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be approximately $10.00 per share, plus any pro rata interest earned on the Trust Fund not previously released to the Company and less up to $100,000 of interest to pay dissolution expenses). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Net Income Per Ordinary Share

Basic net income per ordinary share is computed by dividing net income applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per ordinary share for the three months ended March 31, 2021 and 2020, respectively. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of shares of ordinary shares to be issued to settle warrants, as calculated using the treasury method. For the three months ended March 31, 2021 and 2020, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for all periods presented.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

A reconciliation of net loss per ordinary share as adjusted for the portion of income that is attributable to ordinary shares subject to redemption is as follows:
	For the Three Months Ended March 31,
	2021	2020
Net income	$38,507,524	$6,779,032
Less: Income attributable to ordinary shares	(8,621)	(1,788,302)
Net income available to ordinary shares	$38,498,903	$4,990,730
Weighted average shares outstanding, basic and diluted	8,625,000	8,625,000
Basic and diluted net income per ordinary share	$4.46	$0.58

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares is classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs amounting to $19,483,537, of which $18,509,360 were charged to shareholders’ equity upon the completion of our initial public offering, with the balance expensed as a cost of the warrant liability.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of March 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the balance sheet.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 2 — Significant Accounting Policies (cont.)

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date of March 31, 2021 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A Share and one-half redeemable Warrant. Each whole warrant (“Public Warrant”) entitles the holder to purchase one Class A Share at a price of $11.50 per share (See Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000 (the “Private Placement”). Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary shares at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On February 19, 2019, an aggregate 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Underwriters exercised their over-allotment option in full so none of the Founder Shares were forfeited. The Founder Shares are identical to the Class A Shares included in the Units being sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described in Note 8, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 5 — Related Party Transactions (cont.)

Private Placement Warrants

The sponsor purchased from the Company and aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. The Company had incurred and paid $30,000 and $30,000 as of March 31, 2021 and 2020, respectively.

Advisory Agreement

The Company entered into an agreement, whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of Chief Executive Officer a monthly fee of $20,000 for advisory services related to its search for and consummation of its Initial Business Combination. The Company had incurred and paid $60,000 and $60,000 as of March 31, 2021 and 2020, respectively.

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the Business Combination, the Company would repay such loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Sponsor. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. The Company does not expect to seek loans from parties other than the Sponsor or its directors or officers or their respective affiliates as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account. There were loans outstanding of $937,407 and $300,000 as of March 31, 2021 and December 31, 2020, respectively.

Financing Agreement

The Company and a member of the Sponsor entered into a letter agreement on August 8, 2019, under the terms of which the Company will provide such member with a right of first refusal to provide up to 51% of any necessary debt financing in connection with the Company’s Business Combination and to act as lead agent and arranger in connection thereto.

Note Payable to Sponsor

On February 20, 2019, the Sponsor and the Company executed an unsecured promissory note pursuant to which the Company may borrow up to $300,000 in the aggregate to cover the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. On August 13, 2019, the outstanding balance of $277,000 in borrowings outstanding under the Promissory Note was repaid.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 5 — Related Party Transactions (cont.)

Initial Public Offering

In August 2019, our Chief Executive Officer purchased 100,000 units at a price of $10.00 per unit for an aggregated purchase price of $1,000,000 as part of the Initial Public Offering.

Note 6 — Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on August 8, 2019, the holders of the Founder Shares, Private Placement Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which was exercised on August 13, 2019.

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, or $6,900,000. In addition, the underwriters are entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Initial Public Offering, or $12,075,000. The deferred commission was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Warrant Liability

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company is not obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 7 — Warrant Liability (cont.)

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants — Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a newly issued price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the redemption price of the warrants shall be adjusted to equal 180% of the newly issued price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 7 — Warrant Liability (cont.)

transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At March 31, 2021 and 2020, there were 17,250,000 whole public warrants and 8,650,000 private placement warrants outstanding, respectively, with a fair value of $57,614,968 and $97,181,794, respectively.

The Company accounts for the 17,250,000 warrants issued in connection with the Initial Public Offering and the 8,650,000 Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 8 — Shareholders’ Equity

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects.

At March 31, 2021 and 2020, there were no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 200,000,000 Class A Shares, with a par value of $0.0001 each, and 20,000,000 Class B ordinary shares, with a par value of $0.0001 each (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”). Holders of the Ordinary Shares are entitled to one vote for each Ordinary

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 8 — Shareholders’ Equity (cont.)

Share; provided that only holders of the Class B Shares have the right to vote on the election of directors prior to the Business Combination. The Class B Shares will automatically convert into Class A Shares at the time of the Business Combination, on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Ordinary Shares outstanding upon completion of the Initial Public Offering plus all Class A Shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any Ordinary Shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, or any Private Placement-equivalent Warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company. Holders of Founder Shares may also elect to convert their Class B Shares into an equal number of Class A Shares, subject to adjustment as provided above, at any time.

At March 31, 2021 and 2020, there were 7,540,460, and 3,437,357 Class A Shares issued and outstanding, (excluding 26,959,540 and 31,062,643 Class A shares subject to possible redemption), and there were 8,625,000 Class B Shares issued and outstanding, respectively.

Founder Shares

On February 20, 2019, an aggregate of 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Underwriters exercised their over-allotment option in full so none of the Founder Shares were forfeited. The Founder Shares are identical to the Class A Shares included in the Units sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described in this Note 7, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property.

Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up agreement.

Note 9 — Business Combination

On December 14, 2020, The Company (including its successor after the Domestication (as defined below), “Thunder Bridge II”), entered into a Master Transactions Agreement (the “MTA”) with Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“Surviving Pubco”), TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”), ADK Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Merger Sub”), ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

(“ADK Service Provider Merger Sub”), ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub” and collectively with the TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”), Ay Dee Kay LLC, d/b/a indie Semiconductor, a California limited liability company (the “Company”), the corporate entities listed therein holding membership unites in the Company (the “ADK Blockers”), ADK Service Provider Holdco LLC, a Delaware limited liability company (“ADK Service Provider Holdco”), and solely in his capacity as Company Securityholder Representative, Donald McClymont (the “Company Securityholder Representative”). Pursuant to the MTA, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”): (i) Thunder Bridge II will domesticate into a Delaware corporation (the “Domestication”), (ii) TBII Merger Sub will merge with and into Thunder Bridge II (the “Thunder Bridge II Merger”) with Thunder Bridge II being the surviving corporation and pursuant to which Thunder Bridge II equity holders will receive corresponding shares in Surviving Pubco, (iii) ADK Merger Sub will merge with and into the Company (the “Company Merger”) with the Company being the surviving limited liability company (in such capacity after the Company Merger, the “Surviving Company”), (iv) the ADK Blockers will merge with and into ADK Blocker Merger Sub, with ADK Blocker Merger Sub being the surviving limited liability company (the “Blocker Mergers,”) and (v) ADK Service Provider Merger Sub will merge with and into ADK Service Provider Holdco, with ADK Service Provider Holdco being the surviving limited liability company (“Service Provider Merger,” and collectively with the Thunder Bridge II Merger, the Company Merger and the Blocker Mergers, the “Mergers,” and the Mergers collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Following the Mergers, Surviving Pubco will be the successor issuer and public company pursuant to the federal securities laws, and Surviving Pubco’s corporate name will change to “indie Semiconductor, Inc.”

As a result of the Transactions, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II will convert into a share of Class A common stock of Surviving Pubco, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II will be exercisable by its terms to purchase an equal number of shares of Class A common stock of Surviving Pubco. Each share of Surviving Pubco Class A common stock will provide the holder with the rights to vote, receive dividends, share in distributions in connection with a liquidation and other stockholder rights with respect to Surviving Pubco.

Merger Consideration

The merger consideration (the “Merger Consideration”) to be paid to holders of the limited liability company interests of the Company (collectively, the “Company Equity Holders”) pursuant to the MTA will be an amount equal to 90,000,000 shares of Class A common stock of Thunder Bridge II, subject to adjustment as described below, paid in either shares of Class A common stock of Surviving Pubco or limited liability company interests in the Company (valued at $10.00 per unit) (the “Post-Merger Company Units”), which will be exchangeable on a one-for-one basis for shares of Class A common stock of Surviving Pubco. The Merger Consideration is subject to adjustment downward for the amount that Company indebtedness exceeds Company indebtedness at closing. In addition, Company Equity Holders will receive the right to receive the Earn Out Shares described below, if any.

Those Company Equity Holders that receive Post-Merger Company Units will also receive one share of Class V common stock of Surviving Pubco, which will have no economic rights in Surviving Pubco but will entitle the holder to vote as a stockholder of Surviving Pubco, with the number of votes equal to the number of Post-Merger Company Units held by the Company Equity Holder. After the Closing, each Company Equity Holder will be permitted to exchange its Post-Merger Company Unit for a share of Class A common stock of Surviving Pubco on a one-for-one basis.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

The Earn Out

In addition to the consideration set forth above, the Company Equity Holders will also have a contingent earn out right to receive up to an additional 10,000,000 shares of Class A common stock of Surviving Pubco (the “Earn Out Shares”) after the Closing based on the following:

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock of Surviving Pubco is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 50% of the Earn Out Shares; and

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 100% of the remaining unissued Earn Out Shares.

Payments of the Earn Out Shares to holders of Class A common stock of the Surviving Pubco or holders of the Post-Merger Company Units will not depend on the holders continuing to hold the holders’ Class A common stock or Units, as the case may be, at the time of the payout of the Earn Out Shares.

The Earn Out Shares will be paid either in shares of Class A common stock of the Surviving Pubco, or in Post-Merger Company Units, valued at the applicable price target stated above. Holders of Class A common stock of the Surviving Pubco will be paid the Earn Out Shares in additional shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will be paid the Earn Out Shares in additional Post-Merger Company Units.

The price targets shall be equitably adjusted for stock splits, dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the shares of Class A common stock of Surviving Pubco.

Notwithstanding the foregoing, if there is a Surviving Pubco Sale (as defined in the MTA) at any time following the Closing and prior to December 31, 2027, then all of the remaining unissued Earn Out Shares will be deemed to be earned and will paid out to the Company Equity Holders.

Covenants of the Parties

Each party agreed in the MTA to use its reasonable best efforts to effect the Closing. The MTA also contains certain customary covenants by each of the parties during the period between the signing of the MTA and the earlier of the Closing or the termination of the MTA in accordance with its terms, including the conduct of their respective businesses, provision of information, notification of certain matters, obtaining governmental consents (including making any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), filing a registration statement and proxy statement soliciting the approval of Thunder Bridge II stockholders for the Transaction, terminating affiliate contracts, maintaining books and records, entering into a Paying and Exchange Agent Agreement for the distribution of the Merger Consideration and earned Earn Out Shares, establishing an equity incentive plan effective at the Closing, as well as certain customary covenants, such as publicity, that will continue after the termination of the MTA. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the MTA and continuing until the earlier of the termination of the MTA or the Closing. The Company also agreed to enter into lock-up agreements with Company Equity Holders that receive shares of Class A common stock in Surviving Pubco providing restrictions on sale for six months following the Closing. Thunder Bridge II also agreed to use its reasonable best efforts to cause its shares of the Class A common stock to be approved for listing on Nasdaq as of the Closing.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

Directors of the Combined Company

The parties also agreed to take all necessary action so that the board of directors of Surviving Pubco following the Closing will consist of the following nine individuals (a majority of whom shall be independent directors in accordance with Nasdaq requirements): five individuals selected by the Company, three individuals selected by Thunder Bridge II, and one individual mutually agreed upon by the Company and Thunder Bridge II. Surviving Pubco’s board of directors will be classified with three classes of directors serving three year terms.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including customary conditions of each party and the following mutual conditions of the parties unless waived:

•        the absence of any law that would prohibit the completion of the Mergers or the other transactions contemplated by the MTA;

•        expiration of the waiting period under the HSR Act;

•        the Company Equity Holders having approved the Mergers, the MTA and the other Transaction documents and the transactions contemplated thereby in accordance with the Delaware Limited Liability Company Act and the organizational documents of the Company;

•        the Thunder Bridge II stockholders having approved the Transactions, the MTA and the other Transaction documents, the Domestication, the Mergers, the issuance of the Company’s Class V shares and the Post-Merger Company Units, the adoption of a new equity incentive plan and the election of the directors of Surviving Pubco referred to above;

•        the effectiveness of the registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”);

•        upon the Closing, after giving effect to the completion of any redemptions, Thunder Bridge II having net tangible assets of at least $5,000,001; and

•        the contribution of certain Company Equity Holders of their interests in the Company in exchange for interests in a holding company.

Unless waived by the Company, the obligations of the Company to effect the Closing are subject to the satisfaction of the following additional conditions:

•        the accuracy of the representations and warranties and compliance with covenants made by Thunder Bridge II;

•        there being no Surviving Pubco indebtedness upon consummation of the Closing;

•        after giving effect to any possible redemptions of Thunder Bridge II stockholders, at least $262,185,126 remains in the Thunder Bridge II trust account;

•        Thunder Bridge II shall have received from the PIPE investment at least $75,000,000;

•        After giving effect to any redemptions and any PIPE investment, Surviving Pubco shall have cash and cash equivalents on hand equal to at least $250,000,000;

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

•        upon the Closing, (i) no person or group (excluding any Company Equity Holder) owning more than 9.9% of the issued and outstanding shares of Surviving Pubco and (ii) no three persons or groups (excluding any Company Equity Holders) owning in the aggregate more than 25% of the issued and outstanding shares of Surviving Pubco;

•        the Class A common stock having been listed on Nasdaq and shall be eligible for continued listing on Nasdaq following the Closing and after giving effect to any redemptions as if it were a new listing;

•        the post-Closing board of directors of Surviving Pubco having been appointed as described above;

•        Thunder Bridge Acquisition II, LLC (the “Sponsor”) shall have delivered the Sponsor escrow shares to the escrow agent pursuant to the Sponsor Letter Agreement (described below); and

•        the Domestication having been consummated prior to the Mergers.

Termination

The MTA may be terminated under certain customary and limited circumstances, including:

•        if the Closing has not occurred on or prior to June 30, 2021; or

•        by the Company if (i) all of the closing conditions required for Thunder Bridge II, Surviving Pubco and Merger Subs to effect the Closing have been waived or satisfied on the date that the Closing would have been completed, (ii) the Company has irrevocably confirmed by written notice to Thunder Bridge II and Merger Subs that all conditions required for the Company to complete the Closing have been satisfied or waived or that it is willing to waive any such conditions and that the Company is ready, willing and able to complete the Closing and (iii) Thunder Bridge II has failed to complete the Closing by the earlier of (x) 30 business days after the day the Closing is required to occur or (y) five business days prior to June 30, 2021.

If the MTA is terminated, all further obligations of the parties under the MTA will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination, fees and expenses, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the MTA prior to such termination.

The foregoing description of the MTA and the Transactions do not purport to be complete and are qualified in their entirety by the terms and conditions of the MTA, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The MTA contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The MTA has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Thunder Bridge II, the Company or any other party to the MTA. In particular, the representations, warranties, covenants and agreements contained in the MTA, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the MTA, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MTA instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

to the MTA. In addition, the representations, warranties, covenants and agreements and other terms of the MTA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the MTA, which subsequent information may or may not be fully reflected in Thunder Bridge II’s public disclosures.

Subscription Agreements

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Thunder Bridge II agreed to sell to the Subscribers, an aggregate of up to 15,000,000 shares of Class A common stock of Thunder Bridge II (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Investments”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent Closing of the Transactions. The purpose of the PIPE Investments is to raise additional capital for use by the Company following the Closing.

Pursuant to the Subscription Agreements, Thunder Bridge II agreed that, within 30 calendar days after the Closing, Thunder Bridge II (or its successor) will file with the SEC (at Thunder Bridge II’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and Thunder Bridge II shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Thunder Bridge II that it will “review” the registration statement) following the Closing and (ii) the fifth business day after the date Thunder Bridge II is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Exchange Agreement

Concurrently with the completion of the Mergers, Surviving Pubco will enter into an exchange agreement with the Company and the Company Equity Holders receiving Post-Merger Company Units (the “Exchange Agreement”), which will provide for the exchange of Post-Merger Company Units into shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will, from and after the six-month anniversary of the Closing, be able to elect to exchange all or any portion of their Post-Merger Company Units for shares of Class A common stock by delivering a notice to the Surviving Pubco; provided, that Thunder Bridge II, at its sole election, may instead pay for such Post-Merger Company Units in cash based on the volume weighted average price of the Class A common stock. The initial exchange ratio will be one Post-Merger Company Unit for one share of Class A common stock, subject to certain adjustments.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the completion of the Transactions and as a condition precedent for the Closing, the Surviving Pubco will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with certain holders of the Post-Merger Company Units (the “TRA Participants”). Pursuant to the Tax Receivable Agreement, the Surviving Pubco will be required to pay the TRA Participants 85% of the amount of savings, if any, in U.S. federal, state and

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

local income tax that the Surviving Pubco actually realizes as a result of (i) the increases in tax basis of the Surviving Company’s assets attributable to and resulting from any exchanges of Post-Merger Company Units for Class A common stock of Surviving Pubco and (ii) certain net operating loss carryforwards of the ADK Blockers inherited by Surviving Pubco in connection with the Transactions. All such payments to the TRA Participants will be the Surviving Pubco’s obligation, and not that of the Company.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the MTA, each of (i) the Sponsor and (ii) certain officers and directors of the Company and certain Company Equity Holders entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge II and the Company and their present and future successors and subsidiaries.

In the Support Agreements for the officers and directors of the Company and certain Company Equity Holders, they each agreed to vote all of their Company membership interests in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreements also prevent them from transferring their voting rights with respect to their Company membership interests or otherwise transferring their Company membership interests prior to the meeting of the Company’s members to approve the MTA and related transactions, except for certain permitted transfers.

In its Support Agreement, the Sponsor agreed with the Company to vote all of its equity interests in Thunder Bridge II in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreement also prevents the Sponsor from transferring its voting rights with respect to its equity interests in Thunder Bridge II or otherwise transferring its equity interests in Thunder Bridge II prior to the meeting of Thunder Bridge II’s stockholders to approve the MTA and related transactions, except for certain permitted transfers.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements, copies of which, or the forms of which, are filed as Exhibit 10.4 and Exhibit 10.5 hereto and incorporated by reference herein.

Sponsor Earnout Letter

Simultaneously with the execution of the MTA, the Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) with Thunder Bridge II and the Company, pursuant to which the Sponsor agreed at the Closing to deposit with Continental Stock Transfer and Trust Company, as escrow agent (the “Sponsor Escrow Agent”), 3,450,000 shares of its Class B ordinary shares of Thunder Bridge II (including any shares of Surviving Pubco Class A common stock issued in exchange therefore in the Transactions, the “Escrow Shares”) to be held in escrow by the Sponsor Escrow Agent, along with any earnings or proceeds thereon. Fifty percent of the Escrow Shares will be released from escrow if at any time prior to December 31, 2027, the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period, and 100% of the remaining Escrow Shares will be released from escrow if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period. Additionally, all of the Escrow Shares will be released from escrow to the Sponsor (along with any related earnings and proceeds) upon the occurrence of certain Triggering Events described therein prior to December 31, 2027.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Unaudited)

Note 9 — Business Combination (cont.)

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Note 10 — Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

As of March 31, 2021 and December 31, 2020, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $57.4 million and $97.2 million, respectively, based on the closing price of THBR on that date of $10.42 and $13.22, respectively.

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and December 31, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	March 31, 2021	December 31, 2020
Liabilities:
Public Warrants	1	$37,605,000	$63,738,750
Private Placement Warrants	2	19,808,500	33,443,044

No other changes in valuation techniques or inputs occurred during the years ended March 31, 2021 and December 31, 2020. No transfers of assets between Level 1 and Level 2 of the fair value measurement hierarchy occurred during the three months ended March 31, 2021.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Thunder Bridge Acquisition II, Ltd.

Opinion on the financial statements

We have audited the accompanying balance sheets of Thunder Bridge Acquisition II, Ltd. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Restatement of previously issued financial statements

As discussed in Note 10, the 2019 and 2020 financial statements have been restated to correct a misstatement.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2019.

Philadelphia, Pennsylvania

February 23, 2021 (except for the effect of the restatement disclosed in Note 10 and Note 11, as to which the date is May 3, 2021)

THUNDER BRIDGE ACQUISITION II, LTD.
BALANCE SHEETS

	December 31,
	2020 (Restated)	2019 (Restated)
ASSETS
Current assets
Cash and cash equivalents	$133,695	$497,549
Prepaid expenses	59,330	431,294
Total current assets	193,025	928,843
Other assets
Cash and marketable securities held in Trust Account	349,583,138	347,460,852
Total assets	$349,776,163	$348,389,695

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$626,750	$41,731
Warrant liability	97,181,794	23,387,415
Promissory note payable – related party	300,000	—
Total current liabilities	98,108,544	23,429,146
Deferred underwriting fee payable	12,075,000	12,075,000
Total Liabilities	110,183,544	35,504,146

Ordinary shares subject to possible redemption, 34,500,000 at December 31, 2020 and 2019, at redemption value	349,583,138	347,460,852

Shareholders’ Equity (Deficit)
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 0 shares issued and outstanding (excluding 34,500,000 shares subject to possible redemption), at December 31, 2020 and 2019	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding	863	863
Additional paid in capital	—	—
Accumulated deficit	(109,991,382)	(34,576,166)
Total Shareholders’ Equity	(109,990,519)	(34,575,303)
	$349,776,163	$348,389,695

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020 (Restated)	For the Period from February 13, 2019 (Date of Inception) through December 31, 2019 (Restated)
Formation costs and other operating expenses	$1,620,837	$379,352
Loss from operations	(1,620,837)	(379,352)

Other Income:
Interest income	2,122,286	2,460,851
Change in fair value of warrant liability	(73,794,379)	1,538,409
Net (loss) income	$(73,292,930)	$3,619,908

Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,437,500

Basic and diluted net loss per ordinary share	$(8.74)	$0.14

____________

(1)      excludes an aggregate of up to 34,500,000 and 34,500,000 shares subject to redemption at December 31, 2020 and 2019, respectively (See Note 7).

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(Restated)

	Class A Ordinary shares		Class B Ordinary shares		Additional Paid in Capital	Retained Earnings	Total Shareholders Equity (Deficit)
	Shares	Amount	Shares	Amount
Balance – February 13, 2019 (Date of Inception)	—	$—	—	$—	$—	$—	$—
Sale of Class B ordinary share to sponsor	—	—	8,625,000	863	24,137	—	25,000
Sale of 34,500,000 Units, net of underwriters discount and offering costs	34,500,000	3,450	—	—	309,237,190	—	309,237,190
Common stock subject to redemption	(34,500,000)	(3,450)	—	—	(309,261,327)	(38,196,074)	(347,460,851)
Net income	—	—	—	—	—	3,619,908	3,619,908
Balance – December 31, 2019	—	—	8,625,000	863	—	(34,576,166)	(34,576,166)
Common stock subject to redemption	—	—	—	—	—	(2,122,286)	(2,122,286)
Net income	—	—	—	—	—	(73,292,930)	(73,292,930)
Balance – December 31, 2020	—	$—	8,625,000	$863	$—	$(109,991,382)	$(109,990,519)

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
STATEMENTS OF CASH FLOWS
(Restated)

	For the Year Ended December 31, 2020	For the Period from February 13, 2019 (Date of Inception) through December 31, 2019
Cash flow from operating activities:
Net (loss) income	$(73,292,930)	$3,619,908
Adjustments to reconcile net income to net cash used in operating activities:
Interest earned in Trust Account	(2,122,286)	(2,460,851)
Change in fair value of warrant liability	73,794,379	(1,538,409)
Changes in operating assets and liabilities:
Prepaid expenses	371,964	(431,294)
Accounts payable and accrued expenses	585,021	41,733
Net cash used in operating activities	(663,852)	(768,913)

Cash flow from investing activities:
Investment of cash in Trust Account	—	(345,000,000)

Cash flows from financing activities:
Proceeds from sale of Class B ordinary shares	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	—	338,100,000
Proceeds from sale of private placement warrants	—	8,650,000
Proceeds from promissory note – related party	300,000	277,000
Repayment of promissory note – related party	—	(277,000)
Payment of deferred offering costs	—	(508,538)
Net cash provided by financing activities	300,000	346,266,462
Net change in cash	(363,852)	497,549
Cash at the beginning of the period	497,549	—
Cash at the end of the period	$133,697	$497,549

See accompanying notes to the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations

Thunder Bridge Acquisition II, Ltd. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company on February 13, 2019. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

All activity for the period from February 13, 2019 (date of inception) through August 13, 2019 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described in Note 3.

The registration statement for the Initial Public Offering was declared effective on August 8, 2019. On August 13, 2019 the Company consummated the Initial Public Offering of 34,500,000 units (“Units” and, with respect to the Class A ordinary shares included in the Units offered, the “Public Shares”), generating gross proceeds of $345,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 8,650,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per warrant in a private placement to Thunder Bridge Acquisition II, LLC (the “Sponsor”), generating gross proceeds of $8,650,000, which is described in Note 4.

Following the closing of the Initial Public Offering, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (“Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, as described below.

Transaction costs amounted to $19,483,537 consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees (see Note 6) and $508,537 of other costs. In addition, $1,230,680 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (excluding any deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing an agreement to enter into a Business Combination. However, the Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares upon the completion of the Business Combination, either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer, in either case at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 1 — Organization and Plan of Business Operations (cont.)

person with whom such shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the public shares. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any other shareholder of the Company prior to the consummation of the Public Offering (collectively with the Sponsor, the “Initial Shareholders”) and the Company’s directors and officers will agree (i) to vote any of their respective Ordinary Shares (as defined below) in favor of the initial Business Combination and (ii) not to redeem any of their Ordinary Shares in connection therewith. The Company will proceed with a Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, in the case of a shareholder vote, a majority of the outstanding Ordinary Shares voted are voted in favor of the Business Combination.

The NASDAQ rules require that the Business Combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the balance in the Trust Account (less any Deferred Commissions (as defined below) and taxes payable on interest earned) at the time of the Company signing a definitive agreement in connection with the Business Combination.

The Company will have until August 13, 2021 to consummate a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within 24 months of the closing of the Initial Public Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding public shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In the event of a liquidation, the Public Shareholders will be entitled to receive a full pro rata interest in the Trust Account (initially anticipated to be approximately $10.00 per share, plus any pro rata interest earned on the Trust Fund not previously released to the Company and less up to $100,000 of interest to pay dissolution expenses). There will be no redemption rights or liquidating distributions with respect to the Founder Shares (as defined below) or the Private Placement Warrants, which will expire worthless if the Company fails to complete a Business Combination within the 24-month time period.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission.

Loss Per Ordinary Share (Restated)

Basic loss per ordinary share is computed by dividing net income (loss) applicable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Consistent with FASB 480, ordinary shares subject to possible redemption, as well as their pro rata share of undistributed trust earnings consistent with the two-class method, have been excluded from the calculation of loss per ordinary share for the year ended December 31, 2020 and for the period from February 13, 2019 (date of inception) through December 31, 2019. Such shares, if redeemed, only participate in their pro rata share of trust earnings. Diluted loss per share includes the incremental number of ordinary shares to be issued to settle warrants, as calculated using the treasury method. For the year ended

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

December 31, 2020 and for the period from February 13, 2019 (date of inception) through December 31, 2019, the Company did not have any dilutive warrants, securities or other contracts that could potentially, be exercised or converted into ordinary shares. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for all periods presented.

A reconciliation of net loss per ordinary share as adjusted for the portion of income that is attributable to ordinary shares subject to redemption is as follows:
	For the Year Ended December 31, 2020 (Restated)	For the Period from February 13, 2019 (Date of Inception) through December 31, 2019 (Restated)
Net (loss) income	$(73,292,930)	$3,619,908
Less: Income attributable to ordinary shares	(2,122,286)	(2,460,851)
Net (loss) income available to ordinary shares	$(75,415,216)	$1,159,057

Weighted average shares outstanding, basic and diluted	8,625,000	8,437,500

Basic and diluted net loss per ordinary share	$(8.74)	$0.14

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates fair value.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, ordinary shares is classified as shareholders’ equity. The Company’s ordinary shares features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2020 and 2019, ordinary shares subject to possible redemption is presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Offering costs (restated)

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to our initial public offering. Offering costs amounting to $19,483,537, of which $18,509,360 were charged to shareholders’ equity upon the completion of our initial public offering, with the balance expensed as a cost of the warrant liability.

Income Taxes

The Company accounts for income taxes under FASB ASC 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits as of December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 2 — Significant Accounting Policies (cont.)

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC 820, Fair Value Measurements and Disclosures, approximates the carrying amounts represented in the financial statements.

Fair Value Measurements (restated)

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•        Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•        Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•        Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Subsequent Events

Management of the Company evaluates events that have occurred after the balance sheet date of December 31, 2020 through the date these financial statements were issued. Based upon the review, management did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the financial statements.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 3 — Initial Public Offering

Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A Share and one-half redeemable Warrant. Each whole warrant (“Public Warrant”) entitles the holder to purchase one Class A Share at a price of $11.50 per share (See Note 7).

Note 4 — Private Placement

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000. Each Private Placement Warrant is exercisable to purchase one share of Class A ordinary shares at an exercise price of $11.50. The proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. There will be no redemption rights or liquidating distributions from the Trust Account with respect to the Private Placement Warrants.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants: (i) will not be redeemable by the Company; (ii) may be exercised for cash or on a cashless basis, so long as they are held by the Sponsor or any of its permitted transferees and (iii) are (including the ordinary shares issuable upon exercise of the Private Placement Warrants) entitled to registration rights. Additionally, the Sponsor has agreed not to transfer, assign or sell any of the Private Placement Warrants, including the Class A Shares issuable upon exercise of the Private Placement Warrants (except to certain permitted transferees), until 30 days after the completion of the Business Combination.

Note 5 — Related Party Transactions

Founder Shares

On February 19, 2019, an aggregate 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Underwriters exercised their over-allotment option in full so none of the Founder Shares were forfeited. The Founder Shares are identical to the Class A Shares included in the Units being sold in the Initial Public Offering, except that the Founder Shares (i) have the voting rights described in Note 7, (ii) are subject to certain transfer restrictions described below and (iii) are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Private Placement Warrants

The sponsor purchased from the Company an aggregate of 8,650,000 Private Placement Warrants at $1.00 per Private Placement Warrant, for an aggregate purchase price of $8,650,000.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of the sponsor a monthly fee of $10,000 for office space, utilities and administrative support. As of December 31, 2020 and 2019, the Company had incurred and paid $120,000 and $50,000, respectively.

Advisory Agreement

The Company entered into an agreement, whereby, commencing on August 8, 2019 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay an affiliate of Chief Executive Officer and its senior special advisor a monthly fee of $20,000 for advisory services related to its search for and consummation of its Initial Business Combination. As of December 31, 2020 and 2019, the Company had incurred and paid $240,00 and $100,000, respectively.

Related Party Loans

In order to finance transaction costs in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes the Business Combination, the Company would repay such loaned amounts. In the event that the Business Combination does not close, the Company may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from the trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants issued to the Sponsor. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. The Company does not expect to seek loans from parties other than the Sponsor or its directors or officers or their respective affiliates as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the trust account. There was $300,000 and $0 of related party loans outstanding as of December 31, 2020 and 2019, respectively.

Financing Agreement

The Company and a member of the Sponsor entered into a letter agreement on August 8, 2019, under the terms of which the Company will provide such member with a right of first refusal to provide up to 51% of any necessary debt financing in connection with the Company’s Business Combination and to act as lead agent and arranger in connection thereto.

Note Payable to Sponsor

On February 20, 2019, the Sponsor and the Company executed an unsecured promissory note pursuant to which the Company may borrow up to $300,000 in the aggregate to cover the Initial Public Offering (the “Promissory Note”). The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2019 or the completion of the Initial Public Offering. On August 13, 2019, the outstanding balance of $277,000 in borrowings outstanding under the Promissory Note was repaid.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 5 — Related Party Transactions (cont.)

Initial Public Offering

In August 2019, our Chief Executive Officer purchased 100,000 units at a price of $10.00 per unit for an aggregate purchase price of $1,000,000 as part of our Initial Public Offering.

Note 6 — Commitments

Registration Rights

Pursuant to a registration rights agreement entered into on August 8, 2019, the holders of the Founder Shares, Private Placement Warrants (and their underlying securities) and the warrants that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriters Agreement

The Company granted the underwriters a 45-day option to purchase up to 4,500,000 additional Units to cover over-allotments at the Initial Public Offering price, less the underwriting discounts and commissions, which was exercised on August 13, 2019.

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the Initial Public Offering, or $6,900,000. In addition, the underwriters are entitled to a deferred underwriting discount of 3.5% of the gross proceeds of the Initial Public Offering, or $12,075,000. The deferred commission was placed in the Trust Account and will be paid in cash upon the closing of a Business Combination, subject to the terms of the underwriting agreement.

Note 7 — Warrant Liability (Restated)

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company is not obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a Business Combination, the Company will use its best efforts to file, and within 60 business days following a Business Combination to have declared effective, a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants. The Company will use its reasonable best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Warrant Liability (Restated) (cont.)

with the provisions of the warrant agreement. Notwithstanding the above, if the Class A ordinary shares at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemptions of Warrants — Once the warrants become exercisable, the Company may redeem the Public Warrants:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last sale price of the Company’s Class A ordinary shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to each warrant holder.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if the Company issues additional ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at a newly issued price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the sponsor or its affiliates, without taking into account any Founder Shares held by the sponsor or such affiliates, as applicable, prior to such issuance), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the newly issued price and the redemption price of the warrants shall be adjusted to equal 180% of the newly issued price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

At December 31, 2020 and 2019, there were 17,250,000 whole public warrants and 8,650,000 private placement warrants outstanding, respectively, with a fair value of $97,181,794 and $23,387,415, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 7 — Warrant Liability (Restated) (cont.)

The Company accounts for the 17,250,000 warrants issued in connection with the Initial Public Offering and the 8,650,000 Private Placement Warrants in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. The warrant agreement contains an Alternative Issuance provision that if less than 70% of the consideration receivable by the holders of the Class A common stock in the Business Combination is payable in the form of common equity in the successor entity, and if the holders of the warrants properly exercises the warrants within thirty days following the public disclosure of the consummation of Business Combination by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a Warrant immediately prior to the consummation of the Business Combination based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets. “Per Share Consideration” means (i) if the consideration paid to holders of the common stock consists exclusively of cash, the amount of such cash per common stock, and (ii) in all other cases, the volume weighted average price of the common stock as reported during the ten-trading day period ending on the trading day prior to the effective date of the Business Combination.

The Company believes that the adjustments to the exercise price of the warrants is based on a variable that is not an input to the fair value of a “fixed-for-fixed” option as defined under FASB ASC Topic No. 815 – 40, and thus the warrants are not eligible for an exception from derivative accounting. The accounting treatment of derivative financial instruments requires that the Company record a derivative liability upon the closing of the Proposed Public Offering. Accordingly, the Company will classify each warrant as a liability at its fair value and the warrants will be allocated a portion of the proceeds from the issuance of the Units equal to its fair value determined by the Monte Carlo simulation. This liability is subject to re-measurement at each balance sheet date. With each such remeasurement, the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Company will reassess the classification at each balance sheet date. If the classification changes as a result of events during the period, the warrants will be reclassified as of the date of the event that causes the reclassification.

Note 8 — Shareholders’ Equity (Restated)

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001. The Company’s board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the Ordinary Shares and could have anti-takeover effects.

At December 31, 2020 and 2019, there were no preferred shares issued or outstanding.

Ordinary Shares

The Company is authorized to issue 200,000,000 Class A Shares, with a par value of $0.0001 each, and 20,000,000 Class B ordinary shares, with a par value of $0.0001 each (the “Class B Shares” and, together with the Class A Shares, the “Ordinary Shares”). Holders of the Ordinary Shares are entitled to one vote for each Ordinary Share; provided that only holders of the Class B Shares have the right to vote on the election of directors prior to the Business Combination. The Class B Shares will automatically convert into Class A Shares at the time of the Business Combination, on a one-for-one basis, subject to adjustment for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares, or equity-linked securities, are issued or deemed issued in excess of the amounts sold in the Initial Public Offering and related to the closing of the Business Combination, the ratio at which the Class B Shares shall convert into Class A Shares will be adjusted (unless the holders of a majority

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 8 — Shareholders’ Equity (Restated) (cont.)

of the outstanding Class B ordinary shares agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20% of the sum of all Ordinary Shares outstanding upon completion of the Initial Public Offering plus all Class A Shares and equity-linked securities issued or deemed issued in connection with the Business Combination, excluding any Ordinary Shares or equity-linked securities issued, or to be issued, to any seller in the Business Combination, or any Private Placement-equivalent Warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company. Holders of Founder Shares may also elect to convert their Class B Shares into an equal number of Class A Shares, subject to adjustment as provided above, at any time.

At December 31, 2020 and 2019, there were 0 and 0 Class A Shares issued and outstanding, (excluding 34,500,000 and 34,500,000 Class A shares subject to possible redemption), and there were 8,625,000 Class B Shares issued and outstanding, respectively.

Founder Shares

On February 20, 2019, an aggregate of 8,625,000 Class B Shares (the “Founder Shares”) were sold to the Sponsor at a price of approximately $0.003 per share, for an aggregate price of $25,000. This number included an aggregate of up to 1,125,000 Founder Shares that were subject to forfeiture if the over-allotment option is not exercised in full by the Underwriters in order to maintain the Initial Shareholders’ ownership at 20% of the issued and outstanding Ordinary Shares upon completion of the Initial Public Offering. The Founder Shares are identical to the Class A Shares included in the Units sold in the Initial Public Offering, except (i) they have the voting rights described in this Note 7, (ii) they are subject to certain transfer restrictions described below and (iii) they are convertible into Class A Shares on a one-for-one basis, subject to adjustment pursuant to the anti-dilution provisions contained therein. The Founder Shares may not be transferred, assigned or sold until the earlier of (i) one year after the completion of the Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the Business Combination that results in all of the Public Shareholders having the right to exchange their Class A Shares for cash, securities or other property.

Notwithstanding the foregoing, if the last sale price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Business Combination, the Founder Shares will be released from the lock-up.

Note 9 — Business Combination

On December 14, 2020, The Company (including its successor after the Domestication (as defined below), “Thunder Bridge II”), entered into a Master Transactions Agreement (the “MTA”) with Thunder Bridge II Surviving Pubco, Inc., a Delaware corporation (“Surviving Pubco”), TBII Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Surviving Pubco (“TBII Merger Sub”), ADK Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Merger Sub”), ADK Service Provider Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Service Provider Merger Sub”), ADK Blocker Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Surviving Pubco (“ADK Blocker Merger Sub” and collectively with the TBII Merger Sub, ADK Merger Sub and ADK Service Provider Merger Sub, the “Merger Subs”), Ay Dee Kay LLC, d/b/a indie Semiconductor, a California limited liability company (the “Company”), the corporate entities listed therein holding membership unites in the Company (the “ADK Blockers”), ADK Service Provider Holdco LLC, a Delaware limited liability company (“ADK Service Provider Holdco”), and solely in his capacity as Company Securityholder Representative, Donald McClymont (the “Company Securityholder Representative”). Pursuant to the MTA, subject to the terms and conditions set forth therein, upon the closing of the transactions contemplated thereby (the “Closing”): (i) Thunder Bridge II will domesticate into a Delaware corporation (the “Domestication”), (ii) TBII Merger Sub will merge with and into Thunder Bridge II (the “Thunder Bridge II Merger”) with Thunder Bridge II being the surviving corporation and pursuant to which Thunder Bridge II equity holders will receive corresponding shares in Surviving Pubco, (iii) ADK Merger Sub will merge with and into the Company (the “Company Merger”)

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

with the Company being the surviving limited liability company (in such capacity after the Company Merger, the “Surviving Company”), (iv) the ADK Blockers will merge with and into ADK Blocker Merger Sub, with ADK Blocker Merger Sub being the surviving limited liability company (the “Blocker Mergers,”) and (v) ADK Service Provider Merger Sub will merge with and into ADK Service Provider Holdco, with ADK Service Provider Holdco being the surviving limited liability company (“Service Provider Merger,” and collectively with the Thunder Bridge II Merger, the Company Merger and the Blocker Mergers, the “Mergers,” and the Mergers collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”). Following the Mergers, Surviving Pubco will be the successor issuer and public company pursuant to the federal securities laws, and Surviving Pubco’s corporate name will change to “indie Semiconductor, Inc.”

As a result of the Transactions, each issued and outstanding Class A ordinary share and Class B ordinary share of Thunder Bridge II will convert into a share of Class A common stock of Surviving Pubco, and each issued and outstanding warrant to purchase Class A ordinary shares of Thunder Bridge II will be exercisable by its terms to purchase an equal number of shares of Class A common stock of Surviving Pubco. Each share of Surviving Pubco Class A common stock will provide the holder with the rights to vote, receive dividends, share in distributions in connection with a liquidation and other stockholder rights with respect to Surviving Pubco.

Merger Consideration

The merger consideration (the “Merger Consideration”) to be paid to holders of the limited liability company interests of the Company (collectively, the “Company Equity Holders”) pursuant to the MTA will be an amount equal to 90,000,000 shares of Class A common stock of Thunder Bridge II, subject to adjustment as described below, paid in either shares of Class A common stock of Surviving Pubco or limited liability company interests in the Company (valued at $10.00 per unit) (the “Post-Merger Company Units”), which will be exchangeable on a one-for-one basis for shares of Class A common stock of Surviving Pubco. The Merger Consideration is subject to adjustment downward for the amount that Company indebtedness exceeds Company indebtedness at closing. In addition, Company Equity Holders will receive the right to receive the Earn Out Shares described below, if any.

Those Company Equity Holders that receive Post-Merger Company Units will also receive one share of Class V common stock of Surviving Pubco, which will have no economic rights in Surviving Pubco but will entitle the holder to vote as a stockholder of Surviving Pubco, with the number of votes equal to the number of Post-Merger Company Units held by the Company Equity Holder. After the Closing, each Company Equity Holder will be permitted to exchange its Post-Merger Company Unit for a share of Class A common stock of Surviving Pubco on a one-for-one basis.

The Earn Out

In addition to the consideration set forth above, the Company Equity Holders will also have a contingent earn out right to receive up to an additional 10,000,000 shares of Class A common stock of Surviving Pubco (the “Earn Out Shares”) after the Closing based on the following:

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock of Surviving Pubco is greater than or equal to $12.50 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 50% of the Earn Out Shares; and

•        If at any time following the Closing and prior to December 31, 2027, the volume weighted average price of the Class A common stock is greater than or equal to $15.00 over any 20 trading days within any 30 trading day period, the Company Equity Holders will be entitled to receive 100% of the remaining unissued Earn Out Shares.

Payments of the Earn Out Shares to holders of Class A common stock of the Surviving Pubco or holders of the Post-Merger Company Units will not depend on the holders continuing to hold the holders’ Class A common stock or Units, as the case may be, at the time of the payout of the Earn Out Shares.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

The Earn Out Shares will be paid either in shares of Class A common stock of the Surviving Pubco, or in Post-Merger Company Units, valued at the applicable price target stated above. Holders of Class A common stock of the Surviving Pubco will be paid the Earn Out Shares in additional shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will be paid the Earn Out Shares in additional Post-Merger Company Units.

The price targets shall be equitably adjusted for stock splits, dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the shares of Class A common stock of Surviving Pubco.

Notwithstanding the foregoing, if there is a Surviving Pubco Sale (as defined in the MTA) at any time following the Closing and prior to December 31, 2027, then all of the remaining unissued Earn Out Shares will be deemed to be earned and will paid out to the Company Equity Holders.

Covenants of the Parties

Each party agreed in the MTA to use its reasonable best efforts to effect the Closing. The MTA also contains certain customary covenants by each of the parties during the period between the signing of the MTA and the earlier of the Closing or the termination of the MTA in accordance with its terms, including the conduct of their respective businesses, provision of information, notification of certain matters, obtaining governmental consents (including making any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”)), filing a registration statement and proxy statement soliciting the approval of Thunder Bridge II stockholders for the Transaction, terminating affiliate contracts, maintaining books and records, entering into a Paying and Exchange Agent Agreement for the distribution of the Merger Consideration and earned Earn Out Shares, establishing an equity incentive plan effective at the Closing, as well as certain customary covenants, such as publicity, that will continue after the termination of the MTA. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the MTA and continuing until the earlier of the termination of the MTA or the Closing. The Company also agreed to enter into lock-up agreements with Company Equity Holders that receive shares of Class A common stock in Surviving Pubco providing restrictions on sale for six months following the Closing. Thunder Bridge II also agreed to use its reasonable best efforts to cause its shares of the Class A common stock to be approved for listing on Nasdaq as of the Closing.

Directors of the Combined Company

The parties also agreed to take all necessary action so that the board of directors of Surviving Pubco following the Closing will consist of the following nine individuals (a majority of whom shall be independent directors in accordance with Nasdaq requirements): five individuals selected by the Company, three individuals selected by Thunder Bridge II, and one individual mutually agreed upon by the Company and Thunder Bridge II. Surviving Pubco’s board of directors will be classified with three classes of directors serving three year terms.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including customary conditions of each party and the following mutual conditions of the parties unless waived:

•        the absence of any law that would prohibit the completion of the Mergers or the other transactions contemplated by the MTA;

•        expiration of the waiting period under the HSR Act;

•        the Company Equity Holders having approved the Mergers, the MTA and the other Transaction documents and the transactions contemplated thereby in accordance with the Delaware Limited Liability Company Act and the organizational documents of the Company;

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

•        the Thunder Bridge II stockholders having approved the Transactions, the MTA and the other Transaction documents, the Domestication, the Mergers, the issuance of the Company’s Class V shares and the Post-Merger Company Units, the adoption of a new equity incentive plan and the election of the directors of Surviving Pubco referred to above;

•        the effectiveness of the registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”);

•        upon the Closing, after giving effect to the completion of any redemptions, Thunder Bridge II having net tangible assets of at least $5,000,001; and

•        the contribution of certain Company Equity Holders of their interests in the Company in exchange for interests in a holding company.

Unless waived by the Company, the obligations of the Company to effect the Closing are subject to the satisfaction of the following additional conditions:

•        the accuracy of the representations and warranties and compliance with covenants made by Thunder Bridge II;

•        there being no Surviving Pubco indebtedness upon consummation of the Closing;

•        after giving effect to any possible redemptions of Thunder Bridge II stockholders, at least $262,185,126 remains in the Thunder Bridge II trust account;

•        Thunder Bridge II shall have received from the PIPE investment at least $75,000,000;

•        After giving effect to any redemptions and any PIPE investment, Surviving Pubco shall have cash and cash equivalents on hand equal to at least $250,000,000;

•        upon the Closing, (i) no person or group (excluding any Company Equity Holder) owning more than 9.9% of the issued and outstanding shares of Surviving Pubco and (ii) no three persons or groups (excluding any Company Equity Holders) owning in the aggregate more than 25% of the issued and outstanding shares of Surviving Pubco;

•        the Class A common stock having been listed on Nasdaq and shall be eligible for continued listing on Nasdaq following the Closing and after giving effect to any redemptions as if it were a new listing;

•        the post-Closing board of directors of Surviving Pubco having been appointed as described above;

•        Thunder Bridge Acquisition II, LLC (the “Sponsor”) shall have delivered the Sponsor escrow shares to the escrow agent pursuant to the Sponsor Letter Agreement (described below); and

•        the Domestication having been consummated prior to the Mergers.

Termination

The MTA may be terminated under certain customary and limited circumstances, including:

•        if the Closing has not occurred on or prior to June 30, 2021; or

•        by the Company if (i) all of the closing conditions required for Thunder Bridge II, Surviving Pubco and Merger Subs to effect the Closing have been waived or satisfied on the date that the Closing would have been completed, (ii) the Company has irrevocably confirmed by written notice to Thunder Bridge II and Merger Subs that all conditions required for the Company to complete the Closing have been satisfied or waived or that it is willing to waive any such conditions and that the Company is ready, willing and able to complete the Closing and (iii) Thunder Bridge II has failed to complete the Closing by the earlier of (x) 30 business days after the day the Closing is required to occur or (y) five business days prior to June 30, 2021.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

If the MTA is terminated, all further obligations of the parties under the MTA will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination, fees and expenses, waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful and intentional breach of the MTA prior to such termination.

The foregoing description of the MTA and the Transactions do not purport to be complete and are qualified in their entirety by the terms and conditions of the MTA, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The MTA contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The MTA has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Thunder Bridge II, the Company or any other party to the MTA. In particular, the representations, warranties, covenants and agreements contained in the MTA, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the MTA, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the MTA instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the MTA. In addition, the representations, warranties, covenants and agreements and other terms of the MTA may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the MTA, which subsequent information may or may not be fully reflected in Thunder Bridge II’s public disclosures.

Subscription Agreements

Contemporaneously with the execution of the MTA, Thunder Bridge II entered into separate Subscription Agreements with a number of subscribers (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and Thunder Bridge II agreed to sell to the Subscribers, an aggregate of up to 15,000,000 shares of Class A common stock of Thunder Bridge II (the “PIPE Shares”), in a private placement for a purchase price of $10.00 per share and an aggregate purchase price of $150 million (the “PIPE Investments”).

The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent Closing of the Transactions. The purpose of the PIPE Investments is to raise additional capital for use by the Company following the Closing.

Pursuant to the Subscription Agreements, Thunder Bridge II agreed that, within 30 calendar days after the Closing, Thunder Bridge II (or its successor) will file with the SEC (at Thunder Bridge II’s sole cost and expense) a registration statement registering the resale of the PIPE Shares, and Thunder Bridge II shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies Thunder Bridge II that it will “review” the registration statement) following the Closing and (ii) the fifth business day after the date Thunder Bridge II is notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Subscription Agreements, a form of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

Exchange Agreement

Concurrently with the completion of the Mergers, Surviving Pubco will enter into an exchange agreement with the Company and the Company Equity Holders receiving Post-Merger Company Units (the “Exchange Agreement”), which will provide for the exchange of Post-Merger Company Units into shares of Class A common stock of the Surviving Pubco. Holders of Post-Merger Company Units will, from and after the six-month anniversary of the Closing, be able to elect to exchange all or any portion of their Post-Merger Company Units for shares of Class A common stock by delivering a notice to the Surviving Pubco; provided, that Thunder Bridge II, at its sole election, may instead pay for such Post-Merger Company Units in cash based on the volume weighted average price of the Class A common stock. The initial exchange ratio will be one Post-Merger Company Unit for one share of Class A common stock, subject to certain adjustments.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Tax Receivable Agreement

Concurrently with the completion of the Transactions and as a condition precedent for the Closing, the Surviving Pubco will enter into the tax receivable agreement (the “Tax Receivable Agreement”) with certain holders of the Post-Merger Company Units (the “TRA Participants”). Pursuant to the Tax Receivable Agreement, the Surviving Pubco will be required to pay the TRA Participants 85% of the amount of savings, if any, in U.S. federal, state and local income tax that the Surviving Pubco actually realizes as a result of (i) the increases in tax basis of the Surviving Company’s assets attributable to and resulting from any exchanges of Post-Merger Company Units for Class A common stock of Surviving Pubco and (ii) certain net operating loss carryforwards of the ADK Blockers inherited by Surviving Pubco in connection with the Transactions. All such payments to the TRA Participants will be the Surviving Pubco’s obligation, and not that of the Company.

The foregoing description of the Tax Receivable Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement, a copy of which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Support Agreements

Simultaneously with the execution of the MTA, each of (i) the Sponsor and (ii) certain officers and directors of the Company and certain Company Equity Holders entered into support agreements (collectively, the “Support Agreements”) in favor of Thunder Bridge II and the Company and their present and future successors and subsidiaries.

In the Support Agreements for the officers and directors of the Company and certain Company Equity Holders, they each agreed to vote all of their Company membership interests in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreements also prevent them from transferring their voting rights with respect to their Company membership interests or otherwise transferring their Company membership interests prior to the meeting of the Company’s members to approve the MTA and related transactions, except for certain permitted transfers.

In its Support Agreement, the Sponsor agreed with the Company to vote all of its equity interests in Thunder Bridge II in favor of the MTA and related transactions and to take certain other actions in support of the MTA and related transactions. The Support Agreement also prevents the Sponsor from transferring its voting rights with respect to its equity interests in Thunder Bridge II or otherwise transferring its equity interests in Thunder Bridge II prior to the meeting of Thunder Bridge II’s stockholders to approve the MTA and related transactions, except for certain permitted transfers.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements, copies of which, or the forms of which, are filed as Exhibit 10.4 and Exhibit 10.5 hereto and incorporated by reference herein.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 9 — Business Combination (cont.)

Sponsor Earnout Letter

Simultaneously with the execution of the MTA, the Sponsor entered into a letter agreement (the “Sponsor Letter Agreement”) with Thunder Bridge II and the Company, pursuant to which the Sponsor agreed at the Closing to deposit with Continental Stock Transfer and Trust Company, as escrow agent (the “Sponsor Escrow Agent”), 3,450,000 shares of its Class B ordinary shares of Thunder Bridge II (including any shares of Surviving Pubco Class A common stock issued in exchange therefore in the Transactions, the “Escrow Shares”) to be held in escrow by the Sponsor Escrow Agent, along with any earnings or proceeds thereon. Fifty percent of the Escrow Shares will be released from escrow if at any time prior to December 31, 2027, the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $12.50 for 20 trading days over a 30 trading day period, and 100% of the remaining Escrow Shares will be released from escrow if at any time prior to the seventh anniversary of the Closing the closing price of shares of Class A common stock on the principal exchange on which such securities are then listed or quoted will have been at or above $15.00 for 20 trading days over a 30 trading day period. Additionally, all of the Escrow Shares will be released from escrow to the Sponsor (along with any related earnings and proceeds) upon the occurrence of certain Triggering Events described therein prior to December 31, 2027.

The foregoing description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Letter Agreement, a copy of which is filed as Exhibit 10.6 hereto and incorporated by reference herein.

Note 10 — Restatement of Previously Issued Financial Statements

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement, dated as of August 8, 2019, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”). As a result of the SEC Statement, the Company reevaluated the accounting treatment of (i) the 17,250,000 redeemable warrants (the “Public Warrants”) that were included in the units issued by the Company in its initial public offering (the “IPO”) and (ii) the 8,650,000 redeemable warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”, which are discussed in Note 3, Note 4, Note 5 and Note 7). The Company previously accounted for the Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity, the Company concluded that a provision in the Warrant Agreement related to certain tender or exchange offers precludes the Warrants from being accounted for as components of equity. As the Warrants meet the definition of a derivative as contemplated in ASC 815, the Warrants should be recorded as derivative liabilities on the Balance Sheet and measured at fair value at inception (on the date of the IPO) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statement of Operations in the period of change.

The Company’s management and the audit committee of the Company’s Board of Directors concluded that it is appropriate to restate the Company’s previously issued audited financial statements as of December 31, 2020 and for the period from February 13, 2019 (date of inception) through December 31, 2019, as previously reported in its Form 10-K. The restated classification and reported values of the Warrants as accounted for under ASC 815-40 are included in the financial statements herein.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 10 — Restatement of Previously Issued Financial Statements (cont.)

	As Previously Reported	Adjustment	As restated
Balance sheet as of December 31, 2020
Warrant liability	$—	$97,181,794	$97,181,794
Total liabilities	13,001,751	97,181,794	110,183,545
Ordinary shares subject to possible redemption(1)	331,774,406	17,808,732	349,583,138
Class A ordinary shares	175	(175)	—
Additional paid in capital	2,416,020	(2,416,020)	—
Retained earnings (accumulated deficit)	2,582,948	(112,574,330)	(109,991,382)

Balance sheet as of December 31, 2019
Warrant liability	$—	$23,387,415	$23,387,415
Total liabilities	12,116,731	23,387,415	35,504,146
Ordinary shares subject to possible redemption(1)	331,272,961	16,187,891	347,460,852
Class A ordinary shares	162	(162)	—
Additional paid in capital	2,917,448	(2,917,448)	—
Retained earnings (accumulated deficit)	2,081,499	(36,657,665)	(34,576,166)

Statement of Operations for the year ended December 31, 2020
Change in warrant liability	$—	$(73,794,379)	$(73,794,379)
Net income (loss)	501,449	(73,794,379)	(73,292,930)
Basic and diluted weighted average shares outstanding	10,247,054	(1,622,054)	8,625,000
Basic and diluted net loss per share	(0.15)	(8.59)	(8.74)

Statement of Operations for the Period from February 13, 2019 (Date of Inception) through December 31, 2019
Change in warrant liability	$—	$1,538,409	$1,538,409
Net income (loss)	2,081,499	1,538,409	3,619,908
Basic and diluted weighted average shares outstanding	9,142,764	(705,264)	8,437,500
Basic and diluted net (loss) income per share	(0.03)	0.17	0.14

Statement of Cash Flows for the Year Ended December 31, 2020
Cash Flows from Operating Activities:
Net income (loss)	$501,449	$(73,794,379)	$(73,292,930)
Change in fair value of warrant liability	—	73,794,379	73,794,379

Statement of Cash Flows for the Period from February 13, 2019 (Date of Inception) through December 31, 2019
Cash Flows from Operating Activities:
Net income (loss)	$—	$1,538,409	$1,538,409
Change in fair value of warrant liability	—	(1,538,409)	(1,538,409)

____________

(1)      Class A ordinary shares subject to possible redemption as Previously Reported as of December 31, 2020 and 2019 were 32,751,669 and 32,897,017, that are Adjusted by 1,748,331 and 1,602,983, respectively and are As Restated at 34,500,000 and 34,500,000, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2020 and 2019, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,
Description	Level	2020	2019
Liabilities:
Private Placement Warrants(1)	2	$33,443,044	$7,862,415
Public Warrants(1)	1	$63,738,750	$15,525,000

____________

(1)      Measured at fair value on a recurring basis.

Warrants

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the Balance Sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the Statement of Operations.

Initial Measurement

The Company established the initial fair value for the Warrants on August 9, 2019, the date of the Company’s Initial Public Offering, using a Monte Carlo simulation model for the Private Placement Warrants and the Public Warrants. The Company allocated the proceeds received from (i) the sale of Units (which is inclusive of one share of Class A ordinary shares and one-half of one Public Warrant), and (ii) the sale of Private Placement Warrants, first to the Warrants based on their fair values as determined at initial measurement, with the remaining proceeds allocated to Class A ordinary shares subject to possible redemption based on their relative fair values at the initial measurement date. The Warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the Monte Carlo simulation model for the Private Placement Warrants and Public Warrants were as follows at initial measurement:
Input	August 9, 2019
Risk-free interest rate	1.64%
Expected term (years)	6.72
Expected Volatility	14%
Exercise Price	$11.50
Stock price	$9.50

The Company’s use of a Monte Carlo simulation model required the use of subjective assumptions:

•        The risk-free interest rate assumption was based on the 6.72 year yield the yield on the U.S. Treasury notes as of the Valuation Date that matched the time period to de-SPAC as of each Valuation Date.

•        The expected term was simulated out daily over the expected remaining life of the Public Warrants. The specific remaining life was based on Management’s estimated time to de-SPAC as well as the five-year contractual period that begins once the transaction closes.

•        The expected volatility assumption was based on the implied volatility from a set of comparable publicly-traded warrants as determined based on the size and proximity of other similar business combinations. An increase in the expected volatility, in isolation, would result in an increase in the fair value measurement of the warrant liabilities and vice versa.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 11 — Fair Value Measurements (cont.)

•        The fair value of the Units, which each consist of one Class A ordinary share and one-half of one Public Warrant, represents the closing price on the measurement date as observed from the ticker THBR. Based on the applied volatility assumption and the expected term to a business combination noted above, the Company determined that the risk neutral probability of exceeding the $18.00 redemption value by the start of the exercise period for the Warrants resulted in a nominal difference in value between the Public Warrants and Private Placement Warrants across the valuation dates utilized in the Monte Carlo simulation model.

Therefore, the resulting valuations for the two classes of Warrants were determined to be equal. On August 9, 2019, the Private Placement Warrants and Public Warrants were determined to be $1.57 per warrant for aggregate values of $12.6 million and $31.6 million, respectively.

Subsequent Measurement

The Warrants are measured at fair value on a recurring basis. The subsequent measurement of the Public Warrants as of December 31, 2020 is classified as Level 1 due to the use of an observable market quote in an active market under the ticker THBR. As the transfer of Private Placement Warrants to anyone outside of a small group of individuals who are permitted transferees would result in the Private Placement Warrants having substantially the same terms as the Public Warrants, the Company determined that the fair value of each Private Placement Warrant is equivalent to that of each Public Warrant, with an insignificant adjustment for short-term marketability restrictions. As such, the Private Placement Warrants are classified as Level 2.

As of December 31, 2020 and 2019, the aggregate values of the Private Placement Warrants and Public Warrants were approximately $97.2 million and $23.4 million, respectively, based on the closing price of THBR on that date of $13.22 and $9.95, respectively.

The following table presents the changes in the fair value of warrant liabilities:
	Private Placement	Public	Warrant Liabilities
Fair value as of February 13, 2019	$—	$—	$—
Initial Measurement on August 9, 2019	9,175,984	17,250,000	26,425,984
Change in valuation inputs or other assumptions(1)(2)	(1,313,569)	(1,725,000)	(3,038,569)
Fair value as of December 31, 2019	7,862,415	15,525,000	23,387,415
Change in valuation inputs or other assumptions(1)(2)	25,580,629	48,213,750	73,794,379
Fair value as of December 31, 2020	$33,443,044	$63,738,750	$97,181,794

____________

(1)      Changes in valuation inputs or other assumptions are recognized in change in fair value of warrant liabilities in the Statement of Operations.

(2)      Due to the use of quoted prices in an active market (Level 1) and the use of observable inputs for similar assets or liabilities (Level 2) to measure the fair values of the Public Warrants and Private Placement Warrants, respectively, subsequent to initial measurement, the Company had transfers out of Level 3 totaling approximately $23.4 million during the period from August 9, 2019 through December 31, 2019.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 12 — Quarterly Financial Information (Unaudited)

The following tables are a summary of certain quarterly financial data for the year ended December 31, 2020 and for the period from February 13, 2019 (Date of Inception) through December 31, 2019.
	2020
	4th Quarter (As restated)	3rd Quarter (As restated)	2nd Quarter (As restated)	1st Quarter (As restated)
Formation costs and other operating expenses	$1,080,155	$148,871	$153,264	$238,549
Loss from operations	(1,080,155)	(148,871)	(153,264)	(238,549)
Other Income:
Interest income	8,812	8,812	87,114	2,017,548
Change in fair value of warrant liability(2)	(62,099,708)	2,826,228	(19,520,931)	5,000,031
Net (loss) income	$(63,171,051)	$2,686,169	$(19,587,081)	$6,779,030
Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,625,000	8,625,000	8,625,000
Basic and diluted net (loss) income per ordinary share	$(7.33)	$0.31	$(2.28)	$0.55

____________

(1)      Excludes an aggregate of up to 34,500,000 shares subject to redemption at December 31, 2020.

(2)      As restated amount includes change in fair value of warrant liability of ($62,099,708), 2,826,228, ($19,520,931) and $5,000,031 in the 4th, 3rd, 2nd, and 1st Quarters, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 12 — Quarterly Financial Information (Unaudited) (cont.)

	2020
	4th Quarter (As restated)	3rd Quarter (As restated)	2nd Quarter (As restated)	1st Quarter (As restated)
ASSETS
Current assets
Cash and cash equivalents	$133,697	$217,982	$272,257	$304,208
Prepaid expenses	59,330	341,445	370,443	403,712
Total current assets	193,027	559,427	642,700	707,920
Other assets
Cash and marketable securities held in Trust Account	349,583,138	349,574,326	349,565,514	349,478,401
Deferred offering costs	—	—	—	—
Total assets	$349,776,165	$350,133,753	$350,208,214	$350,186,321

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$626,752	$12,998	$147,400	$59,356
Promissory note payable	—	—	—	—
Warrant liability(1)	97,181,794	35,082,086	37,908,314	18,387,385
Promissory note payable – related party	300,000	200,000	—	—
Total current liabilities	98,108,546	35,295,084	38,055,714	18,446,741
Deferred underwriting fee payable	12,075,000	12,075,000	12,075,000	12,075,000
Total Liabilities	110,183,546	47,370,084	50,130,714	30,521,741

Ordinary shares subject to possible redemption(2)	349,583,138	349,574,326	349,565,514	349,478,401

Shareholders’ Equity (Deficit)
Preferred shares, $0.0001 par value; 1,000,000 shares	—	—	—	—
Class A ordinary shares, $0.0001 par value;(3)	—	—	—	—
Class B ordinary shares, $0.0001 par value;	863	863	863	863
Additional paid in capital(4)	—	—	—	—
(Accumulated Deficit)(5)	(109,991,382)	(46,811,520)	(49,488,877)	(29,814,684)
Total Shareholders’ Equity (Deficit)	(109,990,519)	(46,810,657)	(49,488,014)	(29,813,821)
	$349,776,165	$350,133,753	$350,208,214	$350,186,321

____________

(1)      As restated amount includes an additional $97,181,794, 35,082,086, $37,908,314, and 18,387,385 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(2)      As restated amount includes an increase of $17,808,732, $16,728,581, $16,579,701 and $16,426,469 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(3)      As restated amount includes a decrease of $175, $164, $163 and $162 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(4)      As restated amount includes a decrease of $2,416,019, $1,344,692, 1,204,624 and $1,138,477 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(5)      As restated amount includes a decrease of $112,574,331, $50,465,812, $53,283,227 and $33,675,185 for the 4th, 3rd, 2nd and 1st quarters, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 12 — Quarterly Financial Information (Unaudited) (cont.)

	2019
	4th Quarter (As restated)	3rd Quarter (As restated)	2nd Quarter	For the Period from February 13, 2019 (Date of Inception) through March 31, 2019
Formation costs and other operating expenses	$200,824	$147,173	$26,355	$5,000
Loss from operations	(200,824)	(147,173)	(26,355)	(5,000)
Other Income:
Interest income	1,593,683	867,168	—	—
Change in fair value of warrant liability(2)	3,494,207	(1,955,798)	—	—
Net (loss) income	$4,887,066	$(1,235,803)	$(26,355)	$(5,000)
Weighted average shares outstanding, basic and diluted(1)	8,625,000	8,625,000	6,382,980	6,382,980
Basic and diluted net (loss) income per ordinary share	$0.38	$(0.24)	$—	$—

____________

(1)      Excludes an aggregate of up to 34,500,000 shares subject to redemption at December 31, 2020.

(2)      As restated amount includes change in fair value of warrant liability of $3,494207 and ($1,955,798) in Quarters 4 and 3, respectively.

THUNDER BRIDGE ACQUISITION II, LTD.
NOTES TO FINANCIAL STATEMENTS

Note 12 — Quarterly Financial Information (Unaudited) (cont.)

	2019
	4th Quarter (As restated)	3rd Quarter (As restated)	August 13, 2019
ASSETS
Current assets
Cash and cash equivalents	$497,549	$944,979	$1,036,349
Prepaid expenses	431,294	168,309	179,900
Total current assets	928,843	1,113,288	1,216,249
Other assets
Cash and marketable securities held in Trust Account	347,460,852	345,867,168	345,000,000
Deferred offering costs	—	—	—
Total assets	$348,389,695	$346,980,456	$346,216,249

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$41,731	$25,353	$0
Warrant liability(1)	23,387,415	26,881,621	26,425,984
Total current liabilities	23,429,146	26,906,974	26,425,984
Deferred underwriting fee payable	12,075,000	12,075,000	12,075,000
Total Liabilities	35,504,146	38,981,974	38,500,984

Ordinary shares subject to possible redemption(2)	347,460,852	345,867,168	345,000,000

Shareholders’ Equity (Deficit)
Preferred shares, $0.0001 par value; 1,000,000 shares	—	—	—
Class A ordinary shares, $0.0001 par value;(3)	—	—	—
Class B ordinary shares, $0.0001 par value;	863	863	863
Additional paid in capital(4)	—	—	—
(Accumulated Deficit)(5)	(34,576,166)	(37,869,549)	(37,285,598)
Total Shareholders’ Equity (Deficit)	(34,575,303)	(37,868,686)	(37,284,735)
	$348,389,695	$346,980,456	$346,216,249

____________

(1)      As restated amount includes an additional $97,181,794, 35,082,086, $37,908,314, and 18,387,385 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(2)      As restate amount includes an increase of $17,808,732, $16,728,581, $16,579,701 and $16,426,469 for the 4th, 3rd, 2nd and 1st quarters, respectively.

(3)      As restated amount includes a decrease of 160, 162 and 159 or the 4th and 3rd quarters and on August 13, 2019.

(4)      As restated amount includes a decrease of $2,917,479, 4,310,339 and $5,049,201 or the 4th and 3rd quarters and on August 13, 2019.

(5)      As restated amount includes a decrease of $36,657,666, $38,558,188 and $37,235,353 for the 4th and 3rd quarters and on August 13, 2019.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$88,173.13
Legal fees and expenses.	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$200,000

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

TeraXion Acquisition

On October 12, 2021, indie issued 5,804,144 shares of Class A common stock and options to purchase up to 1,542,332 shares of Class A common stock pursuant to a Share Purchase Agreement dated August 27, 2021.

Sponsor Shares and Placement Warrants in Connection with the IPO

In February 2019, Thunder Bridge II issued an aggregate of 8,625,000 sponsor shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. The number of sponsor shares issued was determined based on the expectation that such sponsor shares would represent 20% of the outstanding shares upon completion of Thunder Bridge II’s IPO.

In August 2019, the Sponsor purchased an aggregate of 8,650,000 private placement warrants for a purchase price of $1.00 per warrant, for an aggregate purchase price of $8,650,000, in a private placement that occurred simultaneously with the closing of Thunder Bridge II’s IPO. Each private placement warrant entitled the holder thereof to purchase one Thunder Bridge II Class A ordinary share at a price of $11.50 per share. In connection with the Business Combination, such warrants were exchanged for an equal number of warrants to purchase shares of our Class A common stock on identical terms. The private placement warrants (including the common stock issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.

PIPE

On December 14, 2020, Thunder Bridge II entered into Subscription Agreements, pursuant to which certain investors agreed to purchase, and Thunder Bridge II agreed to sell to the investors, an aggregate of 15,000,000 Thunder Bridge II Class A ordinary shares for gross proceeds of $150,000,000 (the “PIPE Financing”). The PIPE Financing closed substantially immediately prior to the Closing of the Business Combination and such shares were automatically converted into 15,000,000 shares of Class A common stock of the registrant. In connection with the PIPE Financing, the placement agents, Morgan Stanley & Co. LLC and Deutsche Bank Securities, Inc., earned placement fees of approximately $4.5 million and $3.0 million, respectively.

Sponsor Warrants

In addition, in order to finance transaction costs in connection with an intended initial business combination, on September 25, 2020, the Sponsor agreed to loan Thunder Bridge II up to $1,000,000 as a working capital loan. This loan was non-interest bearing and due at the earlier of the date on which Thunder Bridge II consummated its Business Combination or the date upon which Thunder Bridge II was wound up and liquidated. On June 7, 2021, the Sponsor agreed to loan Thunder Bridge II an additional $500,000 as a working capital loan. At the option of the lender, pursuant to terms in the promissory notes, at Closing, such loan was converted into sponsor warrants to purchase up to 1,500,000 shares of Class A common stock, to be issued to an affiliate of Sponsor. The sponsor warrants are identical to the private placement warrants, including as to exercise price, exercisability and exercise period.

The sales of all of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO and PIPE, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the registrant.

Merger Consideration

Immediately prior to the Business Combination, ADK LLC issued 843,195 unregistered shares of LLC Units to a third party accredited investor pursuant to the Additional SAFE Agreement. In connection with the Closing of the Business Combination, the Company issued an aggregate of 843,195 unregistered shares of Class A common stock as part of the Merger Consideration to such investor in exchange for such investor’s LLC Units. The Company received no additional cash consideration in connection with the issuance.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
2.1†

Master Transactions Agreement, dated effective December 14, 2020, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein, and also included as Annex B-1 to the proxy statement/prospectus (previously filed as Exhibit 2.1 of Form 8-K filed by Thunder Bridge II with the SEC on December 15, 2020).

2.2†

Amendment to Master Transactions Agreement, dated effective May 3, 2021, by and among Surviving Pubco, Thunder Bridge II, the Merger Subs named therein, indie, the ADK Blocker Group, ADK Service Provider Holdco, and the indie Securityholder Representative named therein (previously filed by Thunder Bridge II as Exhibit 2.2 of Form S-4/A filed with the SEC on May 4, 2021).

3.1

Amended and Restated Certificate of Incorporation of indie Semiconductor, Inc., filed with the Secretary of State of Delaware on June 10, 2021 (incorporated by reference to Exhibit 3.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

3.2	Amended and Restated Bylaws of indie Semiconductor, Inc. (incorporated by reference to Exhibit 3.2 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
4.2	Specimen Warrant Certificate (included in Exhibit 4.3, as amended by Exhibit 4.4).
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and Thunder Bridge II (previously filed as Exhibit 4.1 of Form 8-K filed by Thunder Bridge II with the SEC on August 14, 2019).
4.4	Warrant Agreement Assignment and Assumption Agreement (incorporated by reference to Exhibit 4.4 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
5.1*	Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1	Eighth Amended and Restated Limited Liability Company Agreement of ADK LLC (incorporated by reference to Exhibit 10.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
10.2	Subscription Agreement for the PIPE Investment (previously filed by Thunder Bridge II as Exhibit 10.1 of Form 8-K filed with the SEC on December 15, 2020).
10.3	indie Semiconductor, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
10.4

Form of Indemnification Agreement between registrant and certain officers and directors of registrant (incorporated by reference to Exhibit 10.4 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.5

Exchange Agreement, dated June 10, 2021, between registrant and certain indie Equity Holders (incorporated by reference to Exhibit 10.5 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.6

Tax Receivable Agreement, dated June 10, 2021, between registrant and certain indie Equity Holders (incorporated by reference to Exhibit 10.6 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.7

Registration Rights Agreement, dated June 10, 2021, between registrant and certain indie Equity Holders (incorporated by reference to Exhibit 10.7 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.8	Form of Lock-up Agreement by certain indie Equity Holders (incorporated by reference to Exhibit 10.8 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
10.9

Registration Rights Agreement, dated August 8, 2019, between Thunder Bridge II, Sponsor and the holders party thereto (previously filed by Thunder Bridge II as Exhibit 10.4 of Form S-1/A (File No. 333-232688), filed with the SEC on July 29, 2019).

10.10

Private Placement Warrants Purchase Agreement between Thunder Bridge II and Thunder Bridge Acquisition II LLC (previously filed by Thunder Bridge II as Exhibit 10.6 of Form S-1/A (File No. 333-232688), filed with the SEC on July 29, 2019).

10.11

Sponsor Letter Agreement by and among Thunder Bridge II, Sponsor and indie, dated December 14, 2020 (incorporated by reference to Exhibit 10.6 of Form 8-K filed with by Thunder Bridge II the SEC on December 15, 2020).

Exhibit Number	Description of Exhibit
10.12

Loan and Security Agreement, dated January 13, 2015, and relevant amendments thereto, by and between Square 1 Bank (now Pacific Western Bank) and ADK LLC (incorporated by reference to Exhibit 10.12 of Form 8-K filed by the registrant with the SEC on June 16, 2021).

10.13

Letter Agreement, dated August 8, 2019, by and among Thunder Bridge II, its officers, directors and Thunder Bridge Acquisition II LLC (incorporated by reference to Exhibit 10.2 of Form S-1/A (File No. 333-232688), filed by Thunder Bridge II with the SEC on July 29, 2019).

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of Form 8-K filed by the registrant with the SEC on June 16, 2021).
23.1*	Consent of KPMG LLP.
23.2*	Consent of Grant Thornton LLP.
23.3*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included in the signature page of this Registration Statement).
101.INS***	XBRL Instance Document
101.SCH***	XBRL Taxonomy Extension Schema
101.CAL***	XBRL Taxonomy Calculation Linkbase
101.LAB***	XBRL Taxonomy Label Document
101.PRE***	XBRL Definition Linkbase Document
101.DEF***	XBRL Definition Linkbase Document

____________

*        Filed herewith.

†        Management contract or compensatory plan or arrangement.

***    XBRL (eXtensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

ITEM 17. UNDERTAKINGS

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Aliso Viejo, California on the 14th day of April, 2022.

INDIE SEMICONDUCTOR, INC.
By:	/s/ Donald McClymont
Name: Donald McClymont
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Donald McClymont and Tom Schiller and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 14th day of April, 2022.

Signature	Title
/s/ Donald McClymont	Chief Executive Officer and Director
Donald McClymont	(Principal Executive Officer)
/s/ Thomas Schiller	Chief Financial Officer and EVP of Strategy
Thomas Schiller	(Principal Financial and Accounting Officer)
/s/ Ichiro Aoki	President and Director
Ichiro Aoki
/s/ David Aldrich	Chairman of the Board of Directors
David Aldrich
/s/ Diane Brink	Director
Diane Brink
/s/ Peter Kight	Director
Peter Kight
/s/ Karl-Thomas Neumann	Director
Karl-Thomas Neumann
/s/ Jeffrey Owens	Director
Jeffrey Owens
/s/ Sonalee Parekh	Director
Sonalee Parekh
/s/ Diane Biagianti	Director
Diane Biagianti